     As filed with the Securities and Exchange Commission on August 5, 2004
                                                     REGISTRATION NO. 333-116554
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------


                               AMENDMENT NO. 1 TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               -------------------

                                JII HOLDINGS, LLC
                        JII HOLDINGS FINANCE CORPORATION
                        *And the Guarantors listed below
           (Exact name of registrants as specified in their charters)

                               -------------------

           DELAWARE                           2750                     80-0095904
           DELAWARE                           2750                     20-0666240
(State or other jurisdiction of   (Primary Standard Industrial      (I.R.S. Employer
incorporation or organization)       Classification Number)      Identification Number)

                                ARBOR LAKE CENTRE
                                    SUITE 550
                               1751 LAKE COOK ROAD
                            DEERFIELD, ILLINOIS 60015
                                  847-945-5591
  (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                               -------------------

                                G. ROBERT FISHER
                               JII HOLDINGS, LLC
                               ARBOR LAKE CENTRE
                                    SUITE 550
                               1751 LAKE COOK ROAD
                            DEERFIELD, ILLINOIS 60015
                                  847-945-5591

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              -------------------

                                 WITH A COPY TO:
                             PHILIP J. NIEHOFF, ESQ.
                          MAYER, BROWN, ROWE & MAW LLP
                            190 SOUTH LASALLE STREET
                             CHICAGO, ILLINOIS 60603
                                 (312) 782-0600

                               -------------------

      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________________

                         CALCULATION OF REGISTRATION FEE


                                                                       PROPOSED MAXIMUM     PROPOSED MAXIMUM     AMOUNT OF
                                                       AMOUNT TO BE   OFFERING PRICE PER   AGGREGATE OFFERING   REGISTRATION
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED      REGISTERED         UNIT(1)              PRICE(1)            FEE
--------------------------------------------------     ------------   ------------------   ------------------   ------------
13% Senior Secured Notes due 2007.................     $173,333,300          100%             $173,333,300      $21,962(2)
Guarantee of Jordan Industries, Inc. related to
   the 13% Senior Secured Notes due 2007..........         N/A                N/A                   N/A            N/A(3)
Prospective guarantees of the prospective
   guarantors related to the 13% Senior Secured
   Notes due 2007.................................         N/A                N/A                   N/A            N/A(3)


(1) Calculated in accordance with Rule 457(f) promulgated under the Securities Act of 1933, as amended.


(2)   Previously paid.



(3) No separate consideration is received for the guarantees. Therefore, pursuant to Rule 457(n), no additional fee is required.


      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                         TABLE OF ADDITIONAL REGISTRANTS

                                             STATE OR OTHER            PRIMARY
                                            JURISDICTION OF       STANDARD INDUSTRIAL
          NAME OF ADDITIONAL                INCORPORATION OR        CLASSIFICATION           I.R.S. EMPLOYER
             REGISTRANT *                      FORMATION              CODE NUMBER          IDENTIFICATION  NO.
--------------------------------------      ----------------      -------------------      -------------------
Jordan Industries, Inc.                         Illinois                  8741                 36-3598114
ABC Transmission Parts Warehouse, Inc.         Tennessee                  3714                 62-1124283
Alma Products I, Inc.                           Michigan                  3714                 36-4277468
ATCO Products, Inc.                             Delaware                  3714                 36-4451120
Beemak Plastics, Inc.                           Delaware                  3089                 36-3644906
Cho-Pat, Inc.                                   Delaware                  3842                 36-4173822
DACCO Incorporated                                Ohio                    3714                 31-0727528
DACCO/Detroit of Alabama, Inc.                  Alabama                   3714                 63-1029469
DACCO/Detroit of Arizona, Inc.                  Arizona                   3714                 62-1467510
DACCO/Detroit of Chattanooga, Inc.             Tennessee                  3714                 62-1724587
DACCO/Detroit of Colorado, Inc.                 Colorado                  3714                 62-1319779
DACCO/Detroit of Florida, Inc.                  Florida                   3714                 62-1258128
DACCO/Detroit of Georgia, Inc.                  Georgia                   3714                 62-1660368
DACCO/Detroit of Indiana, Inc.                  Indiana                   3714                 35-1718377
DACCO/Detroit of Kentucky, Inc.                 Kentucky                  3714                 62-1730345
DACCO/Detroit of Maryland, Inc.                 Maryland                  3714                 62-1865187
DACCO/Detroit of Memphis, Inc.                 Tennessee                  3714                 62-1347291
DACCO/Detroit of Michigan, Inc.                 Michigan                  3714                 62-1522811
DACCO/Detroit of Minnesota, Inc.               Minnesota                  3714                 62-1312680
DACCO/Detroit of Missouri, Inc.                 Missouri                  3714                 62-1332727
DACCO/Detroit of Nebraska, Inc.                 Nebraska                  3714                 62-1388703
DACCO/Detroit of Nevada, Inc.                    Nevada                   3714                 62-1729457
DACCO/Detroit of New Jersey, Inc.              New Jersey                 3714                 62-1444093
DACCO/Detroit of North Carolina, Inc.        North Carolina               3714                 62-1436912
DACCO/Detroit of Ohio, Inc.                       Ohio                    3714                 31-0943792
DACCO/Detroit of Oklahoma, Inc.                 Oklahoma                  3714                 62-1504662
DACCO/Detroit of Pennsylvania, Inc.           Pennsylvania                3714                 62-1718101
DACCO/Detroit of South Carolina, Inc.        South Carolina               3714                 62-1566285
DACCO/Detroit of Texas, Inc.                     Texas                    3714                 62-1527215
DACCO/Detroit of Virginia, Inc.                 Virginia                  3714                 62-1726972
DACCO/Detroit of West Virginia, Inc.         West Virginia                3714                 62-1607862
DACCO/Detroit of Wisconsin, Inc.               Wisconsin                  3714                 01-0696394
DACCO Transmission Parts (NY), Inc.             New York                  3714                 65-1199519
Deflecto Canada Ltd.                            Ontario                   3080                     N/A
Deflecto Corporation                            Delaware                  3080                 36-4206201
Detroit Transmission Products Co.              California                 3714                 95-2059023
GramTel - Illinois, Inc.                        Delaware                  7370                 36-4403975
GramTel - Midwest, Inc.                         Delaware                  7370                 36-4366184
GramTel USA, Inc.                               Delaware                  7370                 36-4403921

                                             STATE OR OTHER            PRIMARY
                                            JURISDICTION OF       STANDARD INDUSTRIAL
          NAME OF ADDITIONAL                INCORPORATION OR        CLASSIFICATION           I.R.S. EMPLOYER
             REGISTRANT *                      FORMATION              CODE NUMBER          IDENTIFICATION  NO.
--------------------------------------      ----------------      -------------------      -------------------
Instachange Displays Limited                  Nova Scotia                 3080                    N/A
JI Ventures, Inc.                               Delaware                  8742                 36-4374554
JII LLC                                         Delaware                  9995                 36-3962469
JII Promotions, Inc.                            Delaware                  9995                 31-1443533
Jordan Auto Aftermarket, Inc.                   Delaware                  8742                 36-4282359
Jordan Specialty Plastics, Inc.                 Delaware                  8742                 36-4208573
Nashville Transmission Parts, Inc.             Tennessee                  3714                 62-0808881
Pamco Printed Tape & Label Co., Inc.            Delaware                  2750                 36-3952697
Pioneer Paper Corporation                       Delaware                  2650                 36-4448089
Rolite Plastics, Inc.                           Delaware                  3080                 36-4206648
Sate-Lite HK, Inc.                              Delaware                  3080                 33-1027828
Sate-Lite Manufacturing Company                 Delaware                  3080                 36-3383873
Seaboard Folding Box Corporation                Delaware                  2650                 04-3311365
SPL Holdings, Inc.                              Illinois                  8742                 36-3969923
Tele-Flow, Inc.                                 Delaware                  3490                 36-4303370
Valmark Industries, Inc.                        Delaware                  2750                 94-3190623
Welcome Home LLC                                Delaware                  5700                 56-1379322
YT Holdings, Inc.                               Delaware                  3080                 36-4332510

--------------------------
* Address and telephone number of principal executive offices are the same as JII Holdings, LLC.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


                  SUBJECT TO COMPLETION, DATED AUGUST 5, 2004


PROSPECTUS

                                JII HOLDINGS, LLC
                        JII HOLDINGS FINANCE CORPORATION
          OFFER TO EXCHANGE $173,333,300 OF 13% SERIES B SENIOR SECURED
              NOTES DUE 2007, WHICH HAVE BEEN REGISTERED UNDER THE
                   SECURITIES ACT, FOR ANY AND ALL OUTSTANDING
                   13% SERIES A SENIOR SECURED NOTES DUE 2007

- The exchange offer expires at 5:00 p.m., New York City time, on _____ ___, 2004, unless extended.

- All outstanding 13% Series A Senior Secured Notes due 2007, which are referred to in this prospectus as the "restricted notes," that are validly tendered and not validly withdrawn will be exchanged for 13% Series B Senior Secured Notes due 2007, which are referred to in this prospectus as the "new notes." The restricted notes were originally issued in February 2004 in exchange for a total of $247,619,000 aggregate principal amount of 10-3/8% Series B Senior Notes due 2007 of Jordan Industries, Inc., which is referred to in this prospectus as "JII," and 10-3/8% Series D Senior Notes due 2007 of JII. These notes are referred to in this prospectus as the "old JII notes."

- Tenders of outstanding notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

- The exchange of notes will not be a taxable exchange for U.S. federal income tax purposes.

- Neither JII Holdings, LLC, which is referred to in this prospectus as "JII Holdings," nor JII Holdings Finance Corporation, which is referred to in this prospectus as "JII Finance" and, together with JII Holdings, as the "Issuers" will receive any proceeds from the exchange offer.

- The terms of the new notes are substantially identical to the terms of the restricted notes, except that the transfer restrictions and registration rights provisions relating to the restricted notes do not apply to the new notes.

- There is no established trading market for the new notes, and the Issuers do not intend to apply for listing of the new notes on any securities exchange or stock market.

- All broker-dealers must comply with the registration and prospectus delivery requirements of the Securities Act. See "Plan of Distribution."

- Any outstanding notes not tendered and accepted in the exchange offer will remain outstanding and will continue to be subject to the existing restrictions on transfer, and the Issuers will have no further obligations to provide for the registration of the outstanding notes under the Securities Act of 1933, as amended, which is referred to in this prospectus as the "Securities Act."

- Initially, the new notes will be guaranteed by JII on a senior subordinated unsecured basis but not by any of JII Holdings' subsidiaries. The indenture governing the new notes provides that on or before the date that is 18 months from the date of the issuance of the restricted notes, the new notes will be guaranteed on a senior subordinated basis by JII and by each of JII Holdings' domestic restricted subsidiaries (as defined in "Description of the New Notes -- Certain Definitions"), other than immaterial subsidiaries, JII Finance and any receivables subsidiaries. If, for any reason, JII Holdings fails to provide the guarantees from such subsidiaries (i) on or prior to the date that is 12 months from the date of the issuance of the restricted notes, the interest rate on the new notes will be increased by 1%, effective as of such date and (ii) on or prior to the date that is 18 months from the date of issuance of the restricted notes, the interest rate on the new notes will be increased by an additional 0.5%, effective as of such date. Any increase in the interest rate under clause
      (i) and (ii) in the previous sentence shall no longer be effective from the date, if any, on which JII Holdings subsequently provides the guarantees from its domestic restricted subsidiaries. The guarantee of the new notes by JII and, if and when issued, by such domestic restricted subsidiaries, will be subordinated in right of payment to all "senior debt," which is comprised of indebtedness under the revolving credit facility and all hedging obligations with respect thereto.

      SEE "RISK FACTORS" BEGINNING ON PAGE 16 FOR A DISCUSSION OF RISKS YOU SHOULD CONSIDER PRIOR TO TENDERING YOUR OUTSTANDING RESTRICTED NOTES FOR EXCHANGE.

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is _____ ___ , 2004

                                TABLE OF CONTENTS


                                                                                                       PAGE
SUMMARY ..........................................................................................       1

RISK FACTORS......................................................................................      16

FORWARD-LOOKING STATEMENTS........................................................................      32

USE OF PROCEEDS...................................................................................      33

SELECTED HISTORICAL FINANCIAL DATA................................................................      34

MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION.............      36

BUSINESS..........................................................................................      51

MANAGEMENT........................................................................................      64

PRINCIPAL STOCKHOLDERS............................................................................      67

CERTAIN TRANSACTIONS..............................................................................      69

THE EXCHANGE OFFER................................................................................      73

DESCRIPTION OF THE NEW NOTES......................................................................      81

DESCRIPTION OF CERTAIN INDEBTEDNESS AND OTHER CONTINGENT OBLIGATIONS.............................      168

DESCRIPTION OF CAPITAL STOCK.....................................................................      175

PLAN OF DISTRIBUTION.............................................................................      177

FEDERAL INCOME TAX CONSEQUENCES..................................................................      178

LEGAL MATTERS....................................................................................      186

EXPERTS..........................................................................................      186

AVAILABLE INFORMATION............................................................................      186

FINANCIAL STATEMENTS.............................................................................      F-1

                                     SUMMARY

      This summary highlights the information contained elsewhere in or incorporated by reference into this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus and the documents to which we refer you. You should read the following summary together with the more detailed information and consolidated financial statements and the notes to those statements included elsewhere in or incorporated by reference into this prospectus. Unless the context indicates or otherwise requires, references in this prospectus to the terms "we," "us," "our," "Jordan Industries," "JII" and the "Company" refer to Jordan Industries, Inc. and its consolidated subsidiaries and the term "Issuers" refers to JII Holdings, LLC and JII Holdings Finance Corporation.

                                JII HOLDINGS, LLC

      JII Holdings, LLC, which is referred to in this prospectus as "JII Holdings," was formed in the State of Delaware in February 2004. It is a wholly owned subsidiary of JII. In connection with the issuance of the restricted notes, JII Holdings received all of JII's ownership interest in the operating companies comprising the restricted group. It is not anticipated that JII Holdings will have any other material assets or conduct any operations for the foreseeable future, except through its subsidiaries.

      JII Holdings' principal executive offices are located at Arbor Lake Centre, Suite 550, 1751 Lake Cook Road, Deerfield, Illinois 60015, and its telephone number is (847) 945-5591.

                        JII HOLDINGS FINANCE CORPORATION

      JII Holdings Finance Corporation, which is referred to in this prospectus as "JII Finance," was incorporated in the State of Delaware in February 2004. It is a wholly owned subsidiary of JII Holdings. JII Finance co-issued the restricted notes, jointly and severally, with JII Holdings. JII Finance will co-issue the new notes, jointly and severally with JII Holdings. JII Finance will not have any substantial operations or assets and will not have any revenues. As a result, holders and prospective holders of the new notes should not expect JII Finance to participate in servicing the interest and principal obligations on the new notes.

      JII Finance's principal executive offices are located at Arbor Lake Centre, Suite 550, 1751 Lake Cook Road, Deerfield, Illinois 60015, and its telephone number is (847) 945-5591.

                             JORDAN INDUSTRIES, INC.

      Jordan Industries, Inc., which is referred to in this prospectus as JII, was organized to acquire and operate a diverse group of businesses with a corporate staff providing strategic direction and support. JII is currently comprised of 20 businesses that are divided into five strategic business units:

      -     Specialty Printing and Labeling;

      -     Consumer and Industrial Products;

      -     Jordan Specialty Plastics;

      -     Jordan Auto Aftermarket; and

      -     Kinetek.

      The subsidiaries in the Specialty Printing and Labeling group, the Consumer and Industrial Products group, the Jordan Specialty Plastics group and the Jordan Auto Aftermarket group comprise the restricted group. Motors and Gears Holdings, Inc., JII's subsidiary that is the intermediate holding company for the Kinetek group, and its direct and indirect subsidiaries comprise the nonrestricted group. Neither Motors and Gears Holdings, Inc. nor any of its direct or indirect subsidiaries will guarantee the new notes or pledge assets to secure the new notes.

      The following chart depicts the legal structure of JII and its operating companies:


                       -----------------------------------
                       |                                 |
                       |        Jordan Industries,       |
                       |               Inc.              |
                       |   (Issuer of Old JII Notes and  |
                       |       Senior Subordinated       |
                       |       Discount Debentures)      |
                       |                                 |
                       -----------------------------------
                             |          |
           -------------------          |
           |                            |

------------------------    ---------------------------
|   Motors and Gears   |    |      JII Holdings,      |
|    Holdings, Inc.    |    |          LLC*           |
| (Holding Company for |    |(Co-Issuer of Restricted |
|    Kinetek Group)    |    |  Notes and New Notes)   |
------------------------    ---------------------------
                               |             |
             -------------------             ---------------------
             |                                                   |
 -----------------------------                   -----------------------------
 |                           |                   |       JII Holdings        |
 |         JII, LLC          |                   |          Finance          |
 | (Borrower under Revolving |                   |        Corporation        |
 |     Credit Facility)      |                   |  (Co-Issuer of Restricted |
 -----------------------------                   |    Notes and New Notes)   |
                                                 -----------------------------

* All of the Subsidiaries in the restricted group are owned directly or indirectly by JII Holdings, LLC.

THE RESTRICTED GROUP OPERATING COMPANIES

      Specialty Printing and Labeling. The Specialty Printing and Labeling group manufactures and markets:

            - labels, tapes, and printed graphic panel overlays for electronics and other manufacturing companies; and

            - printed folding cartons and boxes and other shipping materials.

      For the three months ended March 31, 2004 and the year ended December 31, 2003, the Specialty Printing and Labeling group generated net sales of $12.5 million and $48.6 million, respectively.

      Consumer and Industrial Products. The Consumer and Industrial Products group serves many product segments, including:

            -     manufacturing and importing gift items;

            -     specialty retailing of gifts and decorative home furnishings;

            - manufacturing orthopedic supports and pain reducing medical devices; and

            - providing data storage services at a secure network access center.

      For the three months ended March 31, 2004 and the year ended December 31, 2003, the Consumer and Industrial Products group subsidiaries generated combined net sales of $13.7 million and $69.1 million, respectively.

      Jordan Specialty Plastics. The Jordan Specialty Plastics group serves a broad range of wholesale and retail markets within the highly-fragmented specialty plastics industry. The group designs, manufactures and sells:

            - "take-one" point of purchase brochure, folder and application display holders;

            -     plastic injection-molded hardware and office supply products;

            -     extruded vinyl chairmats; and

            - safety reflectors for bicycles and commercial truck manufacturers.

      For the three months ended March 31, 2004 and the year ended December 31, 2003, the Jordan Specialty Plastics group subsidiaries generated combined net sales of $32.8 million and $117.4 million, respectively.

      Jordan Auto Aftermarket. The Jordan Auto Aftermarket group is a supplier of remanufactured torque converters to the automotive aftermarket parts industry. In addition, it produces newly manufactured torque converters, air conditioning compressors and clutch and disc assemblies for major automotive and equipment OEMs. For the three months ended March 31, 2004 and the year ended December 31, 2003, the Jordan Auto Aftermarket group subsidiaries generated combined net sales of $33.8 million and $144.9 million, respectively.

THE NONRESTRICTED GROUP OPERATING COMPANIES

      Kinetek. The Kinetek group manufactures specialty purpose electric motors, gearmotors, gearboxes, gears, transaxles and electronic motion controls, serving a diverse customer base, including consumer, commercial and industrial markets. The group's products are used in a broad range of applications, including vending machines, golf carts, lift trucks, industrial ventilation equipment, automated material handling systems and elevators.

      The Kinetek group operates in the businesses of (i) electric motors, which includes the following subsidiaries: The Imperial Electric Company, Gear Research, Inc., Merkle-Korff Industries, Inc., Fir Group Companies, Advanced D.C. Motors and Shunde De Sheng Electric Motor Co., Kinetek's joint venture, and
(ii) electronic motion control systems, which includes the following subsidiaries: Electrical Design & Control and Motion Control Engineering. For the three months ended March 31, 2004 and the year ended December 31, 2003, the Kinetek group subsidiaries generated net sales of $75.7 million and $288.1 million, respectively.

      JII's principal executive offices are located at Arbor Lake Centre, Suite 550, 1751 Lake Cook Road, Deerfield, Illinois 60015, and its telephone number is
(847) 945-5591.

      The following chart depicts JII's five strategic business units, together with net sales of each of the five groups for the year ended December 31, 2003. The bolded boxes represent the restricted group and the nonbolded box represents the nonrestricted group.




                                           JORDAN INDUSTRIES, INC.

                    --------------------------------------------------------------
                                         RESTRICTED
                                           GROUP                 CONSOLIDATED
                                         -----------             ------------
                                                   (dollars in millions)

                       NET SALES             $380.0                  $668.1
                     -----------------------------------------------------------
                                               |
     ---------------------------------------------------------------------------------------
     |                      |                  |                        |                  |
------------------   -------------------    --------------------  -------------------  --------------------
|                  |                       |                    |                    |                      |
| CONSUMER AND     |   SPECIALTY PRINTING  |  JORDAN            |   JORDAN AUTO      |    KINETEK           |
| INDUSTRIAL       |   AND LABELING        |  SPECIALTY         |   AFTERMARKET      |                      |
| PRODUCTS         |                       |  PLASTICS          |                    |                      |
|                  |                       |                    |                    |                      |
|                  |                       |                    |                    |                      |
| - Welcome Home   |  - Valmark Industries |  - Beemak Plastics |   - Dacco          |    - Imperial        |
| - Gram Tel       |  - Pamco Printed Tape |  - Sate-Lite       |   - Alma products  |    Electric          |
|   Communications |    and Label          |    Manufacturing   |   - Atco Products  |    - Gear Research   |
| - Cho-Pat        |  - Seaboard           |  - Deflecto        |                    |    - Merkle-Korff    |
|                  |    Folding Box        |    Corporation     |                    |    - FIR Group       |
|                  |                       |                    |                    |    - ED&C            |
|                  |                       |                    |                    |    -  Motion Control |
|                  |                       |                    |                    |    - Advanced D.C.   |
|                  |                       |                    |                    |    - De Sheng        |
|                  |                       |                    |                    |                      |
|                  |                       |                    |                    |                      |
| $69.1 million of |    $48.6 million of   |  $117.4 million of |   $144.9 million   |    $288.1 million of |
| Net Sales        |     Net Sales         |  Net Sales         |   of Net Sales     |    Net Sales         |
------------------ | -------------------   |--------------------| -------------------| -------------------- |


                               THE EXCHANGE OFFER

Restricted Notes                        13% Senior Notes due 2007, which the
                                        Issuers issued on February 18, 2004.

New Notes                               13% Senior Notes due 2007, the issuance
                                        of which has been registered under the
                                        Securities Act of 1933. The form and
                                        terms of the new notes are identical in
                                        all material respects to those of the
                                        restricted notes, except that the
                                        transfer restrictions and registration
                                        rights provisions relating to the
                                        restricted notes do not apply to the new notes.

The Exchange Offer                      The Issuers are offering to issue up to
                                        $173,333,300 aggregate principal amount
                                        of the new notes in exchange for the
                                        same principal amount of restricted
                                        notes to satisfy their obligations under an agreement that the Issuers entered into with their financial advisor when the restricted notes were issued in February 2004. A copy of the agreement is filed as an exhibit to the registration statement of which this prospectus forms a part.

Tenders, Expiration Date                The exchange offer will expire at 5:00
                                        p.m., New York City time, on _______
                                        ___, 2004, unless extended in the
                                        Issuers' sole and absolute discretion.
                                        By tendering your restricted notes, you
                                        represent that:

                                        -  you are not an "affiliate" of the
                                           Issuers as defined in Rule 405 under
                                           the Securities Act;

                                        -  any new notes you receive in the
                                           exchange offer are being acquired by
                                           you in the ordinary course of your
                                           business;

                                        -  at the time of commencement of the
                                           exchange offer, neither you nor, to
                                           your knowledge, anyone receiving new
                                           notes from you, has any arrangement
                                           or understanding with any person to
                                           participate in the distribution, as
                                           defined in the Securities Act, of the
                                           new notes in violation of the
                                           Securities Act;

                                        -  if you are not a participating
                                           broker-dealer, you are not engaged
                                           in, and do not intend to engage in,
                                           the distribution of the new notes, as
                                           defined in the Securities Act; and

                                        -  if you are a broker-dealer, you will
                                           receive the new notes for your own
                                           account in exchange for restricted
                                           notes that were acquired by you as a
                                           result of your market-making or other
                                           trading activities and that you will
                                           deliver a prospectus in connection
                                           with any resale of the new notes you
                                           receive. For further information
                                           regarding resales of the new notes by
                                           participating
                                           broker-dealers, see the discussion
                                           under the caption "Plan of
                                           Distribution."

Withdrawal; Non-Acceptance              You may withdraw any restricted notes
                                        tendered in the exchange offer at any
                                        time prior to 5:00 p.m., New York City
                                        time, on __________ ___, 2004. If the
                                        Issuers decide for any reason not to
                                        accept any restricted notes tendered for exchange, the restricted notes will be returned to the registered holder at the Issuers' expense promptly after the expiration or termination of the exchange offer. In the case of restricted notes tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company, which is sometimes referred to in this prospectus as DTC, any withdrawn or unaccepted restricted notes will be credited to the tendering holder's account at DTC. For further information regarding the withdrawal of tendered restricted notes, see "The Exchange
                                        Offer -- Terms of the Exchange Offer;
                                        Period for Tendering Restricted Notes"
                                        and "The Exchange Offer -- Withdrawal
                                        Rights."


Conditions to the Exchange Offer        The Issuers are not required to accept
                                        for exchange or to issue new notes in
                                        exchange for any restricted notes and
                                        they may terminate or amend the exchange offer if any of the following events occur prior to the expiration of the exchange offer.


                                        -  the exchange offer violates any
                                           applicable law or applicable
                                           interpretation of the staff of the
                                           SEC;


                                        -  an action or proceeding shall have
                                           been instituted or threatened in any
                                           court or by any governmental agency
                                           that might materially impair the
                                           Issuers' or any guarantor's ability
                                           to proceed with the exchange offer;
                                           or


                                        -  there has been proposed, adopted, or
                                           enacted any law, statute, rule or
                                           regulation that, in the Issuers'
                                           reasonable judgment, would materially
                                           impair their ability to consummate
                                           the exchange offer.


                                        The Issuers may waive any of the above
                                        conditions in their reasonable
                                        discretion. All conditions to the
                                        exchange offer must be satisfied or
                                        waived prior to the expiration of the
                                        exchange offer. In addition, the
                                        Issuers will not accept for exchange any restricted notes tendered, and the Issuers will not issue any new notes if at the time of exchange any stop order is threatened or in effect with respect to the registration statement, of which this prospectus constitutes a part, or the qualification of the indenture under the Trust Indenture Act. See the discussion below under the caption "The Exchange Offer -- Conditions to the Exchange Offer" for more information regarding the conditions to the exchange offer.


Procedures for Tendering                Unless you comply with the procedures
Restricted Notes                        described below under the caption "The
                                        Exchange Offer -- Guaranteed Delivery

                                        Procedures," you must do one of the
                                        following on or prior to the expiration
                                        or termination of the exchange offer to
                                        participate in the exchange offer:

                                        -  tender your restricted notes by
                                           sending the certificates for your
                                           restricted notes, in proper form for
                                           transfer, a properly completed and
                                           duly executed letter of transmittal,
                                           with any required signature
                                           guarantees, and all other documents
                                           required by the letter of
                                           transmittal, to U.S. Bank National
                                           Association, as exchange agent, at
                                           the address listed below under the
                                           caption "The Exchange Offer --
                                           Exchange Agent;" or

                                        -  tender your restricted notes by using
                                           the book-entry transfer procedures
                                           described below and transmitting a
                                           properly completed and duly executed
                                           letter of transmittal, with any
                                           required signature guarantees, or an
                                           agent's message instead of the letter
                                           of transmittal, to the exchange
                                           agent. In order for a book-entry
                                           transfer to constitute a valid tender
                                           of your restricted notes in the
                                           exchange offer, U.S. Bank National
                                           Association, as exchange agent, must
                                           receive a confirmation of book-entry
                                           transfer of your restricted notes
                                           into the exchange agent's account at
                                           DTC prior to the expiration or
                                           termination of the exchange offer.
                                           For more information regarding the
                                           use of book-entry transfer
                                           procedures, including a description
                                           of the required agent's message, see
                                           the discussion below under the
                                           caption "The Exchange Offer --
                                           Book-Entry Transfers."

Guaranteed Delivery Procedures          If you are a registered holder of
                                        restricted notes and wish to tender your restricted notes in the exchange offer, but

                                        -  the restricted notes are not
                                           immediately available;

                                        -  time will not permit your restricted
                                           notes or other required documents to
                                           reach the exchange agent before the
                                           expiration or termination of the
                                           exchange offer; or

                                        -  the procedure for book-entry transfer
                                           cannot be completed prior to the
                                           expiration or termination of the
                                           exchange offer;

                                        then you may tender restricted notes by
                                        following the procedures described below under the caption "The Exchange Offer -- Guaranteed Delivery Procedures."

Special Procedures for                  If you are a beneficial owner whose
Beneficial Owners                       restricted notes are registered in the
                                        name of a broker, dealer, commercial
                                        bank, trust company or other nominee and you wish to tender your restricted notes in the exchange offer, you should promptly contact the person in whose name the restricted notes are registered and instruct that person to tender on your behalf. If you wish to tender in the exchange offer on your behalf, prior to completing and executing the letter of transmittal and delivering your restricted notes, you must either make appropriate arrangements to register ownership of the restricted notes in your name, or obtain a properly completed bond power from the person in whose name the restricted notes are registered.

Material United States Federal          The exchange of the restricted notes for
Income Tax Considerations               new notes in the exchange offer will not
                                        be a taxable transaction for United
                                        States federal income tax purposes. See
                                        the discussion below under the caption
                                        "Federal Income Tax Consequences" for
                                        more information regarding the United
                                        States federal income tax consequences
                                        of the exchange offer to you.

Use of Proceeds                         The Issuers will not receive any cash
                                        proceeds from the exchange offer.

Exchange Agent                          U.S. Bank National Association is
                                        serving as the exchange agent in
                                        connection with the exchange offer. You
                                        can find the address and telephone
                                        number of the exchange agent below under the caption "The Exchange Offer --
                                        Exchange Agent."

Resales Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, the Issuers believe that the new notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

                                        -  you are acquiring the new notes in
                                           the ordinary course of your business;

                                        -  you are not participating, do not
                                           intend to participate and have no
                                           arrangement or understanding with any
                                           person to participate, in a
                                           distribution of the new notes; and

                                        -  you are not an affiliate of the
                                           Issuers.

                                        If you are an affiliate of the Issuers
                                        or are engaged in or intend to engage in or have any arrangement or understanding with any person to participate in the distribution of the new notes:


                                        -  you cannot rely on the applicable
                                           interpretations of the staff of the
                                           SEC;



                                        -  you cannot participate in this
                                           exchange offer; and

                                        -  you must comply with the registration
                                           requirements of the Securities Act in
                                           connection with any resale
                                           transaction.

                                        Each broker or dealer that receives new
                                        notes for its own account in exchange
                                        for restricted notes that were acquired
                                        as a result of market-making or other
                                        trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, resale, or other transfer of the new notes issued in the exchange offer, including information with respect to any selling holder required by the Securities Act in connection with any resale of the new notes.

                                        Furthermore, any broker-dealer that
                                        acquired any of its restricted notes
                                        directly from us:

                                        -  may not rely on the applicable
                                           interpretation of the staff of the
                                           SEC's position contained in Exxon
                                           Capital Holdings Corp., SEC no-action
                                           letter (April 13, 1988), Morgan,
                                           Stanley & Co. Inc., SEC no-action
                                           letter (June 5, 1991) and Shearman &
                                           Sterling, SEC no-action letter (July
                                           2, 1993); and

                                        -  must also be named as a selling
                                           noteholder in connection with the
                                           registration and prospectus delivery
                                           requirements of the Securities Act
                                           relating to any resale transaction.

Broker-Dealers                          Each broker-dealer that receives new
                                        notes for its own account pursuant to
                                        the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of new notes.
                                        The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for restricted notes which were received by such broker-dealer as a result of market-making activities or other trading activities. See "Plan of
                                        Distribution" for more information.

Registration Rights                     When the Issuers issued the restricted
                                        notes in February 2004, the Issuers
                                        entered into an agreement with their
                                        financial advisor under which the
                                        Issuers, JII and the subsidiary
                                        guarantors, if any, agreed to file with
                                        the SEC a registration statement
                                        relating to an offer to exchange the
                                        restricted notes for the new notes
                                        within 120 days after the issuance of
                                        the restricted notes. The Issuers, JII
                                        and the subsidiary guarantors, if any,
                                        also agreed to use all commercially
                                        reasonable efforts to have this
                                        registration statement declared
                                        effective by the SEC within 210 days
                                        after the issuance of the restricted
                                        notes.

                                        A copy of this agreement is filed as an
                                        exhibit to the registration statement of which this prospectus is a part.

               CONSEQUENCES OF NOT EXCHANGING THE RESTRICTED NOTES

      If you do not exchange your restricted notes in the exchange offer, you will continue to be subject to the restrictions on transfer described in the legend on the certificate for your restricted notes. In general, you may offer or sell your restricted notes only:

      - if they are registered under the Securities Act and applicable state securities laws;

      - if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

      - if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

      We do not intend to register the restricted notes under the Securities Act. For more information regarding the consequences of not tendering your restricted notes see "The Exchange Offer -- Consequences of Exchanging or Failing to Exchange Restricted Notes."

                      SUMMARY DESCRIPTION OF THE NEW NOTES

      The terms of the new notes and the restricted notes are identical in all material respects, except for certain transfer restrictions and registration rights relating to the restricted notes.


      The new notes will bear interest from the most recent date to which interest has been paid on the restricted notes. Accordingly, registered holders of new notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid. Restricted notes accepted for exchange will cease to accrue interest from and after the date of consummation of the exchange offer. Holders of restricted notes whose restricted notes are accepted for exchange will not receive any payment in respect of interest on such restricted notes otherwise payable on any interest payment date which occurs on or after consummation of the exchange offer.

                                  THE NEW NOTES

Issuers JII Holdings, LLC and its wholly owned subsidiary, JII Holdings Finance Corporation.

Securities Offered                      $173,333,300 aggregate principal amount
                                        of 13% Senior Secured Notes due 2007.

Maturity Date                           April 1, 2007

Interest Rate on New Notes              13% per annum; provided that the
                                        interest rate may be increased as
                                        described below under "Description of
                                        the New Notes -- Certain Covenants --
                                        Subsidiary Guarantees."


Interest Payment Dates                  February 1 and August 1 of each year,
                                        commencing on the first such date to
                                        occur after the expiration date.


Ranking                                 The new notes are senior secured
                                        obligations that will rank:

                                        -  effectively junior to JII Holdings'
                                           and its subsidiaries' obligations (i)
                                           under the revolving credit facility,
                                           which is secured on a first-priority
                                           basis by liens on the same assets
                                           that secure the new notes and is
                                           secured by liens on certain
                                           additional assets that do not secure
                                           the new notes and (ii) under any
                                           other indebtedness, to the extent
                                           that indebtedness is secured by liens
                                           on assets that do not also secure the
                                           new notes or is secured by prior
                                           liens on assets that secure the new
                                           notes;

                                        -  pari passu in right of payment with
                                           all existing and future senior
                                           indebtedness of the Issuers; and

                                        -  senior in right of payment to any
                                           future subordinated indebtedness of
                                           the Issuers.

                                        In addition, unless and until the
                                        prospective subsidiary guarantees
                                        described below under the heading
                                        "Guarantees" are issued, the new notes
                                        will be structurally subordinated to all indebtedness and other liabilities of JII Holdings' subsidiaries, except to the extent of the value of the second-priority liens on such subsidiaries' assets after repayment in full of the other indebtedness secured by a prior lien on such assets, including the revolving credit facility.

Guarantees                              Initially, the new notes will be
                                        guaranteed by JII on a senior
                                        subordinated unsecured basis but not by
                                        any of JII Holdings' subsidiaries. The
                                        indenture governing the new notes
                                        provides that on or before the date that is 18 months from the date of the issuance of the restricted notes, the new notes will be guaranteed on a senior subordinated basis by JII and by each of JII Holdings' domestic restricted subsidiaries, other than immaterial subsidiaries, JII Finance and any receivables subsidiaries. If, for any reason, JII Holdings fails to provide the guarantees from such subsidiaries
                                        (i) on or prior to the date that is 12
                                        months from the date of the issuance of
                                        the restricted notes, the interest rate
                                        on the new notes will be increased by
                                        1%, effective as of such date and (ii)
                                        on or prior to the date that is 18
                                        months from the date of issuance of the
                                        restricted notes, the interest rate on
                                        the new notes will be increased by an
                                        additional 0.5%, effective as of such
                                        date; provided that any increase in the
                                        interest rate under clause (i) and (ii)
                                        above shall no longer be effective from
                                        the date, if any, on which JII Holdings
                                        subsequently provides the guarantees
                                        from its domestic restricted
                                        subsidiaries.

                                        The guarantee by JII and, if and when
                                        issued, each subsidiary guarantor's
                                        guarantee, will be:

                                        -  senior in right of payment to all
                                           subordinated indebtedness of that
                                           guarantor;

                                        -  subordinated in right of payment to
                                           all senior debt, which is comprised
                                           of indebtedness under the revolving
                                           credit facility and hedging
                                           obligations with respect thereto;

                                        -  pari passu in right of payment with
                                           any future senior subordinated
                                           indebtedness of that guarantor;

                                        -  secured (except for the JII
                                           guarantee, which will be unsecured),
                                           on a second-priority basis by
                                           security interests in the assets of
                                           the
                                           subsidiary guarantors, subject to
                                           exceptions described under
                                           "Description of the New Notes --
                                           Security -- The Collateral"; and

                                        -  effectively subordinated to that
                                           guarantor's obligations under (1) the
                                           revolving credit facility, which is
                                           secured on a first-priority basis by
                                           liens on the same assets of that
                                           guarantor that secure the new notes
                                           and by liens on certain additional
                                           assets that will not secure the new
                                           notes; and (2) under any other
                                           indebtedness of that guarantor, to
                                           the extent such indebtedness is
                                           secured by liens on assets that do
                                           not secure the guarantee or is
                                           secured by prior liens on assets that
                                           secure the guarantee.

Security The new notes will be secured on a second-priority basis, equally and ratably, by (a) security interests in the assets of JII Holdings and its subsidiaries that secure priority lien obligations (other than certain excluded assets), subject only to first-priority liens securing the revolving credit facility and other priority lien debt and other permitted prior liens and (b) a pledge of the capital stock of JII Holdings' domestic restricted subsidiaries.

Intercreditor Agreement                 In February 2004, the administrative
                                        agent for the lenders under the
                                        revolving credit facility and the
                                        trustee under the indenture governing
                                        the restricted notes entered into an
                                        intercreditor agreement, setting forth
                                        the terms of the relationship between
                                        the holders of priority liens and liens
                                        securing the restricted notes. The
                                        intercreditor agreement will be
                                        applicable to the new notes in the same
                                        manner as the restricted notes.

Optional Redemption                     On or after January 1, 2005, the Issuers
                                        may redeem the new notes from time to
                                        time at the redemption prices set forth
                                        under the caption "Description of the
                                        New Notes -- Optional Redemption."

                                        Prior to January 1, 2005, the Issuers
                                        may redeem up to 35% of the new notes
                                        with the net cash proceeds of a
                                        contribution to JII Holdings' common
                                        equity capital made with the net cash
                                        proceeds of an equity offering of JII at the redemption price set forth under the caption "Description of the New

                                        Notes -- Optional Redemption."

Change of Control Offer                 If we experience a change in control,
                                        the holders of the new notes will have
                                        the right to require the Issuers to
                                        repurchase their new notes at a price
                                        equal to 101% of the principal amount,
                                        plus accrued and unpaid interest, if
                                        any.

Certain Covenants                       The indenture governing the new notes
                                        limits, among other things, JII
                                        Holdings' and JII Holdings' restricted
                                        subsidiaries' ability to:

                                        -  pay dividends or make certain other
                                           restricted payments;

                                        -  incur or guarantee additional
                                           indebtedness or issue certain kinds
                                           of stock;

                                        -  create certain liens;

                                        -  permit dividend or other payment
                                           restrictions on JII Holdings'
                                           restricted subsidiaries;

                                        -  consolidate, merge or transfer all or
                                           substantially all of JII Holdings'
                                           assets; and

                                        -  engage in transactions with
                                           affiliates.

                                        These limitations are subject to a
                                        number of important qualifications and
                                        exceptions. See "Description of the New
                                        Notes -- Certain Covenants" for
                                        additional details.



For more complete information about the new notes, see the "Description of the New Notes" section of this prospectus.

                                  RISK FACTORS

      Holders of the restricted notes should carefully consider the following risk factors, as well as other information set forth in this prospectus, before tendering their restricted notes in the exchange offer. The risk factors set forth below (other than "Holders who fail to exchange their restricted notes will continue to be subject to restrictions on transfer.") are generally applicable to the restricted notes as well as the new notes.

         RISKS RELATING TO THE EXCHANGE OFFER AND HOLDING THE NEW NOTES

HOLDERS WHO FAIL TO EXCHANGE THEIR RESTRICTED NOTES WILL CONTINUE TO BE SUBJECT TO RESTRICTIONS ON TRANSFER.

      Holders who fail to exchange their restricted notes will continue to be subject to restrictions on transfer. If you do not exchange your restricted notes for new notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your restricted notes described in the legend on the certificates for your restricted notes. The restrictions on transfer of your restricted notes arise because the Issuers issued the restricted notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the restricted notes if they are registered under the Securities Act and applicable state securities laws, or are offered and sold under an exemption from these requirements. The Issuers do not plan to register the restricted notes under the Securities Act. For further information regarding the consequences of tendering your restricted notes in the exchange offer, see the discussions below under the captions "The Exchange Offer -- Consequences of Exchanging or Failing to Exchange Restricted Notes" and "Federal Income Tax Consequences."

YOU MUST COMPLY WITH THE EXCHANGE OFFER PROCEDURES IN ORDER TO RECEIVE NEW, FREELY TRADABLE NOTES.

      Delivery of new notes in exchange for restricted notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of the following:

      - certificates for restricted notes or a book-entry confirmation of a book-entry transfer of restricted notes into the exchange agent's account at DTC, New York, New York as a depository, including an agent's message, as defined in this prospectus, if the tendering holder does not deliver a letter of transmittal;

      - a completed and signed letter of transmittal, or facsimile copy, with any required signature guarantees, or, in the case of a book-entry transfer, an agent's message in place of the letter of transmittal; and

      -     any other documents required by the letter of transmittal.

      Therefore, holders of restricted notes who would like to tender restricted notes in exchange for new notes should be sure to allow enough time for the restricted notes to be delivered on time. We are not required to notify you of defects or irregularities in tenders of restricted notes for exchange. Restricted notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and will no longer have the registration and other rights under the exchange agreement. See "The Exchange Offer -- Procedures for Tendering Restricted Notes" and "The Exchange Offer -- Consequences of Exchanging or Failing to Exchange Restricted Notes."

SOME HOLDERS WHO EXCHANGE THEIR RESTRICTED NOTES MAY BE DEEMED TO BE UNDERWRITERS AND THESE HOLDERS WILL BE REQUIRED TO COMPLY WITH THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS IN CONNECTION WITH ANY RESALE TRANSACTION.

      If you exchange your restricted notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities. If you are deemed to have received restricted securities, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

THERE IS NO ESTABLISHED TRADING MARKET FOR THE NEW NOTES AND YOU MAY FIND IT DIFFICULT TO SELL YOUR NOTES.

      There is no existing trading market for the new notes. The Issuers do not intend to apply for listing or quotation of the new notes on any exchange. Therefore, the Issuers do not know the extent to which investor interest will lead to the development of a trading market or how liquid that market might be, nor can the Issuers make any assurances regarding the ability of new note holders to sell their new notes, the amount of new notes to be outstanding following the exchange offer or the price at which the new notes might be sold. As a result, the market price of the new notes could be adversely affected. Historically, the market for non-investment grade debt, such as the new notes, has been subject to disruptions that have caused substantial volatility in the prices of securities. Any disruptions may make it more difficult for holders to sell their new notes and may have an adverse effect on the price at which the new notes might be sold.

JII HOLDINGS DEPENDS UPON THE EARNINGS OF ITS SUBSIDIARIES AND THE DISTRIBUTION OF THOSE EARNINGS IN ORDER TO MEET ITS OBLIGATIONS UNDER THE NEW NOTES.


      JII Holdings is a holding company that conducts substantially all of its operations through its subsidiaries. As a holding company, its cash flow and ability to service the new notes depends on the earnings of its subsidiaries and the distribution of those earnings to JII Holdings, or on loans, advances or other payments made by its subsidiaries to JII Holdings. JII Holdings' operations are conducted substantially through its subsidiaries, and its only significant assets are the capital stock of its subsidiaries. Each subsidiary's management is given broad discretion in conducting the day-to-day operations of such subsidiary, and the performance of JII Holdings' subsidiaries is largely dependent on their individual efforts. There can be no assurance that such subsidiaries will generate sufficient cash flow to dividend, distribute or advance funds to JII Holdings. Furthermore, the terms of the revolving credit facility and other permitted debt and agreements may limit the ability of JII Holdings' subsidiaries to pay dividends to JII Holdings. See "Description of Certain Indebtedness and Other Contingent Obligations -- Credit Agreements -- Revolving Credit Facility."


JII HOLDINGS' SUBSTANTIAL DEBT COULD ADVERSELY AFFECT ITS FINANCIAL HEALTH AND PREVENT IT FROM FULFILLING ITS OBLIGATIONS UNDER THE NEW NOTES.

      JII Holdings has a substantial amount of debt and is highly leveraged. In addition, the Issuers are guarantors under the revolving credit facility. As of March 31, 2004, JII Holdings, total debt outstanding was $240.9 million.

      JII Holdings' substantial debt could have important consequences to holders of the new notes. For example, it could:

      - make it more difficult for JII Holdings to satisfy its obligations with respect to the new notes;

      - increase JII Holdings' vulnerability to general adverse economic and industry conditions;

      - limit JII Holdings' ability to obtain additional financing in the future to fund the working capital, capital expenditures or other general corporate requirements of its subsidiaries;

      - require JII Holdings to dedicate a substantial portion of the cash flow from its subsidiaries' operations to service its debt, thereby reducing the availability of cash flow to fund the working capital, capital expenditures and other general corporate requirements of its subsidiaries;

      - limit JII Holdings' flexibility in planning for, or reacting to, changes in the businesses and the industries in which its subsidiaries operate;

      - place JII Holdings at a competitive disadvantage compared to competitors that have less debt; and

      - limit, along with the financial and other restrictive covenants of JII Holdings' debt, its ability to borrow additional funds. Failing to comply with those covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on JII Holdings.

JII HOLDINGS AND EACH OF ITS SUBSIDIARIES MAY BE ABLE TO INCUR ADDITIONAL DEBT FOR SPECIFIED PURPOSES, WHICH COULD FURTHER INCREASE THE RISKS DESCRIBED ABOVE.

      Subject to the limitations imposed in the indenture governing the new notes, JII Holdings and its subsidiaries may, if certain conditions are satisfied, be able to incur additional debt in the future to fund capital expenditures and capital leases. See "Description of the New Notes -- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Equity."

EVEN IF THE PROSPECTIVE SUBSIDIARY GUARANTEES ARE ISSUED, THE NEW NOTES WILL NOT BE GUARANTEED BY ALL OF JII'S SUBSIDIARIES, INCLUDING MOTORS AND GEARS HOLDINGS, INC., JII'S SUBSIDIARY AND INTERMEDIATE HOLDING COMPANY FOR THE KINETEK GROUP, AND ITS DIRECT AND INDIRECT SUBSIDIARIES.

      Initially, the new notes will be guaranteed by JII on a senior subordinated unsecured basis but not by any of JII Holdings' subsidiaries. In addition, even if the prospective subsidiary guarantees are issued, neither Motors and Gears Holdings, Inc. , JII's subsidiary that is the intermediate holding company for the Kinetek group, nor any of its direct or indirect subsidiaries will guarantee the new notes or pledge assets to secure the new notes.


      The indenture governing the new notes provides that on or before the date that is 18 months from the date of the issuance of the restricted notes, the new notes will be guaranteed on a senior subordinated basis by JII and by each of JII Holdings' domestic restricted subsidiaries, other than immaterial subsidiaries, JII Finance and any receivables subsidiaries. JII Holdings' failure to provide the subsidiary guarantees, however, will not constitute a default under the indenture governing the new notes. See " -- The guarantees of the new notes by JII Holdings' current and future domestic restricted subsidiaries may not be issued within 18 months of the issuance of the restricted notes as required by the terms of the new notes, if at all, and, if issued, may be held to be unenforceable or invalid. If the prospective subsidiary guarantees are not issued or are held to be unenforceable, the new notes will be effectively subordinated to all liabilities of all of JII Holdings' subsidiaries, including its current and future domestic restricted subsidiaries." There can be no assurance that JII Holdings will be able to provide the subsidiary guarantees.

      In the event of a bankruptcy, liquidation or reorganization of any of the non guarantor subsidiaries, the non guarantor subsidiaries will pay the holders of their debt, their trade creditors and their preferred and minority stockholders, if any, before they will be able to distribute any of their assets to JII or JII Holdings, as applicable. These non guarantor subsidiaries had total assets of $391.7 million as of March 31, 2004. They accounted for $27.7 million and $6.0 million in operating income and $4.4 million and $5.1 million in losses from continuing operations before income taxes and minority interest for the year ended December 31, 2003 and the three months ended March 31, 2004, respectively. The prospective guarantor subsidiaries had total assets of $270.7 million as of March 31, 2004. They accounted for $19.7 million and $4.7 million in operating income and $13.7 million and $3.2 million in losses from continuing operations before taxes and minority interest for the year ended December 31, 2003 and the three months ended March 31, 2004, respectively.

TO SERVICE ITS DEBT, JII HOLDINGS REQUIRES A SIGNIFICANT AMOUNT OF CASH. JII HOLDINGS' ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND ITS CONTROL.

      JII Holdings requires a significant amount of cash to fund its subsidiaries' operations. The ability to make payments on or to refinance JII Holdings' debt, including the new notes, and to fund planned capital expenditures will depend on JII Holdings' ability to generate cash in the future. JII Holdings' ability to generate cash, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control.

      There can be no assurance that JII Holdings' subsidiaries will generate sufficient cash flow from operations to enable JII Holdings to pay its debt, including the new notes, or to fund other liquidity or working capital needs. To the extent that cash flow from operations is insufficient to cover JII Holdings' fixed charges and capital expenditure requirements, JII Holdings, in order to pay such expenses, may, to the extent permitted under the indenture governing the new notes, obtain funds from additional borrowings or, if permitted, sell a portion of its subsidiaries' respective businesses or other assets, engage in sale/leaseback transactions, raise equity capital or acquire other businesses that would provide additional positive cash flow. There can be no assurance as to the availability or accessibility of these or other similar transactions, or that these or other similar transactions could be accomplished on favorable terms. JII Holdings may need to refinance all or a portion of its debt, including the new notes, on or before their stated maturity. There can be no assurance that JII Holdings will be able to refinance any of its debt on commercially reasonable terms, or at all.

THE RESTRICTIVE COVENANTS CONTAINED IN THE REVOLVING CREDIT FACILITY MAY LIMIT JII HOLDINGS' ABILITY TO REPAY THE NEW NOTES.

      The revolving credit facility contains numerous restrictive covenants that limit the discretion of management with respect to various business matters, even when such matters may be in JII Holdings' long-term best interests. These covenants place significant restrictions, in certain circumstances, on, among other things, JII Holdings' restricted subsidiaries' ability to pay or declare dividends to JII Holdings, including the dividends necessary to pay the interest and principal on the new notes.

      The revolving credit facility also restricts the prepayment, purchase, redemption, defeasance or other payment with respect to any of the new notes, except for interest installments, so long as any loans remain outstanding under the revolving credit facility. The revolving credit facility also contains financial covenants that, in certain circumstances, require JII, LLC to meet certain financial ratios and satisfy certain financial condition tests. JII, LLC's ability to meet those financial ratios and tests can be adversely affected by events beyond its control, and there can be no assurance that it will meet those ratios and tests. JII, LLC's failure to comply with the covenants in the revolving credit facility could result in a default under the revolving credit facility. If an event of default occurs under the revolving credit facility, the lenders could elect to declare all amounts outstanding under the revolving credit facility, together with accrued interest, to be immediately due and payable. If JII, LLC were unable to repay those amounts, the lenders could proceed against the collateral granted to them to secure that indebtedness before you could proceed against any of the collateral granted to secure the new notes. If the indebtedness under the revolving credit facility were to be accelerated, there can be no assurance that the value of JII Holdings' assets would be sufficient to repay in full all of JII Holdings' indebtedness, including the new notes. See "Description of Certain Indebtedness and Other Contingent Obligations -- Credit Agreements -- Revolving Credit Facility."

WE MAY BE UNABLE TO REDUCE THE MAXIMUM LOAN COMMITMENT UNDER THE REVOLVING CREDIT FACILITY AT THE SCHEDULED STEP-DOWN DATES.

      In connection with the issuance of the restricted notes in February 2004, we entered into an amendment to the revolving credit facility that amended the maximum loan commitment under the revolving credit facility such that it will not exceed specified levels as set forth under "Description of Certain Indebtedness and Other Contingent Obligations -- Credit Agreements -- Revolving Credit Facility." We are required to generate and use non-operating cash flow to reduce the maximum loan commitment (and any outstanding borrowings) to the specified level at least 30 days prior to its scheduled step-down, which requirement is referred to herein as the "Early Reduction Requirement." If we do not satisfy the Early Reduction Requirement, we would create a "trigger event" as defined in the revolving credit agreement. During the existence of a trigger event, additional covenants become effective under the revolving credit facility that limit the ability of JII, LLC and certain of its restricted subsidiaries under the revolving credit facility to, among other things, declare or pay dividends, redeem or repurchase shares of its capital stock and modify or amend its charter documents or certain other material agreements. In addition, during the existence of a trigger event, certain financial covenants become effective. If we do not undertake the appropriate steps to generate non-operating cash flow in an amount sufficient to reduce the maximum loan commitment (and the outstanding borrowings) to the specified level by the scheduled date, we would be in default of the revolving credit agreement. We may not be able to generate the non-operating cash flow to permit us to reduce the maximum loan commitment as required. See "Description of Certain Indebtedness and Other Contingent Obligations -- Credit Agreements -- Revolving Credit Facility."

YOUR RIGHT TO RECEIVE PAYMENTS ON THE NEW NOTES IS EFFECTIVELY SUBORDINATED TO ALL OF JII HOLDINGS' AND ITS SUBSIDIARIES' OTHER SECURED DEBT.

      The new notes will be effectively subordinated to all of JII Holdings' and its subsidiaries' obligations under the revolving credit facility and other secured debt to the extent of the collateral securing such indebtedness. In the event of a default on such secured indebtedness, or a bankruptcy, liquidation, reorganization or similar proceeding, such collateral will be available to satisfy obligations with respect to the secured indebtedness before any payment may be made on the new notes. In addition, the collateral for the new notes may not be valuable enough to satisfy all of the obligations secured by that collateral.

THE GUARANTEES OF THE NEW NOTES BY JII AND, IF AND WHEN ISSUED, BY JII HOLDINGS' CURRENT AND FUTURE DOMESTIC RESTRICTED SUBSIDIARIES WILL BE SUBORDINATED TO THE SENIOR DEBT OF SUCH GUARANTORS.

      The guarantees of the new notes by JII and, if and when issued, by JII Holdings' current and future domestic restricted subsidiaries other than immaterial subsidiaries, JII Finance and receivable subsidiaries will rank behind such guarantors' senior debt (as defined in "Description of the New Notes"), which is comprised of indebtedness under the revolving credit facility and all hedging obligations with respect thereto. As of March 31, 2004, the guarantees, including the prospective guarantees of the domestic restricted subsidiaries, would have been subordinated to approximately $57.7 million of senior debt.

      As a result of this subordination, upon any distribution to the creditors of JII or JII Holdings' current and future domestic restricted subsidiaries in a bankruptcy, liquidation or reorganization or similar proceedings relating to their property, the holders of the senior debt of JII and JII Holdings' current and future domestic restricted subsidiaries will be entitled to be paid in full in cash before any payment may be made with respect to the guarantees.

      In addition, all payments on the guarantees will be blocked in the event of a payment default on senior debt and may be blocked for up to 179 consecutive days in the event of certain non-payment defaults on senior debt.

      In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to such guarantors, the indenture relating to the new notes will require that amounts otherwise payable from such guarantors to holders of the new notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead until the holders of senior debt are paid in full. As a result, holders of the new notes may not receive all amounts owed to them and may receive less, ratably, than holders of trade payables and other unsubordinated indebtedness in any such proceeding.

THE GUARANTEES OF THE NEW NOTES BY JII HOLDINGS' CURRENT AND FUTURE DOMESTIC RESTRICTED SUBSIDIARIES MAY NOT BE ISSUED WITHIN 18 MONTHS OF THE ISSUANCE OF THE RESTRICTED NOTES AS REQUIRED BY THE TERMS OF THE NEW NOTES, IF AT ALL, AND, IF ISSUED, MAY BE HELD TO BE UNENFORCEABLE OR INVALID. IF THE PROSPECTIVE SUBSIDIARY GUARANTEES ARE NOT ISSUED OR ARE HELD TO BE UNENFORCEABLE, THE NEW NOTES WILL BE EFFECTIVELY SUBORDINATED TO ALL LIABILITIES OF ALL OF JII HOLDINGS' SUBSIDIARIES, INCLUDING ITS CURRENT AND FUTURE DOMESTIC RESTRICTED SUBSIDIARIES.

      Initially, the new notes will be guaranteed by JII on a senior subordinated unsecured basis but not by any of JII Holdings' subsidiaries. The terms of the new notes provide that on or before the date that is 18 months after the date of the issuance of the restricted notes, the notes will be guaranteed on a senior subordinated basis by JII and by each of JII Holdings' current and future domestic restricted subsidiaries other than certain immaterial subsidiaries, JII Finance and any receivables subsidiaries. However, JII Holdings cannot assure you that such guarantees will be issued, and if issued, when such guarantees would be issued. Unless and until the revolving credit facility is repaid or refinanced, JII Holdings does not expect to be able to provide the guarantees from its domestic restricted subsidiaries.

      If, for any reason, JII Holdings fails to provide the guarantees from such subsidiaries (i) on or prior to the date that is 12 months from the date of the issuance of the restricted notes, the interest rate on the new notes will be increased by 1%, effective as of such date and (ii) on or prior to the date that is 18 months from the date of issuance of the restricted notes, the interest rate on the new notes will be increased by an additional 0.5%, effective as of such date. JII Holdings' failure to provide the subsidiary guarantees, however, will not constitute a default under the indenture governing the new notes.

      In addition, even if such guarantees by JII Holdings' current and future domestic restricted subsidiaries are issued, such guarantees may be held to be unenforceable or invalid by a court in a judicial proceeding.

      JII Holdings' operations are conducted through its subsidiaries and JII Holdings depends on the cash flow of its subsidiaries to meet its obligations, including its obligations under the new notes. If the prospective subsidiary guarantees are not issued or, if issued, are found to be unenforceable or invalid, the new notes will be effectively subordinated to all liabilities, including trade payables, of all of JII

Holdings' subsidiaries, including its current and future domestic restricted subsidiaries, except to the extent of the value of the second-priority liens on such subsidiaries' assets after repayment in full of the revolving credit facility and other indebtedness secured by a prior lien on such assets. Therefore, in either of these situations, the creditors of JII Holdings' subsidiaries, including its current and future domestic restricted subsidiaries (including trade creditors) will generally be entitled to payment from the assets of those subsidiaries before those assets can be distributed to JII Holdings. As of March 31, 2004, the aggregate amount of indebtedness and other liabilities, excluding any income tax liabilities and including trade payables, of JII Holdings' subsidiaries was approximately $149.8 million.

BANKRUPTCY LAWS MAY LIMIT YOUR ABILITY TO REALIZE VALUE FROM THE COLLATERAL.

      The right of the trustee of the new notes to repossess and dispose of the pledged assets upon the occurrence of an event of default under the indenture governing the new notes is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy case were to be commenced by or against JII Holdings before the trustee repossessed and disposed of the pledged assets. Under the U.S. Bankruptcy Code, a secured creditor is prohibited from repossessing its collateral from a debtor in a bankruptcy case, or from disposing of collateral repossessed from such debtor, without bankruptcy court approval. Generally, adequate protection payments, in the form of interest or otherwise, are not required to be paid by a debtor to a secured creditor unless the bankruptcy court determines that the value of the secured creditor's interest in the collateral is declining during the pendency of the bankruptcy case.

      Also, lenders providing post-bankruptcy financing to a debtor can be given junior liens on a secured creditor's collateral. Under certain circumstances (e.g., where the value of the secured creditor's collateral exceeds the amount of its claim (generally referred to as an "equity cushion") to the extent that the bankruptcy court determines that the secured creditor remains likely to recover its entire claim), the bankruptcy court has the statutory authority to grant a post-bankruptcy lender a senior (or "priming") lien on a secured creditor's collateral so long as the pre-bankruptcy lender is provided "adequate protection" of its interest in its collateral as determined by the bankruptcy court.

      "Adequate protection" generally has been defined to require that the secured creditor be protected against the erosion in the value of its interest in its collateral. Courts have found that protection against such erosion can take several forms, including periodic payments, the existence of an equity cushion, or replacement collateral, depending on the circumstances of a particular case.

      In view of the fact that the application of the doctrine of "adequate protection" will vary depending on the circumstances of the particular case and the broad discretionary powers of the bankruptcy court, it is impossible to predict how long payments under the new notes could be delayed following commencement of a bankruptcy case or whether and when the trustee could repossess or dispose of the pledged assets or to what extent the holders of new notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of "adequate protection." Furthermore, if the bankruptcy court determines the value of the pledged assets is not sufficient to repay all amounts due on the new notes, you would hold secured claims to the extent of the value of the pledged assets to which you are entitled, and would hold unsecured claims with the respect to any shortfall.

      Moreover, the U.S. Bankruptcy Code contains provisions permitting both secured and unsecured claims to be impaired, including materially re-written as to their terms and even extinguished, pursuant to a Chapter 11 plan of reorganization that has been approved by a bankruptcy court. There are statutory requirements (including requirements intended to provide specific economic protections for holders of both secured and unsecured claims) that are to be satisfied before a bankruptcy court is legally entitled to approve or confirm a Chapter 11 plan of reorganization.

      However, the bankruptcy court will determine, based on evidence admitted at the confirmation hearing on such plan, whether certain of those statutory requirements have been satisfied upon the basis of the factual circumstances existing at the time of such confirmation hearing. The bankruptcy court's factual findings on such matters generally are accorded deference by any appellate court and generally are not to be reversed on appeal unless "clearly erroneous." Also, there is another doctrine generally applied by federal appellate courts, which generally is referred to as the "equitable mootness" doctrine and generally requires dismissal of any appeal of a bankruptcy court's order confirming a Chapter 11 plan if a stay pending appeal has not been granted and if the plan has been so consummated (e.g., the transactions contemplated under the plan such as the payment of certain claims and/or the issuance of new debt or equity instruments have taken place) such that it would be difficult or unfair to third persons to unravel or "unwind" the plan.

      Thus, a bankruptcy court's determination to confirm a Chapter 11 plan of reorganization is likely to be based in part on the bankruptcy court's factual findings as to the future circumstances existing at the time of confirmation (as well as on its legal conclusions), may be subject with respect to those factual findings to a deferential review standard if appealed, and further may evade appellate review altogether if the appellate court determines that the "equitable mootness" doctrine is applicable to the circumstances surrounding such appeal and that, consequently, the appeal of that plan should be dismissed as being "equitably moot." Accordingly, there can be no guarantee as to the manner in which the claims under the new notes will be treated under any confirmed Chapter 11 plan of reorganization for JII, JII Holdings or any of JII Holdings' subsidiaries.

IN THE EVENT OF A BANKRUPTCY OF JII OR OF ANY OTHER SUBSIDIARY OF JII THAT LEADS TO A BANKRUPTCY OF JII, THE CREDITORS OR OTHER PARTIES IN INTEREST OF JII OR SUCH SUBSIDIARY OF JII, AND EVEN JII OR ANY SUCH SUBSIDIARY ITSELF AS PART OF A PROPOSED PLAN OF REORGANIZATION, MIGHT SEEK TO HAVE A BANKRUPTCY COURT "SUBSTANTIVELY CONSOLIDATE" THE ASSETS AND LIABILITIES OF JII HOLDINGS WITH THOSE OF JII.

      "Substantive consolidation" is an equitable doctrine developed and now used by bankruptcy courts to treat the assets and liabilities of different, but related, entities as though such assets and liabilities were held by a single merged entity in order to ensure the equitable treatment of all creditors. The case law applying the doctrine generally states that the doctrine is intended to be used sparingly because of the inequities that could result from its application, including the harm its invocation could cause to creditors who relied on the separate legal existence of any of the entities being consolidated in extending credit to that entity. Different courts purport to follow different tests in the application of the doctrine, but in the majority of jurisdictions, the application of the doctrine is fact-intensive and requires the consideration of factors, among others, such as whether creditors relied on the separate legal existence of one of the entities sought to be consolidated in extending credit and the manner in which the entities conducted themselves, both as a legal matter (e.g., whether corporate formalities were followed) and as business matter (e.g., whether the entities were held out to the business world as separate and distinct entities or instead as a single, integrated business entity). Other jurisdictions also consider, among other things, whether the benefits of consolidation to the combined creditor pool outweigh the harm that consolidation may cause.

      As indicated, the doctrine is intended to be used sparingly. There are aspects of this transaction (e.g., the implicit reliance of the holders of the new notes on the separate existence of JII Holdings, as the new notes are structurally senior to any claims at the JII level) that would weigh against the invocation of the doctrine in any subsequent bankruptcy case of JII. We believe that JII Holdings is adequately capitalized. JII Holdings will also have an independent director. However, there are aspects of this transaction that have been identified by some courts (such as the presence of interlocking boards of directors and officers and of interaffiliate guarantees) as weighing in favor of substantive consolidation. Moreover, as the application of the doctrine is fact-intensive, such application may take into account both facts existing as of the date of the closing of the exchange in February 2004 and the date hereof and subsequent facts (such as the manner in which the legal and business affairs of JII Holdings, JII, and JII's subsidiaries are conducted).

      Accordingly, there can be no guarantee that the doctrine will not be successfully invoked in any subsequent bankruptcy of JII and/or any of JII's subsidiaries. In the event that a bankruptcy court were to grant such relief (and such relief were not or could not be reversed on appeal), and in the event that such relief would not give effect, contrary to certain existing case law, to the security interests and liens held by the holders of the new notes to the same extent (or at least, not to a lesser extent) as such security interests and liens would have been enforced in the absence of such consolidation, JII Holdings' assets and those of JII would be treated as if they were held by, and the liabilities of JII Holdings and JII would be treated as if they were incurred by, a single entity. This would extinguish any guarantees of one of the entities of debts of the other, would subject JII Holdings' assets to the claims of JII's creditors (and if the relief so provided, the claims of the creditors of any subsidiary of JII) without the recognition of the priority or other enforceability of any of the aforementioned security interests and liens, and would otherwise result in the combined entity being unable to satisfy JII Holdings' obligations on the new notes. This would subject you not only to the usual impairments arising from bankruptcy (some of which are discussed elsewhere in this prospectus), but also to potential dilution of the amount ultimately recoverable because of the larger creditor base.

FEDERAL AND STATE FRAUDULENT CONVEYANCE LAWS PERMIT A COURT TO VOID THE RESTRICTED NOTES OR THE NEW NOTES, THE CURRENT OR FUTURE GUARANTEES OR THE SECURITY INTERESTS AND, IF THAT OCCURS, YOU MAY NOT RECEIVE ANY PAYMENTS ON THE NEW NOTES.

      The issuance of the restricted notes and the new notes and the current or future guarantees and the grant of the security interests may be subject to review under federal and state fraudulent transfer and conveyance statutes in a bankruptcy or reorganization case or lawsuit commenced by or on behalf of JII's, JII Holdings' or JII Holdings' subsidiaries' unpaid creditors. Under these laws, if a court were to find that, at the time JII Holdings issued the restricted notes or the new notes and JII and JII Holdings' subsidiaries issued the guarantees and granted the security interests, as applicable, JII, JII Holdings or JII Holdings' subsidiaries:

      - incurred the indebtedness, issued the guarantees or granted the security interest with the intent of hindering, delaying or defrauding present or future creditors, or

      - received less than the reasonably equivalent value or fair consideration for incurring the indebtedness or granting the security interest,

and

      -     were insolvent or rendered insolvent by reason of the incurrence,

      - were engaged or about to engage in a business transaction for which JII Holdings' or JII Holdings' subsidiaries' assets constituted unreasonably small capital to carry on such business, or

      - intended to incur, or did incur, or believed that JII, JII Holdings or JII Holdings' subsidiaries would incur, debts beyond JII's, JII Holdings' or JII Holdings' subsidiaries' ability to repay as they matured or became due, then, such court might:

      - subordinate the restricted notes or the new notes, the current or future guarantees or the security interests to JII's, JII Holdings' or JII Holdings' subsidiaries' presently existing or future indebtedness;

      - void the issuance of the restricted notes or the new notes, the current or future guarantees or the security interests; or

      -     take other actions detrimental to holders of the new notes.

      In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the new notes, and you may be liable for repayment of amounts you received on the new notes. Further, the voidance of the restricted notes or the new notes, the current or future guarantees or the security interests could result in an event of default with respect to JII Holdings' other debt that could result in acceleration of such debt.

      Generally, an entity would be considered insolvent if, at the time it incurred indebtedness:

      - the sum of its debts, including contingent liabilities, was greater than the fair salable value of all its assets;

      - the present fair salable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

      - it could not (or intended or believed that it could not) pay its debts as they become due.

      Senior management of JII believe that the issuance of the restricted notes and the new notes, the current or future guarantees and the grant of the security interests and related transactions were and are being undertaken for legitimate business purpose and not with the intent to hinder, defraud, or delay creditors of JII, JII Holdings or any of JII Holdings' subsidiaries and that each of such entities is financially viable and will be financially viable immediately following the issuance of the restricted notes, the current or future guarantees and the grant of the security interests and the consummation of the related transaction within the meaning of the three alternative tests summarized above. Moreover, the fraudulent conveyance risk is intended to be mitigated with respect to the security interests and the current or future guarantees through the inclusion of "savings" clauses in the related security documents or such guarantees, which are intended to require that the security interests and the current or future guarantees be applied in a manner that permits the maximum recovery on the guaranty without rendering it a fraudulent conveyance.

      However, as fraudulent conveyance issues may be determined years after the issuance of the restricted notes or the new notes, the current or future guarantees or the grant of the security interests based on the trier of fact's assessment of the entities' financial condition at the time of such issuance and consummation of the related transactions, and as such determination also will be dependent, in large measure, upon the particular court's interpretation and application of governing law (as well as such matters as such court's consideration and application of the aforementioned guarantee and security document "savings" clauses), there can be no guarantee as to the manner in which any issues may be resolved if any aspect of the issuance and enforceability of the restricted notes or the new notes, the current or future guarantees, and the related security interests are challenged on fraudulent conveyance grounds. In addition, senior management's assessment of the financial condition of JII, JII Holdings or JII Holdings' subsidiaries as of the date of the issuance of the restricted notes or the new notes, as stated above, may not be relevant to the determination of fraudulent conveyance with respect to any guarantees that are to be issued on a future date, and such determination may be made solely by reference to such later date.

      Without limiting the generality of the foregoing, we cannot predict:

      - what standard a court would apply (or would require a jury to apply if a jury and not the court were determined to be the appropriate trier of fact) in order to determine whether JII, JII Holdings or JII Holdings' subsidiaries were insolvent as of the date the Issuers issued the restricted notes or the new notes or JII Holdings' subsidiaries issued the guarantees and granted the security interests, or that regardless of the method of valuation, a court would determine that JII, JII Holdings or JII Holdings' subsidiaries were insolvent on that date; or

      - whether a court would not determine that the restricted notes or the new notes, the current or future guarantees or the security interests (or any payments thereon) constituted fraudulent transfers on another ground.

THE ISSUANCE OF THE RESTRICTED NOTES OR THE NEW NOTES BY THE ISSUERS AND THE CURRENT OR FUTURE GUARANTEES OR THE GRANT OF THE SECURITY INTERESTS SECURING THE NEW NOTES PROVIDED BY JII HOLDINGS' SUBSIDIARIES IN THE EXCHANGE OFFER MIGHT BE AVOIDABLE IN BANKRUPTCY AS A PREFERENCE.

      The U.S. Bankruptcy Code provides that, under certain circumstances, a bankruptcy debtor or trustee can avoid a transfer by the debtor to or for the benefit of a creditor on account of an antecedent debt within 90 days of the filing of a bankruptcy petition, which transfer allowed the creditor to receive more than it would have otherwise received in a liquidation. Such avoidable transfers are commonly referred to as a "preference." A debtor or a bankruptcy trustee could argue that the issuance of the restricted notes or the new notes by the Issuers and the current or future guarantees or the grant of the security interests securing the new notes was a preference because it was a transfer on account of old JII notes within 90 days of a bankruptcy petition which allowed the holders of the old JII notes who tender in the exchange offer to receive more than they would have otherwise received. There is no assurance that such a preference suit could not be successfully brought in the event of a bankruptcy of JII Holdings or JII within 90 days of the issuance of the new notes, or the issuance of the current or future guarantees or the grant of the security interests, or, in certain circumstances, a longer period.

RIGHTS OF HOLDERS OF THE NEW NOTES IN THE COLLATERAL MAY BE ADVERSELY AFFECTED BY THE FAILURE TO PERFECT SECURITY INTERESTS IN CERTAIN COLLATERAL ACQUIRED IN THE FUTURE.

      The collateral securing the new notes includes certain assets that JII Holdings' subsidiaries may acquire in the future. Applicable law requires that certain property and rights acquired after the grant of a general security interest can only be perfected at the time such property and rights are acquired and identified. There can be no assurance that the trustee or the collateral agent will monitor, or that JII Holdings will inform the trustee or the collateral agent of, the future acquisition of property and rights that constitute collateral for the new notes, or that the necessary action will be taken to properly perfect the security interest in such after-acquired collateral. The trustee and collateral agent for the new notes have no obligation to monitor the acquisition of, or the perfection of any security interests in, additional property or rights that constitute collateral. Such failure may result in the loss of the security interest in the collateral or the priority of the security interest in favor of the new notes against third parties.

JII HOLDINGS MAY BE UNABLE TO REPURCHASE THE NEW NOTES UPON A CHANGE OF CONTROL.

      Upon the occurrence of a change of control, you will have the right to require the Issuers to purchase all or a portion of your new notes. Nevertheless, if a change of control were to occur, JII

Holdings might not have sufficient financial resources, or might not be able to arrange financing, to pay the purchase price for new notes that you tender. The terms of our senior subordinated discount debentures also require JII to repurchase those debentures upon a change of control of JII.

      In addition, the terms of the revolving credit facility limit our ability to purchase any new notes. Future credit agreements or other agreements relating to other indebtedness to which we become a party may contain similar restrictions and provisions. In the event a change of control occurs at a time when we are prohibited from purchasing new notes, we could seek the consent of our lenders to purchase new notes or could attempt to refinance the borrowings that contain such prohibition. If we do not obtain this consent or repay the borrowing, however, we would remain prohibited from purchasing the new notes. Our failure to purchase the new notes would constitute an event of default under the indenture, that would, in turn, constitute a further default under certain of our other existing debt agreements and may constitute a default under the terms of other indebtedness that we may enter into from time to time.

      Further, the provisions of the indenture may not protect you in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction that might adversely affect holders of new notes, if the transaction did not result in a change of control. For a more complete description of the change of control provisions contained in the new notes, see "Description of the New Notes -- Repurchase at the Option of Holders -- Change of Control."

THE PROCEEDS FROM THE SALE OF THE COLLATERAL SECURING THE NEW NOTES MAY NOT BE SUFFICIENT TO PAY ALL AMOUNTS OWED UNDER THE NEW NOTES. THE COLLATERAL SECURING THE NEW NOTES IS SUBJECT TO FIRST-PRIORITY LIENS, AND YOUR RIGHT TO RECEIVE PAYMENTS ON THE NEW NOTES WILL EFFECTIVELY BE SUBORDINATED TO PAYMENTS UNDER THE INSTRUMENTS GOVERNING THE PRIORITY LIEN OBLIGATIONS, INCLUDING THE REVOLVING CREDIT FACILITY, TO THE EXTENT OF THE VALUE OF THE ASSETS SECURING THAT INDEBTEDNESS.

      The collateral securing the new notes is subject to a first-priority claim in favor of certain of JII's subsidiaries' indebtedness, including the revolving credit facility, which must be paid in full before the collateral can be used to pay the new notes. Indebtedness under the revolving credit facility and other senior secured indebtedness that JII Holdings and its subsidiaries may incur in the future, referred to in this prospectus as priority lien debt, is and will be secured by a first-priority lien on substantially all of the tangible and intangible assets of JII Holdings and its subsidiaries. In addition to the liens securing the revolving credit facility, any liens that existed on the date of the indenture and certain other liens will rank ahead of the liens securing the new notes. The new notes are secured by a second-priority lien on certain of the assets that secure the first-priority claims (but not by certain excluded assets, described below). There is no requirement that the holders of the first-priority claims first look to assets that do not secure the new notes before foreclosing, selling or otherwise acting upon the collateral that secures both the first-priority claims and the new notes.

      In addition, the new notes are secured by the assets and capital stock owned by JII Holdings and its subsidiaries only to the extent those assets and capital stock constitute "collateral" under the security documents. Not all of the existing and future assets of JII Holdings and its subsidiaries will be "collateral." The new notes will not be secured by any of the following assets that JII Holdings and its subsidiaries currently own or may acquire in the future:

      - any agreement or contract the terms of which prohibit, or would be breached by, the grant of a security interest to secure the new notes, to the extent that such prohibition is legally enforceable;

      - any voting equity interests of any certain foreign subsidiary representing more than 65% of the total outstanding voting equity interests of that foreign subsidiary;

      - certain assets subject to a capital lease, mortgage or other purchase money indebtedness incurred to finance the acquisition of those assets;

      - any asset or property in which the collateral agent does not have a perfected security interest solely to the extent JII Holdings or the restricted subsidiary, as the case may be, was not required to grant the collateral agent a perfected security interest therein under the covenant captioned "Description of the New Notes -- Certain Covenants -- Additional Collateral;"

      - any securities of a future subsidiary if, and to the extent that, the pledge of such securities would trigger a requirement to file separate financial statements of that subsidiary with the SEC (or any other governmental agency);

      - money, deposit accounts and letter-of-credit rights that are not supporting obligations;

      - personal property that is excluded from the coverage of Article 9 of the New York Uniform Commercial Code or in respect of which a security interest created thereunder may not be perfected by the filing of a financing statement and that has, in the good faith judgment of JII Holdings, an aggregate fair market value, for all such personal property, of less than $2.5 million; and

      - any asset or property owned by JII Holdings or any restricted subsidiary on the date of the indenture where the collateral agent for the first-priority liens, as of the date of the indenture, has not been granted a perfected security interest to secure any priority lien obligations, including any interests in real property leased by JII Holdings or any of its restricted subsidiaries and copyrights.


      Absent the intercreditor agreement between the administrative agent for the lenders under the revolving credit facility and the trustee under the indenture governing the new notes, the failure by the lenders under the revolving credit facility to perfect their liens properly might have allowed the security interests that secure the new notes to assert first priority. The intercreditor agreement, however, bars the noteholders from asserting such priority. In addition, to the extent that third parties, including lenders under any credit facility, enjoy liens permitted under the revolving credit facility, such third parties will have rights and remedies with respect to the assets or property subject to such liens that, if exercised, could adversely affect the value of the collateral.



      No appraisal of the value of the collateral has been made in connection with this exchange offer and the value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. The tangible book value of our assets is substantially less than our indebtedness, including the new notes. Consequently, we cannot assure you that liquidating the collateral securing the new notes would produce proceeds in an amount sufficient to pay any amounts due on the new notes, in full or at all, after first satisfying our obligations in full under the revolving credit facility and any other obligations secured by a first-priority lien on the collateral.


      For each of the reasons set forth above, there may not be sufficient collateral to pay all or any of the amounts due on the new notes. Any claim for the difference between the amount realized by holders of the new notes from the sale of the collateral securing the new notes and the obligations under the new notes will rank equally in right of payment with all of JII Holdings and its subsidiaries other unsecured unsubordinated indebtedness and other obligations, including trade payables.

HOLDERS OF NEW NOTES WILL NOT CONTROL DECISIONS REGARDING THE COLLATERAL.

      The holders of the priority lien obligations control substantially all matters related to the collateral securing the first-priority claims and the new notes. The holders of priority lien obligations may cause the collateral agent under the applicable security agreements to dispose of, release, foreclose on, or exercise other remedies with respect to the shared collateral with which holders of the new notes may disagree or that may be contrary to the interests of the holders of the new notes.

      To the extent that JII Holdings or its subsidiaries sell any assets that constitute collateral, the proceeds from such sale will be subject to the second-priority lien securing the new notes only to the extent such proceeds would otherwise constitute "collateral" securing the new notes under the security documents. To the extent that the proceeds from any such sale of collateral do not constitute "collateral" under the security documents, the pool of assets securing the new notes would be reduced and the new notes would not be secured by such proceeds.

                         RISKS RELATING TO OUR BUSINESS

CERTAIN PRINCIPALS, PARTNERS, OFFICERS, EMPLOYEES AND AFFILIATES OF THE JORDAN COMPANY CONTROL ALL FUNDAMENTAL MATTERS AFFECTING JII.

      Certain principals, partners, officers, employees and affiliates of The Jordan Company and their respective family members, collectively referred to as the Jordan Group, own a majority of the outstanding common and other voting stock of JII. The Jordan Group has sufficient votes to elect all of JII's directors and control the management and financing decisions of JII. In addition, as owner of a majority of the outstanding common stock and other voting stock of JII, the Jordan Group is able to approve any action requiring the approval of its shareholders, including the adoption of amendments to its certificate of incorporation and the approval of mergers or sales of all or substantially all of its assets.

JII AND JII HOLDINGS, THROUGH THEIR RESPECTIVE SUBSIDIARIES, OPERATE IN HIGHLY COMPETITIVE INDUSTRIES AND COMPETE WITH MANY LARGER AND BETTER CAPITALIZED COMPANIES.

      Each of the business lines that JII and JII Holdings operate compete with a substantial number of national, regional and local competitors, many of which have greater financial and other resources than JII and JII Holdings. Many of these competitors can be expected to continue to improve the design and performance of their products and to introduce new products with competitive price and performance characteristics. Although JII and JII Holdings believe that they have certain advantages over their competitors, realizing and maintaining those advantages will require continued investment by them in research and development, quality standards, marketing and customer service and support. There can be no assurance that JII and JII Holdings will have sufficient resources to continue to make those investments or that they will be successful in maintaining those advantages. Failure to make those investments or to maintain those advantages could have a material adverse effect on each of their respective businesses, financial conditions and results of operations and JII Holdings' ability to generate cash flow to service the new notes.

JII'S AND JII HOLDINGS' OPERATIONS ARE SUBJECT TO SUBSTANTIAL ENVIRONMENTAL REGULATION.

      JII, JII Holdings and their respective operating subsidiaries are subject to federal, state, provincial, local and foreign laws, regulations and ordinances related to the storage, use, discharge and disposal of toxic, volatile or otherwise hazardous materials used in their respective manufacturing processes. Under applicable environmental laws, JII's and JII Holdings' subsidiaries may be responsible for the remediation of environmental conditions and may be subject to associated liabilities relating to the facilities and the land on which their facilities are situated, regardless of whether they lease or own the facilities in question, and regardless of whether such environmental conditions were created by JII and JII Holdings, any of their respective subsidiaries, by a prior owner or tenant or by any other person. Moreover, we anticipate that such laws and regulations will become increasingly stringent in the future. We cannot assure you that the need to comply with environmental laws and regulations or that environmental conditions relating to prior, existing or future facilities and operations of JII's and JII Holdings' subsidiaries will not have a material adverse effect on their respective businesses, financial conditions and results of operations.

INCREASES IN THE PRICES OF RAW MATERIALS COULD ADVERSELY AFFECT OUR SUBSIDIARIES' OPERATIONS.

      JII's and JII Holdings' subsidiaries purchase most of the raw materials for their products on the open market, and their sales may be affected by changes in the market price of such raw materials. We do not generally engage in commodity hedging transactions for raw materials. Although JII's and JII Holdings' subsidiaries attempt to pass on increases in the price of raw materials to their customers, there have been delays in the subsidiaries' ability to pass on such increases in the past and there can be no assurance that they will be able to do so in the future on a timely basis, or at all. Additionally, significant increases in the prices of JII's and JII Holdings' subsidiaries' products due to increases in the cost of raw materials could have a negative effect on demand for their respective products and a material adverse effect on their respective businesses, financial conditions and results of operations.

WE ARE HIGHLY DEPENDENT ON OUR KEY PERSONNEL.

      JII and JII Holdings are highly dependent on a small number of executive officers and key employees, both individually and as a group. JII's and JII Holdings' future performance will be substantially dependent on their ability to retain and motivate these individuals and to attract and retain additional qualified personnel in the future. The loss of the services of any of JII's and JII Holdings' executive officers or key employees or the inability to identify, hire and retain other highly qualified technical and managerial personnel could have a material adverse effect on their respective businesses, financial conditions and results of operations.

WE ARE SUBJECT TO THE RISKS OF DOING BUSINESS IN FOREIGN COUNTRIES.

      JII and JII Holdings have significant operations outside the United States. The risks of doing business in foreign countries include:

      - adverse changes or greater volatility in the economies of those countries;

      -     adverse effects of currency exchange controls;

      -     adverse changes to the regulatory environment of those countries;

      -     adverse changes to the tax laws and regulations of those countries;

      -     restrictions on the withdrawal of foreign investment and earnings;

      -     the nationalization of our businesses;

      - the potential instability of foreign governments, including from domestic insurgency movements; and

      - the challenge of managing culturally and geographically diverse operations.

      Operations in foreign countries are also subject to economic uncertainties, including, among others, risk of renegotiation or modification of existing agreements or arrangements with governmental authorities, exportation and transportation tariffs, foreign exchange restrictions and changes in taxation structure.

JII'S AND JII HOLDINGS' BUSINESSES COULD BE NEGATIVELY IMPACTED IF THEY FAIL TO MAINTAIN SATISFACTORY LABOR RELATIONS.

      Collectively, over 27% of JII's and JII Holdings' subsidiaries' employees currently belong to unions and operate under collective bargaining agreements. There can be no assurance that future issues with their respective labor unions will be resolved favorably or that they will not experience a work stoppage that could adversely affect their respective businesses. JII's and JII Holdings' current collective bargaining agreements are with various unions and generally expire over the next one to three years. There can be no assurances that new agreements will be reached or that JII and JII Holdings will be able to negotiate extensions of such agreements on favorable terms. Any work stoppage could have a material adverse effect on JII's and JII Holdings' business and financial condition and results of operations.

                           FORWARD-LOOKING STATEMENTS



         We have made forward-looking statements in this prospectus. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements are statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate will or may occur in the future, including such items as business strategy and measures to implement strategy, competitive strengths, goals, growth of our business and operations, plans and references to future success.



         Forward-looking statements also include any other statements that include words such as "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions.



         Forward-looking statements are based on certain assumptions and analyses we have made in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including, among others, the following:



         o    general economic and capital market conditions;



         o    the cyclical nature of our business;



         o    foreign currency movements;



         o    our access to credit and our customers' access to credit;



         o political uncertainty and civil unrest in various areas of the world;



         o    pricing;



         o    product initiatives and other actions taken by competitors;



         o    disruptions in production capacity;



         o    excess inventory levels;



         o the effect of changes in laws and regulations, including government subsidiaries and international trade regulations;



         o    changes in environmental laws; and



         o    employee relations.



         All of the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments we have anticipated will be realized. Even if the results and developments in our forward-looking statements are substantially realized, there is no assurance that they will have the expected consequences to or effects on us or our business or operations.

                                 USE OF PROCEEDS



      The Issuers did not receive any proceeds in connection with the February 2004 exchange of the restricted notes for the old JII notes, and the Issuers will not receive any proceeds in connection with this exchange offer.

                       SELECTED HISTORICAL FINANCIAL DATA


      The following table presents selected operating, balance sheet and other data of the continuing operations of the Company and its subsidiaries as of and for the five years ended December 31, 2003 and the three months ended March 31, 2004 and 2003. The financial data as of and for the five years ended December 31, 2003 has been derived from the consolidated financial statements of the Company and its subsidiaries. The financial data as of and for the three months ended March 31, 2003 and 2004 has been derived from the unaudited consolidated financial statements of the Company and its subsidiaries. As a result of the divestitures of the Jordan Telecommunications Products segment and the Capita Technologies segment in 2000 and the JII Promotions segment in 2004, these segments have been reported as discontinued operations for financial reporting purposes and their results have been excluded from the information shown below. The results of operations for the three months ended March 31, 2004 are not necessarily indicative of the results of operations to be expected for the full year. In the opinion of management, the unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments, which consist only of normal recurring adjustments, necessary for a fair presentation of the financial data for these periods. The financial data set forth below should be read in conjunction with the historical consolidated financial statements of the Company and its subsidiaries and the related notes and "Management's Discussion and Analysis of Results of Operations and Financial Condition," all included elsewhere in this prospectus.



                                     THREE MONTHS ENDED
                                          MARCH 31,                                  YEAR ENDED DECEMBER 31,
                                  -------------------------   -------------------------------------------------------------------
                                     2004           2003         2003          2002           2001          2000          1999
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
                                                    (DOLLARS IN THOUSANDS)
OPERATING DATA: (1)
Net sales.......................  $   168,517   $   162,246   $   668,096   $   667,737   $   667,785   $   745,283   $   705,806
Cost of sales,
excluding depreciation..........      114,101       107,213       448,099       428,973       426,969       476,042       460,656
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
Gross profit, excluding
depreciation....................       54,416        55,033       219,997       238,764       240,816       269,241       245,150
Selling, general and
administrative expense,
excluding depreciation..........       38,272        35,937       154,891       158,946       154,808       151,479       131,747
Operating income................       11,217        13,692        43,166        47,078        30,443        49,562        67,928
Interest expense................       23,659        20,745        83,215        89,332        91,313        91,986        87,015
Interest income.................         (270)         (267)       (1,353)       (1,249)         (791)       (5,464)       (1,083)
(Loss) income from
continuing operations
before income taxes and
minority interest(2)............      (12,507)       (3,393)      (29,863)       53,197       (62,246)      (40,314)       (7,878)
(Loss) income from
continuing operations...........      (16,548)       (6,348)      (38,529)       22,947       (56,517)      (37,476)       (7,006)

OTHER DATA:
Ratio of earnings to
fixed charges(3)...............           0.5x          0.9x          0.7x          1.6x          0.4x          0.6x          0.9x
Proforma ratio of
earnings to fixed
charges(4)......................          0.3x           --           0.5x           --            --            --            --

BALANCE SHEET DATA (AT
END OF PERIOD):
Cash and cash equivalents              21,176        25,058        16,173        19,929        25,733        21,426        19,744
Working capital.................      122,342       142,580       123,038       120,253       170,128       165,212        55,498
Total assets....................      707,988       731,342       692,468       702,052       820,137       877,776     1,149,890
Long-term debt (less
current portion)................      736,444       738,695       728,124       715,516       819,406       787,694       837,711
Net capital deficiency (5)......     (237,441)     (202,081)     (222,203)     (199,806)     (139,055)      (82,010)     (238,834)

(1) The Company has made several acquisitions and divestitures over the five year period, which significantly affects the comparability of the information shown above.

(2) Loss from continuing operations before income taxes and minority interest in 1999 includes a gain on the sale of a subsidiary of $10,037. Loss from continuing operations before income taxes and minority interest in 2000 includes a $14,636 write-down of goodwill related to a subsidiary of

      Kinetek and a loss on the sale of a subsidiary of $2,798. Income from continuing operations before income taxes and minority interest in 2002 includes a gain on the extinguishment of long-term debt of $88,882, a gain on the liquidation of a subsidiary of $1,888, a gain on the sale of a facility of $1,431, and the write-down of certain assets held for sale of $1,800. Loss from continuing operations before income taxes and minority interest in 2003 includes a loss on the sale of a division of a subsidiary of $401 and a settlement with the former shareholders of a subsidiary of Kinetek comprised of cash of $1,150 and extinguishment of debt of $4,543.

(3) The ratio of earnings to fixed charges has been calculated by dividing earnings by fixed charges. For purposes of determining the ratio of earnings to fixed charges, earnings consist of income (loss) before income taxes, plus fixed charges. Fixed charges consist of interest expense on debt and an estimate of the portion of rental expense that is representative of the interest component. Earnings were insufficient to cover fixed charges by $7.9 million, $40.3 million, $62.2 million and $29.9 million for the years ended December 31, 1999, 2000, 2001 and 2003, respectively. Earnings were insufficient to cover fixed charges by $3.4 million and $12.5 million for the three months ended March 31, 2003 and 2004, respectively.

(4) Proforma for the issuance of the notes described in this prospectus. Earnings were insufficient to cover pro forma fixed charges by $29.7 million and $12.3 million for the year ended December 31, 2003 and the three months ended March 31, 2004, respectively.

(5) No cash dividends on the Company's Common Stock have been declared or paid.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 RESULTS OF OPERATIONS AND FINANCIAL CONDITION


      The following discussion of our results of operations and financial condition should be read in conjunction with our consolidated financial statements and the notes thereto included elsewhere in this prospectus. This discussion may contain forward-looking statements that involve risks and uncertainties. As a result of many factors, such as those set forth under "Risk Factors," "Forward-Looking Statements" and elsewhere in this prospectus, our actual results may differ materially from those anticipated in the forward-looking statements.

OVERVIEW

      Jordan Industries, Inc., referred to in this prospectus as JII, was organized to acquire and operate a diverse group of businesses with a corporate staff providing strategic direction and support. JII is currently comprised of 20 businesses that are divided into five strategic business units:

      -     Specialty Printing and Labeling;

      -     Consumer and Industrial Products;

      -     Jordan Specialty Plastics;

      -     Jordan Auto Aftermarket; and

      -     Kinetek.

      The subsidiaries in the Specialty Printing and Labeling group, the Consumer and Industrial Products group, the Jordan Specialty Plastics group and the Jordan Auto Aftermarket group comprise the restricted group. Motors and Gears Holdings, Inc., JII's subsidiary that is the intermediate holding company for the Kinetek group, and its direct and indirect subsidiaries comprise the nonrestricted group. Neither Motors and Gears Holdings, Inc. nor any of its direct or indirect subsidiaries will guarantee the new notes or pledge assets to secure the new notes.

      The restricted group had total assets of $282.6 million as of December 31, 2003 and $288.7 million as of March 31, 2004. They accounted for $21.7 million and $4.9 million in operating income and $12.9 million and $3.2 million in losses from continuing operations before income taxes and minority interest for the year ended December 31, 2003 and the three months ended March 31, 2004, respectively. The nonrestricted group had total assets of $360.9 million as of December 31, 2003 and $373.7 million as of March 31, 2004. They accounted for $25.7 million and $5.8 million in operating income and $5.2 million and $5.1 million in losses from continuing operations before income taxes and minority interest for the year ended December 31, 2003 and the three months ended March 31, 2004, respectively.

HISTORICAL RESULTS OF OPERATIONS

      Summarized below are the historical net sales, operating income (loss) and operating margin (as defined below) for each of JII's business groups for the fiscal years ended December 31, 2003, 2002, and 2001 and the three months ended March 31, 2004 and 2003. This discussion should be read in conjunction with the historical consolidated financial statements and the related notes thereto contained elsewhere in this prospectus.

                                      THREE MONTHS ENDED
                                           MARCH 31,                     YEAR ENDED DECEMBER 31,
                                   -------------------------     --------------------------------------
                                      2004           2003           2003          2002          2001
                                   ----------     ----------     ----------    ----------    ----------
                                                                         (Dollars in thousands)
NET SALES:
Specialty Printing & Labeling...   $   12,483     $   12,780     $   48,647    $   52,299    $   57,085
Jordan Specialty Plastics.......       32,820         27,865        117,374       108,043        98,733
Jordan Auto Aftermarket.........       33,838         36,622        144,874       155,754       147,047
Kinetek.........................       75,717         71,252        288,075       282,666       287,362
Consumer and Industrial Products       13,659         13,727         69,126        68,975        77,558
                                   ----------     ----------     ----------    ----------    ----------
Total...........................   $  168,517     $  162,246     $  668,096    $  667,737    $  667,785
                                   ==========     ==========     ==========    ==========    ==========
OPERATING INCOME (LOSS) (1):
Specialty Printing & Labeling...   $    1,165     $    1,125     $    3,663    $    3,966    $      741
Jordan Specialty Plastics.......        1,833          1,755          5,482         7,501         2,057
Jordan Auto Aftermarket.........        2,492          3,352          7,266        17,488        17,194
Kinetek.........................        6,707          8,808         30,418        38,444        37,272
Consumer and Industrial Products       (1,079)          (969)         2,296         1,037        (3,485)
                                   ----------     ----------     ----------    ----------    ----------
Total...........................   $   11,118     $   14,071     $   49,125    $   68,436    $   53,779
                                   ==========     ==========     ==========    ==========    ==========
OPERATING MARGIN (2):
Specialty Printing & Labeling...          9.3%           8.8%           7.5%          7.6%          1.3%
Jordan Specialty Plastics.......          5.6%           6.3%           4.7%          6.9%          2.1%
Jordan Auto Aftermarket.........          7.4%           9.2%           5.0%         11.2%         11.7%
Kinetek.........................          8.9%          12.4%          10.6%         13.6%         13.0%
Consumer and Industrial Products         (7.9)%         (7.1)%          3.3%          1.5%         (4.5%)
Combined .......................          6.6%           8.7%           7.4%         10.2%          8.1%

(1) Before corporate overhead of $5,959, $21,358, and $23,336 for the years ended December 31, 2003, 2002, and 2001, respectively, and corporate overhead of $(99) and $379 for the three months ended March 31, 2004 and 2003, respectively. Certain amounts in the prior year have been reclassified to conform with the current year presentation.

(2)   Operating margin is operating income (loss) divided by net sales.

THREE MONTHS ENDED MARCH 31, 2004 COMPARED TO THREE MONTHS ENDED MARCH 31, 2003

RESTRICTED GROUP OPERATING COMPANIES

      Restricted Group Consolidated Operating Results. Net sales for the three months ended March 31, 2004 increased $1.8 million, or 2.0%, from the same period in 2003. This increase was primarily due to higher sales of membrane switches and screen printed products at Valmark, labels at Pamco, data storage and disaster recovery services at GramTel, hardware and office products at Deflecto, bike reflectors, truck and auto lenses, plastic hospital supplies and custom molded products Sate-Lite, display products, injection-molded products and fabricated products increased at Beemak and soft parts and scrap at Dacco. Partially offsetting these increases were lower sales of folding boxes at Seaboard, home accessories at Cape, thermoplastic colorants at Sate-Lite, drive trains and air conditioning compressors at Alma and driers and accumulators, air conditioning hose assemblies and fittings at Atco and lower retail sales at Welcome Home.

      Operating income for the three months ended March 31, 2004 decreased $0.9 million, or 16.2%, from the same period in 2003. This decrease was primarily due to lower operating income at Alma and Atco as a result of lower sales and increased insurance costs. These decreases were partially offset by increased operating income at Beemak and Sate Lite due to headcount reductions and increased manufacturing in China.

      Specialty Printing & Labeling. As of March 31, 2004, the Specialty Printing and Labeling group ("SPL") consisted of Valmark, Pamco, and Seaboard.

      Net sales for the three months ended March 31, 2004 decreased $0.3 million, or 2.3%, from the same period in 2003. This decrease was primarily due to lower sales of folding boxes at Seaboard, $0.9 million. Partially offsetting this decrease were higher sales of membrane switches and screen printed products at Valmark, $0.1 million each, and increased sales of labels at Pamco, $0.4 million.

      Operating income for the three months ended March 31, 2004 remained consistent with the same period in 2003. Operating income increased at Valmark and Pamco, $0.2 million each, while operating income decreased at Seaboard, $0.4 million, all of which were primarily driven by the sales fluctuations discussed above.

      Consumer and Industrial Products. As of March 31, 2004, the Consumer and Industrial Products group consisted of Welcome Home LLC and its two divisions, Cape Craftsmen and Welcome Home, and Cho-Pat, and GramTel.

      Net sales for the three months ended March 31, 2004 decreased $0.1 million, or 0.5%, from the same period in 2003. This decrease was primarily due to lower sales of home accessories at Cape, $0.2 million, and lower retail sales at Welcome Home, $0.1 million. Partially offsetting these decreases were higher sales of data storage and disaster recovery services at GramTel, $0.2 million.

      Operating loss for the three months ended March 31, 2004 increased $0.1 million from the same period in 2003. This increase was primarily due to increased operating loss at Welcome Home, $0.1 million, and lower operating income at Cape, $0.2 million. Partially offsetting these variances was higher operating income at GramTel and Cho-Pat, $0.1 million each. The operating income decrease at Welcome Home is due to increased occupancy expenses at several of the retail locations in addition to higher medical insurance costs. The operating income decrease at Cape was primarily due to increased insurance costs.

      Jordan Specialty Plastics. As of March 31, 2004, the Jordan Specialty Plastics group consisted of Beemak, Sate-Lite, and Deflecto.

      Net sales for the three months ended March 31, 2004 increased $5.0 million, or 17.8%, over the same period in 2003. This increase was primarily due to higher sales of both hardware and office products at Deflecto, $3.3 million and $1.2 million, respectively. In particular, increased sales of chairmats at Deflecto of $0.8 million contributed to the higher sales of office products. In addition, sales of bike reflectors, truck and auto lenses, plastic hospital supplies and custom molded products increased at Sate-Lite, $0.2 million, $0.3 million, $0.1 million, and $0.2 million, respectively, and sales of display products, injection-molded products and fabricated products increased at Beemak, $0.4 million, $0.1 million, and $0.1 million, respectively. Partially offsetting these increases were lower sales of thermoplastic colorants at Sate-Lite, $0.9 million, due to the sale of the Midwest Color division in September 2003.

      Operating income for the three months ended March 31, 2004 increased $0.1 million, or 4.4%, over the same period in 2003. This increase was primarily due to higher operating income at Sate-Lite and Beemak, $0.1 million and $0.4 million, respectively, as a result of domestic headcount reductions, increased manufacturing in China, and the closure of the molding division of Beemak which contributed to a decrease in overhead expenses. Partially offsetting these increases was lower operating income at Deflecto, $0.4 million.

      Jordan Auto Aftermarket. As of March 31, 2004, the Jordan Auto Aftermarket group consisted of Dacco, Alma and Atco.

      Net sales for the three months ended March 31, 2004 decreased $2.8 million, or 7.6%, from the same period in 2003. This decrease was primarily due to lower sales of drive trains and air conditioning compressors at Alma and driers and accumulators, air conditioning hose assemblies and fittings at Atco. Partially offsetting these decreases were higher sales of soft parts and scrap at Dacco.

      Operating income for the three months ended March 31, 2004 decreased $0.9 million, or 25.7%, from the same period in 2003. This decrease was due to lower operating income at Alma and Atco, partially offset by increased operating income at Dacco. The decreased operating income at Alma and Atco was the result of lower sales, particularly in the case of Alma due largely to changes in warranty policies at OEM customers, and increased insurance costs. The increased operating income at Dacco was due to increased sales coupled with significant reductions in workers compensation insurance costs as the result of an intensified cost containment initiative.

NONRESTRICTED GROUP OPERATING COMPANIES

      Kinetek. As of March 31, 2004, the Kinetek group consisted of Imperial, Gear, Merkle-Korff, FIR, ED&C, Motion Control, Advanced DC and DeSheng.

      Net sales for the three months ended March 31, 2004 increased $4.5 million, or 6.3%, over the same period in 2003. This increase was primarily due to higher sales of fractional and integral motor products, $4.1 million, and increased sales of controls, $1.8 million. The increase in fractional and integral motors sales was primarily attributable to general strength and share gains in Kinetek's material handling and commercial floor care motor products, and an increase in elevator motors sold in China. The higher sales of controls were primarily due to increased sales of elevator controls and automotive assembly line controls. Partially offsetting these increases are lower sales of subfractional motors, $1.4 million. This decline primarily resulted from the loss of value-added business with a major appliance customer, softness in the vending machine market, and the loss of significant one-time sales to certain restaurant product customers during the prior year period.

      Operating income for the three months ended March 31, 2004 decreased $2.1 million, or 23.9% from the same period in 2003. This decrease was due to lower operating income in both the motors and controls segments, $0.8 million and $0.7 million, respectively. This lower operating income was due to inflated prices on metal components used in the assembly of motor products, lower gross margin on a new elevator control product and other sales in the material handling and floor care markets, and costs associated with two facility moves in the motors segment.

YEAR ENDED DECEMBER 31, 2003 COMPARED TO YEAR ENDED DECEMBER 31, 2002

RESTRICTED GROUP OPERATING COMPANIES

      Restricted Group Consolidated Operating Results. Net sales for the year ended December 31, 2003 decreased $5.1 million, or 1.3%, from the same period in 2002. This decrease was primarily due to lower sales of folding boxes at Seaboard, screen printed products and rollstock at Valmark, Tilt Bins(TM) at Sate-Lite, plastic-injection molded products at Beemak, remanufactured torque converters at Dacco and drive trains at Alma. In addition, net sales decreased due to the divestiture of Internet Services of Michigan, Inc., referred to as ISMI, the shutdown of Online Environs, Inc. and the sale of the Midwest Color division of Sate-Lite. Partially offsetting these decreases were higher sales of hardware and office products at Deflecto, air conditioning compressors at Alma, driers and accumulators and air conditioning hose assemblies at Atco, and retail sales at Welcome Home.

      Operating income for the year ended December 31, 2003 decreased $11.3 million, or 37.6%, from the same period in 2002. This decrease was primarily due to lower sales levels at certain subsidiaries and increased raw materials pricing at Jordan Specialty Plastics. Partially offsetting these increases was higher operating income due to various cost cutting measures at the Specialty Printing and Labeling group and Sate-Lite as well as reduced corporate expenses. In addition, the divestiture of ISMI and the shutdown of Online Environs helped to improve operating income.

      Specialty Printing & Labeling. As of December 31, 2003, the Specialty Printing and Labeling group consisted of Valmark, Pamco, and Seaboard.

      Net sales for the year ended December 31, 2003 decreased $3.6 million, or 7.0%, from 2002. This decrease was primarily due to decreased sales of screen printed products and rollstock at Valmark, $1.0 million, and $0.5 million, respectively, and lower sales of folding boxes at Seaboard, $2.5 million. Partially offsetting these decreases was increased sales of membrane switches at Valmark, $0.3 million.

      Operating income for the year ended December 31, 2003 decreased $0.3 million, or 7.6%, from 2002. This decrease was primarily due to lower operating income at Pamco, $0.4 million and Seaboard, $0.7 million. Partially offsetting these decreases was increased operating income increased at Valmark, $0.7 million, and lower corporate expenses, $0.1 million. The increased operating income at Valmark is the result of headcount reductions and strict cost cutting measures to bring the cost structure more in line with the lower sales volume.

      Consumer and Industrial Products. As of December 31, 2003, the Consumer and Industrial Products group consisted of Welcome Home LLC and its two divisions, Cape Craftsmen and Welcome Home, and Cho-Pat, and GramTel.

      Net sales for the year ended December 31, 2003 increased $0.2 million, or 0.2%, over 2002. This increase was primarily due to higher sales of home accessories at Cape, $0.3 million, increased retail sales at Welcome Home, $1.1 million, and higher sales of data storage and disaster recovery services at GramTel, $0.7 million. Partially offsetting these increases were lower sales of orthopedic supports at Cho-Pat, $0.1 million, the divestiture of ISMI in December 2002 and the shutdown of Online Environs in September 2002, $1.4 million and $0.4 million, respectively.

      Operating income for the year ended December 31, 2003 increased $1.3 million, or 121.4%, over 2002. This increase is primarily due to higher operating income at Welcome Home, $0.7 million, and GramTel, $0.6 million. In addition, operating income increased due to the divestiture of ISMI and the shutdown of Online Environs which generated operating losses in 2002 of $0.4 million and $0.7 million, respectively. Partially offsetting these increases was lower operating income at Cape, $0.3 million, and Cho-Pat, $0.8 million. The increased operating income at Welcome Home is due to increased comparative store sales, lower occupancy expenses due to Welcome Home closing unprofitable stores and lower discounting of its products during the year. The lower operating income at Cho-Pat was primarily due to a goodwill impairment charge of $0.7 million.

      Jordan Specialty Plastics. As of December 31, 2003, the Jordan Specialty Plastics group consisted of Beemak, Sate-Lite, and Deflecto.

      Net sales for the year ended December 31, 2003 increased $9.3 million, or 8.6%, over 2002. This increase is primarily due to higher sales of hardware and office products at Deflecto, $8.5 million and $2.5 million, respectively, and increased sales of plastic hospital supplies and bike reflectors at Sate-Lite, $1.6 million and $0.3 million, respectively. Partially offsetting these increases were lower sales of thermoplastic colorants and Tilt Bins at Sate-Lite, $1.5 million and $1.6 million, respectively, and decreased sales of injection-molded products at Beemak, $0.5 million. The decreased sales of thermoplastic colorants are primarily due to the divestiture of that division of Sate-Lite in September 2003.

      Operating income for the year ended December 31, 2003 decreased $2.0 million, or 26.9%, from 2002. This decrease was primarily due to lower operating income at Deflecto, $3.5 million, and Beemak, $0.3 million. Partially offsetting these decreases was higher operating income at Sate-Lite, $1.7 million, and lower corporate expenses, $0.1 million. The lower operating income at Deflecto is the result of adjustments related to prior years at one of Deflecto's subsidiaries, $2.9 million. The increase in operating income at Sate-Lite is due to domestic headcount and cost reduction programs as well as sustained growth at its manufacturing facility in China.

      Jordan Auto Aftermarket. As of December 31, 2003, the Jordan Auto Aftermarket group consisted of Dacco, Alma and Atco.

      Net sales for the year ended December 31, 2003 decreased $10.9 million, or 7.0%, from 2002. This decrease was primarily due to lower sales of remanufactured torque converters and other soft parts at Dacco and decreased sales of drive trains at Alma. Partially offsetting these decreases were higher sales of air conditioning compressors at Alma and driers and accumulators and air conditioning hose assemblies at Atco. Alma sales decreased due to a change in its OEM customers' reduced use of rebuilt products in their warranty work.

      Operating income for the year ended December 31, 2003 decreased $10.2 million, or 58.5%, from 2002. This decrease was due to lower operating income at Dacco and Alma. Partially offsetting these decreases was higher operating income at Atco and lower corporate expenses. The decreased operating income at Dacco and Alma are both the result of decreased cost absorption on lower sales. Alma's operating income also suffered due to direct labor inefficiencies due to short lead times required by a large customer.

NONRESTRICTED GROUP OPERATING COMPANIES

      Kinetek. As of December 31, 2003, the Kinetek group consisted of Imperial, Gear, Merkle-Korff, FIR, ED&C, Motion Control, Advanced DC and DeSheng.

      Net sales for the year ended December 31, 2003 increased $5.4 million, or 1.9%, from $282.7 million in 2002 to $288.1 million in 2003. The sales variance is primarily due to the impact of the stronger Euro on translation of European sales ($6.9 million increase) and the net impact of market share gains and losses ($12.3 million increase) resulting from Kinetek's introduction of new products to the market. These gains were offset in part by the protracted sluggish economies in North America and Europe, which continued to depress revenues in most of the company's key market segments, for a revenue decline of $11.3 million. Pricing pressure throughout Kinetek's product lines resulted in a $2.7 million reduction in net sales.

      Sales of Kinetek's motors segment declined to $201.7 million in 2003 from $202.4 million in 2002, a decline of 0.4%. Subfractional motor sales declined by 0.6% compared to 2003, as market driven declines concentrated in the vending and appliance product lines, plus the loss of "value-added subassembly" manufacturing for certain appliance customers, were nearly replaced by the introduction of new products and share gains in other markets, such as medical, restaurant, and commercial refrigeration. Sales of fractional/integral motor products declined 0.3% from 2002. The variance was driven by general economic softness in markets for motors used in commercial floor care, golf car, elevator, and other applications. These declines were almost offset by net gains from changes in market share and new product introductions in floor care and elevator markets, and the translation impact on European sales described above.

      Sales of Kinetek's controls segment increased to $86.4 million in 2003, from $80.2 million in 2002, an increase of $6.2 million, or 7.7%. The increase is the result of recovery in the market for elevator control products, product line extensions in the elevator modernization market, and to certain long-term contracts for conveyor controls used in automotive assembly lines.

      Operating income for the year ended December 31, 2003 declined 20.9%, from $38.4 million in 2002 to $30.4 million in 2003. Gross profit decreased from $100.4 million in 2002 (35.5% of sales) to $97.6 million in 2003 (33.9% of sales). The decrease in gross profit is primarily due to the aforementioned price reduction and shifts in the mix of sales among Kinetek's product lines, some of which result from the high level of new product introductions. Selling, general, and administrative expenses increased to $57.3 million in 2003 from $52.0 million in 2002. The increase is driven by a one-time charge of $1.0 million in 2003 for excess medical insurance claims incurred by Kinetek's subsidiaries during 2001 and 2002, and increased development and marketing costs for Kinetek's next-generation elevator control in anticipation of broad market introduction in 2004.

YEAR ENDED DECEMBER 31, 2002 COMPARED TO YEAR ENDED DECEMBER 31, 2001

RESTRICTED GROUP OPERATING COMPANIES

      Restricted Group Consolidated Operating Results. Net sales for the year ended December 31, 2002 increased $4.6 million, or 1.2%, from 2001. This increase was due to higher sales of labels at Pamco, hardware and office products at Deflecto, fabricated products at Beemak, air conditioning compressors at Alma, home accessories at Cape Craftsmen, and data storage and disaster recover services at GramTel. In addition, sales increased due to the acquisition of Atco in June 2001.

      Operating income increased $13.5 million, or 81.7%, over 2001. Operating income increased $5.2 million related to the adoption of Statement of Accounting Standards, or SFAS, No. 142, "Goodwill and Other Intangible Assets." In addition, operating income increased at Pamco, Deflecto, Cape, Welcome Home, and GramTel. Operating income also increased due to the acquisition mentioned above. Partially offsetting these increases was lower operating income at Valmark and Sate-Lite. The increased operating income at Pamco was due to the closing of Pamco's east coast facility and the increase at Deflecto was due to ongoing headcount reductions and continued focus on operational efficiencies.

      Specialty Printing & Labeling. As of December 31, 2002, the Specialty Printing and Labeling group consisted of Valmark, Pamco and Seaboard.

      Net sales for the year ended December 31, 2002 decreased $4.8 million, or 8.4%, from 2001. This decrease is primarily due to decreased sales of screen printed products, membrane switches, and rollstock at Valmark, $3.3 million, $0.9 million, and $0.5 million, respectively, and lower sales of folding boxes at Seaboard, $0.4 million. Partially offsetting these decreases were increased sales of labels at Pamco, $0.3 million.

      Operating income for the year ended December 31, 2002 increased $3.2 million from 2001. This increase is due in part to the non-amortization provisions of Statement of Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets", which positively affected operating income by $1.1 million in 2002 (see Note 3 to the consolidated financial statements). In addition, this increase is due to higher operating income at Pamco, $3.5 million. Partially offsetting these increases was lower operating income at Valmark, $1.1 million, and Seaboard, $0.3 million. The increase in operating income at Pamco is primarily due to the closing of Pamco's East Coast facility in October 2001.

      Consumer and Industrial Products. As of December 31, 2002, the Consumer and Industrial Products group consisted of Cape Craftsmen, Welcome Home, Cho-Pat and GramTel.

      Net sales for the year ended December 31, 2002 decreased $8.6 million, or 11.1%, from 2001. This decrease is primarily due to the divestiture of Riverside in January 2001, $4.1 million, and Flavorsource in January 2002, $5.7 million, as well as the shut down of Online Environs in September 2002, $0.7 million. In addition, retail sales at Welcome Home decreased $1.6 million, sales of orthopedic supports at Cho-Pat decreased $0.1 million, and sales of Internet connection services at ISMI decreased $0.9 million, prior to ISMI's divestiture in December 2002. Partially offsetting these decreases were higher sales of home accessories at Cape, $3.7 million, and increased sales of data storage and disaster recovery services at GramTel, $0.8 million.

      Operating income for the year ended December 31, 2002 increased $4.5 million over 2001. This increase is due in part to the non-amortization provisions of SFAS No. 142, which positively affected operating income by $0.6 million in 2002 (see Note 3 to the consolidated financial statements). This increase is also due to the divestiture of Riverside and the shut down of Online Environs, as Riverside had an operating loss of $0.4 million in 2001 and Online Environ's operating loss decreased, $0.8 million. In addition, operating income increased at Cape, $1.7 million and Welcome Home, $0.8 million, and GramTel's operating loss decreased by $1.0 million. Partially offsetting these increases was lower operating income at Flavorsource of $0.8 million, due to its sale in January 2002.

      Jordan Specialty Plastics. As of December 31, 2002, the Jordan Specialty Plastics group consisted of Sate-Lite, Beemak and Deflecto.

      Net sales for the year ended December 31, 2002 increased $9.3 million, or 9.4%, over 2001. This increase is primarily due to increased sales of hardware products and office products at Deflecto, $9.2 million and $0.4 million, respectively, higher sales of tooling and truck reflectors at Sate-Lite, $0.2 million and $0.2 million, respectively, and increased sales of plastic injection-molded and fabricated products at Beemak, $0.2 million and $0.5 million, respectively. Partially offsetting these increases were lower sales of warning triangles, Tilt Bins and thermoplastic colorants at Sate-Lite, $0.2 million, $0.5 million, and $0.7 million.

      Operating income for the year ended December 31, 2002 increased $5.4 million, or 264.7%, over 2001. This increase is due in part to the non-amortization provisions of SFAS No. 142 which positively affected operating income by $1.4 million in 2002 (see Note 3 to the consolidated financial statements). In addition, this increase is due to higher operating income at Deflecto and Beemak, $4.9 million and $0.1 million, respectively, partially offset by lower operating income at Sate-Lite, $1.0 million. The increase in operating income at Deflecto is due to increased sales, ongoing headcount reductions and continued focus on operational efficiencies.

      Jordan Auto Aftermarket. As of December 31, 2002, the Jordan Auto Aftermarket group consisted of Dacco, Alma and Atco.

      Net sales for the year ended December 31, 2002 increased $8.7 million, or 5.9%, over 2001. This increase is primarily due to the acquisition of Atco in June 2001. Atco contributed net sales of $14.7 million in 2002 compared with net sales of $5.8 million in 2001. In addition, sales of air conditioning compressors increased at Alma. Partially offsetting these increases was lower sales of remanufactured torque converters, soft parts and drive trains at Dacco and Alma.

      Operating income for the year ended December 31, 2002 increased $0.3 million, or 1.7%, from 2001. Operating income increased $2.0 million due to the non-amortization provisions of SFAS No. 142 (see Note 3 to the consolidated financial statements). The group also benefited from a full year of sales at Atco and the higher sales of air conditioning compressors mentioned above. Partially offsetting these increases were higher corporate expenses and the decline in operating income related to the decrease in sales of soft parts and drive trains.

NONRESTRICTED GROUP OPERATING COMPANIES

      Kinetek. As of December 31, 2002, the Kinetek group consisted of Imperial, Gear, Merkle-Korff, FIR, ED&C, Motion Control, Advanced DC and DeSheng.

      Consolidated net sales for the year ended December 31, 2002 decreased $4.7 million, or 1.6%, from 2001. Continued economic weakness depressed all of Kinetek's principal market resulting in a net sales decrease of $10.9 million, while moderate pricing pressure throughout Kinetek's product lines totaled a $3.4 million reduction in sales. These decreases were partially offset by the addition of the partial year sales from the formation of the De Sheng joint venture, $7.7 million, the impact of the stronger Euro on translation of European sales, $1.3 million, and the net impact of market share gains and losses, $1.6 million.

      Sales of Kinetek's motors segment declined from $206.2 million in 2001 to $202.4 million in 2002, a decline of 1.8%. Subfractional motor sales declined by 1.0% compared to 2001, driven largely by pricing pressure in all markets and weak demand in vending markets. Sales of fractional/integral motor products declined 2.3% from 2001, primarily due to continued sharp declines in demand for DC motors used in the material handling market and weak demand in Europe. These declines were partially offset by gains in market share and new product introductions in floor care and elevator markets, as well as the addition of De Sheng and the translation gains from European sales as described above.

      Sales of Kinetek's controls segment declined from $81.2 million in 2001 to $80.2 million in 2002, a decrease of 1.2%. The decline is primarily due to lower sales of elevator control products to the New York City market, where activity in the real estate and construction sectors has been lower since the events of September 11, 2001. Sales to other geographic regions increased, but by less than the declines in New York.

      Kinetek's operating income for the year ended December 31, 2002 increased $1.2 million, or 3.1%, over 2001. The increase in operating income was primarily driven by the non-amortization provisions of SFAS No. 142 (see Note 3 to the consolidated financial statements). This adoption resulted in an $8.0 million reduction in amortization expense, $6.6 million for the motors segment and $1.4 million for the controls segment. This increase was offset by two principal factors: 1) Kinetek's gross profit fell from $104.1 million (36.2% of sales) in 2001 to $100.4 million (35.5% of sales) in 2002. This decline is attributable to the sales volume and selling price declines discussed previously, which were partially offset by Kinetek's continued variable cost productivity and material cost reduction initiatives. 2) Operating expenses increased from $49.3 million in 2001 to $52.0 million in 2002. The increase is due to the addition of the operating expenses of De Sheng, and to increased corporate expenses related to Kinetek's ongoing reorganization and restructuring.

LIQUIDITY AND CAPITAL RESOURCES

      In general, we require liquidity for working capital, capital expenditures, interest, taxes, debt repayment and opportunistic acquisitions. Of primary importance is our working capital requirements, which increase whenever we experience strong incremental demand or geographic expansion.

      In the first five months of 2004, we were repaid certain amounts due to us as a result of the sale of affiliated companies. We were paid $5.2 million in connection with the sale of DMS Holdings and Mabis Healthcare Holdings, and we were paid $22.0 million in connection with the sale of Flavor and Fragrance Holdings Inc. These proceeds will be used to reduce our outstanding borrowings under the revolving credit facility.

      On March 31, 2004, the restricted group had approximately $89.3 million of working capital, compared to $93.0 million at the end of 2003 and $122.1 million at the end of 2002. The nonrestricted group had working capital of $63.9 million, $59.9 million and $49.2 million on March 31, 2004, December 31, 2003 and December 31, 2002, respectively.

      We have acquired businesses through leveraged buyouts, and, as a result, have significant debt in relation to total capitalization. See "Business." Most of this acquisition debt was initially financed through the issuance of bonds, which were subsequently refinanced in 1997 and again in 2004. See Note 11 to the Consolidated Financial Statements.

      Management believes that JII's cash on hand and anticipated funds from operations will be sufficient to cover its working capital, capital expenditures, debt service requirements and other fixed charge obligations for at least the next 12 months.

      We are, and expect to continue to be, in compliance with the provisions of our indentures and the revolving credit facility.

      None of the subsidiaries require significant amounts of capital spending to sustain their current operations or to achieve projected growth.

      Operating Activities. Net cash used in operating activities for the three months ended March 31, 2004 was $14.7 million compared to net cash used in operating activities of $16.5 million for the same period in 2003. The decrease in cash used is primarily due to improved working capital management compared to 2003.

      Net cash used in operating activities for the year ended December 31, 2003 was $11.7 million, compared to $21.2 million provided by operating activities during the same period in 2002. This is primarily due to an increase in accounts receivable in 2003 compared to a decrease in 2002, an increase in prepaids and other current assets in 2003 compared to a decrease in 2002, and a smaller increase in non-current liabilities in 2003 compared to 2002. Partially offsetting these items is an increase in account payable and accrued expenses in 2003 compared to 2002.

      Investing Activities. Net cash provided by investing activities for the three months ended March 31, 2004 was $4.8 million compared to net cash provided by investing activities of $0.6 million for the same period in 2003. The increase in cash provided by investing activities is primarily due to the divestiture of the Ad Specialty and Calendar divisions of JII Promotions in the first quarter of 2004.

      Net cash provided by investing activities for year ended December 31, 2003 was $2.6 million, compared to $19.6 million used in investing activities during the same period in 2002. This is primarily due to lower capital expenditures, reduced acquisitions of subsidiaries, and proceeds from the sales of two divisions in 2003.

      Financing Activities. Net cash provided by financing activities for the three months ended March 31, 2004 was $13.2 million compared to net cash provided by financing activities of $16.8 million for the same period in 2003. The decrease in cash provided by financing activities is primarily due to lower net borrowings on revolving credit facilities and increased payment of financing fees resulting from the Exchange Offer. Partially offsetting these variances is the lower repayment of long-term debt in the first quarter of 2004 versus the same period in 2003.

      Net cash used in financing activities for the year ended December 31, 2003 was $0.9 million, compared to $10.6 million used in financing activities during the same period in 2002. This decrease is primarily due to the repurchase of a portion of the Company's 2009 debentures in 2002, $31.4 million, and increased proceeds from revolving credit facilities in 2003, $5.0 million. Partially offsetting these fluctuations are increased payments on long-term debt in 2003, $7.3 million, and reduced proceeds from debt issuances, $20.5 million.



      The restricted group is party to the revolving credit facility under which we are able to borrow, after giving effect to the amendment to the revolving credit facility described under Description of Certain Indebtedness and Other Contingent Obligations -- Credit Agreements -- Revolving Credit Facility," up to $95.0 million, based on the value of certain assets. Proceeds of borrowings can be used to provide working capital, capital expenditures, acquisitions and other corporate purposes. Unless we have less than $15.0 million of net availability under the revolving credit facility, no financial covenants exist. If we have less than $15.0 million of availability, the financial covenants described in the section entitled "Description of Certain Indebtedness and Other Contingent Obligations -- Credit Agreements -- Revolving Credit Facility" become applicable. We were not subject to the financial covenants as of March 31, 2004. In addition, should we have less than $15.0 million of availability, JII's subsidiaries would be prohibited from upstreaming dividends to JII for a variety of purposes, including paying interest or principal on its debt obligations, including the old JII notes and its senior subordinated discount debentures. On March 31, 2004, we had $16.6 million net availability under the revolving credit facility, including the required excess availability. The revolving credit facility is secured by a first priority security interest in substantially all of the restricted groups' assets. It is also secured by an unsecured guarantee of JII. The new notes will restrict our ability to borrow under the revolving credit facility. See "Description of Certain Indebtedness and Other Contingent Obligations -- Credit Agreements -- Revolving Credit Facility."

      Kinetek is party to a $35.0 million credit agreement. Its availability is also limited by the value of its current assets. This agreement is non-recourse to the restricted group. On March 31, 2004, Kinetek had $15.3 million of net availability under its credit facility, not including the $5.0 million of required excess availability.

      We may, from time to time, use cash, including cash generated from borrowings under our credit agreements, to purchase either our senior subordinated discount debentures or any remaining old JII notes, or any combination thereof, through open market purchases, privately negotiated purchases or exchanges, tender offers, redemptions or otherwise. Additionally, we may, from time to time, pursue various refinancing or financial restructurings, including pursuant to current solicitations and waivers involving those securities, in each case, without public announcement or prior notice to the holders thereof, and if initiated or commenced, such purchases or offers to purchase may be discontinued at any time.

      On January 31, 2004, JII and certain holders of JII's senior subordinated discount debentures entered into a Waiver Agreement which states that the participating note holders waive any rights to claim an event of default if the Company does not make the scheduled interest payments as required in the applicable indenture. Should JII elect not to make interest payments on these notes, the interest will continue to accrue at its original rate of 11.75% per year and will be due and payable to the holders at the maturity date of the notes. Pursuant to the Waiver Agreement, the maturity date of the participating notes is the earlier of (1) the date on which all of the outstanding principal and interest on the restricted notes and the senior secured discount debentures not participating in the Waiver Agreement have been paid in full, (2) the date six months after the original maturity of the participating notes, or (3) the date on which the Company enters into a bankruptcy proceeding.

      On February 18, 2004, we completed an exchange offer, whereby the Issuers exchanged $173.3 million of restricted notes for $247.6 million of old JII notes. The restricted notes were co-issued by JII Holdings and JII Finance. The old JII notes bore interest at 10 3/8% per annum, paid interest semi annually on February 1st and August 1st, and were scheduled to mature on August 1, 2007.

      The exchange offer has been accounted for as a troubled debt restructuring in conformity with Statement of Financial Accounting Standards No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructurings" (SFAS No.
15). SFAS No. 15 requires that, when there is a modification of terms such as this, if the total debt service of the new debt is greater than the carrying amount on the balance sheet of the old debt, the carrying amount should be reduced to the total debt service amount. This reduction resulted in a gain of $2.1 million, which was required by SFAS No. 15 to be offset by fees incurred on the transaction. Fees of $6.3 million, which were in excess of the gain, were recorded as interest expense during the first quarter of 2004. The remaining reduction in the principal of the restricted notes compared to the old JII notes will be recognized over the period to maturity of the restricted notes as a reduction of interest expense.

      On February 18, 2004, certain of the JII's senior subordinated discount debenture note holders entered into a Modification Agreement which provides for a reduction in their stated maturity value and a reduction of their applicable interest rate. The aggregate maturity value of the notes held by the parties to the Modification Agreement is $24.0 million which has been reduced to $7.2 million. The interest rate on these notes has been reduced to a stated rate of 1.61% from 11.75%. The holders of these modified notes retain the right to collect the original maturity value and interest thereon at the original interest rate if JII meets certain financial tests and ratios. Under the Modification Agreement, these notes mature on the earlier of (1) the date that all other senior subordinated discount debenture note holders have been paid in full, (2) the date that is six months after the original maturity date, or (3) the date on which JII enters into a bankruptcy proceeding.

      JII has determined that this modification will be accounted for as a troubled debt restructuring as required by SFAS No. 15. The effect of this accounting treatment will be to not reduce the carrying value of the modified notes. However, the interest expense associated with the modified notes will be calculated using the modified stated interest rate of 1.61% per annum and the reduced maturity amount.

      The remaining senior subordinated discount debentures that are not party to the Modification Agreement will continue to accrue interest at 11.75% and represent $70.9 million of the total outstanding principal amount of $94.9 million.




FOREIGN CURRENCY IMPACT

      We are exposed to fluctuations in foreign currency exchange rates. Decreases in the value of foreign currencies relative to the U.S. dollar have not resulted in significant losses from foreign currency translation. However, there can be no assurance that foreign currency fluctuations in the future would not have an adverse effect on our business, financial condition or results of operations.

IMPACT OF INFLATION

      General inflation has had only a minor effect on our operations and our internal and external sources for liquidity and working capital, as we have been able to increase prices or find alternative sourcing to mitigate cost increases, and expect to be able to do so in the future.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

      Our significant accounting policies are described in Note 2 to the consolidated financial statements included elsewhere in this prospectus. Our discussion and analysis of financial condition and results from operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of the financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses. On an on-going basis, we evaluate the estimates that we have made. These estimates have been based upon historical experience and on various other assumptions that we believe to be reasonable under the circumstances. However, actual results may differ from these estimates under different assumptions or conditions.

      We believe the following critical accounting policies affect the more significant judgments and estimates we have used in the preparation of the consolidated financial statements.

      Goodwill. In accordance with SFAS No. 142, we discontinued recording goodwill amortization effective January 1, 2002. SFAS No. 142 prescribes a two-step process for impairment testing goodwill. The first step is to identify when goodwill impairment has occurred by comparing the fair value of a reporting unit with its carrying amount, including goodwill. If the fair value of a reporting unit exceeds its carrying value, the second step of the goodwill test should be performed to measure the amount of the impairment loss, if any. In this second step, the implied fair value of the reporting unit's goodwill is compared with the carrying amount of the goodwill. If the carrying amount of the reporting unit's goodwill exceeds the implied fair value of that goodwill, an impairment loss should be recognized in an amount equal to that excess, not to exceed the carrying amount of the goodwill. If there is a decrease in product demand, market conditions or any condition that changes the assumptions used to measure fair value it could result in requiring a material impairment charge in the future.

      Investments in Affiliates. Periodically, we make strategic investments in debt and/or equity securities of affiliated companies. See Note 7 to the consolidated financial statements for details of these investments. These debt and/or equity securities are not currently publicly traded on any major exchange. Either the cost method or equity method of accounting is used to account for these investments depending on the level of the Company's ownership in these affiliates. Each quarter, we review the carrying amount of these investments and record an impairment charge when we believe an investment has experienced a decline in value below its carrying amount that is other than temporary. Future adverse changes in market conditions or poor operating results of underlying investments could result in losses or an inability to recover the carrying value of the investments that may not be reflected in an investment's current carrying value, thereby possibly requiring an impairment charge in the future.

      Allowance for Doubtful Accounts. Allowances for doubtful accounts are estimated at the individual operating companies based on estimates of losses on customer receivable balances. Estimates are developed by using standard quantitative measures based on historical losses, adjusting for current economic conditions and, in some cases, evaluating specific customer accounts for risk of loss. The establishment of reserves requires the use of judgment and assumptions regarding the potential for losses on receivable balances. Though we consider our allowance for doubtful accounts balance to be adequate, changes in economic conditions in specific markets in which we operate could have a material effect on future reserve balances required.

      Excess and Obsolete Inventory. We record reserves for excess and obsolete inventory equal to the difference between the cost of inventory and its estimated market value using assumptions about future product life-cycles, product demand and market conditions. If actual product life-cycles, product demand and market conditions are less favorable than those projected by management, additional inventory reserves may be required.

      Income Taxes. As part of the process of preparing our consolidated financial statements, we are required to estimate our income taxes in each of the jurisdictions in which we operate. This process involves estimating our actual current tax expense together with assessing temporary differences resulting from differing treatment of items for tax and accounting purposes. These differences result in deferred tax assets and liabilities, which are included within our consolidated balance sheet. We must then assess the likelihood that our deferred tax assets will be recovered from future taxable income and to the extent we believe that recovery is not likely, we must establish a valuation allowance. Increases (decreases) in the valuation allowance are included as an increase (decrease) to our consolidated income tax provision in the statement of operations.

CONTRACTUAL OBLIGATIONS

      The following table summarizes our contractual obligations as of December 31, 2003 (in thousands):

                                        PAYMENTS BY PERIOD
                   --------------------------------------------------------------
                                LESS THAN 1                             AFTER 5
                     TOTAL         YEAR      1-3 YEARS    4-5 YEARS      YEARS
                   ----------   ----------   ----------   ----------   ----------
Long-term debt     $  742,079   $   17,197   $  326,052   $  303,116   $   95,714
Capital leases         10,509        2,890        3,606        3,736          277
Operating leases       59,324       14,591       19,661       13,291       11,781
                   ----------   ----------   ----------   ----------   ----------
Total              $  811,912   $   34,678   $  349,319   $  320,143   $  107,772
                   ----------   ----------   ----------   ----------   ----------

      Management Services. We accrued fees to TJC Management Corporation, referred to as TJC, of $0.5 million and $1.0 million in 2002 and 2001, respectively, related to the TJC Management Consulting Agreement. We have not accrued any fees under the agreement in 2003 and do not expect to accrue or pay any additional money related to this agreement in the future.

      On July 25, 1997, a previous agreement with TJC was amended and restated. Under the TJC Management Consulting Agreement, we pay TJC, among other things, investment banking and sponsorship fees of up to 2% of the purchase price paid, for its assistance in acquisitions undertaken by us or our subsidiaries, and a financial advisory fee of up to one-half of 1% of the aggregate debt and equity financing that is arranged by TJC, plus the reimbursement of out-of-pocket and other expenses. We did not make payments in 2003, 2002 or 2001 to TJC for their assistance in relation to acquisition and refinancing activities. At March 31, 2004, $9.6 million was accrued related to this agreement. See "Certain Transactions -- TJC Management Consulting Agreement."

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISKS


      JII's debt obligations are primarily fixed-rate in nature and, as such, are not sensitive to changes in interest rates. At March 31, 2004, we had $62.0 million of variable rate debt outstanding. A one percentage point increase in interest rates would increase the annual amount of interest paid by approximately $0.6 million. We do not believe that our market risk financial instruments on March 31, 2004 would have a material effect on future operations or cash flows.


      The Company is exposed to market risk from changes in foreign currency exchange rates, including fluctuations in the functional currency of foreign operations. The functional currency of operations outside the United States is the respective local currency. Foreign currency translation effects are included in accumulated other comprehensive income in shareholder's equity.

CONTROLS AND PROCEDURES

      Pursuant to Section 302 of the Sarbanes-Oxley Act and Rule 13a-15 of the Exchange Act promulgated thereunder, our chairman and controller evaluated the effectiveness of our disclosure controls and procedures as of March 31, 2004. Based on such evaluation, our chairman and controller have concluded that our disclosure controls and procedures were effective as of the evaluation date to ensure that information required to be disclosed in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC.

      There have been no significant changes in the internal controls or in other factors that could significantly affect our internal controls subsequent to the date of their most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

                                    BUSINESS

      Jordan Industries, Inc., commonly referred to JII, was organized to acquire and operate a diverse group of businesses with a corporate staff providing strategic direction and support. JII is currently comprised of 20 businesses that are divided into five strategic business units:

      -     Specialty Printing and Labeling,

      -     Consumer and Industrial Products,

      -     Jordan Specialty Plastics,

      -     Jordan Auto Aftermarket, and

      -     Kinetek.

      The subsidiaries in the Specialty Printing and Labeling group, the Consumer and Industrial Products group, the Jordan Specialty Plastics group and the Jordan Auto Aftermarket group comprise the restricted group. Motors and Gears Holdings, Inc., JII's subsidiary that is the intermediate holding company for the Kinetek group, and its direct and indirect subsidiaries comprise the nonrestricted group. Neither Motors and Gears Holdings, Inc. nor any of its direct or indirect subsidiaries will guarantee the new notes or pledge assets to secure the new notes.

      The following chart depicts JII's five strategic business units, together with the net sales for each of the five groups for the year ended December 31, 2003. The bolded boxes represent the restricted group and the unbolded box represents the nonrestricted group.




                                     JORDAN INDUSTRIES, INC.

                     --------------------------------------------------------
                                         RESTRICTED
                                           GROUP                 CONSOLIDATED
                                         -----------             ------------
                                                   (dollars in millions)

                       NET SALES             $380.0                  $668.1
                     -----------------------------------------------------------
                                               |
     ---------------------------------------------------------------------------------------
     |                      |                  |                        |                  |
------------------   -------------------    --------------------  -------------------  --------------------
|                  |                       |                    |                    |                      |
| CONSUMER AND     |   SPECIALTY PRINTING  |  JORDAN            |   JORDAN AUTO      |    KINETEK           |
| INDUSTRIAL       |   AND LABELING        |  SPECIALTY         |   AFTERMARKET      |                      |
| PRODUCTS         |                       |  PLASTICS          |                    |                      |
|                  |                       |                    |                    |                      |
|                  |                       |                    |                    |                      |
| - Welcome Home   |  - Valmark Industries |  - Beemak Plastics |   - Dacco          |    - Imperial        |
| - Gram Tel       |  - Pamco Printed Tape |  - Sate-Lite       |   - Alma products  |    Electric          |
|   Communications |    and Label          |    Manufacturing   |   - Atco Products  |    - Gear Research   |
| - Cho-Pat        |  - Seaboard           |  - Deflecto        |                    |    - Merkle-Korff    |
|                  |    Folding Box        |    Corporation     |                    |    - FIR Group       |
|                  |                       |                    |                    |    - ED&C            |
|                  |                       |                    |                    |    -  Motion Control |
|                  |                       |                    |                    |    - Advanced D.C.   |
|                  |                       |                    |                    |    - De Sheng        |
|                  |                       |                    |                    |                      |
|                  |                       |                    |                    |                      |
| $69.1 million of |    $48.6 million of   |  $117.4 million of |   $144.9 million   |    $288.1 million of |
| Net Sales        |     Net Sales         |  Net Sales         |   of Net Sales     |    Net Sales         |
------------------ | -------------------   |--------------------| -------------------| -------------------- |


                      RESTRICTED GROUP OPERATING COMPANIES

SPECIALTY PRINTING AND LABELING

      The Specialty Printing and Labeling Group manufactures and markets:

      - labels, tapes, and printed graphic panel overlays for electronics and other manufacturing companies; and

      -     printed folding cartons and boxes and other shipping materials.

For the three months ended March 31, 2004 and the year ended December 31, 2003, the Specialty Printing and Labeling group generated net sales of $12.5 million and $48.6 million, respectively. Each of the Specialty Printing and Labeling subsidiaries is discussed below.

      Valmark Industries, Inc. Valmark, which was founded in 1976 and purchased by the Company in 1994, is a specialty printer and manufacturer of graphic components for the electronics Original Equipment Manufacturer, commonly referred to as "OEM", market. Valmark's product lines include graphic panel overlays, membrane switch control panels, and adhesive-backed labels. Approximately 46% of Valmark's 2003 net sales of $12.6 million were derived from the sales of membrane switch control panels, 40% from graphic panel overlays, and 14% from labels and other products.

      Valmark sells to four primary markets: (i) medical instrumentation, (ii) general electronics, (iii) turn-key services, (iv) and personal computers. During 2003, Valmark's specialty screen print products were subject to increased foreign price competition, primarily in the personal computers and telecommunications markets. Valmark operates relatively free of foreign competition in its other product markets, due primarily to the high level of communication and long history with its customers, the relatively short time frame required to produce orders of non-membrane switch products, and the significant engineering and product development investments required to secure and manufacture orders for its membrane switch control panel customers.

      Pamco Printed Tape and Label Co., Inc. Pamco, which was founded in 1953 and acquired by the Company in 1994, is a manufacturer and distributor of a wide variety of printed tapes and labels. Pamco offers a range of products from simple one and two-color labels, such as basic bar code and address labels, to eight-color, laminated, embossed, and hot stamped labels for products such as candy, housewares, health and beauty aids and food packaging. All of Pamco's products are made to customer specifications and approximately 92% of all sales were manufactured in-house in 2003. The remaining 8% of sales were purchased printed products and included such items as business cards and stationery.

      Pamco's products are marketed by a team of nine sales representatives who procure new accounts and service existing accounts. Existing accounts are serviced by eight customer service representatives. Pamco's customers represent many different industries with the five largest customers accounting for approximately 17% of 2003 net sales of $18.3 million.

      Pamco competes in a highly fragmented industry.

      Seaboard Folding Box, Inc. Seaboard, which was founded in 1954 and purchased by the Company in 1996, is a manufacturer of printed folding cartons and boxes, insert packaging and blister pack cards. Seaboard sells directly to a broad customer base, located primarily east of the Mississippi River, operating in a variety of industries including hardware, personal hygiene, toys, automotive supplies, food and drugs. Seaboard's top ten customers accounted for approximately 35% of Seaboard's 2003 net sales of $17.8 million.

      Seaboard's markets are very competitive in terms of price.

CONSUMER AND INDUSTRIAL PRODUCTS

      Consumer and Industrial Products serves many product segments, including:

      -     manufacturing and importing gift items;

      -     specialty retailing of gifts and decorative home furnishings;

      -     manufacturing orthopedic supports and pain reducing medical devices;
            and

      -     providing data storage services at a secure network access center.

For the three months ended March 31, 2004 and the year ended December 31, 2003, the Consumer and Industrial Products subsidiaries generated combined net sales of $13.7 million and $69.1 million, respectively. Each of the Consumer and Industrial Products subsidiaries is discussed below.

      Welcome Home LLC. During 2002, Cape Craftsmen, Inc. and Welcome Home, Inc. were combined into one entity, Welcome Home LLC. Cape Craftsmen remains a division of Welcome Home LLC that imports gifts, wooden furniture, framed art and other accessories from the Far East, while the Welcome Home division is a retailer specializing in such imports.

      Cape Craftsmen sells its products through three in-house salespeople and 200 independent sales representatives. Cape Craftsmen competes in a highly fragmented industry that competes primarily on the basis of price. Net sales of the Cape Craftsmen division in 2003 were $13.0 million, excluding sales to the Welcome Home division, of $18.1 million.

      Welcome Home currently operates 116 stores located in factory outlet centers and regional malls in 37 states. Welcome Home offers a broad product line of 2,000 to 3,000 items consisting of 9 basic groups, including framed art, furniture, candles, lighting, decorative accessories, decorative garden items, music, special opportunity merchandise and seasonal products.

      Competition is highly intense among specialty retailers, traditional department stores and mass merchant discounters in outlet malls and other high traffic retail locations. Welcome Home had net sales of $53.0 million for the year ended December 31, 2003.

      Cho-Pat, Inc. In September 1997, JII purchased Cho-Pat, Inc., a designer and manufacturer of orthopedic related sports medicine devices used in the prevention and treatment of certain biomechanical injuries. Cho-Pat currently produces 19 different products, including three which are covered by U.S. patents, that are used to prevent and reduce the pain resulting from the overuse and degeneration of the major joints. Cho-Pat manufactures most of its products in-house and sells them through medical product distributors and wholesalers, retail drug and sporting good stores, as well as direct to medical professionals, physical therapists, athletic trainers, schools and universities, professional athletes, and individuals in the U.S. and internationally. Cho-Pat had net sales of $1.3 million in 2003.

      GramTel Communications, Inc. GramTel USA, Inc. was started by JII in December 2000. GramTel is a data storage and information technology disaster recovery company. It owns and operates a technology center that houses business-critical computer systems, applications, and data. The facility provides alternate sites for companies to continue operations in the event of a disaster or emergency event. GramTel provides the facilities, technical personnel and network connectivity to keep the critical operations of businesses available 24 hours a day. GramTel had net sales of $1.8 million for the year ended December 31, 2003.

JORDAN SPECIALTY PLASTICS

      Jordan Specialty Plastics serves a broad range of wholesale and retail markets within the highly-fragmented specialty plastics industry. The group designs, manufactures and sells:

      - "take-one" point of purchase brochure, folder and application display holders;

      -     plastic injection-molded hardware and office supply products;

      -     extruded vinyl chairmats; and

      -     safety reflectors for bicycles and commercial truck manufacturers.

For the three months ended March 31, 2004 and the year ended December 31, 2003, the Jordan Specialty Plastics subsidiaries generated consolidated net sales of $32.8 million and $117.4 million, respectively. Each of the Jordan Specialty Plastics subsidiaries is discussed below.

      Beemak Plastics, Inc. Beemak, which was founded in 1951 and acquired by the Company in July 1989, is a manufacturer and distributor of custom point-of-purchase displays, brochure holders and sign holders. Beemak sells its proprietary holders and displays to approximately 7,000 customers around the world. In addition, Beemak produces a small amount of custom injection-molded plastic parts for customers on a contract manufacturing basis. Beemak's net sales for 2003 were $4.9 million.

      The display holder industry is very fragmented, consisting of a few other known holder and display firms and regionally-based sheet fabrication shops. Significant advertising dollars are spent each year on direct-mail campaigns, point-of-purchase displays and other forms of non-media advertising.

      Sate-Lite Manufacturing Company. Sate-Lite specializes in safety reflectors for bicycles, heavy duty commercial vehicles, and disposable health care products. Sate-Lite was founded in 1968 and acquired by the Company in 1988. Bicycle reflectors and plastic bicycle parts accounted for 42% of Sate-Lite's net sales in 2003, sales of emergency warning triangles and specialty reflectors and lenses to commercial truck customers accounted for approximately 25% of net sales in 2003, and sales of disposable health care products accounted for approximately 14% of net sales. An additional 1% of 2003 net sales were derived from other miscellaneous plastic injection molded products. Sate-Lite's net sales for 2003 were $12.9 million, excluding sales to Deflecto and Beemak, related parties, of $3.3 million and $0.4 million, respectively.

      Sate-Lite's bicycle and truck/auto products are sold directly to a number of OEMs. The three largest OEM customers are Truck-Lite, Tandem (China), and Giant Phoenix (China) which accounted for approximately 15% of Sate-Lite's net sales in 2003. The disposable health care products are sold primarily to a single distributor who has a long-term supply agreement with a major domestic health care products supplier. In 2003, Sate-Lite's five largest customers accounted for approximately 37% of net sales.

      Sate-Lite's bicycle products are marketed to bicycle OEMs in North America and Asia. Sales to foreign customers are handled directly by management. Sate-Lite's net export sales accounted for approximately 40% of its total 2003 sales. The principal raw materials used in manufacturing Sate-Lite's products are plastic resins. Sate-Lite purchases these materials from several independent suppliers. In 1998, Sate-Lite opened a wholly owned manufacturing factory in China. Sate-Lite sells to a variety of companies in Asia including Tandem, Ideal, Giant/Phoenix, and other bicycle manufacturers who have increased their sales to the North American bicycle market through mass market branded companies such as Huffy, Pacific Cycle (Mongoose, Schwinn, Roadmaster, GT), Kent and Magna.

      The markets for bicycle and truck/auto parts are highly competitive. Sate-Lite's principal competitors in the bicycle parts market consist primarily of foreign companies and with Cortina, James King, and Accutek in the truck/auto markets.

      On September 8, 2003, we sold the net assets of the Midwest Color division of Sate-Lite to a third party (see Note 13 to the financial statements). The Midwest Color division manufactures colorants for the thermoplastic industry, and accounted for approximately 18% of Sate-Lite's 2003 net sales.

      Deflecto Corporation. Founded in 1960 and acquired by the Company in 1998, Deflecto designs, manufactures and markets plastic injection-molded products for mass merchandisers, major retailers and large wholesalers. Deflecto sells its products in two product categories: hardware products and office supply products. Hardware products, which comprised approximately 66% of Deflecto's net sales in 2003, include heating and cooling air deflectors, clothes dryer vents and ducts, kitchen vents and ducts, sheet metal pipes and elbows, exhaust fittings, heating ventilation and air conditioning registers and other widely recognized products. Office supply products, many of which have patents and trademarks, represented approximately 34% of net sales in 2003 and include such items as wall pockets, literature displays, file and chart holders, business card holders, chairmats and other top-branded office supply products. Deflecto's consolidated net sales for 2003 were $99.5 million.

      Deflecto manufactures approximately 80% of its products in-house, with the remainder outsourced to other injection molders.

      Deflecto sells its products through an in-house salaried sales force and the use of independent sales representatives. Deflecto has the critical mass to command strong positions and significant shelf space with the major mass merchandisers and retailers. In the hardware products line, Deflecto sells to major national retailers such as Ace Hardware, Wal-Mart, and Home Depot, as well as to heating, ventilating and air conditioning ("HVAC") and appliance part wholesalers. Deflecto sells its office supply products line to major office supply retailers such as Office Max and Staples, as well as to national wholesalers, such as United Stationers and S.P. Richards. Deflecto has established strong relationships with its customers and is known for delivering high quality, well packaged products in a timely manner.

      Competition in the hardware and office supplies business is increasing due to the consolidation of companies serving the market. The increased competition has prevented price increases and has forced manufacturers to improve production efficiency, product quality and delivery.

JORDAN AUTO AFTERMARKET

      Jordan Auto Aftermarket is a supplier of remanufactured torque converters to the automotive aftermarket parts industry. In addition, it produces newly manufactured torque converters, air conditioning compressors, and clutch and disc assemblies for major automotive and equipment OEMs. For the three months ended March 31, 2004 and the year ended December 31, 2003, the Jordan Auto

Aftermarket subsidiaries generated combined net sales of $33.8 million and $144.9 million, respectively. Each of the Jordan Auto Aftermarket subsidiaries is discussed below.

      Dacco Incorporated. Dacco is a producer of remanufactured torque converters, as well as automotive transmission sub-systems and other related products used by transmission repair shops. Dacco was founded in 1965 and acquired by the Company in 1988.

      The majority of Dacco's products are classified as "hard" products, which primarily consist of torque converters and hydraulic pumps that have been rebuilt or remanufactured by Dacco. The torque converter, which replaces the clutch in an automatic transmission, transfers power from the engine to the drive shaft. The hydraulic pump supplies oil to all the systems in the transmission. The remaining products sold by Dacco are classified as "soft" products, such as sealing rings, bearings, washers, filter kits and rubber components. Soft products are purchased from a number of vendors and are resold in a broad variety of packages, configurations and kits.

      Dacco's customers are automotive transmission parts distributors, transmission repair shops and mechanics. Dacco's independent sales representatives sell nationwide to independent warehouse distributors and transmission repair shops. Dacco also operates 41 distribution centers, which sell directly to transmission shops. Dacco's distribution centers average 5,400 square feet and cover a 50-100 mile selling radius. In 2003, no single customer accounted for more than 3% of Dacco's net sales. Net sales were $58.6 million during the year ended December 31, 2003.

      The domestic market for Dacco's hard products is fragmented and Dacco's competitors consist of a number of small regional and local re-builders, as well as several larger national suppliers. The market for soft products is highly competitive and at least one of its competitors is larger than Dacco in this area.

      Alma Products Company. Founded in 1944 and acquired by the Company in March 1999, Alma uses a combination of remanufacturing and new production to produce torque converters, air conditioning compressors, and clutch and disc assemblies for major automotive and equipment OEMs, as well as numerous direct aftermarket customers. Torque converters and clutch and disc assemblies are also referred to as drive trains. Net sales were $70.5 million during the year ended December 31, 2003.

      Torque converters are remanufactured and sold to major automotive OEMs such as Ford and Chrysler, typically for warranty replacement. Alma does not sell torque converters in the independent aftermarket, which is the primary market for Dacco's torque converters. Air conditioning compressors are both remanufactured and produced new for the automotive aftermarket. Alma's compressors are sold to the service arms of major automotive manufacturers such as Ford, Chrysler, GM, John Deere, and Caterpillar. Alma supplies the majority of the compressors purchased by these customers in the aftermarket. Alma also supplies air conditioning compressors to retailers, independent warehouse distributors, and air conditioning repair specialists. Clutch and disc assemblies are both remanufactured and produced new and are sold primarily to repackagers who then resell the products to automotive parts distributors. Alma has long-term contracts with several customers. Alma was selected by Ford to remanufacture, distribute, and fully merchandise Ford's first two Ford Quality Renewal programs for torque converters and clutch and disc assemblies.

      The market for original equipment service products is very demanding, requiring stringent quality standards, thereby providing some barriers to entry to smaller, less capable competitors.

      Atco Products, Inc. Atco was founded in 1968 and was acquired by JII in July 2001. Atco's office, engineering, sales, and customer service departments are located in Ferris, Texas, where mobile air conditioning components are manufactured. Atco focuses on quality parts, quick responses to customer needs and deliveries.

      Atco manufactures and distributes hose assemblies, driers and accumulators, fittings, and crimping tools to a large customer base, including such companies as GMSPO, PACCAR, Gates, Dana-Weatherhead, and other OE and automotive aftermarket customers. Atco is the sole external source to Kenworth and Peterbilt for steel and aluminum air conditioning tube assemblies and hose end fittings, which are manufactured in Atco's QS-9000 certified plant in Ennis, Texas. Net sales were $15.8 million during the year ended December 31, 2003.

                     NONRESTRICTED GROUP OPERATING COMPANIES

KINETEK

      The Kinetek group manufactures specialty purpose electric motors, gearmotors, gearboxes, gears, transaxles and electronic motion controls, serving a diverse customer base, including consumer, commercial and industrial markets. The group's products are used in a broad range of applications, including vending machines, golf carts, lift trucks, industrial ventilation equipment, automated material handling systems and elevators.

      The Kinetek group operates in the businesses of: (i) electric motors, which includes the subsidiaries Imperial Electric Company, Gear Research, Inc., Merkle-Korff Industries, Inc., Fir Group Companies, Advanced D.C. Motors and Shunde De Sheng Electric Motor Co., Kinetek's joint venture; and (ii) electronic motion control systems, which includes the subsidiaries Electrical Design & Control and Motion Control Engineering. For the three months ended March 31, 2004 and the year ended December 31, 2003, the Kinetek group subsidiaries generated net sales of $75.7 million and $288.1 million, respectively.

      Electric Motors. Electric motors are devices that convert electric power into rotating mechanical energy. The amount of energy delivered is determined by the level of input power supplied to the electric motor and the size of the motor itself. An electric motor can be powered by alternating current, or AC, or direct current, or DC. AC power is generally supplied by power companies directly to homes, offices and industrial sites whereas DC power is supplied either through the use of batteries or by converting AC power to DC power. Both AC motors and DC motors can be used to power most applications. The determination is made through the consideration of power source availability, speed variability requirements, torque considerations, and noise constraints.

      The power output of electric motors is measured in horsepower. Motors are produced in power outputs that range from less than one horsepower up to thousands of horsepower.

      SubFractional Motors. The Kinetek group's subfractional horsepower products are comprised of motors and gearmotors, which power applications up to 30 watts (1/25 horsepower). These small, "fist-sized" AC and DC motors are used in light duty applications such as snack and beverage vending machines, refrigerator ice dispensers and photocopy machines.

      Fractional/Integral Motors. The Kinetek group's fractional/integral horsepower products are comprised of AC and DC motors and gearmotors having power ranges from 1/8 to 100 horsepower. Primary end markets for these motors include commercial floor equipment, commercial dishwashers, commercial sewing machines, industrial ventilation equipment, golf carts, lift trucks and elevators.

      Gears and Gearboxes. Gears and gearboxes are mechanical components used to transmit mechanical energy from one source to another source. They are normally used to change the speed and torque characteristics of a power source such as an electric motor. Gears and gearboxes come in various configurations such as helical gears, bevel gears, worm gears, planetary gearboxes, and right-angle gearboxes. For certain applications, an electric motor and a gearbox are combined to create a gearmotor.

      The Kinetek group's precision gear and gearbox products are produced in sizes of up to 16 inches in diameter and in various customized configurations such as pump, bevel, worm and helical gears. Primary end markets for these products include OEMs of motors, commercial floor care equipment, aerospace and food processing product equipment.

      Electronic Motion Control Systems. Electronic motion control systems are assemblies of electronic and electromechanical components that are configured in such a manner that the systems have the capability to control various commercial or industrial processes such as conveyor systems, packaging systems, elevators, and automated assembly operations. The components utilized in a motion control system are typically electric motor drives (electronic controls that vary the speed and torque characteristics of electric motors), programmable logic controls ("PLCs"), transformers, capacitors, switches and software to configure and control the system. The majority of the Kinetek group's motion control products control elevators and automated conveyor systems used in automotive manufacturing.

BACKLOG

      As of December 31, 2003 we had a backlog of approximately $88.4 million compared with a backlog of $79.1 million as of December 31, 2002. The backlog was primarily due to motor sales at Merkle-Korff and controls sales at Motion Control, both subsidiaries of Kinetek, printing and graphic component sales at Valmark, folding boxes at Seaboard, plastic products at Deflecto and air conditioning assemblies and parts at Atco. Management believes that we will ship substantially its entire backlog during 2004.

SEASONALITY

      Our aggregate business has a certain degree of seasonality. Welcome Home's sales are somewhat stronger toward year-end due to the nature of their products.

RESEARCH AND DEVELOPMENT

      As a general matter, we operate businesses that do not require substantial capital or research and development expenditures. However, development efforts are targeted at certain subsidiaries as market opportunities are identified. None of these subsidiaries' development efforts require substantial resources from the Company.

PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

      We protect our confidential, proprietary information as trade secrets. With some exceptions noted above, our products are generally not protected by virtue of any proprietary rights such as patents. There can be no assurance that the steps taken by the Company to protect its proprietary rights will be adequate to prevent misappropriation of its technology and know-how or that the Company's competitors will not independently develop technologies that are substantially equivalent to or superior to our technology. In addition, the laws of some foreign countries do not protect the Company's proprietary rights to the same extent as do the laws of the United States. In our opinion, the loss of any intellectual property asset would not have a material adverse effect on our business, financial condition, or results of operations.

      We are also subject to the risk of adverse claims and litigation alleging infringement of proprietary rights of others. From time to time, we have received notice of infringement claims from other parties. Although we do not believe we infringe on the valid proprietary rights of others, there can be no assurance against future infringement claims by third parties with respect to our current or future products. The resolution of any such infringement claims may require us to enter into license arrangements or result in protracted and costly litigation, regardless of the merits of such claims.

EMPLOYEES

      As of December 31, 2003, JII and its subsidiaries employed approximately 6,605 people. Approximately 1,795 of these employees were members of various labor unions. We believe that our subsidiaries' relations with their respective employees are good.

ENVIRONMENTAL REGULATIONS

      We are subject to numerous U.S. and foreign, federal, state, provincial and local laws and regulations relating to the storage, handling, emissions and discharge of materials into the environment, including the U.S. Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Clean Water Act, the Clean Air Act, the Emergency Planning and Community Right-to-Know Act, and the Resource Conservation and Recovery Act. Under CERCLA and analogous state laws, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, or in such property. Such laws frequently impose cleanup liability regardless of whether the owner or operator knew of or was responsible for the presence of such hazardous or toxic substances and regardless of whether the release or disposal of such substances was legal at the time it occurred. Regulations of particular significance to our ongoing operations include those pertaining to handling and disposal of solid and hazardous waste, discharge of process wastewater and storm water and release of hazardous chemicals. We believe that we are in substantial compliance with such laws and regulations.

      The USEPA has sent us letters which indicate that we may be a potential responsible party at two Superfund sites. In 2003, JII Promotions received a request regarding its shipments of lead typeface to the Pittsburgh Metal & Equipment site in New Jersey. Also, in 2003, Alma received a notice of potential responsibility for wastes its predecessor sent to the proposed Lake Calumet Cluster site in Illinois. We are currently unable to determine the extent of its potential liability for these sites.

      We generally conduct an assessment of compliance and the equivalent of a Phase I environmental survey on each acquisition candidate prior to purchasing a company to assess the potential for the presence of hazardous or toxic substances that may lead to cleanup liability with respect to such properties. We do not currently anticipate any material adverse effect on our results of operations, financial condition or competitive position as a result of compliance with federal, state, provincial, local or foreign environmental laws or regulations. However, some risk of environmental liability and other costs is inherent in the nature of our business, and there can be no assurance that material environmental costs will not arise. Moreover, it is possible that future developments such as the obligation to investigate or cleanup hazardous or toxic substances at our property for which indemnification is not available, could lead to material costs of environmental compliance and cleanup by us.

      FIR, a wholly-owned subsidiary of Kinetek, owns property in Casalmaggiore, Italy that is the subject of investigation and remediation under the review of government authorities for soils and groundwater contaminated by historic waste handling practices. In connection with the acquisition of FIR, we obtained indemnification from the former owners for this investigation and remediation.


      Alma owns two properties in Alma, Michigan that are contaminated by chlorinated solvent and oil contamination, the main plant on Michigan Avenue and a satellite plant on North Court Street. The former owner retained full responsibility for the continued investigation and remediation of the contaminated groundwater and soil at the properties when Alma acquired them in April 1999. The Michigan Avenue property has been the subject of investigation by the Michigan Department of Environmental Quality, referred to as "MDEQ", since 1982. By 1985, the former owner had cleaned out, closed and capped the lagoons that were the source of the contamination and in 1992, installed a groundwater remediation system. In January 1999, the former owner submitted to the MDEQ a proposed remedial action plan that recommends that the groundwater treatment system continue to operate for up to 30 years, a deed restriction that limits the use of the property to industrial use and the adoption, by the City of Alma, of an ordinance that prohibits the private use of groundwater for drinking water. The MDEQ has held off approving the remediation plan until the former owner delineates the horizontal and vertical extent of contamination to the agency's satisfaction. In November 2002, the former owner submitted a revised sampling plan and MDEQ has approved the additional investigation. The additional investigation should be completed by September 1, 2004. The second property is contaminated with petroleum constituents and chlorinated solvents and the former owner, under the supervision of the MDEQ, is investigating the scope and extent of the contamination. In May 2003, the former owner also submitted a remedial action plan with respect to this property to the MDEQ and an interim response plan for removed contaminated soils deemed to be the source of contamination. MDEQ has approved the interim response plan and it should be completed by September 1, 2004.


      Alma has received two claims for contribution to the investigation and cleanup of waste materials at offsite locations. One is the notice letter from the USEPA referenced above regarding the Lake Calumet Cluster site. The other is a claim by TPI Petroleum for the removal or remediation of asbestos-containing clutch plates allegedly discarded in the 1950s or 1960s at TPI's property in Alma.


      In connection with its 1999 acquisition of the Alma properties and other assets, the Company obtained indemnification and a $1,500,000 environmental escrow. Claims for losses against the environmental escrow were to be filed in March 2004 putting the entire environmental escrow in dispute. Alma filed claims for the Michigan Avenue contamination, the North Court Street contamination, the TPI Petroleum claim and the proposed Lake Calumet Cluster site. Therefore the $1,500,000 remains in escrow to cover the outstanding claims.


      Since October 1997, Dacco has engaged in investigation and remediation of possible releases of petroleum and other chemicals into the soil and groundwater from underground storage tanks and facility operations at its Cookeville, Tennessee property under the direction of the Tennessee Department of Environmental Conservation, referred to as the "TNDEC". In 2002 and 2003, Dacco conducted extensive monitoring of the extent of the contamination, the potential for offsite migration and the methods for remediation. In July 2002, Dacco installed a simple free product recovery system in one of the monitoring wells located in the area with the most extensive contamination. The investigation concluded that the contamination was relatively small and contained, and the consultant recommended that Dacco continue to use the free product recovery well until quarterly monitoring results confirm that the release was contained onsite. Dacco submitted this proposal to the TNDEC in August 2003 and has continued to operate the free product recovery system. It estimates that the total potential cost for the Cookeville site will be between $10,000 and $200,000 over the next five years.

PROPERTIES

      JII leases approximately 49,200 square feet of office space for its headquarters in Illinois. The principal properties of each subsidiary of the Company at December 31, 2003, and the location, the primary use, the capacity, and ownership status thereof, are set forth in the table below.

                                                                                         SQUARE   OWNED/
           COMPANY                  LOCATION                        USE                   FEET    LEASED
-----------------------------  --------------------  ---------------------------------  --------  ------
Advanced DC..................  Syracuse, NY          Manufacturing/Administration         49,600   Owned
                               Carrollton, TX        Warehouse                            29,000  Leased
                               Syracuse, NY          Manufacturing                        18,500  Leased
                               Eternoz, France       Manufacturing/Administration         19,000  Leased
                               Putzbrunn, Germany    Warehouse                             1,200  Leased

Alma.........................  Alma, MI              Manufacturing/Warehouse             271,450   Owned
                               Alma, MI              Manufacturing/Warehouse             101,900   Owned
                               Alma, MI              Warehouse                            44,060   Owned
                               Alma, MI              Warehouse                            33,400   Owned
                               Alma, MI              Warehouse                             9,600   Owned
                               Athens, TX            Manufacturing                        67,000  Leased

Atco.........................  Ferris, TX            Manufacturing                        93,100   Owned
                               Ennis, TX             Manufacturing                        24,100   Owned

Beemak.......................  Rancho Dominguez, CA  Manufacturing/Administration        104,000  Leased

Cape Craftsmen...............  Elizabethtown, NC     Assembly/Warehouse/Administration   175,000  Leased
                               Elizabethtown, NC     Warehouse                            10,000  Leased
                               Wilmington, NC        Administration                        6,250  Leased

Cho-Pat......................  Mt. Holly, NJ         Manufacturing/Administration          7,500  Leased

Dacco........................  Cookeville, TN        Manufacturing/Administration        355,000  Owned
                               Huntland, TN          Manufacturing                        72,000  Owned
                               Cookeville, TN        Administration                        7,000  Leased

Deflecto.....................  Indianapolis, IN      Manufacturing/Administration        182,600  Owned
                               Fishers, IN           Distribution                        134,400  Leased
                               St. Catherines, Ont.  Manufacturing/Administration         53,000  Owned
                               St. Catherines, Ont.  Assembly                             80,000  Leased
                               Midvale, OH           Manufacturing/Assembly               20,430  Owned
                               Pearland, TX          Manufacturing                        63,000  Leased
                               Newport, Wales        Manufacturing                        66,000  Owned
                               Aurora, Ontario       Manufacturing/Administration         30,500  Leased
                               Ontario, CA           Manufacturing                        36,500  Leased
                               Jefferson, GA         Manufacturing                        30,000  Leased
                               Dover, OH             Assembly                             20,000  Leased

De Sheng.....................  Shunde, Guangdong,    Manufacturing/Administration        926,000  Owned
                               China

ED&C.........................  Troy, MI              Manufacturing/Administration         33,000  Leased

                                                                                         SQUARE   OWNED/
           COMPANY                  LOCATION                        USE                   FEET    LEASED
-----------------------------  --------------------  ---------------------------------  --------  ------
FIR..........................  Casalmaggiore, Italy  Manufacturing/Administration        100,000  Owned
                               Varano, Italy         Manufacturing                        30,000  Owned
                               Bedonia, Italy        Manufacturing                         8,000  Leased
                               Reggio Emilia, Italy  Manufacturing/Distribution           30,000  Leased
                               Genova, Italy         Research & Development/              33,000  Leased
                                                     Manufacturing

Gear.........................  Grand Rapids, MI      Manufacturing/Administration         45,000  Owned

GramTel......................  South Bend, IN        Sales/Administration/Other           19,000  Owned

Imperial.....................  Akron, OH             Manufacturing                       106,000  Leased
                               Middleport, OH        Manufacturing                        85,000  Owned
                               Alamagordo, NM        Manufacturing                        40,200  Leased
                               Perry, OH             Research & Development                5,000  Leased
                               Solon, OH             Manufacturing/Administration         66,500  Leased

JII Promotions...............  Columbus, OH          Sales                                11,000  Leased
                               Coshocton, OH         Manufacturing/Administration        218,000  Owned
                               Van Nuys, CA          Sales                                 6,600  Leased

Merkle-Korff.................  Des Plaines, IL       Design/Administration                38,000  Leased
                               Richland Center, WI   Manufacturing                        45,000  Leased
                               Darlington, WI        Manufacturing                        68,000  Leased
                               Des Plaines, IL       Manufacturing/Administration         52,000  Leased
                               San Luis Potosi,      Manufacturing                        46,000  Leased
                                 Mexico

Motion Control...............  Rancho Cordova, CA    Manufacturing/Administration        108,300  Leased
                               New York, NY          Sales                                   600  Leased

Pamco........................  Des Plaines, IL       Manufacturing/Administration         52,000  Owned
                               King of Prussia, PA   Subleased                            24,000  Leased

Sate-Lite....................  Niles, IL             Manufacturing/Administration         70,650  Leased
                               Shunde, Guangdong,    Manufacturing/Administration/       143,000  Leased
                               China                 Assembly

Seaboard.....................  Fitchburg, MA         Manufacturing/Administration        260,000  Owned
                               Miami, FL             Manufacturing/Administration         68,100  Leased
                               Carlstadt, NJ         Manufacturing                        49,700  Leased
                               Enfield, NC           Warehouse                            50,000  Leased

Valmark......................  Livermore, CA         Manufacturing/Administration         74,200  Leased

Welcome Home.................  Wilmington, NC        Administration/Warehouse             10,000  Leased
                               Wilmington, NC        Administration/Warehouse             12,000  Leased

      Dacco also owns or leases 41 distribution centers, which average 5,400 square feet in size. Dacco maintains five distribution centers in Florida, four distribution centers in Tennessee, three distribution centers in Illinois and Virginia, two distribution centers in each of Arizona, Indiana, Michigan, Texas,

Alabama, California, and Ohio, and one distribution center in each of South Carolina, Pennsylvania, Minnesota, Missouri, Nebraska, West Virginia, Oklahoma, Nevada, Georgia, Maryland, Wisconsin and Kentucky.

      Welcome Home leases 116 specialty retail stores in 37 states, with the majority of store locations in outlet malls. Welcome Home maintains 15 stores in California, 9 stores in Florida, 6 stores in Texas, 5 stores in New York, North Carolina, Georgia and Missouri, and 4 stores in Pennsylvania, and Washington. The remaining stores are located throughout the United States.

      Merkle-Korff, Motion Control and Seaboard lease certain production, office and warehouse space from related parties. We believe that the terms of these leases are comparable to those which would have been obtained by us had the leases been entered into with an unaffiliated third party.

      To the extent that any of our existing leases expire in 2004, we believe that our existing leased facilities are adequate for the operations of us and our subsidiaries.

LEGAL PROCEEDINGS

      JII's subsidiaries are parties to various legal actions arising in the normal course of their businesses. JII believes that the disposition of such actions individually or in the aggregate will not have a material adverse effect on its consolidated financial position or results of operations.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

      The following sets forth the names and ages of each of JII's, JII Holdings' and JII Finance's directors and executive officers and the positions they hold at JII, JII Holdings and JII Finance:


        NAME          AGE                       POSITION WITH THE COMPANY
-------------------   ---    -----------------------------------------------------------------
John W. Jordan II     56     Chairman of the Board of Directors and Chief Executive Officer
                             of each of JII, JII Holdings and JII Finance;

Thomas H. Quinn       57     Director, President and Chief Operating Officer of JII; Manager,
                             President and Chief Operating Officer of JII Holdings; Director,
                             President and Chief Operating Officer of JII Finance.

Gordon L. Nelson      47     Senior Vice President and Treasurer of JII; Vice President and
                             Treasurer of JII Holdings; Senior Vice President and Treasurer
                             of JII Finance.

Norman R. Bates       42     Vice President and Chief Financial Officer of each of JII, JII
                             Holdings and JII Finance.

Joseph S. Steinberg   60     Director of JII and JII Finance; Manager of JII Holdings;

David W. Zalaznick    49     Director of JII and JII Finance; Manager of JII Holdings;

Jonathan F. Boucher   47     Director, Vice President and Assistant Secretary of JII and JII
                             Finance; Manager, Vice President and Assistant Secretary of JII
                             Holdings;

G. Robert Fisher      64     Director and Secretary of JII; Manager and Assistant Secretary
                             of JII Holdings; Director and Assistant Secretary of JII Finance.

Steven L. Rist        45     General Counsel and Assistant Secretary of JII; Assistant
                             Secretary of JII Holdings and JII Finance;


      Each of the directors and executive officers of the Company will serve until the next annual meeting of the stockholders or until their death, resignation or removal, whichever is earlier. Directors are elected annually and executive officers for such terms as may be determined by the Company's board of directors (the "Board of Directors").

      Set forth below is a brief description of the business experience of each of these directors and executive officers.


      MR. JORDAN has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since 1988. Mr. Jordan is a managing partner of The Jordan Company, a private merchant banking firm which he founded in 1982. Mr. Jordan is also President of Jordan Zalaznick Advisors, Inc., Chairman of the Board of TJC Management Corporation, Manager of JZ International, LLC, Managing Partner of Jordan Zalaznick Capital Company and Managing Member of Resolute Fund Partners, LLC. Mr. Jordan is also a director of Carmike Cinemas, Inc., Motors & Gears Holdings, Inc., Sensus Metering Systems, Inc., and Welcome Home, as well as other privately held companies. He is also a Managing Principal of The Jordan Company, LP.



      MR. QUINN has served as a director, President and Chief Operating Officer of the Company since 1988. From November 1985 to December 1987, Mr. Quinn was Group Vice President and a corporate officer of Baxter International ("Baxter"). From September 1970 to November 1985, Mr. Quinn was employed by American Hospital Supply Corporation ("American Hospital"), where he was a Group Vice President and corporate officer when American Hospital was acquired by Baxter. Mr. Quinn is also the Chairman of the Board and Chief Executive Officer of Jordan Specialty Plastics, Inc., SourceLink, Inc.,

Motors & Gears Holdings, Inc., and Staffing Consultants, Inc. and Chief Executive Officer of GramTel, LLC. Mr. Quinn is also a director of Sensus Metering Systems, Inc. and Welcome Home, and other privately held companies. He is also a Senior Principal of The Jordan Company.


      MR. NELSON has served as the Company's Senior Vice President and Treasurer since he joined the Company in 1996.

      MR. BATES has served as Vice President and Chief Financial Officer of JII since June 2004. Mr. Bates served as Chief Financial Officer of Kinetek from 1997 until 2000 and as Vice President of Business Development for Kinetek from 2000 until 2004. Prior to joining JII, he held several financial management positions within General Electric Corporation from 1984 to 1997.

      MR. STEINBERG has served as a director of the Company since 1988. Since 1979, Mr. Steinberg has been the President and a director of Leucadia National Corporation, a holding company. He is also a director of White Mountains Insurance Group Limited, Allcity Insurance Company, Finova Group, Inc. and Olympus Reinsurance Company, Limited. He also serves as a Trustee of New York University.


      MR. ZALAZNICK has served as a director of the Company since June 1997. Since 1982, Mr. Zalaznick has been a managing partner of The Jordan Company. Mr. Zalaznick is also the Manager of JZ International, LLC, Managing Member of Resolute Fund Partners, LLC, President of TJC Management Corporation and Chairman of the Board of Jordan Zalaznick Advisors, Inc. and a Partner of Jordan Zalaznick Capital Company. Mr. Zalaznick is also a director of Carmike Cinemas, Inc., Marisa Christina, Inc., Motors & Gears Holdings, Inc., Sensus Metering Systems, Inc., as well as other privately held companies. He is also a Managing Principal of the Jordan Company, LP.



      MR. BOUCHER has served as a Vice President, Assistant Secretary and director of the Company since 1988. Since 1983, Mr. Boucher has been a partner of The Jordan Company. Mr. Boucher is also a Senior Principal of The Jordan Company, LP and a Consultant to TJC Management Corporation. Mr. Boucher is also a director of Motors & Gears Holdings, Inc., W-H Energy Sources, Inc., and Sensus Metering Systems, Inc., as well as several other privately held companies.


      MR. FISHER has served as a director and Secretary of the Company since 1988. Mr. Fisher also served as General Counsel of the Company from 1988 until 1996. Since February 1999, Mr. Fisher has been a member of the law firm of Sonnenschein, Nath & Rosenthal LLP, a firm that represents the Company in various legal matters. From June 1995 until February 1999, Mr. Fisher was a member of the law firm of Bryan Cave LLP. For the prior 27 years, Mr. Fisher was a member of the law firm of Smith, Gill, Fisher & Butts, P.C., which combined with Bryan Cave LLP in June 1995.

      MR. RIST has served as General Counsel of the Company since 1996 and as an Assistant Secretary of the Company since 1998. Since January 1999, Mr. Rist has been a member of the law firm of Sonnenschein, Nath & Rosenthal LLP, a firm that represents the Company in various legal matters. From June 1995 until January 1999, Mr. Rist was a member of the law firm of Bryan Cave LLP. For the prior 12 years, Mr. Rist was a member of the law firm of Smith, Gill, Fisher & Butts. P.C., which combined with Bryan Cave LLP in June 1995.

      Code of Ethics. JII's Board of Directors has not, as yet, adopted a code of ethics applicable to the Company's chief executive officer or principle financial officer, or for persons performing similar functions. JII's Board believes that its existing internal control procedures and current business practices are adequate to promote honest and ethical conduct and to deter wrongdoing on the part of these executives. JII expects to implement during 2004 a code of ethics that will apply to these executives. In accordance with applicable SEC rules, the code of ethics will be made publicly available.

      Audit Committee. JII is not a "listed company" under SEC rules and is therefore not required to have an audit committee comprised of independent directors. JII does not currently have an audit committee and does not have an audit committee financial expert. JII's Board of Directors has determined that each of its members is able to read and understand fundamental financial statements and has substantial business experience that results in that member's financial sophistication. Accordingly, the Board of Directors believes that each of its members have the sufficient knowledge and experience necessary to fulfill the duties and obligations that an audit committee would have.

EXECUTIVE COMPENSATION

      The following table shows the cash compensation paid by JII, for the three years ended December 31, 2003, for services in all capacities to JII's Chief Executive Officer and President and Chief Operating Officer.

                           SUMMARY COMPENSATION TABLE

                                                      ANNUAL COMPENSATION
                                        ----------------------------------------------------
    NAME AND PRINCIPAL POSITION         YEAR     SALARY        BONUS      OTHER COMPENSATION
------------------------------------    ----    ---------    ---------    ------------------
John W. Jordan II, Chief Executive      2003            -            -             -
Officer(1)                              2002            -            -             -
                                        2001            -            -             -
Thomas H. Quinn, President and Chief    2003    1,000,000            -        13,800
Operating Officer                       2002      750,000    1,000,000        13,800
                                        2001      750,000            -        13,800

------------------------
(1) Mr. Jordan derived his compensation from The Jordan Company for his services to JII and its subsidiaries. He received no compensation from JII or its subsidiaries for his services as Chief Executive Officer.

      Employment Agreement. Mr. Quinn has entered into an employment agreement with JII which provides for his employment as President and Chief Operating Officer of the Company. The employment agreement can be terminated at any time by the Company. His base salary is $1,000,000 per year, and he is provided with a guaranteed bonus of $100,000 per year, which amounts are inclusive of any compensation, fees, salary, bonuses or other payments to Mr. Quinn by any of the subsidiaries or affiliates of The Jordan Company. Under the employment agreement, if Mr. Quinn's employment is terminated for reasons other than voluntary termination, cause, disability or death, he will be paid a severance equal to the greater of $350,000 or the sum of his most recent base annual salary plus $100,000. If employment is terminated for reasons of cause or voluntary termination, no severance payment is made.

      Directors Compensation. The Company compensates its directors quarterly at $20,000 per year for each director. The Indenture permits directors fees of up to $250,000 per year in the aggregate. In addition, the Company reimburses directors for their travel and other expenses incurred in connection with attending Board meetings (and committees thereof) and otherwise performing their duties as directors of the Company.

                             PRINCIPAL STOCKHOLDERS


      The following table furnishes information, as of August 1, 2004, as to the beneficial ownership of JII's common stock by (i) each person known by JII to beneficially own more than 5% of the outstanding shares of JII's common stock,
(ii) each director and executive officer of JII, and (iii) all officers and directors of JII as a group.


                                        AMOUNT OF BENEFICIAL OWNERSHIP
                                        ------------------------------
                                          NUMBER OF       PERCENTAGE
                                           SHARES          OWNED(1)
                                        ------------    --------------
EXECUTIVE OFFICERS AND DIRECTORS
John W. Jordan II (2) (3) (4) (5) ...    17,772.9119        18.0%
David W. Zalaznick (3) (6) ..........    19,965.0000        20.3%
Thomas H. Quinn (7) .................         0.0000         0.0%
Leucadia Investors, Inc. (3) ........     9,969.9999        10.1%
Jonathan F. Boucher .................     5,533.8386         5.6%
G. Robert Fisher (4) (8) ............       624.3496         0.6%
Joseph S. Steinberg (9) .............         0.0000         0.0%
All directors and officers as a group
(5 persons) (3) .....................    53,866.1000        54.6%
University of Notre Dame ............     8,547.9968         8.6%

-------------------------------
(1) Calculated pursuant to Rule 13d-3 (d) under the Exchange Act. Under Rule 13d-3 (d), shares not outstanding which are subject to options, warrants, and rights of conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentages owned by each other person listed. As of December 31, 2003, there were 98,501.0004 shares of Common Stock issued and outstanding.

(2)   Includes 1 share held personally and 17,771.9119 shares held by the John
      W. Jordan II Revocable Trust. Does not include 309.2933 shares held by Daly Jordan O'Brien, a sister of Mr. Jordan, 309.2933 shares held by Elizabeth O'Brien Jordan, also a sister of Mr. Jordan, or 309.2933 shares held by George Cook Jordan, Jr., the brother of Mr. Jordan.

(3) Does not include 100 shares held by The Jordan/Zalaznick Capital Company ("JZCC") or 3,500 shares held by JZ Equity Partners PLC ("JZEP"), a publicly traded U.K. investment trust advised by an Affiliate of The Jordan Company (controlled by Messrs. Jordan and Zalaznick). Mr. Jordan, Mr. Zalaznick and Leucadia, Inc. are the sole partners of JZCC. Mr. Jordan and Mr. Zalaznick own and manage the advisor to JZEP.

(4) Does not include 3,248.3332 shares held by the Jordan Family Trust, of which John W. Jordan II, George Cook Jordan, Jr., and G. Robert Fisher are the trustees.

(5) Does not include 12,000 shares held by the John W. Jordan II Family Limited Liability Company of which John W. Jordan II is a Manager.

(6) Does not include 82.1697 shares held by Bruce Zalaznick, the brother of Mr. Zalaznick.

(7) Excludes 13,000 shares held by TQF, LLC of which Thomas H. Quinn is the Manager.

(8) Includes 624.3496 shares held by G. Robert Fisher, as trustee of the G. Robert Fisher Irrevocable Gift Trust, U.T.I., dated December 26, 1990.

(9) Excludes 9,969.9999 shares held by Leucadia Investors, Inc., of which Joseph S. Steinberg is President and a director.

      Stockholder Agreement. Each holder of outstanding shares of Common Stock of the Company is a party to a Stockholder Agreement, dated as of June 1, 1988 (the "Stockholder Agreement"), by and among the Company and such stockholders. The Stockholder Agreement subjects the transfer of shares of Common Stock by such stockholders to a right of first refusal in favor of the Company and "co-sale" rights in favor of the other stockholders, subject to certain restrictions. Under certain circumstances, stockholders holding 60% or more of the outstanding shares of Common Stock, on a fully diluted basis, have certain rights to require the other stockholders to sell their shares of Common Stock.

                              CERTAIN TRANSACTIONS


      Employment Agreements; Stock Transactions. On February 25, 1988, JII entered into an employment agreement with Thomas H. Quinn, pursuant to which Mr. Quinn became the President and Chief Operating Officer of JII, effective January 1, 1988. See "Management--Executive Compensation--Employment Agreement".


      JIR. As of December 31, 2001, 2002, 2003 and for the three month period ended March 31, 2004, JII had $15.4 million, $16.3 million, $18.5 million and $18.3 million, respectively, of unsecured advances due from JIR Broadcast, Inc. and JIR Paging, Inc. The Chief Executive Officer of each of these companies is Mr. Quinn and its stockholders include Messrs. Jordan, Quinn, Zalaznick and Boucher, who are directors and stockholders of JII as well as other partners, principals and associates of The Jordan Company who are also stockholders of JII. These companies are engaged in the development of businesses in Russia, including the broadcast and paging sectors.

      JZ International, LLC. In November 1998, JII, through Kinetek, invested $5.6 million in Class A Preferred Units and $1.7 million in Class B Preferred Units of JZ International, LLC. In April 2000, JII, through Kinetek, invested an additional $5.0 million in Class A Preferred Units of JZ International, LLC. This increased JII's investment in JZ International to $12.3 million at December 31, 2003. JZ International's Chief Executive Officer is David W. Zalaznick, and its members include Messrs. Jordan, Quinn, Zalaznick and Boucher, who are directors and stockholders of JII, as well as other members. JZ International is focused on making European and other international investments.

      ISMG. Through December 17, 2002, JII had made unsecured advances of approximately $11.2 million to ISMG, an Internet services provider with approximately 93,000 customers. ISMG stockholders were Messrs. Jordan, Quinn, Zalaznick and Boucher, who are directors and stockholders of JII as well as other partners, principals, and associates of The Jordan Company who are stockholders of JII. JII also owned $1.0 million of ISMG's 5% mandatorily redeemable cumulative preferred stock and 5% of the common stock of ISMG, with the remainder owned by JII's stockholders and management of ISMG. On December 17, 2002, JII sold its investments in ISMG for a nominal amount.

      JI Flavor & Fragrance, Inc. Effective January 1, 2002, JII sold its subsidiary, JI Flavor & Fragrance, Inc., to FFG Industries, Inc., or FFG, for a $10.1 million note. FFG's Chief Executive Officer is Mr. Quinn and its stockholders include Messrs. Jordan, Quinn, Zalaznick and Boucher, who are directors and stockholders of JII as well as other partners, principals, and associates of The Jordan Company who are stockholders of JII. JI Flavor & Fragrance, Inc. is a developer and compounder of flavors for use in beverages of all kinds, including coffee, tea, juices and cordials, as well as bakery products, ice cream and dairy products. On May 13, 2004, FFG Industries was sold to a third party. As a result of the sale, JII was paid $12.2 million which included $10.1 million for the note discussed above and $2.1 million in accrued interest thereon.

      Healthcare Products Holdings, Inc. As of December 31, 2001, 2002, 2003 and the three month period ended March 31, 2004, JII had $0 million, $0.8 million, $2.2 million and $2.7 million, respectively, of net unsecured advances due from Healthcare Products Holdings, Inc. Healthcare Products Holdings' Chief Executive Officer is Mr. Quinn, and its stockholders include Messrs. Jordan, Quinn, Zalaznick and Boucher, who are JII's directors and stockholders, as well as other partners, principals and associates of The Jordan Company who are also JII's stockholders.


Transaction Advisory Agreement. Each of JII's subsidiaries (including JII Holdings) are parties to an advisory agreement with JII, LLC, referred to as the Transaction Advisory Agreement, pursuant to which, such subsidiaries pay to JII, LLC (i) investment banking and sponsorship fees of up to 2.0% of the aggregate consideration paid in connection with acquisitions, joint ventures, minority investments or sales by each such subsidiary of all or substantially all of its or its subsidiaries capital stock, businesses or properties; (ii) financial advisory fees of up to 1.0% of the amount obtained or made available pursuant to any debt, equity or other financing or refinancing involving such subsidiary, in each case, arranged with the assistance of JII or its affiliates; and (iii) reimbursement for JII, LLC's out-of-pocket costs in connection with providing such services. Each Transaction Advisory Agreement contains indemnities in favor of JII, LLC and its affiliates, and The Jordan Company and certain of its affiliates, including TJC Management Corporation, in connection with the Transaction Advisory Agreement and such services. The Transaction Advisory Agreement will expire in December 2007, but is automatically renewed after such date for successive one-year terms, unless any party provides written notice of termination 60 days prior to the scheduled renewal date. JII, LLC accrued fees pursuant to the Transaction Advisory Agreement of $1.8 million, $0.8 million and $0 for the years 2001, 2002 and 2003, respectively. No fees were accrued thereunder for the three month period ended March 31, 2004.


      New Subsidiary Advisory Agreement. JII has entered into a subsidiary advisory agreement with each of its subsidiaries (including JII Holdings), referred to as the New Subsidiary Advisory Agreement, pursuant to which each subsidiary will pay to JII (i) an investment banking and sponsorship fee of up to 2% of the purchase price of acquisitions, joint ventures, minority investments or sales involving such subsidiaries or their respective businesses or properties; (ii) a financial consulting fee of up to 1% of any debt, equity or other financing or refinancing involving JII or its affiliates and (iii) out of pocket expenses incurred in connection with providing such services.

      New Subsidiary Consulting Agreement. JII has entered into a subsidiary consulting agreement with each of its subsidiaries (including JII Holdings), referred to as the New Subsidiary Consulting Agreement, pursuant to which each subsidiary will pay to JII (i) 1% of such subsidiary's net sales and (ii) out of pocket expenses incurred in connection with providing such services.


      TJC Management Consulting Agreement. JII has entered into a consulting services agreement with TJC Management Corporation, an affiliate of The Jordan Company, referred to as the TJC Management Consulting Agreement, pursuant to which JII will in turn pay to TJC Management Corporation (i) annual consulting fees of $3.0 million, payable quarterly; (ii) one-half of the investment banking, sponsorship and financing advisory fees paid to JII pursuant to the New Subsidiary Advisory Agreement, unless otherwise determined by our Board of Directors; (iii) (A) investment banking and sponsorship fees of up to 2.0% of the purchase price of acquisitions, joint ventures and minority investments or sales involving JII, JII, LLC or its other subsidiaries (other than subsidiaries that are party to the New Subsidiary Advisory Agreement) and (B) financial advisory fees of up to one-half of 1.0% of any debt, equity or other financing or refinancing involving JII, LLC or such subsidiaries, in each case, arranged with the assistance of TJC Management Corporation or its affiliates, unless otherwise determined by JII's Board of Directors; and (iv) reimbursement for TJC Management Corporation's and The Jordan Company's out-of-pocket costs incurred in connection with such services. The TJC Management Consulting Agreement also contains indemnities in favor of TJC Management Corporation and its affiliates and The Jordan Company and its affiliates in connection with such services. In consideration for these fees, the services of Mr. Jordan and the investment banking, sponsorship and advisory services of TJC Management Corporation will be provided to JII. The TJC Management Consulting Agreement will expire in December 2007, but is automatically renewed after such date for successive one-year terms, unless either party provides written notice of termination 60 days prior to the scheduled renewal date. JII did not pay TJC Management Corporation or The Jordan Company any fees or cost reimbursements for the years 2001, 2002, 2003 or for the three month period ended March 31, 2004 under this agreement. Approximately, $9.6 million of such fees and cost reimbursements were accrued and unpaid under this agreement as of March 31, 2004. The indenture governing the new notes provides that JII Holdings and its restricted subsidiaries will not make payments to JII unless such payments comply with the covenant described under "Description of the New Notes--Certain Covenants--Restricted Payments."



      Management Consulting Agreement. Each of JII, LLC's subsidiaries are party to a consulting agreement with JII, LLC, referred to as the Management Consulting Agreement, pursuant to which they pay to

JII annual consulting fees of up to the greater of (i) 3% of the net EBITDA (as defined) and other non-cash charges of each such subsidiary in each case, charged, expensed or accrued against such net income or (ii) 1.0% of such subsidiary's net sales for such services, payable quarterly, and will reimburse JII for its out-of-pocket costs related to its services. The Management Consulting Agreement expires in December 2007, but is automatically renewed for successive one year terms, unless either party to the agreement provides written notice of termination 60 days prior to the scheduled renewal date.


      JI Properties Services Agreement. JII's nonrestricted subsidiary, JI Properties, Inc., entered into a services agreement, referred to as the JI Properties Services Agreement, with JII and each of its other subsidiaries (including JII Holdings), pursuant to which JI Properties grants to JII the right to use certain of its assets and provides certain services to JII and such subsidiaries in connection with the use and/or operation of such assets. Pursuant to the JI Properties Services Agreement, JII's subsidiaries will be charged the costs incurred in the use and/or operation of such assets used or operated by JII and their allocable portion of costs associated with owning such assets which are not directly attributable to the operation or use of such assets and their relative revenues as compared with other subsidiaries. The JI Properties Services Agreement will expire in December 2007, but is automatically renewed for successive one year terms, unless either party provides written notice of termination 60 days prior to the scheduled renewal date. None of JII's subsidiaries paid any fees to JI Properties under the JI Properties Service Agreement for the years 2001, 2002 or 2003 or for the three month period ended March 31, 2004.


      JII also allocates overhead, general and administrative charges and expenses among JII's subsidiaries based on the respective revenues and usage of corporate overhead by its subsidiaries. JII received approximately $3.9 million, $6.3 million, $7.1 million and $1.7 million for the years ended December 31, 2001, 2002 and 2003 and for the three months ended March 31, 2004, respectively, in respect of overhead allocation reimbursement.


      Service and Fee Agreements. Nine companies that are not subsidiaries - Healthcare Products Holdings, Inc., SourceLink, Inc., Saldon Holdings, Inc. (until September 2003), Flavor and Fragrance Holdings, Inc. (until May 2004), Staffing Consulting Holdings, Inc., Internet Services Management Group Holdings, Inc., (until December 2002), D-M-S Holdings, Inc. (until May 2004), Mabis Healthcare Holdings, Inc. (until May 2004) and Fleet Graphics Holdings, Inc. - are parties to service and fee agreements or arrangements with JII and/or TJC Management Corporation, pursuant to which such companies will pay to JII and/or TJC Management Corporation (i) investment banking and sponsorship fees of up to 2.0% of the aggregate consideration paid in connection with acquisitions, joint ventures, minority investments or sales by such companies of all or substantially all of their or their subsidiaries' capital stock, businesses or properties; (ii) financial advisory fees of up to 1.0% of any amount obtained or made available pursuant to debt, equity or other financing or refinancing involving such company, in each case, arranged with JII's assistance or that of its affiliates; (iii) fees based upon a percentage of net EBITDA (as defined) or net sales; and (iv) reimbursement for JII's and/or TJC Management Corporation's out of pocket costs in connection with providing such services. These fee agreements or arrangements contain indemnities in favor of JII and its affiliates, including TJC Management Corporation, in connection with such services. Pursuant to the TJC Management Consulting Agreement, JII, in turn, will also pay to TJC Management Corporation one-half of such investment banking, sponsorship and financial advisory fees and its portion of such cost reimbursements, unless otherwise determined by JII's Board of Directors. These fee agreements or arrangements will expire at various times from 2007 through 2009, but are automatically renewed after such date for successive one year terms, unless any party provides written notice of termination 60 days prior to the scheduled renewal date. JII received approximately $0.6 million, $0.1 million, $0.3 million and $0 for the years ended December 31, 2001, 2002 and 2003 and for the three months ended March 31, 2004, respectively, pursuant these services and fee arrangements.

 Tax Sharing Agreements. Each of JII's subsidiaries (including JII Holdings) and JII are parties to a tax sharing agreement. Pursuant to the tax sharing agreement, each of JII's consolidated subsidiaries owes to JII, on an annual basis, an amount determined by reference to the separate return tax liability of the subsidiary as defined in Treasury Regulation Section 1.1552-1(a)(2)(ii). These income tax liabilities reflected a U.S. federal income tax rate of approximately 35% of each subsidiary's pre-tax income.


      Waiver Agreement. On January 31, 2004, JII and certain holders of JII's senior subordinated discount debentures entered into a Waiver Agreement which states that the participating note holders waive any rights to claim an event of default if the Company does not make the scheduled interest payments as required in the applicable indenture. Should JII elect not to make interest payments on these notes, the interest will continue to accrue at its original rate of 11.75% per year and will be due and payable to the holders at the maturity date of the notes. Pursuant to the Waiver Agreement, the maturity date of the participating notes is the earlier of (1) the date on which all of the outstanding principal and interest on the restricted notes and the senior secured discount debentures not participating in the Waiver Agreement have been paid in full, (2) the date six months after the original maturity of the participating notes, or (3) the date on which the Company enters into a bankruptcy proceeding.

      Modification Agreement. On February 18, 2004, certain of the JII's senior subordinated discount debenture note holders entered into a Modification Agreement which provides for a reduction in their stated maturity value and a reduction of their applicable interest rate. The aggregate maturity value of the notes held by the parties to the Modification Agreement is $24.0 million which has been reduced to $7.2 million. The interest rate on these notes has been reduced to a stated rate of 1.61% from 11.75%. The holders of these modified notes retain the right to collect the original maturity value and interest thereon at the original interest rate if JII meets certain financial tests and ratios. Under the Modification Agreement, these notes mature on the earlier of
(1) the date that all other senior subordinated discount debenture note holders have been paid in full, (2) the date that is six months after the original maturity date, or (3) the date on which JII enters into a bankruptcy proceeding.

      Legal Counsel. Mr. G. Robert Fisher, a director of, and secretary to, JII, is a partner of Sonnenschein, Nath & Rosenthal LLP. Mr. Steven L. Rist, the general counsel and assistant secretary to JII, is also a partner of Sonnenschein, Nath & Rosenthal LLP. Mr. Fisher, Mr. Rist and their law firm have represented JII and The Jordan Company in the past, and expect to continue representing them in the future. In 2003, Sonnenschein, Nath & Rosenthal LLP was paid approximately $1.0 million in fees and expenses by JII. JII believes that the fees paid were equivalent to what it would have paid to an unaffiliated third party law firm for similar services.

      Directors and Officers Indemnification. JII has entered into indemnification agreements with certain members of JII's Board of Directors whereby JII has agreed, subject to certain exceptions, to indemnify and hold harmless each director from liabilities incurred as a result of such persons status as director of JII.

      Future Agreements. JII has adopted a policy that future transactions between it and its officers, directors and other affiliates (including the Kinetek subsidiaries) must (i) be approved by a majority of the members of JII's Board of Directors and by a majority of the disinterested members of JII's Board of Directors and (ii) be on terms no less favorable to JII than could be obtained from unaffiliated third-parties.

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING RESTRICTED NOTES


      Subject to the terms and conditions detailed in this prospectus, JII Holdings will accept for exchange restricted notes that are properly tendered on or prior to the expiration date and not withdrawn as permitted below. When we refer to the term expiration date, we mean 5:00 p.m., New York City time, ________ ___, 2004. JII Holdings may, however, in its sole discretion, extend the period of time that the exchange offer is open. The term expiration date means the latest time and date to which the exchange offer is extended.



      As of the date of this prospectus, $173,333,300 million principal amount of restricted notes are outstanding. JII Holdings is sending this prospectus, together with the letter of transmittal, to all holders of restricted notes of whom it is aware. JII Holdings expressly reserves the right, at any time, to extend the period of time that the exchange offer is open, and delay acceptance for exchange of any restricted notes until the extension period has expired, by giving oral or written notice of an extension to the holders of restricted notes as described below. During any extension, all restricted notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by JII Holdings following the expiration of the extension period. Any restricted notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offer.


      Restricted notes tendered in the exchange offer must be in denominations of principal amount of $700 and any integral multiple thereof.

      JII Holdings expressly reserves the right to amend or terminate the exchange offer, and not to accept for exchange any restricted notes, upon the occurrence of any of the conditions of the exchange offer specified under " -- Conditions to the Exchange Offer." JII Holdings will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the restricted notes as promptly as practicable. In the case of any extension, JII Holdings will issue a notice by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

PROCEDURES FOR TENDERING RESTRICTED NOTES

      Your tender to JII Holdings of restricted notes as set forth below and JII Holdings' acceptance of the restricted notes will constitute a binding agreement between JII Holdings and you upon the terms and subject to the conditions detailed in this prospectus and in the accompanying letter of transmittal. Except as set forth below, to tender restricted notes for exchange in the exchange offer, you must transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal or, in the case of a book-entry transfer, an agent's message in place of the letter of transmittal, to U.S. Bank National Association, as exchange agent, at the address set forth below under " -- Exchange Agent" on or prior to the expiration date. In addition, either:

      - certificates for restricted notes must be received by the exchange agent along with the letter of transmittal, or

      - a timely confirmation of a book-entry transfer, which we refer to in this prospectus as a "book-entry confirmation," of restricted notes, if this procedure is available, into the exchange agent's account at DTC pursuant to the procedure for book-entry transfer (described below) must be received by the exchange agent, prior to the expiration date, with the letter of transmittal or an agent's message in place of the letter of transmittal, or the holder must comply with the guaranteed delivery procedures described below.

      The term "agent's message" means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that the participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such participant.


      The method of delivery of restricted notes, letters of transmittal and all other required documents is at your election and risk. If delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letter of transmittal or restricted notes should be sent to the Issuers.


      Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed unless the restricted notes surrendered for exchange are tendered:


      - by a holder of the restricted notes who has not completed the box entitled "Special Delivery Instructions" on the letter of transmittal, or


      -     for the account of an eligible institution, as defined below.


      In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, these guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Program. We refer to those entities as eligible institutions. If restricted notes are registered in the name of a person other than the signer of the letter of transmittal, the restricted notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as the Issuers or the exchange agent determine in their sole discretion, duly executed by the registered holders with the signature thereon guaranteed by an eligible institution.



      JII Holdings or the exchange agent in their sole discretion will make a final and binding determination on all questions as to the validity, form, eligibility, including time of receipt, and acceptance of restricted notes tendered for exchange. JII Holdings reserves the absolute right to reject any and all tenders of any particular restricted note not properly tendered or to not accept any particular restricted note which acceptance might, in its judgment or its counsel's judgment, be unlawful. JII Holdings also reserves the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular restricted note prior to the expiration date. If JII Holdings exercises the foregoing right to waive a condition of the exchange offer for one security holder, it will waive such condition for all security holders. JII Holdings' or the exchange agent's interpretation of the terms and conditions of the exchange offer as to any particular restricted note, including the letter of transmittal and its instructions, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of restricted notes for exchange must be cured within a reasonable period of time, as JII Holdings determines. JII Holdings is not, nor is the exchange agent or any other person, under any duty to notify you of any defect or irregularity with respect to your tender of restricted notes for exchange, and no one will be liable for failing to provide notification. With respect to each security holder, all conditions to the exchange offer must be satisfied or waived prior to the expiration of the exchange offer before JII Holdings will issue new notes to such security holder.

      If the letter of transmittal is signed by a person or persons other than the registered holder or holders of restricted notes, these restricted notes must be endorsed or accompanied by powers of attorney signed exactly as the name(s) of the registered holder(s) that appear on the restricted notes.

      If the letter of transmittal or any restricted notes or powers of attorneys are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by JII Holdings or the exchange agent, proper evidence satisfactory to JII Holdings of their authority to so act must be submitted with the letter of transmittal.

      By tendering restricted notes, you represent to JII Holdings that, among other things:

      - the new notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving these new notes, whether or not that person is the holder; and

      - neither the holder nor the other person has any arrangement or understanding with any person, to participate in the distribution of the new notes.

      In the case of a holder that is not a broker-dealer, that holder, by tendering, will also represent to us that the holder is not engaged in or does not intend to engage in a distribution of new notes.

      If you are an "affiliate" of JII as defined under Rule 405 under the Securities Act, or engage in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of new notes to be acquired pursuant to the exchange offer, you or that other person:


      - will not be able to rely on the applicable interpretations of the staff of the SEC;



      -     will not be able to participate in this exchange offer; and


      - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

      Each broker-dealer that receives new notes for its own account in exchange for restricted notes, where the restricted notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of these new notes. See "Plan of Distribution." The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

ACCEPTANCE OF RESTRICTED NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

      Upon satisfaction or waiver of all of the conditions to the exchange offer, JII Holdings will promptly accept after the expiration date all restricted notes properly tendered and will promptly issue the new notes after the expiration of the exchange offer. The conditions to the exchange offer must be satisfied or waived prior to the expiration of the exchange offer. See " -- Conditions to the Exchange Offer." For purposes of the exchange offer, JII Holdings will be deemed to have accepted properly tendered restricted notes for exchange if and when we give oral, confirmed in writing, or written notice to the exchange agent. The holder of each restricted note accepted for exchange will receive a new note in the amount equal to the surrendered restricted note. Accordingly, registered holders of new notes on the record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date that interest has been paid on the restricted notes. Holders of new notes will not receive any payment of accrued interest on restricted notes otherwise payable on any interest payment date, if the record date occurs on or after the consummation of the exchange offer.

      In all cases, issuance of new notes for restricted notes that are accepted for exchange will only be made after timely receipt by the exchange agent of:

      - certificates for restricted notes or a timely book-entry confirmation of these restricted notes into the exchange agent's account at DTC,

      - a properly completed and duly executed letter of transmittal or an agent's message in its place, and

      -     all other required documents.


      If any tendered restricted notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if restricted notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged restricted notes will be returned without expense to the tendering holder, or, in the case of restricted notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry procedures, described below the non-exchanged restricted notes will be credited to an account maintained with DTC promptly after the expiration or termination of the exchange offer.


BOOK-ENTRY TRANSFERS


      For purposes of the exchange offer, the exchange agent will request that an account be established for the restricted notes at DTC within two business days after the date of this prospectus, unless the exchange agent already has established an account with DTC suitable for the exchange offer. Any financial institution that is a participant in DTC may make book-entry delivery of restricted notes by causing DTC to transfer the restricted notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Although delivery of restricted notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile copy of the letter or an agent's message in place of the letter of transmittal, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth under " -- Exchange Agent" on or prior to the expiration date or the guaranteed delivery procedures described below must be followed.


GUARANTEED DELIVERY PROCEDURES

      If you desire to tender your restricted notes and your restricted notes are not immediately available, or time will not permit your restricted notes or other required documents to reach the exchange agent before the expiration date, a tender may be effected if:


      - prior to the expiration date, the exchange agent received from an eligible institution a notice of guaranteed delivery, substantially in the form the Issuers provide, by telegram, telex, facsimile transmission, mail or hand delivery, setting forth your name and address, the amount of restricted notes tendered, stating that the tender is being made and guaranteeing that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered restricted notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed appropriate letter of transmittal or facsimile of the letter or agent's message in place of the letter, with any required signature guarantees and any other documents required by the letter of transmittal will be deposited by an eligible institution with the exchange agent, and

      - the certificates for all physically tendered restricted notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed appropriate letter of transmittal or facsimile of the letter or agent's message in place of the letter, with any required signature guarantees and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

WITHDRAWAL RIGHTS

      You may withdraw your tender of restricted notes at any time prior to the expiration date. To be effective, a written notice of withdrawal must be received by the exchange agent at the address set forth under " -- Exchange Agent." This notice must specify:

      - the name of the person that tendered the restricted notes to be withdrawn,

      - the restricted notes to be withdrawn, including the principal amount of the restricted notes, and

      - where certificates for restricted notes have been transmitted, the name in which the restricted notes are registered, if different from that of the withdrawing holder.

      If certificates for restricted notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of the certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless the holder is an eligible institution. If restricted notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn restricted notes and otherwise comply with the procedures of DTC.


      JII Holdings or the exchange agent will make a final and binding determination on all questions regarding the validity, form and eligibility, including time of receipt, of notices. Any restricted notes withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any restricted notes tendered for exchange but not exchanged for any reason will be returned to the holder without cost to the holder, or, in the case of restricted notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described above, the restricted notes will be credited to an account maintained with DTC for the restricted notes, promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn restricted notes may be retendered by following one of the procedures described under " -- Procedures for Tendering Restricted Notes" above at any time on or prior to the expiration date.


CONDITIONS TO THE EXCHANGE OFFER


      Notwithstanding any other provision of the exchange offer, JII Holdings is not required to accept for exchange, or to issue new notes in exchange for any restricted notes and may terminate or amend the exchange offer, if any of the following events occur prior to the expiration of the exchange offer:


      - the exchange offer violates any applicable law or applicable interpretation of the staff of the SEC;

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

      - an action or proceeding shall have been instituted or threatened in any court or by any governmental agency that might materially impair our or any subsidiary guarantor's ability to proceed with the exchange offer; or






      - there has been proposed, adopted, or enacted any law, statute, rule or regulation that, in the Issuers' reasonable judgment, would materially impair their ability to consummate the exchange offer.


Conditions to the exchange offer must be satisfied or waived prior to the expiration date of the exchange offer.


      The conditions stated above are for the sole benefit of the Issuers and may be asserted by JII Holdings regardless of the circumstances giving rise to any condition or may be waived by JII Holdings in whole or in part at any time prior to the expiration of the exchange offer in its reasonable discretion. JII Holdings' failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any right and each right will be deemed an ongoing right that JII Holdings may assert at any time prior to the expiration of the exchange offer.


      In addition, JII Holdings will not accept for exchange any restricted notes tendered, and JII Holdings will not issue any new notes if at the time of exchange any stop order is threatened or in effect with respect to the registration statement, of which this prospectus constitutes a part, or the qualification of the indenture under the Trust Indenture Act.

EXCHANGE AGENT

      The Issuers have appointed U.S. Bank National Association as the exchange agent for the exchange offer. You should direct all executed letters of transmittal to the exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

             By overnight courier, registered/certified mail and by hand:


                      U.S. Bank National Association

                      Mail Stop EP-MN-WS2N
                      60 Livingston Avenue

                      St. Paul, Minnesota  55107

                      Attention: Specialized Finance Department


             By facsimile:

                      (651) 495-8158
                      Attention: Specialized Finance Department
                      Confirm by Telephone: (800) 934-6802


      DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

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

FEES AND EXPENSES

      The principal solicitation is being made by mail by U.S. Bank National Association, as exchange agent. JII Holdings will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration expenses, including fees and expenses of the trustee under the indenture relating to the new notes, filing fees, blue sky fees and printing and distribution expenses. JII Holdings estimates these expenses to be approximately $0.5 million in the aggregate. JII Holdings will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.


      Additional solicitation may be made by telephone, facsimile or in person by the Issuers and their affiliates' officers and regular employees and by persons so engaged by the exchange agent.


ACCOUNTING TREATMENT

      We will record the new notes at the same carrying value as the restricted notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will be expensed as they are incurred.

TRANSFER TAXES

      You will not be obligated to pay any transfer taxes in connection with the tender of restricted notes in the exchange offer unless you instruct us to register new notes in the name of, or request that restricted notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer tax.

CONSEQUENCES OF EXCHANGING OR FAILING TO EXCHANGE RESTRICTED NOTES

      If you do not exchange your restricted notes for new notes in the exchange offer, your restricted notes will continue to be subject to the provisions of the indenture regarding transfer and exchange of the restricted notes and the restrictions on transfer of the restricted notes described in the legend on your certificates. These transfer restrictions are required because the restricted notes were issued under an exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the restricted notes may not be offered or sold unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. JII Holdings does not plan to register the restricted notes under the Securities Act.

      Under existing interpretations of the Securities Act by the SEC's staff contained in several no-action letters to third parties, and subject to the immediately following sentence, JII Holdings believes that the new notes would generally be freely transferable by holders after the exchange offer without further registration under the Securities Act, subject to representations required to be made by each holder of new notes, as set forth below. However, any purchaser of new notes who is one of our "affiliates," as defined in Rule 405 under the Securities Act, or who intends to participate in the exchange offer for the purpose of distributing the new notes:

      -     will not be able to rely on the interpretation of the SEC's staff;


      -     will not be able to participate in this exchange offer; and

      - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the restricted notes unless the sale or transfer is made pursuant to an exemption from the requirements. See "Plan of Distribution."


      JII Holdings does not intend to seek its own interpretation regarding the exchange offer and JII Holdings cannot assure you that the SEC's staff would make a similar determination with respect to the new notes as it has in other interpretations to other parties, although JII Holdings has no reason to believe otherwise.

      Each broker-dealer that receives new notes for its own account in exchange for restricted notes, where the restricted notes were acquired by it as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution."

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

                          DESCRIPTION OF THE NEW NOTES

      You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, (1) the word "Issuers" refers collectively to JII Holdings, LLC and JII Holdings Finance Corporation and not to any of their respective subsidiaries, (2) the word "JII Holdings" refers only to JII Holdings, LLC and not to any of its subsidiaries and (3) the word "JII Finance" refers only to JII Holdings Finance Corporation and not to any of its subsidiaries.

      The Issuers will issue the notes under an indenture, dated as of February 18, 2004, among themselves, the Guarantors and U.S. Bank National Association, as trustee. The terms of the notes will include those stated in the indenture and those made part of the indenture by reference to the TIA. The security documents referred to below under the caption " -- Security" contain the terms of the security interests that will secure the notes and, when and if issued, the Subsidiary Guarantees.

      JII Finance is a wholly owned subsidiary of JII Holdings that was incorporated in Delaware for the purpose of serving as a co-issuer of the notes in order to facilitate the offering of the notes. JII Finance does not have any substantial operations or assets and does not have any revenues. As a result, prospective purchasers of the notes should not expect JII Finance to participate in servicing the interest, principal and other obligations on the notes.

      The following description is a summary of the material provisions of the indenture, the security documents and the Intercreditor Agreement. It does not restate those agreements in their entirety. We urge you to read the indenture, the security documents and the Intercreditor Agreement because they, and not this description, define your rights as holders of the notes. The indenture and the Intercreditor Agreement are filed as exhibits to the registration statement of which this prospectus forms a part. Certain defined terms used in this description but not defined below under " -- Certain Definitions" have the meanings assigned to them in the indenture.

      The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

THE NOTE GUARANTEES

      Initially, the notes will be guaranteed on a senior subordinated unsecured basis by Jordan only and will not be guaranteed by any of the Subsidiary Guarantors. On or before the date that is 18 months from the date of the indenture, JII Holdings will provide that the notes will be guaranteed by Jordan and by each of the current and future Domestic Restricted Subsidiaries of JII Holdings, other than the Immaterial Subsidiaries, JII Finance and any Receivables Subsidiaries. If, for any reason, JII Holdings fails to provide the Guarantees from the Subsidiary Guarantors (i) on or prior to the date that is 12 months from the date of the indenture, the interest rate on the notes will be increased by 1%, effective as of such date and (ii) on or prior to the date that is 18 months from the date of the indenture, the interest rate on the notes will be increased by an additional 0.5%, effective as of such date, with such increases in the interest rate to stay in effect until the Guarantee Date; provided that such interest rate increases described above shall be the exclusive remedy to the note holders if JII Holdings fails to provide the Subsidiary Guarantees from such Domestic Restricted Subsidiaries and any such failure by JII Holdings to provide such Subsidiary Guarantees from such Domestic Restricted Subsidiaries will not constitute an Event of Default. Each of the Guarantees by Jordan and the Subsidiary Guarantors will be subordinated to the Senior Debt (which will be comprised of Indebtedness under Credit Facilities and Hedging Obligations with respect thereto) of each such Guarantor. ALL REFERENCES IN THIS "DESCRIPTION OF THE NEW NOTES" TO SUBSIDIARY GUARANTORS AND SUBSIDIARY GUARANTEES ARE PROVIDED TO INDICATE THE PROVISIONS THAT WILL APPLY IN RESPECT OF THE SUBSIDIARY GUARANTORS AND SUBSIDIARY GUARANTEES AFTER THE DATE, IF ANY, ON

WHICH THE GUARANTEES ARE PROVIDED. FOR ALL PURPOSES PRIOR TO THE GUARANTEE DATE, IF ANY, REFERENCES IN THIS "DESCRIPTION OF THE NEW NOTES" TO SUBSIDIARY GUARANTORS SHALL BE TO RESTRICTED SUBSIDIARIES OF JII HOLDINGS AND ALL REFERENCES TO GUARANTORS SHALL BE TO JORDAN AND THE RESTRICTED SUBSIDIARIES OF JII HOLDINGS, IN EACH CASE, EXCEPT AS THE CONTEXT OTHERWISE REQUIRES.

      The Subsidiary Guarantors will grant second-priority security interests in all of their assets that also secure Priority Lien Obligations, subject to certain exceptions, subject only to first-priority Liens securing the Credit Facilities and other Permitted Prior Liens. Those security interests will directly secure the notes. From and after the Guarantee Date, the security interests granted by the Subsidiary Guarantors will secure, on a second-priority basis, both the notes and the obligations of the Subsidiary Guarantors under their Subsidiary Guarantees, subject only to first-priority Liens securing the Credit Facilities and other Permitted Prior Liens. Jordan will not grant security interests in any of its assets to secure either the notes or its guarantee of the notes.

BRIEF DESCRIPTION OF THE NOTES

                                    THE NOTES

      The notes:

      -     will be general obligations of the Issuers;

      - will be secured, on a second-priority basis, equally and ratably, by security interests in the assets of the Issuers and the Subsidiary Guarantors that secure Priority Lien Obligations other than Excluded Assets, subject only to first-priority Liens securing the Credit Facilities and other Permitted Prior Liens;

      - will not be secured by security interests in any of the assets of Jordan or any Subsidiaries of Jordan other than the Issuers and the Subsidiary Guarantors;

      - will be pari passu in right of payment with all other senior Indebtedness of the Issuers;

      - will be senior in right of payment to any future subordinated Indebtedness of the Issuers, if any; and

      - will be unconditionally guaranteed initially by Jordan, and from and after the Guarantee Date, if any, by Jordan and each of the current and future Domestic Restricted Subsidiaries of JII Holdings, other than Immaterial Subsidiaries, JII Finance and any Receivables Subsidiaries.

      However, the notes will be effectively junior to (1) JII Holdings and its Subsidiaries' obligations under the Credit Facilities and any other Priority Lien Obligations, which will be secured on a first-priority basis (subject to certain permitted prior liens under the Credit Facilities) by liens on the same assets that secure the notes (and will be secured by liens on certain additional assets that will not secure the notes), (2) Indebtedness of JII Holdings' Subsidiaries which will be secured by assets that are not part of the Collateral securing either the Priority Lien Obligations or the notes and (3) other Permitted Prior Liens. See "Risk Factors -- The proceeds from the sale of the collateral securing the new notes may not be sufficient to pay all amounts owed under the new notes. The collateral securing the new notes is subject to first-priority liens, and your right to receive payments on the new notes will effectively be subordinated to payments under the instruments governing the priority lien obligations, including the revolving credit facility, to the extent of the value of the assets securing that indebtedness."

      In addition, the Issuers are guarantors under the Credit Agreement. Those guarantees are pari passu in right of payment with the obligations of the Issuers in respect of the notes.

      Pursuant to the indenture, subject to the restrictions in the covenant described below under the caption " -- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Equity," the Issuers will be permitted to issue Additional Notes which will be treated as a single class with the notes. Any such Additional Notes will automatically be included in the Note Obligations and will share, equally and ratably, with the notes in the Note Liens.

      Pursuant to the indenture, the Issuers will be permitted to incur additional indebtedness secured by Priority Liens as described below under the caption " -- Security." As of March 31, 2004, the Issuers had no Priority Lien Debt outstanding.

THE NOTE GUARANTEES

      Initially, the notes will be guaranteed on a senior subordinated unsecured basis by Jordan only and will not be guaranteed by any of the Subsidiary Guarantors. On or before the date that is 18 months after the date of the indenture, JII Holdings will provide that the notes will be guaranteed by Jordan and by each of the current and future Domestic Restricted Subsidiaries of JII Holdings, other than the Immaterial Subsidiaries, JII Finance and any Receivables Subsidiaries. If, for any reason, JII Holdings fails to provide the Guarantees from the Subsidiary Guarantors (i) on or prior to the date that is 12 months from the date of the indenture, the interest rate on the notes will be increased by 1%, effective as of such date and (ii) on or prior to the date that is 18 months from the date of the indenture, the interest rate on the notes will be increased by an additional 0.5%, effective as of such date, with such increases in the interest rate to stay in effect until the Guarantee Date; provided that such interest rate increases described above shall be the exclusive remedy to the note holders if JII Holdings fails to provide the Subsidiary Guarantees from such Domestic Restricted Subsidiaries and any such failure by JII Holdings to provide such Subsidiary Guarantees from such Domestic Restricted Subsidiaries will not constitute an Event of Default. Each of the Guarantees by Jordan and the Subsidiary Guarantors will be subordinated to the Senior Debt of each such Guarantor.

      Each guarantee of the notes:

      -     will be general obligations of the Guarantors;

      - except for the Jordan Guarantee (which will be unsecured), will be secured, on a second-priority basis, by security interests in the assets of the Subsidiary Guarantors that secure Priority Lien Obligations other than Excluded Assets, subject only to first-priority Liens securing the Credit Facilities and other Permitted Prior Liens;

      - will be senior in right of payment to all subordinated indebtedness of that Guarantor;

      - will be subordinated in right of payment to all Senior Debt of that Guarantor; and

      - will be pari passu in right of payment with any future senior subordinated Indebtedness of that Guarantor.

      Each Guarantor's guarantee of the notes will be effectively junior to (1) that Guarantor's obligations under the Credit Facilities and any other Priority Lien Obligations, which will be secured on a first-priority basis (subject to certain permitted prior liens under the Credit Facilities) by liens on the same assets of that Guarantor that secure the notes (and will be secured by liens on certain additional assets that

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will not secure the notes), (2) Indebtedness of that Guarantor which will be secured by assets that are not part of the Collateral securing either the Priority Lien Obligations or the notes and (3) other Permitted Prior Liens.

      JII Holdings' operations are conducted through its Subsidiaries and JII Holdings depends on the cash flow of its Subsidiaries to meet its obligations, including its obligations under the notes. On and after the date of the indenture and until the Guarantee Date, if any, the notes will only be guaranteed by Jordan and will not be guaranteed by any of the Subsidiary Guarantors. As a result, prior to the issuance of the Subsidiary Guarantees, the notes will be effectively subordinated to all liabilities of JII Holdings' Subsidiaries, including trade payables, except to the extent of the realizable value of the assets secured by the second-priority liens on such Subsidiaries' assets after repayment in full of the Priority Lien Obligations and any other Indebtedness of such Subsidiaries secured by a prior lien. On or before the date that is 18 months from the date of the indenture, JII Holdings will provide that the notes will be guaranteed by Jordan and by each of its current and future Domestic Restricted Subsidiaries, other the Immaterial Subsidiaries, JII Finance and any Receivables Subsidiaries on a senior subordinated basis. In addition, the notes will not be guaranteed by:

      - any Foreign Subsidiaries or any joint venture that is not a Domestic Restricted Subsidiary; and

      -     any Receivables Subsidiaries.

      Furthermore, the notes will not be guaranteed by, or secured by liens on the assets of, any Subsidiaries of Jordan that are not Subsidiaries of JII Holdings, including Motors and Gears Holdings, Inc., Jordan's subsidiary that is the intermediate holding company for the Kinetek group, and its direct and indirect Subsidiaries.

      In the event of a bankruptcy, liquidation or reorganization of any Subsidiaries prior to the Guarantee Date, if any, and of any of the non-guarantor Subsidiaries prior to, on or after the Guarantee Date, the non-guarantor Subsidiaries will pay the holders of their debt, their trade creditors and their preferred and minority stockholders (if any) before they will be able to distribute any of their assets to JII Holdings or any Guarantor. The prospective guarantor Subsidiaries had total assets of $270.7 million as of March 31, 2004. They accounted for $19.7 million and $4.7 million of Jordan's consolidated operating income and $13.7 million and $3.2 million in losses from continuing operations before income taxes and minority interest for the year ended December 31, 2003 and the three months ended March 31, 2004, respectively. The non-guarantor Subsidiaries had total assets of $391.7 million as of March 31, 2004. They accounted for $27.7 million and $6.0 million of Jordan's consolidated operating income and $4.4 million and $5.1 million in losses from continuing operations before income taxes and minority interest for the year ended December 31, 2003 and the three months ended March 31, 2004, respectively.

      As of the date of this prospectus, all of JII Holdings' Subsidiaries are Restricted Subsidiaries. However, under the circumstances described below under the caption " -- Certain Covenants -- Designation of Restricted and Unrestricted Subsidiaries," JII Holdings is permitted to designate certain of its Subsidiaries as "Unrestricted Subsidiaries." Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Unrestricted Subsidiaries will not guarantee the notes and will not pledge any of their assets to secure the notes.

SECURITY INTERESTS GRANTED BY THE SUBSIDIARY GUARANTORS

      The Subsidiary Guarantors will grant second-priority security interests in all of their assets that also secure Priority Lien Obligations, subject to exceptions described under the caption " -- Security -- The

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Collateral," subject only to first-priority Liens securing the Credit Facilities and other Permitted Prior Liens. Those security interests will directly secure the obligations of the Issuers under the notes. From and after the Guarantee Date, the security interests granted by the Subsidiary Guarantors will secure, on a second-priority basis, both the notes and the obligations of the Subsidiary Guarantors under their Note Guarantees, subject only to first-priority Liens securing the Credit Facilities and other Permitted Prior Liens. Jordan will not grant security interests in any of its assets to secure either the notes or its guarantee of the notes.


      The security interests granted by each Guarantor (other than Jordan) pursuant to the security documents to directly secure the notes will be limited to the maximum amount as will, after giving effect to such maximum amount and all contingent and fixed liabilities of such Guarantor, including those that are at any time owing with respect to the Credit Facilities or that are otherwise relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the security interests on the assets of such other Guarantor under the security documents, result in the security interests granted by such Guarantor under the security documents not constituting a fraudulent transfer or conveyance. See "Risk Factors -- Federal and state fraudulent conveyance laws permit a court to void the restricted notes or the new notes, the current or future guarantees or the security interests and, if that occurs, you may not receive any payments on the new notes."


      From and after the Guarantee Date, the secured Note Guarantee given by each Subsidiary Guarantor will be limited so as not to constitute a fraudulent transfer or conveyance. See " -- Note Guarantees."

PRINCIPAL, MATURITY AND INTEREST

      The Issuers will issue up to $173,333,300 in aggregate principal amount of notes in this offering. The Issuers may issue Additional Notes under the indenture from time to time after this offering. Any issuance of Additional Notes is subject to all of the covenants in the indenture, including the covenant described below under the caption " -- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Equity." The notes and any Additional Notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Any such Additional Notes will automatically be included in the Note Obligations and will share, equally and ratably, with the notes in the Note Liens. The notes will mature on April 1, 2007.


      Interest on the notes will accrue at the rate of 13.0% per annum and will be payable semi-annually in arrears each February 1 and August 1, commencing on the first such date after the expiration date. Interest on overdue principal and interest will accrue at a rate that is 1% higher than the then applicable interest rate on the notes. The Issuers will make each interest payment to the holders of record on the immediately preceding January 15 and July 15.



      Interest on the notes will accrue from the most recent date to which interest has been paid on the restricted notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.


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METHODS OF RECEIVING PAYMENTS ON THE NOTES

      If a holder of notes has given wire transfer instructions to the Issuers, the Issuers will pay all principal, interest and premium, if any, on that holder's notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless JII Holdings elects to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.

PAYING AGENT AND REGISTRAR FOR THE NOTES

      The trustee will initially act as paying agent and registrar. The Issuers may change the paying agent or registrar without prior notice to the holders of the notes, and the Issuers or any of their Subsidiaries may act as paying agent or registrar.

TRANSFER AND EXCHANGE

      A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. The Issuers will not be required to transfer or exchange any note selected for redemption. Also, the Issuers will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

NOTE GUARANTEES


      The Note Guarantees will be joint and several obligations of the Guarantors. Each Note Guarantee, when and if issued, will be subordinated to the prior payment in full of all Senior Debt of that Guarantor. The obligations of each Guarantor under its Note Guarantee will be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor, including those that are at any time owing with respect to the Credit Facilities or that are otherwise relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance. See "Risk Factors -- Federal and state fraudulent conveyance laws permit a court to void the restricted notes or the new notes, the current or future guarantees or the security interests and, if that occurs, you may not receive any payments on the new notes."


      A Subsidiary Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person, other than another Subsidiary Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2)   either:

      (a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor (1) under the indenture and its Note Guarantee, if any, pursuant to a supplemental indenture reasonably satisfactory to the trustee and (2) under the security documents pursuant to security documents reasonably satisfactory to the trustee and the Collateral Agent; or

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

      (b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.

      The Note Guarantee of a Subsidiary Guarantor will be released:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) JII Holdings or a Restricted Subsidiary of JII Holdings, if the sale or other disposition does not violate the "Asset Sale" provisions of the indenture;

(2) in connection with any sale or other disposition of all of the Capital Stock of that Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) JII Holdings or a Restricted Subsidiary of JII Holdings, if the sale or other disposition does not violate the provisions of the indenture;

(3) if JII Holdings designates any Restricted Subsidiary that is a Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;

(4) upon legal defeasance or covenant defeasance or satisfaction and discharge of the indenture as provided below under the captions " -- Legal Defeasance and Covenant Defeasance" and " -- Satisfaction and Discharge;"

(5) upon the delivery by the Issuers to the trustee and the Collateral Agent of an officers' certificate certifying that such Guarantor qualifies as an Immaterial Subsidiary or a Receivables Subsidiary under the terms of the indenture;

(6) upon the delivery by the Issuers to the trustee and the Collateral Agent of an officers' certificate certifying that such Subsidiary Guarantor (a) is formed under the laws of a jurisdiction other than the United States or any state of the United States or the District of Columbia and (b) does not, or upon effectiveness of such release will not, guarantee or otherwise provide direct credit support for any Indebtedness of either of the Issuers or any other Guarantor; provided that, in the event that, and for so long as, such Subsidiary Guarantor subsequently guarantees or otherwise provides direct credit support for any Indebtedness of either of the Issuers or any other Guarantor, (i) the Issuers shall notify the trustee and the Collateral Agent in writing promptly following the provision of such guarantee or credit support, (ii) the Note Guarantee of such Subsidiary Guarantor shall be reinstated and (iii) the Issuers shall cause such Subsidiary Guarantor to comply with the requirements under the covenant captioned " -- Certain Covenants -- Additional Note Guarantees"; or

(7) at any time there are Priority Lien Obligations which have not been paid in full, upon delivery of the required officers' certificate to the trustee and the Collateral Agent in accordance with the provisions providing for the release of Note Guarantees described below under the caption " -- Ranking of Note Liens -- Release of Collateral or Note Guarantee upon Sale or Other Disposition."

See " -- Repurchase at the Option of Holders -- Asset Sales" and " -- Certain Covenants -- Designation of Restricted and Unrestricted Subsidiaries."

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SUBORDINATION OF NOTE GUARANTEES

      The Note Guarantees will be subordinated to the prior payment in full of all Senior Debt of that Guarantor, including Senior Debt incurred after the date of the indenture.

      The holders of Senior Debt will be entitled to receive payment in full of all obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt) before the holders of notes will be entitled to receive any payment with respect to the notes from such Guarantor (except that holders of notes may receive and retain Permitted Junior Securities), in the event of any distribution to creditors of such Guarantor:

(1)   in a liquidation or dissolution of such Guarantor;

(2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Guarantor or its property;

(3)   in an assignment for the benefit of creditors; or

(4)   in any marshaling of such Guarantor's assets and liabilities.

      Such Guarantor also may not make any payment in respect of the notes (except in Permitted Junior Securities) if:

(1) a payment default on Senior Debt of such Guarantor occurs and is continuing beyond any applicable grace period; or

(2) any other default occurs and is continuing on any series of Senior Debt that permits holders of that series of Senior Debt to accelerate its maturity and the trustee receives a notice of such default (a "Payment Blockage Notice") from such Guarantor or the holders of any such Senior Debt.

      Payments on the notes by such Guarantor may and will be resumed:

(1) in the case of a payment default, upon the date on which such default is cured or waived; and

(2) in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Senior Debt has been accelerated.

      No new Payment Blockage Notice may be delivered unless and until:

(1) 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

(2) all scheduled payments of principal, interest and premium, if any, on the notes that have come due have been paid in full in cash.

      No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee will be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 180 days.

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      If the trustee or any holder of the notes receives a payment in respect of the notes (except in Permitted Junior Securities or from the trusts described under " -- Legal Defeasance and Covenant Defeasance" and " -- Satisfaction and Discharge") when:

(1)   the payment is prohibited by these subordination provisions; and

(2) the trustee or the holder has actual knowledge that the payment is prohibited,

the trustee or the holder, as the case may be, will hold the payment in trust for the benefit of the holders of Senior Debt. Upon the proper written request of the holders of Senior Debt, the trustee or the holder, as the case may be, will deliver the amounts in trust to the holders of Senior Debt or their proper representative.

      The Guarantor must promptly notify holders of Senior Debt if payment on the notes is accelerated because of an Event of Default.

      As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of the Guarantor, holders of notes may recover less ratably than creditors of such Guarantor who are holders of Senior Debt. As a result of the obligation to deliver amounts received in trust to holders of Senior Debt, holders of notes may recover less ratably than trade creditors of such Guarantor. See "Risk Factors -- The guarantees of the new notes by JII and, if and when issued, by JII Holdings' current and future domestic restricted subsidiaries will be subordinated to the senior debt of such guarantors."

SECURITY

      Security Documents. The payment of the principal of and interest and premium, if any, on the notes, and the payment and performance of all other Note Obligations and, when and if issued, the Subsidiary Guarantees, will be secured, equally and ratably, by a second-priority security interest in the Collateral, subject to Permitted Prior Liens, as provided in the security documents. The definition of "Note Obligations" includes all Obligations with respect to Additional Notes issued pursuant to the indenture as provided below. The security interests securing the Priority Lien Obligations will be held by holders of Priority Lien Obligations or the Priority Lien Collateral Agent.

      The Collateral. The notes and the Note Guarantees, when and if issued, will be secured by the Collateral on a second-priority basis, subject only to
(1) first-priority liens securing Credit Facilities and other Priority Lien Debt and (2) other Permitted Prior Liens.

      The indenture will prohibit JII Holdings and any Restricted Subsidiary from granting any security interest on any property to secure any Priority Lien Obligations unless, subject to limited exceptions, a concurrent security interest therein is granted to the Collateral Agent as security for the Note Obligations.

      In addition, the indenture will require JII Holdings and its Restricted Subsidiaries to grant a security interest securing the Note Obligations in certain real and personal property acquired thereafter by JII Holdings or any Restricted Subsidiaries after the date of the indenture. See " -- Certain Covenants -- Additional Collateral."

      The securities of the Subsidiaries will constitute Collateral only to the extent that such securities can secure the notes and the Subsidiary Guarantees without Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act (or any other law, rule or regulation) requiring separate financial statements of such Subsidiary to be filed with the SEC (or any other governmental agency). In the event that Rule 3-10

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

or Rule 3-16 of Regulation S-X under the Securities Act requires or is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary due to the fact that such Subsidiary's securities secure the notes or Subsidiary Guarantees, then the securities of such Subsidiary shall automatically be deemed not to be part of the Collateral but only to the extent necessary to not be subject to such requirement. In such event, the security documents may be amended or modified, without the consent of any holder of notes, to the extent necessary to release the Liens on the shares of securities that are so deemed to no longer constitute part of the Collateral. In the event that Rule 3-10 and Rule 3-16 of Regulation S-X under the Securities Act are amended, modified or interpreted by the SEC to permit (or are replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary's securities to secure the notes and Subsidiary Guarantees in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then the securities of such Subsidiary shall automatically be deemed to be a part of the Collateral but only to the extent necessary to not be subject to any such financial statement requirement. In such event, the security documents may be amended or modified and additional security documents may be entered into, without the consent of any holder of notes, to the extent necessary to subject such additional securities to the Note Liens.


      In accordance with the foregoing limitations, as of the issue date of the restricted notes, the Collateral included the securities of the Subsidiaries only to the extent that the Applicable Value of such securities (on a Subsidiary-by-Subsidiary basis) was less than 20% of the aggregate principal amount of the notes outstanding. Following the issue date, however, the portion of the securities of such Subsidiaries constituting Collateral may decrease or increase as described above. Such securities would also constitute part of the collateral securing the Priority Lien Debt on a first-priority basis (subject to certain permitted prior liens under the Credit Facilities), and the security interests securing the Priority Lien Debt will be senior to the second-priority security interests securing the notes and the Note Guarantees. In addition, the collateral securing the Priority Lien Debt will include 100% of the securities of the Subsidiaries because the limitations described earlier in this paragraph would not apply.


      In the case of Excluded Foreign Subsidiaries, in addition to the limitations in the second paragraph above concerning Rule 3-10 or Rule 3-16 of Regulation S-X of the Securities Act, the Collateral will also be limited to a pledge of 65% of the Voting Equity Interests of such Excluded Foreign Subsidiary held directly by JII Holdings or any Restricted Subsidiary, 100% of the nonvoting Equity Interests of such Excluded Foreign Subsidiary held directly by JII Holdings or any Restricted Subsidiary and 100% of any intercompany Indebtedness owed by such Excluded Foreign Subsidiary to JII Holdings or any Restricted Subsidiary. Such Voting Equity Interests, would also constitute part of the collateral securing the Priority Lien Debt on a first-priority basis (subject to certain permitted prior liens under the Credit Facilities), and the security interests securing the Priority Lien Debt will be senior to the second-priority security interests securing the notes and the Note Guarantees.

      Collateral Agent. The Collateral Agent, which initially will be the trustee, will hold the Liens granted to it to secure Note Obligations pursuant to the security documents. The Collateral Agent is subject to any directions given it by the trustee from time to time as required or permitted by the indenture. Except as directed by the trustee and as required or permitted by the indenture, at any time there are Priority Lien Obligations which have not been paid in full, the Collateral Agent will not be obligated to:

(1)   act upon directions purported to be delivered to it by any other Person;

(2)   foreclose upon or otherwise enforce any Lien; or

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(3)   take any other action whatsoever with regard to any or all of the Liens, security documents or the Collateral.

      Authorization of Actions to Be Taken. The Collateral Agent and the trustee are authorized and empowered to receive for the benefit of the holders of Note Obligations any funds collected or distributed under the security documents and to make further distributions of the funds to the holders of Note Obligations according to the provisions of the indenture. See " -- Ranking of Note Liens -- Order of Application."

      Subject to the provisions of the indenture governing the trustee's duties and rights generally, and subject to the provisions described below under the caption " -- Security -- Ranking of Note Liens," the trustee may, on an Event of Default, in its sole discretion and without the consent of the holders of Note Obligations, direct, on behalf of the holders of Note Obligations, the Collateral Agent to take all actions it deems necessary or appropriate in order to:

(1)   foreclose upon or otherwise enforce any or all of the Note Liens;

(2)   enforce any of the terms of the security documents; or

(3)   collect and receive payment of any and all Note Obligations.

      Release of Note Liens. The Note Liens will be released in whole upon:

(1)   payment in full and discharge of all outstanding Note Debt;

(2) payment in full and discharge of all other Note Obligations that are outstanding, due and payable at the time all of the Note Debt is paid in full and discharged;

(3) satisfaction and discharge of the indenture as set forth under the caption " -- Satisfaction and Discharge"; and

(4) a Legal Defeasance or Covenant Defeasance of the notes issued under the indenture as set forth under the caption " -- Legal Defeasance and Covenant Defeasance."

      The Note Liens will be released in part with respect to any asset constituting Collateral:

(1) upon delivery by JII Holdings to the trustee and the Collateral Agent of an officers' certificate certifying that the asset has been (or concurrently with the release of the Note Liens thereon will be) sold or otherwise disposed of by JII Holdings or a Subsidiary Pledgor to a Person other than JII Holdings, any of JII Holdings' Restricted Subsidiaries or any other Obligor in a transaction permitted by each of the Note Documents, at the time of sale or disposition;

(2) upon delivery by JII Holdings to the trustee and the Collateral Agent of an officers' certificate certifying that the asset is owned or has been acquired by a Guarantor that has been released from its Note Guarantee (including by virtue of a Subsidiary Guarantor becoming an Unrestricted Subsidiary); provided that any subsequent guarantee or reinstated guarantee made by such Guarantor shall be subject to the covenant captioned " -- Certain Covenants -- Additional Note Guarantees";

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(3)   upon delivery by JII Holdings to the trustee and the Collateral Agent of an officers' certificate certifying that the asset has been condemned, seized or taken by exercise of the power of eminent domain; or

(4) at any time there are Priority Lien Obligations which have not been paid in full, upon delivery of the required officers' certificate to the trustee and the Collateral Agent in accordance with the provisions relating to the release of Note Liens described below under the caption " -- Ranking of Note Liens -- Release of Collateral or Note Guarantee upon Sale or Other Disposition."

      Notwithstanding the foregoing, the Note Liens on the proceeds of such Collateral paid or payable in connection with any sale or other disposition of an asset described in clauses (1), (3) and (4) of the immediately preceding paragraph shall not be released.

      Filing, Recording and Opinions. Annually, JII Holdings will furnish to the trustee and the Collateral Agent an opinion of counsel, in the form specified in the indenture for that opinion, with respect to the effectiveness and perfection of the Liens intended to be created by the security documents. JII Holdings will otherwise comply with the provisions of TIA Section 314(b).

      To the extent applicable, JII Holdings will cause TIA Section 313(b), relating to reports, and TIA Section 314(d), relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Note Liens of the security documents, to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an officer of JII Holdings except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or reasonably satisfactory to the Collateral Agent. Notwithstanding anything to the contrary in this paragraph, JII Holdings will not be required to comply with all or any portion of TIA Section 314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA Section 314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including "no action" letters or exemptive orders, all or any portion of TIA
Section 314(d) is inapplicable to one or a series of released Collateral.

      Intercreditor Agreement. On the date of the indenture, the Collateral Agent and the Priority Lien Collateral Agent entered into an Intercreditor Agreement setting forth terms of the relationship between the holders of certain of the Priority Liens and the Note Liens. Certain terms of the Intercreditor Agreement are described below under " -- Ranking of Note Liens."

RANKING OF NOTE LIENS

      Set forth below is a summary of the lien-ranking provisions of the indenture and the Intercreditor Agreement. These provisions are enforceable by the holders of Priority Liens and are generally not enforceable by the Issuers. See " -- Ranking of Note Liens -- Enforcement" below.

      Ranking. The indenture and the Intercreditor Agreement will provide that, notwithstanding:

(1)   anything to the contrary contained in the security documents;

(2)   the time of incurrence of any Secured Debt;

(3) the time, order or method of attachment of the Note Liens or the Priority Liens;

(4) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Lien upon any Collateral;

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(5)   the time of taking possession or control over any Collateral;

(6) the rules for determining priority under the Uniform Commercial Code or any other law governing relative priorities of secured creditors;

(7)   that any Priority Lien may not have been perfected;

(8) that any Priority Lien may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

(9) any other circumstance of any kind or nature whatsoever, whether similar or dissimilar to any of the foregoing,

the Note Liens will in all circumstances be junior and subordinate in ranking to all Priority Liens, whenever granted, upon any present or future Collateral, and the Priority Liens, whenever granted, upon any present or future Collateral to the extent the Priority Liens secure the Priority Lien Obligations will be prior and superior to the Note Liens.

      Order of Application. Subject to the terms of the Intercreditor Agreement and the application of the enforcement proceeds to the payment of amounts required to be applied to the repayment of indebtedness secured by a prior Lien on such Collateral, the indenture and/or the security documents will provide that if, upon the enforcement by the Collateral Agent of any default remedy set forth in any security document, any Collateral is sold in foreclosure of such security interest or is otherwise collected or realized upon by the Collateral Agent, the proceeds received by the Collateral Agent from such enforcement will be distributed by the Collateral Agent in the following order of application:

      FIRST, to the payment of all amounts payable under the security documents securing the Note Obligations on account of the Collateral Agent's fees or any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Collateral Agent or any co-trustee or agent in connection with any such security document;

      SECOND, to the trustee for application to the payment of all Note Obligations until all Note Obligations have been paid in full; and

      THIRD, any surplus remaining after the payment in full in cash of all of the Note Obligations shall be paid to JII Holdings or the applicable Obligor, as the case may be, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

      Nothing in this section is intended to, or will, permit the existence or incurrence of any Lien (including any prior Lien) that is not otherwise a Permitted Lien under the indenture.

      Collateral Sharing with Additional Notes. Any Additional Notes issued under the indenture in accordance with the requirements set forth in the definition of "Note Debt" and permitted to be incurred by the covenant described below under the caption " -- Covenants -- Incurrence of Indebtedness and Issuance of Preferred Equity" and permitted to be incurred under the Credit Facilities will be treated as Note Obligations for all purposes under the indenture and the security documents.

      Option to Purchase Priority Lien Debt. Under the Intercreditor Agreement, any Person or Persons at any time or from time to time designated by the holders of at least 25% in outstanding principal amount of the notes (including any Additional Notes), voting as a single class, as entitled to

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exercise all default purchase options as to notes (including Additional Notes
(if any)) then outstanding (an "Eligible Purchaser") will have the right (without any obligation) to purchase, at any time during any of the exercise periods described in the second succeeding paragraph, all, but not less than all, of the principal of and interest on and all prepayment or acceleration penalties and premiums in respect of all Priority Lien Debt outstanding at the time of purchase and all other Priority Lien Obligations (except Unasserted Contingent Obligations) then outstanding, together with all Liens securing such Priority Lien Debt and all Guarantees and other supporting obligations relating to such Priority Lien Debt:

(1) for a purchase price equal to: (A) in the case of Priority Lien Debt then outstanding (other than letters of credit), 100% of the principal amount and accrued interest outstanding on the Priority Lien Debt on the date of purchase plus all other Priority Lien Obligations (except any Unasserted Contingent Obligations) then unpaid, and (B) in the case of each outstanding letter of credit then outstanding as Priority Lien Debt, 100% of the reimbursement obligation in respect of such letter of credit as and when such letter of credit is funded, plus accrued interest thereon, and all Priority Lien Obligations (other than Unasserted Contingent Obligations) relating to such letter of credit that are outstanding as and when such letter of credit is funded (the amounts payable under clause
      (B), collectively, the "Acquired L/C Obligations");

(2) with such purchase price payable in cash on the date of purchase against transfer to an Eligible Purchaser or its nominee or transferee (without recourse and without any representation or warranty whatsoever, whether as to the enforceability of any Priority Lien Debt or the validity, enforceability, perfection, priority or sufficiency of any Lien securing or Guarantee or other supporting obligation for any Priority Lien Debt or as to any other matter whatsoever, except only the representation and warranty that the transferor owns free and clear of all Liens and encumbrances (other than participation interests not prohibited by the applicable Credit Facility), and has good right to convey, whatever claims and interests it may have in respect of Priority Lien Debt and any such Liens, Guarantees and supporting obligations pursuant to the Priority Lien Documents); provided that the purchase price in respect of any outstanding letter of credit that remains unfunded on the date of purchase will be payable as and when such letter of credit is funded (i) first from the cash collateral account described in paragraph (3) below, until the amounts contained therein have been exhausted, and (ii) thereafter directly by the purchaser;

(3) with such purchase accompanied by a deposit of cash collateral under the dominion and control of the Priority Lien Collateral Agent or its designee in an amount equal to the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Priority Lien Document, as security for the purchaser's purchase of the Acquired L/C Obligations, subject to the agreement that if any such letter of credit (A) is cancelled and returned to the issuer thereof, (B) expires in accordance with its terms or (C) is drawn in its full face amount, the Priority Lien Collateral Agent or its designee holding such cash collateral will promptly return to the Eligible Purchaser an amount equal to the excess, if any, of (i) the amount deposited as cash collateral in respect of such letter of credit, over (ii) the amount equal to 100% of the reimbursement obligation in respect of such letter of credit as and when such letter of credit is cancelled, expires or is funded, as the case may be, plus accrued interest thereon, and all Priority Lien Obligations (other than Unasserted Contingent Obligations) relating to such letter of credit that are outstanding as and when such letter of credit is cancelled, expires or is funded, as the case may be; and

(4) with such purchase price accompanied by a release in favor of the Priority Lien Collateral Agent and the Lenders from all the Obligors, in form and substance reasonably satisfactory to the Priority Lien Collateral Agent, of all obligations and liabilities of the Priority Lien Collateral Agent, Lenders and their respective officers, directors, employees, agents, parents, Subsidiaries

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      and affiliates to such Obligors. Upon the written request to JII Holdings from the Priority Lien Collateral Agent or the trustee, JII Holdings will, and will cause each of the other Obligors to execute and deliver such release to the Priority Lien Collateral Agent.

      The right to exercise the purchase option described in the immediately preceding paragraph will be exercisable and legally enforceable upon at least ten business days' prior written notice of exercise given to the Priority Lien Collateral Agent by (and at the sole option of) an Eligible Purchaser.

      The right to exercise the right to purchase the Priority Lien Obligations as described above may be exercised during each period that begins on:

(1) the commencement of an Insolvency or Liquidation Proceeding involving JII Holdings or any other Obligor; or

(2) the first date on which the Priority Lien Collateral Agent or any holder of any Priority Lien Obligations, or any Person on its behalf, takes any action (other than the issuance of a notice of default or event of default or a reservation of rights letter delivered to JII Holdings or any other Obligor) to foreclose, collect or otherwise realize in any way upon any Collateral, and in each of clauses (1) and (2) above, ends on the 20th business day after receipt from JII Holdings, the applicable Obligor, or the Priority Lien Collateral Agent by the trustee of written notice of the occurrence of the applicable event described in clause (1) or (2) above; provided that the Priority Lien Collateral Agent will have no obligation to deliver any such notice to the trustee.

      The remedies described in this section are in addition to any other remedy to which the Collateral Agent or any holder of Priority Lien Obligations is entitled at law or in equity or otherwise.

      The obligations of the Lenders to sell their respective Priority Lien Obligations under this section are several and not joint and several. To the extent any Lender (a "Defaulting Lender") breaches its obligation to sell its Priority Lien Obligations under this section, nothing in this section will be deemed to require the Priority Lien Collateral Agent or any other Lender to purchase such Defaulting Lender's Priority Lien Obligations for resale to the holders of notes and in all cases, the Priority Lien Collateral Agent and each Lender complying with the terms of this section will not be deemed to be in default of this Agreement or otherwise be deemed liable for the actions or inactions of any Defaulting Lender; provided, however, that nothing in this section will require any Eligible Purchaser to purchase less than all of the Priority Lien Obligations.

      Restriction on Enforcement of Note Liens. So long as any Priority Lien Obligations exist that have not been repaid in full, the holders of Priority Liens will have the exclusive right to enforce, foreclose, collect or realize upon any Collateral. Subject to the provisions described below under the caption " -- Ranking of Note Liens -- Relative Rights" and the second set of clauses (1) through (4) set forth below, the trustee and holders of notes will not authorize or instruct the Collateral Agent, and the Collateral Agent will not, and will not authorize or direct any Person acting for it, the trustee or any holder of Note Obligations, to exercise any right or remedy with respect to any Collateral (including any right of set-off) or take any action to enforce, collect or realize upon any Collateral, including without limitation, any right, remedy or action to:

(1)   take possession of or control over any Collateral;

(2) exercise any collection rights in respect of any Collateral or retain any proceeds of accounts and other obligations receivable paid to it directly by any account debtor;

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

(3)   exercise any right of set-off against any Collateral;

(4) foreclose upon any Collateral or take or accept any transfer of title in lieu of foreclosure upon any Collateral;

(5)   enforce any claim to the proceeds of insurance upon any Collateral;

(6) deliver any notice, claim or demand relating to the Collateral to any Person (including any securities intermediary, depositary bank or landlord) in the possession or control of any Collateral or acting as bailee, custodian or agent for any holder of Priority Liens in respect of any Collateral;

(7) otherwise enforce any remedy available upon default for the enforcement of any Lien upon the Collateral;

(8) deliver any notice or commence any proceeding for any of the foregoing purposes; or

(9) seek relief in any Insolvency or Liquidation Proceeding permitting it to do any of the foregoing;

except that, in any event, any such right or remedy may be exercised and any such action may be taken, authorized or instructed:

(1) without any condition or restriction whatsoever, so long as no Priority Lien Obligations exist that have not been repaid in full;

(2) as necessary to redeem any Collateral in a creditor's redemption permitted by law or to deliver any notice or demand necessary to enforce (subject to no Priority Lien Obligations existing that have not been repaid in full) any right to claim, take or receive proceeds of Collateral remaining at any time when no Priority Lien Obligations exist that have not been repaid in full in the event of foreclosure or other enforcement of any prior Lien;

(3) as necessary to perfect, or maintain the perfection or priority of, a Lien upon any Collateral by any method of perfection except through possession or control; or

(4) as necessary to prove, preserve or protect (but not enforce) the Note Liens, in each case, subject to the provisions of the security documents.

      Notwithstanding the preceding provisions of this section, none of the rights and remedies otherwise available to the holders of Priority Liens in respect of the foreclosure or other enforcement of Priority Liens and none of the other rights and remedies of the holders of Priority Liens and Priority Lien Obligations under the Priority Lien Documents may be impaired, restricted or affected by the provisions described under the caption " -- Ranking of Note Liens" or by any actions taken by the holders of Priority Liens under the Intercreditor Agreement which are not in violation of the terms of the Intercreditor Agreement.

      At any time any Priority Lien Obligations exist that have not been repaid in full:

(1) the Priority Lien Collateral Agent will have the sole right to adjust settlement of all insurance claims and condemnation awards in the event of any covered loss, theft, destruction or condemnation of any Collateral and all claims under insurance constituting Collateral;

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

(2) all proceeds of insurance on or constituting Collateral and all condemnation awards resulting from a taking of any Collateral will inure to the benefit of, and will be paid to, the holders of the Priority Liens; and

(3) the Collateral Agent will co-operate, if necessary and as reasonably requested by the Priority Lien Collateral Agent, in effecting the payment of insurance proceeds to the Priority Lien Collateral Agent. If the Collateral Agent unreasonably fails to do so, the holder of any Priority Lien is irrevocably authorized and empowered, with full power of substitution, to execute and deliver any documents or instruments in the name of the Collateral Agent reasonably required to effect the payment of insurance proceeds to the Priority Lien Collateral Agent.

      Subject to the provisions described below under the caption " -- Ranking of Note Liens -- Relative Rights" (other than clauses (4) and (5) of those provisions), so long as there are any Priority Lien Obligations existing that have not been repaid in full, none of the holders of Note Obligations, the trustee or the Collateral Agent will:

(1) request judicial relief, in an Insolvency or Liquidation Proceeding or in any other court, that would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to the holders of Priority Liens in respect of Priority Liens or that would limit, invalidate, avoid or set aside any Priority Lien or Priority Lien Security Document or subordinate the Priority Liens to the Note Liens or grant the Priority Liens equal ranking to the Note Liens;

(2) oppose or otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement of Priority Liens made by any holder of Priority Liens in any Insolvency or Liquidation Proceeding;

(3) oppose or otherwise contest any lawful exercise by any holder of Priority Liens of the right to credit bid Priority Lien Debt at any sale in foreclosure of Priority Liens;

(4) oppose or otherwise contest any other request for judicial relief made in any court by any holder of Priority Liens relating to the lawful enforcement of any Priority Lien;

(5)   request relief from the automatic stay; or

(6) challenge the enforceability, perfection or the validity of the Priority Lien Obligations or the Priority Liens.

      Except for payments received free from the Priority Liens as provided in clause (4) of the immediately following paragraph, all proceeds of Collateral received by the trustee or the Collateral Agent at any time when any Priority Lien Obligations exist that have not been paid in full will be held by the trustee or the Collateral Agent for account of the holders of Priority Liens and remitted to the Priority Lien Collateral Agent upon demand by the Priority Lien Collateral Agent. To the extent provided by applicable law, the Note Liens will remain attached to and, subject to the provisions described under the caption " -- Ranking of Note Liens," enforceable against all proceeds so held or remitted.

      Except for payments that are made from or constitute proceeds of property subject to Priority Liens and that are received by the trustee or the Collateral Agent or any holder of Note Obligations at any time when any Priority Lien Obligations exist that have not been paid in full and after:

(1) the commencement of any Insolvency or Liquidation Proceeding in respect of JII Holdings or the grantor of any Priority Lien; or

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

(2) the trustee and the Collateral Agent have received written notice from the Priority Lien Collateral Agent stating that:

      (a) the Priority Lien Debt has become due and payable in full (whether at maturity, upon acceleration or otherwise); or

      (b) the holders of Priority Liens have become entitled to, and desire to, enforce any or all of the Priority Liens by reason of a default under Priority Lien Documents,

(3) no payment of money (or the equivalent of money) made by JII Holdings or any other Obligor to the trustee, the Collateral Agent, any holder of notes or any other holder of Note Obligations (including, without limitation, payments and prepayments made for application to Note Obligations) or any other payments or deposits made pursuant to any provision of the indenture, any other Note Document and the Intercreditor Agreement will in any event be subject to the provisions described under " -- Ranking of Note Liens -- Restriction on Enforcement of Note Liens" or otherwise affected by any of the provisions described below under the caption " -- Ranking of Note Liens -- Relative Rights"; and

(4) all payments permitted to be received under clause (3) above will be received by the trustee, the Collateral Agent, the holders of notes and the other holders of Note Obligations free from the Priority Liens and all other Liens thereon except the Note Liens.

      Restrictions on Enforcement by Subsidiaries. Prior to the issuance of the Subsidiary Guarantees, if any, so long as any Priority Lien Obligations exist that have not been paid in full, none of the trustee, the Collateral Agent or the holder of any note will (1) take any action, directly or indirectly, which results in the sale, foreclosure, realization on or liquidation of any assets of any of JII Holdings' Subsidiaries, (2) institute or exercise against any such Subsidiary any suit, legal action, arbitration or other enforcement right or remedy, (3) file any petition or lien under any bankruptcy, insolvency or creditors' rights laws with respect to any such Subsidiary or (4) otherwise demand or take any payment from any such Subsidiary on account of any Obligations under the Note Documents; provided, however, that the foregoing will not prohibit the trustee, Collateral Agent or the holder of any note from exercising its rights under the second set of clauses (1) through (4) under the first paragraph under the section captioned " -- Ranking of Note Liens -- Restriction on Enforcement of Note Liens"; provided, further, that the suspension of the rights of the trustee, the Collateral Agent or any holder of Note Obligations pursuant to this paragraph will not constitute, or be deemed to constitute, from and after the issuance of the Subsidiary Guarantees or at any time there are no Priority Lien Obligations existing that have not been paid in full, a waiver of the rights which the trustee, the Collateral Agent and any holder of Note Obligations have under the first paragraph under the section captioned " -- Ranking of Note Liens -- Restriction on Enforcement of Note Liens."

      Notwithstanding any other provision of the indenture or any other Note Document, the right of any holder of a note to receive from the Issuers, Jordan and, after issuance of the Subsidiary Guarantees, if any, the Subsidiary Guarantors, payment of the principal and premium, if any, and interest on the notes held by such holder, on or after the respective due dates for payment from the Issuers, Jordan and, after issuance of the Subsidiary Guarantees, if any, the Subsidiary Guarantors expressed in the note (including in connection with an offer to purchase), or to institute suit against the Issuers, Jordan and, after issuance of the Subsidiary Guarantees, if any, the Subsidiary Guarantors for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder; provided that a holder shall not have the right to institute any such suit against Jordan, the Issuers or, after issuance of the Subsidiary Guarantees, if any, the Subsidiary Guarantors for the enforcement of payment if and to the extent that the surrender or prosecution thereof or the entry of judgment therein would, under

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applicable law, result in the surrender, impairment, waiver or loss of the Lien of the indenture upon any property subject to such Lien.

      Insolvency or Liquidation Proceedings. The provisions under the caption " -- Ranking of Note Liens" will be applicable both before and after the filing of any petition by or against any Obligor under any insolvency or bankruptcy law and all converted or succeeding cases in respect thereof, and all references in this "Description of the New Notes" to any Obligor shall be deemed to apply to the trustee for such Obligor and such Obligor as a debtor-in-possession. The relative rights of secured creditors in or to any distributions from or in respect of any Collateral or proceeds of Collateral shall continue after the filing of such petition on the same basis as prior to the date of such filing, subject to any court order approving the financing of, or use of cash collateral by any Obligor as debtor-in-possession. If, in any Insolvency or Liquidation Proceeding and at any time any Priority Lien Obligations exist that have not been repaid in full, all of the holders of Priority Lien Obligations (or such number of the Lenders as may have the power to bind all of them):

(1) consent to any order for use of cash collateral or agree to the extension of any Priority Lien Debt (including, without limitation, any debtor-in-possession financing) to any Obligor to the extent constituting Indebtedness permitted to be incurred by clause (1) of the definition of "Permitted Debt;"

(2) consent to any order granting any priming lien, replacement lien, cash payment or other relief on account of Priority Lien Obligations as adequate protection (or its equivalent) for the interests of the holders of Priority Liens in the property subject to such Priority Liens;

(3) consent to any order approving post-petition financing pursuant to Section 364 of the United States Bankruptcy Code (including, without limitation, any "roll-up" of Priority Lien Obligations); and

(4) consent to any order relating to a sale of assets of JII Holdings or any other Obligor that:

      (a) provides, to the extent the sale is to be free and clear of Liens, that all Priority Liens and Note Liens will attach to the proceeds of the sale; and

      (b) grants Credit Bid Rights to the holders of notes to the extent the Collateral Agent is not prohibited from receiving Credit Bid Rights under applicable law,

then, the holders of Note Obligations, the trustee and the Collateral Agent will not oppose or otherwise contest the entry of such order.

      The holders of Note Obligations, the trustee and the Collateral Agent will not file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) based upon their interests in the Collateral under the Note Liens, except that:

(1) they may freely seek and obtain relief granting a junior lien co-extensive in all respects with, but subordinated (as set forth in the provisions described under the caption " -- Ranking of Note Liens") in all respects to, all Liens granted in such Insolvency or Liquidation Proceeding to the holders of Priority Lien Debt;

(2) they may assert rights in connection with the confirmation of any plan of reorganization or similar dispositive restructuring plan (other than to the extent such plan provides for the liquidation of assets or properties of JII Holdings or any other Obligor); and

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

(3) they may freely seek and obtain any relief upon a motion for adequate protection or for relief from automatic stay (or any comparable relief), without any condition or restriction whatsoever, at any time when no Priority Lien Obligations exist that have not been repaid in full.

      If, in any Liquidation or Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, both on account of Priority Lien Debt and on account of Note Debt, then, to the extent the debt obligations distributed on account of the Priority Lien Debt and on account of the Note Debt are secured by Liens upon the same property or type of property, the provisions described under the caption " -- Ranking of Note Liens" will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

      The holders of Note Obligations, the trustee and the Collateral Agent will not assert or enforce, at any time when any Priority Lien Obligations exist that have not been repaid in full, any claim under Section. 506(c) of the United States Bankruptcy Code senior to or on a parity with the Priority Liens for costs or expenses of preserving or disposing of any Collateral.

      Release of Collateral or Note Guarantee upon Sale or Other Disposition. If, at any time when any Priority Lien Obligations exist that have not been repaid in full, JII Holdings or the holder of any Priority Lien delivers an officers' certificate to the trustee and the Collateral Agent that:

(1) any specified Collateral (other than all or substantially all of the Capital Stock of a Subsidiary of JII Holdings) is sold, transferred or otherwise disposed of:

      (a) by the owner of such Collateral in a transaction permitted under the Priority Lien Documents and the Note Documents; or

      (b) during the existence of any Event of Default under (and as defined in) the Credit Facilities to the extent the Priority Lien Collateral Agent has consented to such sale, transfer or disposition; provided, however, that the Priority Lien Collateral Agent shall remit to the Collateral Agent the proceeds, if any, of such distribution remaining at any time when no Priority Lien Obligations exist that have not been repaid in full or as ordered by a court of competent jurisdiction; and

(2) all Liens upon such Collateral (not including the proceeds payable to the Priority Lien Collateral Agent pursuant to clause (1)(b) above) securing Priority Lien Obligations or Collateral, as the case may be, will be forever released and discharged upon such sale, transfer or other disposition, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Note Liens upon such Collateral (not including the proceeds payable to the Collateral Agent pursuant to clause (1)(b) above) will automatically be released and discharged as and when and to the extent such Liens on such Collateral securing Priority Lien Obligations are released and discharged.

      If, at any time when any Priority Lien Obligations exist that have not been repaid in full, JII Holdings or the holder of any Priority Lien delivers an officers' certificate to the trustee and the Collateral Agent that:

(1) all or substantially all Capital Stock owned by JII Holdings and its Restricted Subsidiaries in any Subsidiary of JII Holdings (a "Sold Subsidiary") is sold, transferred or otherwise disposed of (whether directly by transfer of Capital Stock issued by the Sold Subsidiary or indirectly by

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

      transfer of Capital Stock of other Subsidiaries which, directly or indirectly, own Capital Stock issued by the Sold Subsidiary):

      (a) by the owner of such Capital Stock in a transaction permitted under the Priority Lien Documents and the Note Documents; or

      (b) during the existence of any Event of Default under (and as defined in) the Credit Facilities to the extent the Priority Lien Collateral Agent has consented to such sale, transfer or disposition; provided, however, that the Priority Lien Collateral Agent shall remit to the Collateral Agent the proceeds, if any, of such distribution remaining at any time when no Priority Lien Obligations exist that have not been repaid in full or as ordered by a court of competent jurisdiction; and

(2) all Guarantees of Priority Lien Obligations made by the Sold Subsidiary and all Liens upon property of the Sold Subsidiary securing Priority Lien Obligations (not including the proceeds payable to the Priority Lien Collateral Agent payable pursuant to clause (1)(b) above) will be forever released and discharged upon such sale, transfer or other disposition, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Note Guarantee, if any, made by such Sold Subsidiary, the Lien on the Capital Stock of such Subsidiary and all Note Liens upon the property of such Sold Subsidiary will automatically be released and discharged as and when and to the extent such guarantee by such Sold Subsidiary of Priority Lien Obligations (not including the proceeds payable to the Collateral Agent pursuant to clause
(1)(b) above) and Liens on such Sold Subsidiary's Collateral securing Priority Lien Obligations are released and discharged.

      Upon delivery to the trustee and the Collateral Agent of an officers' certificate stating that any release of Note Liens has become effective pursuant to this section, the Collateral Agent will promptly execute and deliver an instrument confirming such release on customary terms and without any recourse, representation, warranty or liability whatsoever. If the Collateral Agent unreasonably fails to do so, the holder of the Priority Lien is hereby irrevocably authorized and empowered, with full power of substitution, to execute and deliver such instrument in the name of the Collateral Agent.

      Amendment of Security Documents. At any time when any Priority Lien Obligations exist that have not been repaid in full, the Collateral Agent will not enter into, and the trustee and the holders of notes will not authorize or direct, any amendment of or supplement to any security document relating to any Collateral that would make such security document inconsistent in any material respect with the comparable provisions of the Priority Lien Security Documents upon such Collateral and no such amendment or supplement will be enforceable. For the purposes of this paragraph, (1) no inconsistency reflected in the security documents delivered in connection with the issuance of the notes, as compared with the comparable provisions of the applicable Priority Lien Security Documents then in effect, will be subject to the provisions of this paragraph, and (2) any provision granting rights or powers to the Collateral Agent that are not granted to the holders of Priority Liens securing Priority Lien Debt will constitute a material inconsistency.

      No amendment, supplement, waiver or change otherwise permitted by the Intercreditor Agreement in respect of the Priority Lien Documents will be prohibited or in any manner restricted or affected by, or by reason of, the provisions described under the caption " -- Ranking of Note Liens."

      Notwithstanding the preceding paragraphs, without the consent of any holder of notes, the Issuers and the trustee may, with consent of the Collateral Agent, amend or supplement the Intercreditor Agreement to:

(1)   cure any ambiguity, defect or inconsistency; or

(2) make any change that would provide any additional rights or benefits to the holders of the notes or that does not adversely affect the rights under the Intercreditor Agreement of any such holder.


      In addition, the indenture provides that no amendment or supplement to the provisions of any security document will be effective without the approval of the Collateral Agent acting as directed by an Act of Required Noteholders, except that:


(1) any amendment or supplement that has the effect solely of adding or maintaining Collateral, securing additional Note Obligations that were otherwise permitted by the terms of the Note Documents to be secured by the Collateral or preserving or perfecting the Liens thereon or the rights of the Collateral Agent therein, or adding or maintaining any guarantee, will become effective when executed and delivered by JII Holdings or any other applicable Obligor party thereto and the Collateral Agent;

(2) no amendment or supplement that reduces, impairs or adversely affects the right of any holder of Note Debt to:

      (A) vote its outstanding Note Debt as to any matter described as subject to an Act of Required Noteholders (or amends the provisions of this clause (2) or the definition of "Act of Required Noteholders"); or

      (B) share in the order of application described above under " -- Ranking of Note Liens -- Order of Application" in the proceeds of enforcement of the Collateral Agent's security interests in any and all Collateral that has not been released in accordance with the provisions described above under " -- Security -- Release of Note Liens,"

      will become effective without the additional consent of such holder; and

(3) no amendment or supplement that imposes any obligation upon the Collateral Agent or adversely affects the rights of the Collateral Agent in its individual capacity as such will become effective without the consent of the Collateral Agent.

      Any amendment or supplement to the provisions of the security documents that releases Collateral will be effective only in accordance with the requirements set forth in the applicable Note Document referenced above under the caption " -- Security -- Release of Note Liens."

      Amendment of Ranking Provisions. No amendment or supplement to the provisions described under the caption " -- Ranking of Note Liens" will:

(1) be effective unless set forth in a writing signed by the trustee with the consent of the holders of at least a majority in principal amount of notes then outstanding (including, without limitation, Additional Notes); or

(2) become effective at any time any Priority Lien Obligations exist that have not been paid in full unless such amendment or supplement is consented to in a writing signed by the Priority Lien

      Collateral Agent acting upon the direction or with the consent of the holders of the applicable percentage (as required under the Credit Facilities) in principal amount of all Priority Lien Debt then outstanding or committed under the Credit Facilities, voting as a single class.

      Any such amendment or supplement that:

(1) imposes any obligation upon the Issuers or adversely affects the rights of the Issuers under the provisions described under the caption " -- Ranking of Note Liens -- Collateral Sharing with Additional Notes" will become effective only with the consent of the Issuers; or

(2) imposes any obligation upon the Collateral Agent or adversely affects the rights of the Collateral Agent in its individual capacity at any time when the trustee is not the Collateral Agent will become effective only with the consent of the Collateral Agent.

      No waiver of any of the provisions described under the caption " -- Ranking of Note Liens" will in any event be effective unless set forth in a writing signed and consented to, as required for an amendment under this section, by the party to be bound thereby.

      Waiver of Certain Subrogation, Marshalling, Appraisal and Valuation Rights. To the fullest extent permitted by law, the holders of notes, the trustee and the Collateral Agent agree not to assert or enforce at any time any Priority Lien Obligations exist that have not been repaid in full any:

(1) right of subrogation to the rights or interests of holders of Priority Liens (or any claim or defense based upon impairment of any such right of subrogation);

(2) right of marshalling accorded to a junior lienholder, as against the holders of Priority Liens (as priority lienholders), under equitable principles; or

(3) statutory right of appraisal or valuation accorded under any applicable state law to a junior lienholder in a proceeding to foreclose a Priority Lien.

      Without in any way limiting the generality of the foregoing, each holder of Priority Lien Obligations or Priority Liens may at any time and from time to time, without the consent of or notice to any holder of Note Obligations or Note Liens, without incurring any responsibility or liability to any holder of Note Obligations or Note Liens and without in any manner prejudicing, affecting or impairing the ranking agreements and other obligations set forth in the provisions described under the caption " -- Ranking of Note Liens":

(1) make loans and advances to JII, LLC, JII Holdings or any of their respective Subsidiaries or issue, guaranty or obtain letters of credit for account of JII Holdings or any of its Subsidiaries or otherwise extend credit to JII, LLC, JII Holdings or any of their respective Subsidiaries, in any amount (subject to the provisions of the indenture relating to the maximum amount of the Priority Lien Debt) and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing;

(2) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, compromise, accelerate, extend or refinance, any Priority Lien Obligations or any agreement, guaranty, Lien or obligation of JII, LLC, JII Holdings or any of their respective Subsidiaries or any other person or entity in any manner related thereto, or otherwise amend, supplement or change in any manner any Priority Lien Obligations or Priority Liens or any such agreement, guaranty, lien or obligation;

(3) increase or reduce the amount of any Priority Lien Obligation (subject to the provisions of the indenture relating to the maximum amount of the Priority Lien Debt) or the interest, premium, fees or other amounts payable in respect thereof;

(4) release or discharge any Priority Lien Obligation or any guaranty thereof or any agreement or obligation of JII, LLC, JII Holdings or any of their respective Subsidiaries or any other person or entity with respect thereto;

(5) take or fail to take any Priority Lien or any other collateral security for any Priority Lien Obligation or take or fail to take any action which may be necessary or appropriate to ensure that any Priority Lien or any other Lien upon any property is duly enforceable or perfected or entitled to priority as against any other Lien or to ensure that any proceeds of any property subject to any Lien are applied to the payment of any Priority Lien Obligation or any other obligation secured thereby;

(6) release, discharge or permit the lapse of any or all Priority Liens or any other Liens upon any property at any time securing any Priority Lien Obligation;

(7) exercise or enforce, in any manner, order or sequence, or fail to exercise or enforce, any right or remedy against JII, LLC, JII Holdings or any other Obligor or any collateral security or any other person, entity or property in respect of any Priority Lien Obligation or any Priority Lien or other Lien securing any Priority Lien Obligation or any right or power under the provisions described under the caption " - Ranking of Note Liens", and apply any payment or proceeds of collateral in any order of application; or

(8) sell, exchange, release, foreclose upon or otherwise deal with any property that may at any time be subject to any Priority Lien or any other Lien securing any Priority Lien Obligation.

      No exercise, delay in exercising or failure to exercise any right arising under the provisions described under the caption " -- Ranking of Note Liens", no act or omission of any holder of Priority Liens or Priority Lien Obligations in respect of JII, LLC, JII Holdings or any of their respective Subsidiaries or any other person or entity or any Collateral or any right arising under the provisions described under the caption " -- Ranking of Note Liens," no change, impairment, or suspension of any right or remedy of any holder of any Priority Liens or Priority Lien Obligations, and no other lawful act, failure to act, circumstance, occurrence or event which, but for this provision, would or could act as a release or exoneration of any obligation under the provisions described under the caption " -- Ranking of Note Liens" will in any way affect, decrease, diminish or impair any of the ranking agreements and other obligations of the holders of notes, the trustee and the Collateral Agent set forth in such provisions.

      The Lenders, the Priority Lien Collateral Agent and the other holders of Priority Liens or Priority Lien Obligations will not have any duty whatsoever, express or implied, fiduciary or otherwise, to any holder of Note Obligations or Note Liens.

      To the maximum extent permitted by law, each of the holders of notes, the trustee and the Collateral Agent waives any claim it may at any time have against the Lenders, the Priority Lien Collateral Agent or any other holder of Priority Liens or Priority Lien Obligations with respect to or arising out of any action or failure to act or any error of judgment or negligence on the part of the Lenders, the Priority Lien Collateral Agent or any other holder of Priority Liens or Priority Lien Obligations or their respective directors, officers, employees or agents with respect to any exercise of rights or remedies in respect of the Priority Liens or the Priority Lien Obligations or under the Priority Lien Documents or any transaction relating to the Collateral.

      Neither any Lender nor any Priority Lien Collateral Agent nor any other holder of Priority Liens or Priority Lien Obligations nor any of their respective directors, officers, employees or agents will be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so, except to the extent arising out of the gross negligence or willful misconduct (as determined by a final judgment of a court of competent jurisdiction) of such Lender, Priority Lien Collateral Agent or other holder or its directors, officers, employees or agents, or will be under any obligation to sell or otherwise dispose of any Collateral upon the request of JII Holdings or any other Obligor or upon the request of any holder of Note Obligations or Note Liens or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

      Limitation on Certain Relief and Defenses. No action taken or omitted for the benefit of the holders of Priority Liens by JII, LLC, JII Holdings or any of their respective Subsidiaries in breach of any covenant set forth in the indenture will constitute a defense to the enforcement of the provisions described under the caption " -- Ranking of Note Liens" by such holders in accordance with the terms of those provisions, if, when such action was taken or omitted, such holders received and in good faith relied on an officers' certificate or opinion of counsel to the effect that such action was permitted under the indenture.

      The Note Liens will not be forfeited, invalidated, discharged or otherwise affected or impaired by any breach of any obligation of the holders of notes, the trustee or the Collateral Agent set forth in the provisions described under the caption " -- Ranking of Note Liens." The Priority Liens will not be forfeited, invalidated, discharged or otherwise affected or impaired by any breach of any obligation of the Priority Lien Collateral Agent set forth in the provisions described under the caption " -- Ranking of Note Liens."

      Reinstatement. If the payment of any amount applied to any Priority Lien Obligations secured by any Priority Liens is later avoided or rescinded (including by settlement of any claim for avoidance or rescission) or otherwise set aside, then:

(1) to the fullest extent lawful, all claims for the payment of such amount as Priority Lien Obligations and, to the extent securing such claims, all such Priority Liens will be reinstated and entitled to the benefits of the provisions described under the caption " -- Ranking of Note Liens"; and

(2) if the Priority Lien Obligations are paid in full prior to such reinstatement, the contractual priority of the Priority Liens so reinstated, as set forth under the caption " -- Ranking of Note Liens -- Ranking," will be concurrently reinstated on the date and to the extent such Priority Liens are reinstated, beginning on such date, as though no Priority Lien Obligations or Priority Liens had been outstanding at any time prior to such date, and will remain effective until the claims secured by the reinstated Priority Liens are paid in full in cash;

provided, that JII Holdings shall deliver forthwith an officers' certificate, and/or the Priority Lien Collateral Agent or any holder of Priority Lien Obligations may deliver a written notice, to the trustee and the Collateral Agent stating that Priority Lien Obligations have been reinstated and identifying the Priority Lien Obligations so reinstated.

      Notwithstanding the foregoing, no:

(1) action to enforce Note Liens at any time prior to the date of any reinstatement (or, if later, the date on which the officers' certificate or written notice referred to in the immediately preceding paragraph is delivered to the trustee and the Collateral Agent);

(2) receipt or collection of Collateral or any other property by the holders of notes, the trustee or the Collateral Agent at any time prior to the date of any such reinstatement (or, if later, the date on which the officers' certificate or written notice referred to in the immediately preceding paragraph is delivered to the trustee and the Collateral Agent);

(3) application of any Collateral or other property to the payment of Note Obligations at any time prior to the date of any such reinstatement (or, if later, the date on which the officers' certificate or written notice referred to in the immediately preceding paragraph is delivered to the trustee and the Collateral Agent); or

(4) other action taken or omitted by the holders of notes, the trustee or the Collateral Agent or other event occurring at any time prior to the date of any such reinstatement (or, if later, the date on which the officers' certificate or written notice referred to in the immediately preceding paragraph is delivered to the trustee and the Collateral Agent), will, if it was permitted at such time under the provisions described under the caption " -- Ranking of Note Liens" without giving effect to any subsequent reinstatement, (1) constitute a breach of any obligation of the holders of notes, the trustee or the Collateral Agent under the provisions described under the caption " -- Ranking of Note Liens" or (2) subject to the immediately following paragraph, give rise to any right, claim or interest whatsoever enforceable by any holder of Priority Liens or Priority Lien Obligations or by any other Person.

      Notwithstanding any contrary provision in the immediately preceding paragraph, in the case of clauses (2) and (3) of such immediately preceding paragraph, any net proceeds received by, or on behalf of, the trustee, the Collateral Agent or any holder of notes, prior to the date of reinstatement of the Priority Lien Obligations, from any receipt, collection or application, or any other enforcement action of any kind taken against, Collateral less than 91 days after the date on which the applicable Priority Lien Obligation was paid in full shall be turned over to the Priority Lien Collateral Agent for application to the Priority Lien Obligations in accordance with the Intercreditor Agreement; provided, however, that the trustee and the Collateral Agent, as applicable, shall not distribute any such net proceeds to any holder of notes until such 91st day.

      Notwithstanding the foregoing, to the extent any case is commenced by or against JII Holdings or any other Obligor under any Bankruptcy Law within 90 days after the date on which the Priority Lien Obligations are paid in full, such net proceeds received prior to the commencement of the case will be held by the trustee or the Collateral Agent until the earliest of:

(1) the date on which any plan of reorganization or any similar dispositive restructuring plan in respect of the case is confirmed;

(2) the date on which the Priority Lien Collateral Agent receives an order from the bankruptcy court reasonably satisfactory to it stating that the payment in full of the Priority Lien Obligations will not be avoided or rescinded;

(3) the date on which any of the Priority Lien Obligations are avoided or rescinded, in which case such net proceeds will be turned over to the Priority Lien Collateral Agent for application to the Priority Lien Obligations in accordance with the provisions described under the caption " -- Ranking of Note Liens" (to the extent not prohibited by the bankruptcy court); or

(4) the entry of an order for the bankruptcy court directing the application of such net proceeds.

      Enforcement. The provisions described under the caption " -- Ranking of Note Liens" are intended for the sole benefit of, and may be enforced solely by, the holders of Priority Liens and Priority Lien Obligations granted and outstanding from time to time; provided, however, that the:

(1) provisions described under the caption " -- Ranking of Note Liens -- Collateral Sharing with Additional Notes" are intended for the sole benefit of the Issuers and may be enforced by the Issuers solely upon the terms and conditions set forth under that caption;

(2) definition of "Priority Lien Debt" is intended for the benefit of both the holders of Priority Liens and Priority Lien Obligations granted and outstanding from time to time and the Issuers; and

(3) provisions described under the caption " -- Ranking of Note Liens -- Option to Purchase Priority Lien Debt" and " -- Ranking of Note Liens -- Restrictions on Enforcement by Subsidiaries" are intended for the sole benefit of, and may be enforced solely by, the holders of Note Liens and Note Obligations granted and outstanding from time to time.

      The rights of the holders of notes and the Collateral Agent described under the captions " -- Ranking of Note Liens -- Restriction on Enforcement of Note Liens", " -- Ranking of Note Liens -- Restrictions on Enforcement by Subsidiaries", " -- Ranking of Note Liens -- Insolvency or Liquidation Proceedings", and " -- Ranking of Note Liens -- Reinstatement" are intended for the sole benefit of the holders of Notes and the Collateral Agent and may be enforced only by the holders of notes or by the Collateral Agent.

      The obligations of the holders of Note Obligations, the trustee and the Collateral Agent described under the captions " -- Ranking of Note Liens -- Restriction on Enforcement of Note Liens", " -- Ranking of Note Liens -- Restrictions on Enforcement by Subsidiaries", " -- Ranking of Note Liens -- Insolvency or Liquidation Proceedings", " -- Ranking of Note Liens -- Release of Collateral or Note Guarantee upon Sale or Other Disposition", " -- Ranking of Note Liens -- Amendment of Security Documents" " -- Ranking of Note Liens -- Waiver of Certain Subrogation, Marshalling, Appraisal and Valuation Rights", and " -- Ranking of Note Liens -- Reinstatement":

(1) are intended for the sole benefit of the holders of Priority Lien Obligations and may be enforced only by the holders of Priority Lien Obligations or by the Priority Lien Collateral Agent; and

(2) will terminate, unconditionally and (subject only to the provisions described under the caption " -- Ranking of Note Liens -- Reinstatement") forever, upon either of (a) no Priority Lien Obligations existing that have not been repaid in full or (b) the release of the Note Liens in whole as provided under the applicable provisions of the indenture.

      No right to enforce the ranking agreements or any other obligation set forth in the provisions described under the caption " -- Ranking of Note Liens" may be impaired by any act or failure to act by the Issuers, the trustee or any holder of Note Obligations or by the failure of the Issuers, the trustee or any holder of Note Obligations to comply with the Intercreditor Agreement.

      The obligations of the holders of notes, the trustee and the Collateral Agent under the provisions described under the caption " -- Ranking of Note Liens" are continuing obligations that may be terminated only by an amendment that becomes effective as set forth in the provisions described under the caption " -- Ranking of Note Liens -- Amendment of Ranking Provisions." Except for the Persons identified in this section, to the extent and as to the obligations set forth in this section, no other Person will be entitled to rely on, have the benefit of or enforce the lien ranking agreements or any other obligation set forth in the provisions described under the caption " -- Ranking of Note Liens."

      Limitations on Subordination of Notes and Other Note Obligations. The provisions described under the caption " -- Ranking of Note Liens" are intended solely to set forth the relative ranking, as Liens, of the Note Liens as against the Priority Liens. Except as otherwise provided in the provisions described under the captions " -- Subordination of Note Guarantees" and " -- Ranking of Note Liens", neither the notes, the Note Guarantees and other Note Obligations nor the exercise or enforcement of any right or remedy for the payment or collection thereof (other than the restrictions with respect to the enforcement of remedies against the Collateral and Subsidiaries of the Issuers as set forth in the provisions described under the caption " -- Ranking of Note Liens") are intended to be or will ever be by reason of the provisions described under the caption " -- Ranking of Note Liens" in any respect subordinated, deferred, postponed, restricted or prejudiced.

      Relative Rights. The provisions described under the caption " -- Ranking of Note Liens" define the relative rights, as lienholders, of holders of Note Liens and holders of Priority Liens. Nothing in the Intercreditor Agreement will:

(1) impair, as between the Issuers and holders of notes, the obligation of the Issuers, which is absolute and unconditional, to pay principal of, premium and interest on the notes in accordance with their terms or to perform any other obligation of JII Holdings or any other Obligor under the Note Documents;

(2) affect the relative rights of holders of notes and creditors of the Issuers, any of JII Holdings' Restricted Subsidiaries or any other Obligor (other than holders of Priority Liens) other than their rights in relation to holders of Senior Debt;

(3) except as otherwise specifically prohibited under the captions " -- Ranking of Note Liens -- Restrictions on Enforcement by Subsidiaries" and " -- Ranking of Note Liens -- Insolvency or Liquidation Proceedings," restrict the right of any holder of notes to sue for payments that are then due and owing (but not enforce any judgment in respect thereof against any Collateral other than the enforcement of any judgment in respect of any other action not specifically prohibited by the provisions described under the captions " -- Ranking of Note Liens -- Restriction on Enforcement of Note Liens", " -- Ranking of Note Liens -- Restrictions on Enforcement by Subsidiaries" or " -- Ranking of Note Liens -- Insolvency or Liquidation Proceedings");

(4) prevent the trustee, the Collateral Agent or any holder of notes from exercising against JII Holdings or any other Obligor any of its other available remedies upon a Default or Event of Default not specifically prohibited by the provisions described under the captions " -- Ranking of Note Liens -- Restriction on Enforcement of Note Liens", " -- Ranking of Note Liens -- Restrictions on Enforcement by Subsidiaries" or " -- Ranking of Note Liens -- Insolvency or Liquidation Proceedings"; or

(5) restrict the right of the trustee, the Collateral Agent or any holder of notes from taking any lawful action in an Insolvency or Liquidation Proceeding not specifically prohibited by the provisions described under the captions " -- Ranking of Note Liens -- Restriction on Enforcement of Note Liens", " -- Ranking of Note Liens -- Restrictions on Enforcement by Subsidiaries" or " -- Ranking of Note Liens -- Insolvency or Liquidation Proceedings".

      If JII Holdings, any Restricted Subsidiary or any other Obligor fails because of the provisions described under the caption " -- Ranking of Note Liens" to perform any obligation binding upon it under any Note Document, the failure is still a Default or Event of Default.

      Bailee for Perfection. The Priority Lien Collateral Agent shall hold the Pledged Collateral in its possession or control (or in the possession or control of its agents or bailees) as bailee for the Collateral Agent solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the security documents, subject to the terms and conditions of the Intercreditor Agreement; provided, that, solely for purposes of perfecting Liens in cash collateral accounts, deposit accounts, electronic chattel paper and letter of credit rights included in the Collateral, the Priority Lien Collateral Agent agrees to act as agent for the Collateral Agent.

      So long as any Priority Lien Obligations exist that have not been repaid in full, the Priority Lien Collateral Agent shall be entitled to deal with the Pledged Collateral in accordance with the terms of the Priority Lien Documents and the Intercreditor Agreement as if the Lien of the Collateral Agent therein under the security documents and all other Note Documents did not exist. The rights of the Collateral Agent shall at all times be subject to the terms of the Intercreditor Agreement.

      No Priority Lien Collateral Agent shall have any obligation whatsoever to the Collateral Agent, the trustee or the holders of any notes or other Note Obligations to assure that the Pledged Collateral is genuine or owned by JII Holdings or any other Obligor or otherwise or to preserve rights or benefits of any Person except as expressly set forth in this section. The duties or responsibilities of the Priority Lien Collateral Agent under this section shall be limited solely to holding the Pledged Collateral as bailee for the Collateral Agent for purposes of perfecting the Lien therein held by the Collateral Agent to secure Note Obligations. No Priority Lien Collateral Agent shall have any obligation to the Collateral Agent, the trustee or the holders of any notes to care for, protect or insure any Pledged Collateral or to ensure that the Lien on such Pledged Collateral has been properly or sufficiently created or entitled to any particular priority.

      No Priority Lien Collateral Agent shall have by reason of the Security Documents, the Note Documents, the Intercreditor Agreement or any other document or instrument a fiduciary relationship in respect of the Collateral Agent, the trustee or the holders of notes or any other Note Obligations.

      If no Priority Lien Obligations exist that have not been repaid in full, the Priority Lien Collateral Agent shall, to the extent permitted by applicable law, deliver to the Collateral Agent the Pledged Collateral (without recourse and without any representation or warranty whatsoever as to the enforceability, perfection, priority or sufficiency of any Lien securing or Guarantee or other supporting obligation for any Priority Lien Debt or Parity Lien Debt), together with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.

      Delivery of Collateral and Proceeds of Collateral. If no Priority Lien Obligations exist that have not been paid in full, the Priority Lien Collateral Agent will, to the extent permitted by applicable law, deliver to (1) the Collateral Agent, or (2) such other Person as a court of competent jurisdiction may otherwise direct, (a) any Collateral held by, or on behalf of, the Priority Lien Collateral Agent or any holder of Priority Lien Obligations, and (b) all proceeds of Collateral held by, or on behalf of, the Priority Lien Collateral Agent or any holder of Priority Lien Obligations, whether arising out of an action taken to enforce, collect or realize upon any Collateral or otherwise. Such Collateral and such proceeds will be delivered without recourse and without any representation or warranty whatsoever as to the enforceability, perfection, priority or sufficiency of any Lien securing or Guarantee or other supporting obligation for any Priority Lien Debt or Note Debt, together with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.

      Designation of New Priority Lien Debt. JII Holdings may, at any time, from time to time, designate Priority Lien Debt by delivering to the Collateral Agent an officers' certificate as contemplated in the definition of "Priority Lien Debt". Any holder of Priority Lien Debt and the Priority Lien

Collateral Agent shall be entitled to conclusively rely on an officers' certificate from JII Holdings addressed to any such holder or the Priority Lien Collateral Agent (a copy of which officers' certificate is provided substantially concurrently to the Collateral Agent and the trustee) that any borrowings, issuances of letters of credit or other extensions of credit under any Credit Facility were incurred, and are permitted to be incurred, under the terms of the indenture. Nothing in the foregoing constitutes a waiver of any restrictions on indebtedness or liens appearing in the Credit Facilities, any Priority Lien Document or the indenture. Upon receipt of such officer's certificate, the Collateral Agent shall deliver to the Priority Lien Collateral Agent (without recourse and without any representation or warranty whatsoever) any Collateral in the Collateral Agent's possession, to be held by the Priority Lien Collateral Agent in accordance with the applicable terms of the Priority Lien Documents and the provisions described under the caption " -- Ranking of Note Liens -- Bailee for Perfection." Notwithstanding the foregoing, an untrue officers' certificate designating Priority Lien Obligations may result in a Default or Event of Default under the indenture, but shall nevertheless operate as described in this section, and may be relied upon as described in this section.

OPTIONAL REDEMPTION

      At any time prior to January 1, 2005, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 113.000% of the principal amount, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of a contribution to JII Holdings' common equity capital made with the net cash proceeds of a concurrent offering of Equity Interests by Jordan; provided, that:

(1) at least 65% of the aggregate principal amount of notes originally issued under the indenture (excluding notes held by the Issuers and their Affiliates) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 45 days of the date of the closing of such sale of Equity Interests.

      Except pursuant to the preceding paragraph, the notes will not be redeemable at the Issuers' option prior to January 1, 2005.

      On or after January 1, 2005, the Issuers may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on January 1 of the years indicated below, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date:

YEAR              PERCENTAGE
----              ----------
2005               106.500%
2006               103.250%
2007               100.000%

      Unless either of the Issuers default in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

MANDATORY REDEMPTION

      The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the notes.

REPURCHASE AT THE OPTION OF HOLDERS

      CHANGE OF CONTROL

      If a Change of Control occurs, each holder of notes will have the right to require the Issuers to repurchase all or any part of that holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, the Issuers will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest thereon, to the date of repurchase. Within ten days following any Change of Control, the Issuers will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Change of Control provisions of the indenture by virtue of such compliance.

      On the Change of Control Payment Date, the Issuers will, to the extent lawful:

(1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3) deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Issuers.

      The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

      The provisions described above that require the Issuers to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that the Issuers repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

      The Issuers will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in

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

compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuers and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture as described above under the caption " -- Optional Redemption," unless and until there is a default in payment of the applicable redemption price.

      The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of JII Holdings and its Subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuers to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of JII Holdings and its Subsidiaries taken as a whole to another Person or group may be uncertain.

      ASSET SALES

      JII Holdings will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) JII Holdings (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration received in the Asset Sale by JII Holdings or such Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following will be deemed to be cash:

      (a) any liabilities, as shown on JII Holdings' most recent consolidated balance sheet, of JII Holdings or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases JII Holdings or such Restricted Subsidiary from further liability;

      (b) any securities, notes or other obligations received by JII Holdings or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by JII Holdings or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and

      (c) any stock or assets of the kind referred to in clauses (2) or (4) of the next paragraph of this covenant.

      Within 365 days after the receipt of any Net Proceeds from an Asset Sale, other than a Sale of Collateral, JII Holdings (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds to:

(1) repay Priority Lien Debt and, if such Priority Lien Debt is revolving credit Indebtedness, there shall be a corresponding reduction of the amount JII Holdings and its Restricted Subsidiaries are permitted to borrow under clause (1)(a) of the second paragraph under the caption " -- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Equity;"

(2) acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of JII Holdings;

(3)   make a capital expenditure; or

(4) acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.

      Within 365 days after the receipt of any Net Proceeds from an Asset Sale that constitutes a Sale of Collateral, JII Holdings (or the Restricted Subsidiary that owned those assets, as the case may be) may apply those Net Proceeds to purchase other assets that would constitute Collateral or to repay Priority Lien Debt and, if such Priority Lien Debt is revolving credit Indebtedness, there shall be a corresponding reduction of the amount JII Holdings and its Restricted Subsidiaries are permitted to borrow under clause
(1)(a) of the second paragraph under the caption " -- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Equity.

      Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding two paragraphs will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, within five days thereof, the Issuers will make an Asset Sale Offer to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, JII Holdings may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

      The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Asset Sale provisions of the indenture by virtue of such compliance.

      The agreements governing JII Holdings' and its Subsidiaries' other Indebtedness contain, and future agreements may contain, prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale and including repurchases of or other prepayments in respect of the notes. The exercise by the holders of notes of their right to require the Issuers to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on the Issuers. In the event a Change of Control or Asset Sale occurs at a time when the Issuers are prohibited from purchasing notes, the Issuers could seek the consent of their lenders to the purchase of notes or could attempt to refinance the borrowings or notes that contain such prohibition. If the Issuers do not obtain a consent or repay those borrowings, the Issuers will remain prohibited from purchasing notes. In that case, the Issuers' failure to purchase tendered notes would constitute an Event of Default under the indenture which could, in turn, constitute a default under the other indebtedness. Finally, the Issuers' ability to pay cash to the holders of notes upon a repurchase may be limited by the Issuers' then existing financial resources. See "Risk Factors -- JII Holdings may be unable to repurchase the new notes upon a change of control."

SELECTION AND NOTICE

      If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows if the notes are:

(1) listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

(2) not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

      No notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

      If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest will cease to accrue on notes or portions of notes called for redemption.

      If a redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the note is registered at the close of business on such record date, and no additional interest will be payable to holders whose notes will be subject to redemption by the Issuers.

CERTAIN COVENANTS

      RESTRICTED PAYMENTS

      JII Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of JII Holdings' or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving JII Holdings or any of its Restricted Subsidiaries) or to the direct or indirect holders of JII Holdings' or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of JII Holdings and other than dividends or distributions payable to JII Holdings or a Restricted Subsidiary of JII Holdings);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving JII Holdings) any Equity Interests of JII Holdings or any direct or indirect parent of JII Holdings;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness (A) of JII Holdings or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among JII Holdings and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof or (B) of Jordan or any of its Affiliates (other than a Restricted Subsidiary of JII Holdings);

(4)   make any Restricted Investment; or

(5) make any payments to Jordan or to any Person of which either Issuer is a direct or indirect Subsidiary (all such payments and other actions set forth in these clauses (1) through (5) above being collectively referred to as "Restricted Payments");

unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2) JII Holdings would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption " -- Incurrence of Indebtedness and Issuance of Preferred Equity;" and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by JII Holdings and its Restricted Subsidiaries since the date of the indenture (excluding in all cases Restricted Payments permitted by clauses (2), (3), (4), (6) and (7) of the next succeeding paragraph, except, with respect to clause (7), Restricted Payments of the type described under clause (6) of the definition of "Permitted Payments to Parent"), is less than the sum, without duplication, of:

      (a) 50% of the Consolidated Net Income of JII Holdings for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the indenture to the end of JII Holdings' most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

      (b) 100% of the aggregate net cash proceeds received by JII Holdings since the date of the indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of JII Holdings (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of JII Holdings that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of JII Holdings); plus

      (c) to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

      (d) to the extent that any Unrestricted Subsidiary of JII Holdings designated as such after the date of the indenture is redesignated as a Restricted Subsidiary after the date of the indenture, the lesser of (i) the Fair Market Value of JII Holdings' Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of the indenture; plus

      (e) 50% of any dividends received by JII Holdings or a Subsidiary Guarantor after the date of the indenture from an Unrestricted Subsidiary of JII Holdings, to the extent that such dividends were not otherwise included in the Consolidated Net Income of JII Holdings for such period; plus

      (f)   $5.0 million.

      The preceding provisions will not prohibit:

(1) so long as no Default has occurred and is continuing or would be caused thereby, the payment of any dividend within 60 days after the date of declaration of the dividend if at the date of declaration, the dividend would have complied with the provisions of the indenture;

(2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of JII Holdings) of, Equity Interests of JII Holdings (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to JII Holdings; provided, that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph;

(3) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of JII Holdings or any Subsidiary Guarantor that is contractually subordinated to the notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of JII Holdings to the holders of its Equity Interests on a pro rata basis (other than to an Affiliate of JII Holdings that is not a Restricted Subsidiary of JII Holdings);

(5) so long as no Default has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Jordan, JII Holdings or any Restricted Subsidiary of JII Holdings held by any current or former officer, director or employee of Jordan, JII Holdings or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders' agreement or similar agreement; provided, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $1.5 million in any twelve-month period;

(6) so long as no Default has occurred and is continuing or would be caused thereby, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of JII Holdings or any Restricted Subsidiary of JII Holdings issued on or after the date of the indenture in accordance with the Fixed Charge Coverage Ratio test described below under the caption " -- Incurrence of Indebtedness and Issuance of Preferred Equity;"

(7) so long as no Default has occurred and is continuing or would be caused thereby (other than with respect to Restricted Payments of the type described under clauses (1), (2), (5) and (7) of the definition of "Permitted Payments to Parent"), Permitted Payments to Parent (which Permitted Payments to Parent may be made either by a dividend, loan, advance or repayment of Indebtedness);

(8)   payments under the JI Services Agreement; and

(9) the repurchase of Equity Interests of JII Holdings or any of its Restricted Subsidiaries deemed to occur upon the exercise of stock options upon surrender of Equity Interests to pay the exercise price of such options.

      The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by JII Holdings or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors of JII Holdings whose resolution with respect thereto will be delivered to the trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $7.5 million, a copy of which must be promptly delivered to the trustee.

      INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED EQUITY

      JII Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt), and JII Holdings will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred equity; provided, however, that JII Holdings may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Subsidiary Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred equity, if the Fixed Charge Coverage Ratio for JII Holdings' most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred equity is issued, as the case may be, would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred equity had been issued, as the case may be, at the beginning of such four-quarter period.

      The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

(1) the incurrence by JII Holdings and its Restricted Subsidiaries of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of JII Holdings and its Restricted Subsidiaries thereunder and Hedging Obligations being deemed to have a principal amount equal to the net obligations of JII Holdings and its Restricted Subsidiaries thereunder from time to time) not to exceed the greater of:

      (a) from the date of the indenture through August 31, 2004, $80.0 million, from September 1, 2004 through May 31, 2005, $60.0 million, from June 1, 2005 through February 28, 2006, $40.0 million, and from and after March 1, 2006, $30.0 million, in each case less

            75% of the aggregate amount of all Net Proceeds of Asset Sales applied by JII Holdings or any of its Restricted Subsidiaries since the date of the indenture to repay any term Indebtedness under a Credit Facility or to repay any revolving credit Indebtedness under a Credit Facility pursuant to the covenant described above under the caption " -- Repurchase at the Option of Holders -- Asset Sales; or

      (b)   $30.0 million;

provided, however, that for purposes of calculating the amounts available under this clause (1), such amounts shall be reduced by the amount of any Indebtedness of any Receivables Subsidiary outstanding at any time;

(2) the incurrence by JII Holdings and its Restricted Subsidiaries of the Existing Indebtedness;


(3) the incurrence by the Issuers and the Guarantors of Indebtedness represented by the restricted notes and the related Guarantees to be issued on or after the date of the indenture and the incurrence by the Issuers and the Guarantors of Indebtedness represented by the notes and the related Guarantees;


(4) the incurrence by JII Holdings or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of JII Holdings or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause
      (4), not to exceed $10.0 million at any time outstanding;

(5) Indebtedness of a Subsidiary incurred and outstanding on or prior to the date on which such Subsidiary was acquired by JII Holdings (other than Indebtedness incurred in contemplation of, or in connection with, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary of or was otherwise acquired by JII Holdings); provided, that such Indebtedness is non-recourse to JII Holdings or any of its Subsidiaries other than the Subsidiary acquired; provided, further, that for any such Indebtedness outstanding at any time under this clause (5) in excess of $10.0 million on the date that such Subsidiary is acquired by JII Holdings, JII Holdings would have been able to incur $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant after giving effect to the incurrence of such Indebtedness pursuant to this clause (5);

(6) the incurrence by JII Holdings or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (5) or (6) of this paragraph;

(7) the incurrence by JII Holdings or any of its Restricted Subsidiaries of intercompany Indebtedness between or among JII Holdings and any of its Restricted Subsidiaries; provided, however, that:

      (a) if JII Holdings or any Subsidiary Guarantor is the obligor on such Indebtedness and the payee is not JII Holdings or a Subsidiary Guarantor or a Receivables Subsidiary, such Indebtedness must be expressly subordinated in right of payment to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of JII Holdings, or the Subsidiary Guarantee, in the case of a Subsidiary Guarantor; and

      (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than JII Holdings or a Restricted Subsidiary of JII Holdings and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either JII Holdings or a Restricted Subsidiary of JII Holdings, will be deemed, in each case, to constitute an incurrence of such Indebtedness by JII Holdings or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

(8) the issuance by any of JII Holdings' Restricted Subsidiaries to JII Holdings or to any of its Restricted Subsidiaries of shares of preferred equity; provided, however, that any:

      (a) subsequent issuance or transfer of Equity Interests that results in any such preferred equity being held by a Person other than JII Holdings or a Restricted Subsidiary of JII Holdings; and

      (b) sale or other transfer of any such preferred equity to a Person that is not either JII Holdings or a Restricted Subsidiary of JII Holdings,

      will be deemed, in each case, to constitute an issuance of such preferred equity by such Restricted Subsidiary that was not permitted by this clause
      (8);

(9) the incurrence by JII Holdings or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

(10) the guarantee by JII Holdings or any of the Subsidiary Guarantors of Indebtedness of JII Holdings or a Restricted Subsidiary of JII Holdings that was permitted to be incurred by another provision of this covenant; provided, that if the Indebtedness being guaranteed is subordinated in right of payment to or pari passu with the notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed; provided, further, that neither JII Holdings nor any Subsidiary Guarantor may guarantee any Indebtedness pursuant to this clause (10) incurred under clause (5) of this covenant unless JII Holdings would have been able to incur $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant after giving effect to the incurrence of such Indebtedness pursuant to such clause (5) of this covenant;

(11) the incurrence by JII Holdings or any of its Restricted Subsidiaries of Indebtedness in respect of workers' compensation claims, self-insurance obligations, bankers' acceptances, performance and surety bonds in the ordinary course of business;

(12) the incurrence by JII Holdings or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

(13) the incurrence by Foreign Subsidiaries of Indebtedness in an aggregate principal amount at any time outstanding pursuant to this clause (13), including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (13), not to exceed $5.0 million (or the equivalent thereof, measured at the time of each incurrence, in applicable foreign currency);

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(14)  the incurrence by JII Holdings or any of its Restricted Subsidiaries of
      additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause
      (14), not to exceed $10.0 million; provided, that such Indebtedness may not be secured;

(15) Indebtedness of JII Holdings and its Restricted Subsidiaries in connection with the performance, surety, statutory, appeal or similar bonds in the ordinary course of business;

(16) Indebtedness of JII Holdings and its Restricted Subsidiaries in connection with agreements providing for indemnification, purchase price adjustments and similar obligations in connection with the sale or disposition of any of their business, properties or assets to any Person that is not an Affiliate; and

(17) the incurrence by a Receivables Subsidiary of Indebtedness in a Qualified Receivables Transaction that is without credit-related recourse to JII Holdings or to any other Subsidiary of JII Holdings or their assets (other than such Receivables Subsidiary and its assets and, as to JII Holdings or any Subsidiary of JII Holdings, other than pursuant to representations, warranties, covenants and indemnities customary for such transactions) and is not guaranteed by any such Person.

      JII Holdings will not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of JII Holdings unless such Indebtedness is also contractually subordinated in right of payment to the notes on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of JII Holdings solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

      For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Equity" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (17) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, JII Holdings, in its sole discretion, will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause
(1) of the definition of Permitted Debt. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred equity as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of JII Holdings as accrued. Notwithstanding any other provision of this covenant, except in the case of Hedging Obligations, the maximum amount of Indebtedness that JII Holdings or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

      The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

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(2)   the principal amount of the Indebtedness, in the case of any Indebtedness not issued with original issued discount;

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of the:

      (a)   Fair Market Value of such assets at the date of determination; and

      (b)   amount of the Indebtedness of the other Person.

      LIENS

      JII Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset or property now owned or hereafter acquired by JII Holdings or any of its Restricted Subsidiaries or any proceeds, income or profits therefrom, or assign or convey any right to receive income therefrom, except Permitted Liens.

      JII Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist a Lien upon any asset or property, or any proceeds, income or profits therefrom (whether then held by it or to be acquired by it at a future time) as security for any:

(1) Note Obligations, unless such Lien secures all Note Obligations (including the notes) on an equal and ratable basis; or

(2)   Priority Lien Obligations, if:

      (a) the Lien is junior or subordinated in any respect to any other Lien securing any Priority Lien Obligations; or

      (b) any Priority Lien Obligations are contractually subordinated in any respect to any other Priority Lien Obligations.

      JII Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist a Lien upon any asset or property or any proceeds, income or profits therefrom (other than any asset or property or any proceeds, income or profits therefrom to the extent that it would otherwise be an Excluded Asset pursuant to clause (1) of the definition of "Excluded Assets") acquired by it after the date of the indenture securing any Priority Lien Obligations unless, within 30 days following the date on which such Lien was first created, incurred, assumed or suffered to exist, the Collateral Agent is granted and holds an enforceable and perfected second-priority security interest upon such property as security for the Note Obligations, subject only to Priority Liens and other Permitted Prior Liens.

      DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

      JII Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

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(1)   pay dividends or make any other distributions on its Capital Stock to JII
      Holdings or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to JII Holdings or any of its Restricted Subsidiaries;

(2) make loans or advances to JII Holdings or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to JII Holdings or any of its Restricted Subsidiaries.

      However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) any Credit Facilities as in effect on the date of the indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of such Credit Facilities; provided, that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings: (A) are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Credit Agreement on the date of the indenture or otherwise contain encumbrances and restrictions that apply only in the event of and during the continuance of a payment default or a default with respect to a financial ratio covenant contained in such Credit Facilities or (B) would not, in the reasonable opinion of the Board of Directors of JII Holdings, impair JII Holdings' ability to pay interest or principal on the notes;

(2) the indenture, the notes, the Subsidiary Guarantees and the security documents;

(3)   applicable law, rule, regulation or order;

(4) any instrument governing Indebtedness or Capital Stock of a Person acquired by JII Holdings or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided, that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(5) customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

(6) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

(7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

(8) Permitted Refinancing Indebtedness; provided, that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9) Liens permitted to be incurred under the provisions of the covenant described above under the caption " -- Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

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(10)  provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business, which limitation is applicable only to the assets that are the subject of such agreements;

(11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(12) Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction and any agreement of a Restricted Subsidiary to transfer accounts receivable and related assets to a Receivables Subsidiary in connection with a Qualified Receivables Transaction; provided, that such restrictions apply only to such Receivables Subsidiary or such Restricted Subsidiary; and

(13) restrictions governing secured Indebtedness otherwise permitted to be incurred under the indenture that limit the right of the debtor to dispose of the assets securing that Indebtedness; provided, that such restrictions are not materially more restrictive, taken as a whole, with respect to limitations on the right to dispose of such assets, than those contained in the Credit Agreement on the date of the indenture.

      MERGER, CONSOLIDATION OR SALE OF ASSETS

      JII Holdings will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not JII Holdings is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of JII Holdings and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either: (a) JII Holdings is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than JII Holdings) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than JII Holdings) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of JII Holdings under the notes, the indenture, the security documents and the Intercreditor Agreement pursuant to agreements reasonably satisfactory to the trustee;

(3)   immediately after such transaction, no Default or Event of Default exists;
      and

(4) JII Holdings or the Person formed by or surviving any such consolidation or merger (if other than JII Holdings), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption " -- Incurrence of Indebtedness and Issuance of Preferred Equity."

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      In addition, JII Holdings will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

      This "Merger, Consolidation or Sale of Assets" covenant will not apply to:

(1) a merger of JII Holdings with an Affiliate solely for the purpose of reorganizing JII Holdings in another jurisdiction; or

(2) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among JII Holdings and its Restricted Subsidiaries.

      Notwithstanding the foregoing, JII Holdings is permitted to reorganize as a corporation in accordance with the procedures established in the indenture, provided, that:

(1) JII Holdings shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that such reorganization is not adverse to holders of the notes (it being recognized that such reorganization shall not be deemed adverse to the holders of the notes solely because (i) of the accrual of deferred tax liabilities resulting from such reorganization or (ii) the successor or surviving corporation (a) is subject to income tax as a corporate entity or (b) is considered to be an "includible corporation" of an affiliated group of corporations within the meaning of the Code or any similar state or local law) and certain other conditions are satisfied; and

(2) JII Holdings shall have complied with the provisions of the indenture described below in the last paragraph of the covenant captioned " -- Further Assurances; Expense Reimbursement; Insurance".

      TRANSACTIONS WITH AFFILIATES

      JII Holdings will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of JII Holdings (each, an "Affiliate Transaction"), unless:

(1) the Affiliate Transaction is on terms that are no less favorable to JII Holdings or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by JII Holdings or such Restricted Subsidiary with an unrelated Person; and

(2)   JII Holdings delivers to the trustee:

      (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors of JII Holdings set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of JII Holdings; and

      (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness

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            to JII Holdings or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

      The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by JII Holdings or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2) transactions between or among JII Holdings and/or its Restricted Subsidiaries, including any Receivables Subsidiaries;

(3) transactions with a Person (other than an Unrestricted Subsidiary of JII Holdings) that is an Affiliate of JII Holdings solely because JII Holdings owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4) payment of reasonable directors' fees to Persons who are not otherwise Affiliates of JII Holdings;

(5) any issuance of Equity Interests (other than Disqualified Stock) of Jordan to Affiliates of JII Holdings;

(6) Restricted Payments that do not violate the provisions of the indenture described above under the caption " -- Restricted Payments;"

(7) payment of fees not in excess of the amounts specified in, or determined pursuant to, the Management Agreement or the JI Services Agreement, in each case, as in effect on the date of the indenture;

(8) loans or advances to employees in the ordinary course of business not to exceed $500,000 in the aggregate at any one time outstanding;

(9)   Permitted Payments to Parent;

(10) transactions between or among JII Holdings and a Restricted Subsidiary or between Restricted Subsidiaries or transactions between a Receivables Subsidiary and any Person in which the Receivables Subsidiary has an Investment;

(11) any agreement in effect on the date of the indenture or any amendment thereto (so long as the amendment is not disadvantageous to the holders of the notes in any material respect) or any transaction contemplated thereby; and


(12) the waiver of interest with respect to, or cancellation of, in each case without consideration, any of the Old JII Notes acquired by JII Holdings in the exchange offer that closed in February 2004.


      ADDITIONAL NOTE GUARANTEES

      If after the date of the indenture (i) JII Holdings or any of its Restricted Subsidiaries acquires or creates another Domestic Restricted Subsidiary (other than an Immaterial Subsidiary or a Receivables Subsidiary);
(ii) any Domestic Restricted Subsidiary (other than JII Finance) ceases to be an Immaterial Subsidiary or a Receivables Subsidiary; or (iii) any of JII Holdings' Restricted Subsidiaries, directly or

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indirectly, Guarantees or pledges any assets to secure the payment of any
Indebtedness of either of the Issuers that constitutes Senior Debt, then that newly acquired or created Domestic Restricted Subsidiary, such former Immaterial Subsidiary or Receivables Subsidiary or such Restricted Subsidiary (other than an Immaterial Subsidiary, JII Finance or a Receivables Subsidiary), as the case may be, will become a Subsidiary Guarantor and substantially concurrently execute and deliver a supplemental indenture providing for the Guarantee of the payment of the notes by such Restricted Subsidiary; provided, that no Restricted Subsidiary shall be required to execute a Subsidiary Guarantee or supplemental indenture under this paragraph prior to the Guarantee Date.

      JII Holdings will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of either of the Issuers (other than Senior Debt) unless such Restricted Subsidiary (other than JII Finance, an Immaterial Subsidiary or a Receivables Subsidiary) becomes a Subsidiary Guarantor and substantially concurrently executes and delivers a supplemental indenture providing for the Guarantee of the payment of the notes by such Restricted Subsidiary.

      CORPORATE MAINTENANCE

      JII Holdings shall at all times:

(1)   have at least one Independent Director on its Board of Directors;

(2) have at least one executive officer that is different from any of the executive officers of Jordan;

(3) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; and

(4) observe all corporate formalities and maintain a separate identity and existence from Jordan.

      ADDITIONAL COLLATERAL

      At any time when there are Priority Lien Obligations existing that have not been paid in full if:

(1) JII Holdings or any Restricted Subsidiary acquires any real property (other than any Excluded Assets), JII Holdings or the applicable Restricted Subsidiary will be required, within 30 days following the date of such acquisition, to grant a security interest in such real property in favor of the Collateral Agent to secure the Note Obligations to the extent required under the third paragraph of the provisions described above under the caption " -- Liens"; and

(2) JII Holdings or any Restricted Subsidiary acquires any personal property (including as a result of the acquisition or creation by JII Holdings or any Restricted Subsidiary of a Domestic Subsidiary after the date of the indenture) other than an Excluded Asset, JII Holdings or the applicable Restricted Subsidiary will be required, within 30 days following the date of such acquisition, to grant a security interest in such personal property in favor of the Collateral Agent to secure the Note Obligations:

      (A) to the extent required under the third paragraph of the provisions described above under the caption " -- Liens"; and

      (B) as provided in the security documents (to the extent such security interest has not then been granted under such security documents).

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      Any security interest granted pursuant to clauses (1) and (2) above shall be an enforceable, perfected second-priority security interest, subject only to Priority Liens and other Permitted Prior Liens.

      At any time when there are no Priority Lien Obligations existing that have not been paid in full, if:

(1) JII Holdings or any Restricted Subsidiary acquires any real property after the date of the indenture with a Fair Market Value (as determined in good faith by the Board of Directors of JII Holdings) individually or in the aggregate in excess of $3,500,000, JII Holdings or the applicable Restricted Subsidiary will be required, within 30 days following the date of such acquisition, to execute and deliver to the Collateral Agent:

      (A) a deed of trust or mortgage or leasehold deed of trust or leasehold mortgage, as the case may be (with such modifications as are necessary to comply with applicable law), under which JII Holdings or such Restricted Subsidiary, as applicable, shall grant a security interest to the Collateral Agent to secure the Note Obligations in all such real property and any related fixtures (without regard to the $3,500,000 threshold set forth above); and

      (B) such opinions of counsel, if any, as the Collateral Agent may reasonably require with respect to the creation and perfection of such security interests; and

(2) JII Holdings or any Restricted Subsidiary acquires any personal property (including as a result of the acquisition or creation by JII Holdings or any Restricted Subsidiary of a Domestic Subsidiary after the date of the indenture), other than an Excluded Asset, JII Holdings or the applicable Restricted Subsidiary will be required, within 30 days following the date of such acquisition, to grant a security interest therein in favor of the Collateral Agent to secure the Note Obligations as provided in the security documents (to the extent such security interest has not then been granted under such security documents).

      Any security interest granted pursuant to clauses (1) and (2) above shall be an enforceable, first-priority perfected security interest, subject only to Permitted Prior Liens (other than Priority Liens).

      FURTHER ASSURANCES; EXPENSE REIMBURSEMENT; INSURANCE

      At any time prior to the release of the Note Liens pursuant to the caption " -- Security -- Release of Note Liens," upon request of the Collateral Agent at any time and from time to time, the Issuers will, and will cause each of the other Obligors to, promptly execute, acknowledge and deliver any security documents, instruments, certificates, notices and other documents and take any other actions as that Collateral Agent may reasonably request to create, perfect, protect, assure or, subject to the provisions described under the caption " -- Ranking of Note Liens," enforce the Liens and benefits intended to be conferred as contemplated by the indenture for the benefit of the holders of Note Obligations. If JII Holdings or any other Obligor fails to do so, the Collateral Agent will be irrevocably authorized and empowered, with full power of substitution, to execute, acknowledge and deliver the security documents, instruments, certificates, notices and other documents and, subject to the provisions described under the caption " -- Ranking of Note Liens," take the other actions in the name, place and stead of JII Holdings or the other Obligor, but the Collateral Agent will have no obligation to do so and no liability for any action taken or omitted by it in good faith.

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      At any time prior to the release of the Note Liens pursuant to the caption
" -- Security -- Release of Note Liens," upon request of the Collateral Agent at any time and from time to time, JII Holdings will, and will cause the other Obligors to:

(1) permit the Collateral Agent or any advisor, auditor, consultant, attorney or representative acting for the Collateral Agent, upon reasonable notice to the Issuers and during normal business hours unless an Event of Default is continuing, to visit and inspect any of the property of JII Holdings and the other Obligors, to review, make extracts from and copy the books and records of JII Holdings and the other Obligors relating to any of the property, and to discuss any matter pertaining to any of the property with the officers and employees of JII Holdings and the other Obligors; and

(2) deliver to the Collateral Agent any reports, including valuations, relating to any of the property or any Lien on the property that the Collateral Agent may reasonably request.

      JII Holdings will, and will cause the other Obligors to:

(1) keep their properties adequately insured at all times by financially sound and reputable insurers, which, in the case of any insurance on any mortgaged real property, are licensed to do business in the state or states where the mortgaged real property is located;

(2) maintain such other insurance, to such extent and against such risks (and with such deductibles, retentions and exclusions), including fire and other risks insured against by extended coverage and coverage for acts of terrorism, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by them;

(3)   maintain such other insurance as may be required by law; and

(4) maintain such other insurance as is otherwise required by the security documents.

      JII Holdings will, and will cause the other Obligors to bear and pay all legal expenses, collateral audit and valuation costs, filing fees, insurance premiums and other costs associated with the performance of the obligations of JII Holdings and the other Obligors set forth in this "Further Assurances; Expense Reimbursement; Insurance" covenant.

      JII Holdings will, and will cause the other Obligors to pay or reimburse the trustee and the Collateral Agent for, and, to the fullest extent lawful, defend and indemnify each of them against, all liabilities, taxes, costs and expenses of every type and nature (including, without limitation, the reasonable fees and charges of attorneys, advisors, auditors, consultants or other representatives acting for any of them) ("losses") incurred by any of them in connection with the performance of the obligations of JII Holdings and the other Obligors set forth in this "Further Assurances; Expense Reimbursement; Insurance" covenant or as a result of or in connection with the creation, perfection, protection or enforcement of the Note Liens or the exercise or enforcement of any right or remedy under the security documents or to prove, preserve, protect or enforce any Note Lien or any claim based upon the Note Liens in any legal proceeding, including any insolvency or liquidation proceeding, except to the extent the losses may be attributable to the gross negligence, willful misconduct or bad faith of the party seeking payment or reimbursement.

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      Without limiting the foregoing, JII Holdings will, and will cause the other Obligors to, pay all Uniform Commercial Code search and filing fees, and any other fees payable in connection with the creation, perfection or recordation of Liens, incurred in connection with the Collateral.

      In addition, prior to any reorganization of JII Holdings as a corporation, JII Holdings will deliver to the Collateral Agent, (1) amendments to any existing Uniform Commercial Code financing statements or other filings made in respect of JII Holdings, reflecting such reorganization, including the corporate name of the reorganized entity, in each case, in appropriate form for filing or recordation, and (2) such other security documents, if any, as shall be necessary to ensure that the Collateral Agent holds a fully enforceable continuously-perfected second-priority security interest in the Collateral, subject only to Permitted Prior Liens.

      DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES

      The Board of Directors of JII Holdings may designate any Restricted Subsidiary other than JII Finance to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by JII Holdings and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption " -- Restricted Payments" or under one or more clauses of the definition of Permitted Investments, as determined by JII Holdings. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of JII Holdings may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

      Any designation of a Subsidiary of JII Holdings as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption " -- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of JII Holdings as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption " -- Incurrence of Indebtedness and Issuance of Preferred Equity," JII Holdings will be in default of such covenant. The Board of Directors of JII Holdings may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of JII Holdings; provided, that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of JII Holdings of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption " -- Incurrence of Indebtedness and Issuance of Preferred Equity," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

      PAYMENTS FOR CONSENT

      JII Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that

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consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

      RESTRICTIONS ON ACTIVITIES OF JII FINANCE

      JII Finance will not hold any material assets, become liable for any material obligations or engage in any significant business activities; provided, that JII Finance may be a co-obligor with respect to Indebtedness if JII Holdings is a primary obligor of such Indebtedness and the net proceeds of such Indebtedness are received by JII Holdings or one or more of JII Holdings' Restricted Subsidiaries other than JII Finance.

      SUBSIDIARY GUARANTEES

      On or before the date that is 18 months from the date of the indenture, JII Holdings shall cause each current and future Domestic Restricted Subsidiary, other than any Immaterial Subsidiaries, JII Finance and any Receivables Subsidiaries, to become Subsidiary Guarantors. In the event that any of JII Holdings' Domestic Restricted Subsidiaries, other than Immaterial Subsidiaries, JII Finance and any Receivables Subsidiaries, fails to become a Subsidiary Guarantor (i) on or before the date that is 12 months from the date of the indenture, the interest rate on the notes will increase by 1%, effective as of such date and (ii) on or before the date that is 18 months from the date of the indenture, the interest rate on the notes will be increased by an additional 0.5%, effective as of such date, with such increases in the interest rate to stay in effect until the Guarantee Date; provided that such interest rate increases described above shall be the exclusive remedy to the note holders if JII Holdings fails to provide the Subsidiary Guarantees from such Domestic Restricted Subsidiaries and any such failure by JII Holdings to provide such Subsidiary Guarantees from such Domestic Restricted Subsidiaries will not constitute an Event of Default.

      NO LAYERING OF DEBT BY GUARANTORS

      No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in right of payment to such Guarantor's Guarantee.

REPORTS

      Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, the Issuers will furnish to the holders of notes or cause the trustee to furnish to the holders of notes, within the time periods specified in the SEC's rules and regulations all:

(1) quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if JII Holdings were required to file such reports; and

(2) current reports that would be required to be filed with the SEC on Form 8-K if JII Holdings were required to file such reports.


      All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on JII Holdings' consolidated financial statements by the Issuers' certified independent accountants. In addition, following the consummation of this exchange offer, the Issuers will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability


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

within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on their website within those time periods.


      If, at any time after consummation of this exchange offer, the Issuers are no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Issuers will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Issuers will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Issuers' filings for any reason, the Issuers will post the reports referred to in the preceding paragraphs on their website within the time periods that would apply if the Issuers were required to file those reports with the SEC.


      If JII Holdings has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of JII Holdings and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of JII Holdings.

      In addition, the Issuers and the Guarantors agree that, for so long as any notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the holders of notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

      For so long as Jordan is a Guarantor, the requirements of this covenant may be satisfied by the filing of, within the time periods specified above, the reports and financial information required by the preceding paragraphs with respect to Jordan; provided that Jordan also files the financial statements and information required under Rule 3-10 of Regulation S-X; and provided, further that the quarterly and annual financial information to be filed by Jordan and required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, or in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of JII Holdings and its Restricted Subsidiaries separate from the financial condition and results of operations of Jordan.

EVENTS OF DEFAULT AND REMEDIES

      Each of the following is an "Event of Default":

(1)   default for 30 days in the payment when due of interest on the notes;

(2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;

(3) failure by JII Holdings or any of its Restricted Subsidiaries to comply with the provisions described under the captions " -- Repurchase at the Option of Holders -- Change of Control," " -- Repurchase at the Option of Holders -- Asset Sales," or " -- Certain Covenants -- Merger, Consolidation or Sale of Assets;"

(4) failure by JII Holdings or any of its Restricted Subsidiaries for 30 days after notice to JII Holdings by the trustee or the holders of at least 25% in aggregate principal amount of the notes

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

      then outstanding voting as a single class to comply with the provisions described under the captions " -- Certain Covenants -- Restricted Payments," or " -- Certain Covenants -- Incurrence of Indebtedness and

      Issuance of Preferred Equity;"

(5) failure by JII Holdings or any of its Restricted Subsidiaries for 60 days after notice to JII Holdings by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with any of the other agreements in the indenture or the security documents;

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by JII Holdings or any of its Restricted Subsidiaries (or the payment of which is guaranteed by JII Holdings or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the indenture, if that default:

      (a) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

      (b) has resulted in the acceleration of such Indebtedness prior to its express maturity,

      and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

(7) failure by JII Holdings or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $5.0 million (net of any amounts insured by a reputable and creditworthy insurance company, as to which such insurance company has not denied coverage), which judgments are not paid, discharged or stayed for a period of 60 days;

(8) except as permitted by the indenture, any security document ceases for any reason to be fully enforceable; provided, that it shall not be an Event of Default under this clause (8) if the sole result of the failure of one or more security documents to be fully enforceable is that any Note Lien purported to be granted under such security documents on Collateral, individually or in the aggregate, having a Fair Market Value of not more than $5.0 million ceases to be an enforceable and perfected second-priority security interest, subject only to Permitted Prior Liens;

(9) any Note Lien purported to be granted under any security document on Collateral, individually or in the aggregate, having a Fair Market Value in excess of $5.0 million ceases to be an enforceable and perfected second-priority security interest, subject only to Permitted Prior Liens;

(10) JII Holdings or any other Obligor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of JII Holdings or any other Obligor set forth in or arising under any security document;

(11) except as permitted by the indenture, the Jordan Guarantee or any Subsidiary Guarantee of a Subsidiary Guarantor that is a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect (except in accordance with its terms), or any Guarantor, or any Person acting on behalf of any such Guarantor, denies or disaffirms its obligations under its Note Guarantee; and

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

(12) certain events of bankruptcy or insolvency described in the indenture with respect to JII Holdings or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

      In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to JII Holdings, any Restricted Subsidiary of JII Holdings that is a Significant Subsidiary or any group of Restricted Subsidiaries of JII Holdings that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

      In the event of a declaration of acceleration of the notes because an Event of Default described in clause (6) has occurred and is continuing, the declaration of acceleration of the notes shall be automatically annulled (and such Event of Default shall be deemed cured) if the Payment Default or other default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by JII Holdings or a Restricted Subsidiary or waived by the holders of the relevant indebtedness within 60 days after the declaration of acceleration with respect thereto and if (a) the annulment of the acceleration of the notes would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of principal, premium or interest on the notes that became due solely because of the acceleration of the notes, have been cured.

      Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium.

      Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture or the security documents at the request or direction of any holders of notes unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

(1) such holder has previously given the trustee notice that an Event of Default is continuing;

(2) holders of at least 25% in aggregate principal amount of the then outstanding notes have requested the trustee to pursue the remedy;

(3) such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

(4) the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) holders of a majority in aggregate principal amount of the then outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.

      The holders of a majority in aggregate principal amount of the then outstanding notes by notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing

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Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or premium on, or the principal of, the notes.

      In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of either of the Issuers with the intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the notes pursuant to the optional redemption provisions of the indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes. If an Event of Default occurs prior to January 1, 2005, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of either of the Issuers with the intention of avoiding the prohibition on redemption of the notes prior to January 1, 2005, then an additional premium specified in the indenture will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes.

      The Issuers are required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, the Issuers are required to deliver to the trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

      No director, officer, employee, incorporator or stockholder of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the notes, the indenture, the Note Guarantees, the security documents, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

      The Issuers may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an officers' certificate, elect to have all of the Issuers' obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees ("Legal Defeasance") except for:

(1) the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium, if any, on, such notes when such payments are due from the trust referred to below;

(2) the Issuers' obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, and the Issuers' and the Guarantors' obligations in connection therewith; and

(4)   the Legal Defeasance and Covenant Defeasance provisions of the indenture.

      In addition, the Issuers may, at their option and at any time, elect to have the obligations of the Issuers and the Guarantors released with respect to certain covenants (including their obligation to make Change of Control Offers and Asset Sale Offers) that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or

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Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "--Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

      In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Issuers must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium on, the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuers must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that
      (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuers must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which either of the Issuers or any Guarantor is a party or by which either of the Issuers or any Guarantor is bound;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which JII Holdings or any of its Subsidiaries is a party or by which JII Holdings or any of its Subsidiaries is bound;

(6) the Issuers must deliver to the trustee an officers' certificate stating that the deposit was not made by either of the Issuers with the intent of preferring the holders of notes over the other creditors of either of the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of either of the Issuers or others; and

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

(7) the Issuers must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

      The Collateral will be released in whole from the Note Liens, as provided above under the caption " -- Security -- Release of Note Liens," upon a Legal Defeasance or Covenant Defeasance in accordance with the provisions described in this section.

AMENDMENT, SUPPLEMENT AND WAIVER

      Except as provided in the provisions described above under the caption " -- Ranking of Note Liens -- Amendment of Security Documents" and " -- Security - The Collateral" and as provided in the next three succeeding paragraphs, the indenture, the notes, the Note Guarantees or the security documents may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default or compliance with any provision of the indenture or the notes, the Note Guarantees or the security documents may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

      Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

(1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption " -- Repurchase at the Option of Holders");

(3) reduce the rate of or change the time for payment of interest, including default interest, on any note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

(5)   make any note payable in money other than that stated in the notes;

(6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium on, the notes;

(7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption " -- Repurchase at the Option of Holders");

(8) release any Guarantor from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture; or

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

(9) make any change in the preceding amendment and waiver provisions or in the amendment and waiver provisions set forth in the immediately following paragraph.

      Without the consent of the holders of at least 75% in aggregate outstanding principal amount of the notes then outstanding, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder) release any Collateral from the Liens created by the security documents, except as specifically provided for in the Note Documents.

      Notwithstanding the preceding, without the consent of any holder of notes, the Issuers, the Guarantors, the trustee and the Collateral Agent may amend or supplement the indenture, the notes, the Note Guarantees, the security documents or the Intercreditor Agreement to:

(1)   cure any ambiguity, defect or inconsistency;

(2) provide for uncertificated notes in addition to or in place of certificated notes;

(3) provide for the assumption of the Issuers' or a Guarantor's obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Issuers' or such Guarantor's assets, as applicable;

(4) make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;

(5) make, complete or confirm any grant of Collateral permitted or required by the indenture or any of the security documents or any release of Collateral that becomes effective as set forth in the indenture or any of the security documents;

(6) comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the TIA;

(7) conform the text of the indenture, the Note Guarantees, the security documents, the notes or the Intercreditor Agreement to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the indenture, the Note Guarantees, the security documents, the notes or the Intercreditor Agreement;

(8) provide for the issuance of Additional Notes in accordance with the limitations set forth in the indenture as of the date of the indenture; or

(9) allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes or to provide for guarantees by any Subsidiary of JII Holdings;

provided, that the Issuers have delivered to the trustee an opinion of counsel and an officers' certificate stating that the amendment or supplement complies with the provisions of this " -- Amendment, Supplement and Waiver" section.

      The provisions of the Intercreditor Agreement under the caption " -- Ranking of Lien Notes" may be amended or supplemented in accordance with the provisions described above under the caption " -- Ranking of Note Liens -- Amendment of Ranking Provisions."

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SATISFACTION AND DISCHARGE

      The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1)   either all notes that:

      (a) have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the trustee for cancellation; or

      (b) have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuers or any Guarantor have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which either of the Issuers or any Guarantor is a party or by which either of the Issuers or any Guarantor is bound;

(3) the Issuers or any Guarantor have paid or caused to be paid all sums payable by them under the indenture; and

(4) the Issuers have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

      In addition, the Issuers must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

      The Collateral will be released as provided under the caption " -- Security -- Release of Note Liens," upon a satisfaction and discharge in accordance with the provisions described above.

CONCERNING THE TRUSTEE

      If the trustee becomes a creditor of either of the Issuers or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the TIA) or resign.

      The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy

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available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

BOOK-ENTRY, DELIVERY AND FORM

      The notes representing the exchange notes will initially be issued only in registered, book-entry form, in denominations of $700 and any integral multiples of $700. We will issue a global note in a denomination equal to the total principal amount of the notes issued in this exchange offer.

      The notes require that payment with respect to the global notes be made by wire transfer of immediately available funds to the accounts specified by the holders of the securities. If no account is specified, we may choose to make payment at the office of the trustee or by mailing a check to the holder's registered address.

EXCHANGES OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES

      You may not exchange your beneficial interest in a global note for a note in certificated form unless:

(1) DTC (a) notifies the Issuers that it is unwilling or unable to continue as depository for the global note or (b) has ceased to be a clearing agency registered under the Exchange Act and in either case the Issuers fail to appoint a successor depository; or

(2) the Issuers, at their option, notify the applicable trustee in writing that they are electing to issue the notes in certificated form; or

(3) there has occurred and is continuing a default or event of default with respect to the notes.

      In all cases, certificated notes delivered in exchange for any global note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depository (in accordance with its customary procedures). Any certificated notes issued in exchange for an interest in a global note will bear the legend restricting transfers that is borne by such global note. Any such exchange will be effected through the DWAC system and an appropriate adjustment will be made in the records of the security registrar to reflect a decrease in the principal amount of the relevant global note.

CERTAIN BOOK-ENTRY PROCEDURES

      The description of the operations and procedures of DTC, Euroclear and Clearstream that follows is provided solely as a matter of convenience. These operations and procedures are solely within their control and are subject to changes by them from time to time. We take no responsibility for these operations and procedures and urge you to contact the system or their participants directly to discuss these matters.

      DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the

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meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants ("participants") and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

      DTC has advised us that its current practice, upon the issuance of the global notes, is to credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such global notes to the accounts with DTC of the participants through which such interests are to be held. Ownership of beneficial interests in the global notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominees (with respect to interests of participants).

      AS LONG AS DTC, OR ITS NOMINEE, IS THE REGISTERED HOLDER OF A GLOBAL NOTE, DTC OR SUCH NOMINEE, AS THE CASE MAY BE, WILL BE CONSIDERED THE SOLE OWNER AND HOLDER OF THE NOTES REPRESENTED BY SUCH GLOBAL NOTE FOR ALL PURPOSES UNDER THE INDENTURE GOVERNING THE NOTES. Except in the limited circumstances described above under " -- Exchanges of Book-Entry Notes for Certificated Notes," you will not be entitled to have any portions of a global note registered in your name, will not receive or be entitled to receive physical delivery of notes in definitive form and will not be considered the owner or Holder of a global note (or any note represented thereby) under the indenture governing the notes.

      You may hold your interests in the global notes directly through DTC, if you are participants in such system, or indirectly through organizations (including Euroclear and Clearstream) which are participants in such system. The depositories, in turn, will hold such interests in such global note in customers' securities accounts in the depositories' names on the books of DTC. All interests in a global note, including those held through Euroclear or Clearstream, will be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream will also be subject to the procedures and requirements of such system.

      The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, your ability to transfer your beneficial interests in a global note to such persons may be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants and certain banks, your ability to pledge your interests in a global note to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

      We will make payments of the principal of, premium, if any, and interest on global notes to DTC or its nominee as the registered owner thereof. Neither we nor the Trustee nor any of our or their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      We expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a global note representing any notes held by it or its nominee, will immediately credit

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participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global note for such notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name." Such payment will be the responsibility of such participants.

      Except for trades involving only Euroclear and Clearstream participants, interests in the global note will trade in DTC's settlement system, and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

      Subject to compliance with the transfer and exchange provisions applicable to the Notes described elsewhere herein, cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected by DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

      Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a DTC participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the DTC settlement date. Cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following the DTC settlement date.

      DTC has advised us that DTC will take any action permitted to be taken by a Holder of notes only at the direction of one or more participants to whose account with DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the notes, the global notes will be exchanged for legended notes in certificated form, and distributed to DTC's participants.

      Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the global notes among participants of DTC, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of we, the Trustee or any of our or their respective agents will have any responsibility for the performance by DTC, Euroclear and Clearstream, their participants or indirect participants of their respective obligations under the rules and procedures governing their operations,

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including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in global notes.

CERTAIN DEFINITIONS

      Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

      "90%-owned Restricted Subsidiary" means any Restricted Subsidiary of JII Holdings, 90% or more of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by JII Holdings or JII Holdings and one or more Wholly-Owned Restricted Subsidiaries of JII Holdings.

      "Acquired Debt" means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

      "Act of Required Noteholders" means, as to any matter at any time, a direction in writing delivered to the Collateral Agent by or with the written consent of the holders of a majority in aggregate outstanding principal amount of notes then outstanding. For this purpose, Note Debt registered in the name of, or beneficially owned by, either Issuer or any of their Affiliates will be deemed not to be outstanding.

      "Additional Notes" means an unlimited principal amount of notes (other than the notes offered hereby) issued under the indenture after the date of the indenture, as part of the same class as the notes offered hereby.

      "Affiliate" means any of the following: (1) any Person directly or indirectly controlling or controlled by or under direct or indirect common control with JII Holdings; (2) any spouse, immediate family member or other relative who has the same principal residence as any person described in clause
(1) above, (3) any trust in which any such Persons described in clause (1) or
(2) above has a beneficial interest, and (4) any Person of which any such Persons described above collectively are the Beneficial Owners of 50% or more of the equity of such Persons. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise and the terms "controlling," "controlled by" and "under common control with" have correlative meanings. No Person (other than JII Holdings or any Subsidiary of JII Holdings) in whom a Receivables Subsidiary makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of JII Holdings or any of its Subsidiaries solely by reason of such Investment.

      "Applicable Value" means the greatest of the aggregate principal amount, par value, book value as carried by JII Holdings or market value, as applicable, of Capital Stock, securities or other payment rights of a Subsidiary.

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      "Asset Sale" means:

(1) the sale, lease, conveyance or other disposition of any assets or rights; provided, that the sale, lease, conveyance or other disposition of all or substantially all of the assets of JII Holdings and its Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption " -- Repurchase at the Option of Holders -- Change of Control" and/or the provisions described above under the caption " -- Certain Covenants -- Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

(2) the issuance of Equity Interests in any of JII Holdings' Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

      Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $3.0 million;

(2) a transfer of assets between or among JII Holdings and its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary of JII Holdings to JII Holdings or to a Restricted Subsidiary of JII Holdings;

(4) the sale or lease of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

(5)   the sale or other disposition of cash or Cash Equivalents;

(6)   the granting of any Permitted Lien;

(7) a Restricted Payment that does not violate the covenant described above under the caption " -- Certain Covenants -- Restricted Payments" or a Permitted Investment;

(8) the issuance of Equity Interests of JII Holdings or a Restricted Subsidiary to its respective directors or employees; provided, that in the case of a Restricted Subsidiary, such entity remains a 90%-owned Restricted Subsidiary;

(9) sales of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Subsidiary for the Fair Market Value thereof as determined in accordance with GAAP; provided, that the aggregate amount of cash received in connection with all such sales since the date of the indenture is equal to at least 75% of the aggregate fair market value of such accounts receivable and related assets, as determined in accordance with GAAP, sold since the date of the indenture, it being understood that, for the purposes of this clause (9), notes received in exchange for the transfer of accounts receivable and related assets will be deemed cash if the Receivables Subsidiary or other payor is required to repay said notes as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of JII Holdings entered into as part of a Qualified Receivables Transaction;

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(10)  transfers of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Transaction; and

(11)  Permitted Payments to Parent.

      "Asset Sale Offer" has the meaning assigned to that term in the indenture.

      "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

      "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

      "Board of Directors" means, with respect to:

(1) a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) a partnership, the Board of Directors of the general partner of the partnership;

(3) a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) any other Person, the board or committee of such Person serving a similar function.

      "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

      "Capital Stock" means:

(1)   in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

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      "Cash Equivalents" means:

(1) United States dollars and, in respect of any Foreign Subsidiary, foreign currencies used by such Foreign Subsidiary in the ordinary course of its business;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided, that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and, in each case, maturing within six months after the date of acquisition; and

(6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

      "Change of Control" means the occurrence of any of the following:

(1) the Jordan Stockholders shall fail to be the Beneficial Owners, directly or indirectly, of at least 22% of the outstanding shares of common stock of Jordan on a fully-diluted basis (provided, that the issuance of any shares of Jordan's common stock pursuant to a primary public offering shall not be considered to have diluted such percentage ownership);

(2) Jordan is merged or consolidated with another corporation, or all or substantially all of the assets of Jordan are sold, leased or conveyed to another Person, and the Jordan Stockholders are not the Beneficial Owners, directly or indirectly, immediately following such transaction, of at least 22% of the Equity Interests (which are entitled to vote in the election of directors or other governing body) of the corporation surviving any such consolidation or merger, or the Person to which such sale, lease or conveyance shall have been made; provided, that following any such transaction no other "person" (as such term is used in Section 13(d) of the Exchange Act) is the Beneficial Owner of more of the Equity Interests (which are entitled to vote in the election of directors or other governing body) than the Jordan Stockholders;

(3)   either of the Issuers or Jordan is liquidated or dissolved;

(4) after an initial public offering of JII Holdings or any direct or indirect parent of JII Holdings, the first day on which a majority of the members of the Board of Directors of JII Holdings are not Continuing Directors;

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(5)   the first day on which Jordan ceases to own at least 80% of the outstanding Equity Interests of JII Holdings, Beneficially and of record;

(6) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of JII Holdings and its Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d) of the Exchange
      Act) other than a Jordan Stockholder; or

(7) the first day on which JII Holdings fails to own 100% of the issued and outstanding Equity Interests of JII Finance.

      "Change of Control Offer" has the meaning assigned to that term in the indenture.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Collateral" means all present and future properties and assets of JII Holdings or any other Obligor upon which a security interest is granted to secure Note Obligations pursuant to the security documents, other than Excluded Assets.

      "Collateral Agent" means the trustee in its capacity as Collateral Agent under the security documents together with its successors in such capacity.

      "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4) depreciation, amortization (including amortization of intangibles, such as, but not limited to, inventory write-ups and goodwill, but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(5) payments pursuant to Incentive Arrangements not to exceed $1.0 million in any four-quarter period, to the extent such payments pursuant to Incentive Arrangements were deducted in computing such Consolidated Net Income; plus

(6) non-capitalized transaction costs incurred in connection with financing acquisitions or dispositions (including, but not limited to, financing and refinancing fees) to the extent deducted in computing such Consolidated Net Income; minus

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(7)   non-cash items increasing such Consolidated Net Income for such period, other than (a) the accrual of revenue in the ordinary course of business and (b) reversals of prior accruals and reserves for cash items previously excluded from Consolidated Cash Flow pursuant to clause (4) of this definition.

in each case, on a consolidated basis and determined in accordance with GAAP.

      "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that:

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of such Person;

(2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement (other than the Credit Agreement), instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3) the cumulative effect of a change in accounting principles will be excluded;

(4) notwithstanding clause (1) above, the Net Income of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries;

(5) any non-cash impairment charges resulting from the application of Statement of Financial Accounting Standards No. 142 shall be excluded;

(6) any extraordinary or nonrecurring charges relating to any premium or penalty paid, write-off of deferred financing costs, or other charges incurred in connection with redeeming or retiring any Indebtedness prior to its stated maturity shall be added back to Consolidated Net Income;

(7) any non-recurring charge arising out of the restructuring or consolidation of the operations of any Person or business (to the extent eligible for pro forma adjustments in accordance with Regulation S-X under the Securities Act) either alone or together with JII Holdings or any Restricted Subsidiary, incurred within 12 months following the acquisition of such Person or business by JII Holdings or any Restricted Subsidiary, shall be added back to Consolidated Net Income; and

(8)   any Permitted Payments to Parent described under clauses (1), (2), (7) and
      (8) of the definition of "Permitted Payments to Parent" in the most recent four-quarter period shall be deducted from Consolidated Net Income to the extent not already deducted from the calculation of Net Income of JII Holdings.

      "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of JII Holdings who was:

(1)   a member of such Board of Directors on the date of the indenture; or

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(2)   nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

      "Credit Agreement Agent" means Congress Financial Corporation, in its capacity as Collateral Agent under the Priority Lien Security Documents, and any successor thereto in such capacity.

      "Credit Agreement" means that certain Loan and Security Agreement, dated August 16, 2001, by and among JII, LLC (formerly known as JII, Inc.), as borrower, Congress Financial Corporation (Central), as agent, Wachovia Bank, as a lender and the other financial institutions from time to time party thereto, as lenders, providing for up to $95.0 million of revolving credit based on the value of certain assets, including inventory, accounts receivable and fixed assets, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

      "Credit Bid Rights" means, in respect of any order relating to a sale of assets in any Insolvency or Liquidation Proceeding, that:

(1) such order grants the holders of notes (individually and in any combination) the right to bid at the sale of such assets and the right to offset such holders' claims secured by Note Liens upon such assets against the purchase price of such assets if the bid of such holders:

      (a) is the highest bid or otherwise determined by the court to be the best offer at the sale; and

      (b) includes a cash purchase price component payable at the closing of the sale in an amount that would be sufficient on the date of the closing of the sale, if such amount were applied to such payment on such date, to pay in full all unpaid Priority Lien Obligations (except Unasserted Contingent Obligations) and to satisfy all liens entitled to priority over the Priority Liens that attach to the proceeds of the sale, and such order requires or permits such amount to be so applied; and

(2) such order allows the claims of the holders of notes in such Insolvency or Liquidation proceeding to the extent required for the grant of such rights.

      "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

      "Default" means any event that is, or with the passage of time or the giving of notice or both would be, if it continues uncured, an Event of Default.

      "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in

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whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require JII Holdings to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that JII Holdings may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption " -- Certain Covenants -- Restricted Payments." The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that JII Holdings and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

      "Domestic Restricted Subsidiary" means any Restricted Subsidiary of JII Holdings that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of either of the Issuers or any Guarantor.

      "equally and ratably" means, in reference to any sharing of Liens or proceeds from the enforcement of the Collateral Agent's security interests in the Collateral as among the holders of Note Obligations, that such Liens or proceeds:

(1) shall be allocated and distributed first to the trustee, for account of the holders of notes, ratably in proportion to the principal of and interest and premium (if any) outstanding when the allocation or distribution is made, and thereafter; and

(2) shall be allocated and distributed (if any such proceeds remain after payment in full of all of the principal of and interest and premium (if any) on all outstanding Note Debt) to the trustee, for account of the holders of any remaining Note Obligations with respect to the notes, ratably in proportion to the aggregate unpaid amount of such remaining Note Obligations due and demanded (with written notice to the trustee and the Collateral Agent) prior to the date such distribution is made.

      "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock); provided, however, that Equity Interests shall not include Incentive Arrangements that do not include the issuance of Capital Stock, or warrants, options or other rights to acquire Capital Stock or obligations or payments thereunder.

      "Excluded Assets" means:

(1) any lease, license, contract, property right or agreement to which JII Holdings or any Restricted Subsidiary is a party or any of its rights or interests thereunder if and only for so long as the grant of a security interest under the security documents shall constitute or result in a breach, termination or default under any such lease, license, contract, property right or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law or principles of equity); provided, that such lease, license, contract, property right or agreement shall be an Excluded Asset only to the extent and for so long as the consequences specified above shall result and shall cease to be an Excluded Asset and shall become subject to the security interest granted under the security documents immediately and automatically, at such time as such consequences shall no longer result;

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(2)   any Voting Equity Interests of any Excluded Foreign Subsidiary
      representing more than 65% of the total outstanding voting Equity Interest of that Excluded Foreign Subsidiary;

(3) assets subject to Liens described in clause (7) of the definition of "Permitted Liens;"

(4) any property or assets acquired by JII Holdings or any of its Restricted Subsidiaries after the date of the indenture in which the Collateral Agent does not have a perfected security interest on such acquisition date, solely to the extent JII Holdings or such Restricted Subsidiary was not required to grant the Collateral Agent a perfected security interest therein under the covenant captioned " -- Certain Covenants -- Additional Collateral;"

(5) at any time, any securities of a Subsidiary if, and only to the extent that, at such time, the pledge of such securities in favor of the Collateral Agent to secure the Note Obligations would trigger a requirement under Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act (or any other law, rule or regulation) to file separate financial statements of that Subsidiary with the SEC (or any other governmental agency);

(6) money, deposit accounts and letter-of-credit rights that are not supporting obligations, all as defined in Article 9 of the New York Uniform Commercial Code (except that the exclusion of money, deposit accounts and letter-of-credit rights that are not supporting obligations from the Collateral will not affect, limit or impair any security interest of the Collateral Agent in any proceeds of Collateral at any time held as money, held on deposit in any deposit account or constituting letter-of-credit rights); provided that in the event, and to the extent, that, after the date of the indenture, the security interest granted therein may be perfected by the filing of a financing statement, money, deposit accounts and letter-of-credit rights that are not supporting obligations shall cease to be Excluded Assets;

(7) at any time, property that is excluded from the coverage of Article 9 of the New York Uniform Commercial Code or in respect of which a security interest created thereunder may not then be perfected by the filing of a financing statement and that has, in the good faith judgment of the Issuers, an aggregate Fair Market Value, for all such property, of less than $2.5 million (except that the exclusion of such property from the Collateral will not affect, limit or impair any security interest of the Collateral Agent in any proceeds of Collateral at any time held as personal property of a type that is excluded from the coverage of Article 9 of the New York Uniform Commercial Code or in respect of which a security interest created thereunder may not be perfected by the filing of a financing statement); and

(8) any asset or property owned by JII Holdings or any Restricted Subsidiary on the date of the indenture, in which the Priority Lien Collateral Agent, as of the date of the indenture, has not been granted a perfected security interest to secure any Priority Lien Obligations, including, without limitation, any interests in real property leased by JII Holdings or any of its Restricted Subsidiaries and copyrights; provided that, if the Priority Lien Collateral Agent holds an unperfected security interest in any such asset or property, such asset or property shall be an "Excluded Asset" only with respect to the requirement that the security interest of the Collateral Agent therein securing Note Obligations be perfected;

provided, that any property in which JII Holdings or any other Obligor is required to grant a security interest in favor of the Collateral Agent to secure the Note Obligations pursuant to the third paragraph of the covenant captioned " -- Certain Covenants -- Liens" shall not be an Excluded Asset.

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      "Excluded Foreign Subsidiary" means, at any time, any Foreign Subsidiary that is (or is treated as) for United States federal income tax purposes either a (1) corporation or (2) pass-through entity owned directly or indirectly by another Foreign Subsidiary that is (or is treated as) a corporation.

      "Existing Indebtedness" means up to $40.0 million in aggregate principal amount of Indebtedness of JII Holdings and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the indenture, until such amounts are repaid.

      "Fair Market Value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of JII Holdings (unless otherwise provided in the indenture).

      "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred equity subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred equity, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

      In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

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(6)   if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

      "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, before any reduction of consolidated interest expense attributable to the application of Statement of Financial Accounting Standards No. 15, whether paid or accrued, including, without limitation, amortization of original issue discount, non-cash interest payments (excluding interest payable in kind on Existing Indebtedness payable to Jordan), the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates, but excluding amortization of debt issuance costs; plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred equity of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of JII Holdings (other than Disqualified Stock) or to JII Holdings or a Restricted Subsidiary of JII Holdings.

      "Foreign Subsidiary" means any Restricted Subsidiary of JII Holdings that is not a Domestic Restricted Subsidiary.

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

      "Government Securities" has the meaning assigned to that term in the indenture.

      "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

      "Guarantee Date" means the first date, if any, on which all the Domestic Restricted Subsidiaries (other than JII Finance, any Immaterial Subsidiary or any Receivables Subsidiary) guarantee the notes

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and the other Note Obligations pursuant to the covenant " -- Certain Covenants
-- Subsidiary Guarantees" or voluntarily thereafter.

      "Guarantors" means each of:

(1)   Jordan;

(2)   the Subsidiary Guarantors;

(3) any other Subsidiary of JII Holdings that executes a Note Guarantee in accordance with the provisions of the indenture,

and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the indenture;

      "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

      "Immaterial Subsidiary" means any Domestic Restricted Subsidiary for so long as such Restricted Subsidiary's total assets are less than $2.0 million and whose total Consolidated Cash Flow for the most recent four-quarter period does not exceed $500,000; provided, that a Restricted Subsidiary will not be considered an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness (other than Senior
Debt) of JII Holdings or a Restricted Subsidiary of JII Holdings.

      "Incentive Arrangements" means any earn-out agreements, stock appreciation rights, "phantom" stock plans, employment agreements, non-competition agreements, subscription and stockholders agreements and other incentive and bonus plans and similar arrangements made in connection with acquisitions of Persons or businesses by JII Holdings or its Restricted Subsidiaries or the retention of executives, officers or employees by JII Holdings or its Restricted Subsidiaries.

      "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)   in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)   in respect of banker's acceptances;

(4)   representing Capital Lease Obligations;

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(5)   representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6)   representing any net Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person, but shall not include any Incentive Arrangements or obligations or payments thereunder.

      "Independent Director" means a natural Person that is not at the time of appointment and has not been at any time during the preceding five years and will not be at any time during his service as a director a:

(1) direct or indirect, legal or beneficial owner of any Equity Interests of Jordan;

(2)   director, officer, employee, manager, contractor or partner of Jordan;

(3)   customer, supplier or creditor of Jordan;

(4) Person who controls, whether directly or indirectly or otherwise, Jordan or any Person described in clauses (1), (2) or (3) above; or

(5)   member of the immediate family of any Person described in clauses (1),
      (2), (3) or (4) above.

      "Insolvency or Liquidation Proceeding" means any:

(1) case commenced by or against JII Holdings or any other Obligor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of JII Holdings or any other Obligor, any receivership or assignment for the benefit of creditors relating to JII Holdings or any other Obligor or any similar case or proceeding relative to JII Holdings or any other Obligor or its creditors, as such, in each case whether or not voluntary;

(2) liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to JII Holdings or any other Obligor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) other proceeding of any type or nature in which substantially all claims of creditors of JII Holdings or any other Obligor are determined and any payment or distribution is or may be made on account of such claims.

      "Intercreditor Agreement" means the Intercreditor Agreement, dated as of the date of the indenture, between the Collateral Agent and the Priority Lien Collateral Agent, as amended, supplemented or otherwise modified from time to time.

      "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and

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employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If JII Holdings or any Subsidiary of JII Holdings sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of JII Holdings such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of JII Holdings, JII Holdings will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of JII Holdings' Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption " -- Certain Covenants -- Restricted Payments." The acquisition by JII Holdings or any Subsidiary of JII Holdings of a Person that holds an Investment in a third Person will be deemed to be an Investment by JII Holdings or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption " -- Certain Covenants -- Restricted Payments." Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

      "JI Services Agreement" means the Properties Services Agreement, dated as of July 25, 1997, among JI Properties, Inc., Jordan Industries, Inc. and each of Jordan Industries, Inc.'s subsidiaries, as in effect on the date of the indenture.

      "Jordan" means Jordan Industries, Inc.

      "Jordan Guaranty" means the Guarantee by Jordan of the Issuers' obligations under the indenture and the notes, executed pursuant to the provisions of the indenture.

      "Jordan Stockholders" means John W. Jordan II, and/or his heirs, executors and administrators, and/or The John W. Jordan II Revocable Trust, The Jordan Family Trust and/or any other trust established by John W. Jordan II whose beneficiaries are John W. Jordan II and/or his lineal descendants or other relatives.

      "Lenders" means, at any time, the parties then holding (or committed to provide) loans, letters of credit or other extensions of credit or obligations that constitute (or when provided will constitute) Priority Lien Obligations.

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and, except in connection with any Qualified Receivables Transaction, any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

      "Management Agreement" means the New TJC Management Consulting Agreement, dated as of July 25, 1997, between TJC Management Corp. and Jordan Industries, Inc., as in effect on the date of the indenture.

      "Net Income" means, with respect to any specified Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred equity dividends, excluding, however:

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(1)   any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

      "Net Proceeds" means the aggregate cash proceeds and Cash Equivalents received by JII Holdings or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs and payments relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

      "Non-Recourse Debt" means Indebtedness:

(1)   as to which neither JII Holdings nor any of its Restricted Subsidiaries
      (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of JII Holdings or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of JII Holdings or any of its Restricted Subsidiaries.

      "Note Debt" means:

(1)   the notes; and

(2) any Additional Notes that are permitted to be issued by the covenant described above under the caption " -- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Equity;"

provided, that the satisfaction of the requirement in clause (2) shall be conclusively established, for purposes of entitling the holders of such Note Debt to share equally and ratably with the other holders of Note Obligations in the benefits and proceeds of the Collateral Agent's security interests in the Collateral, if JII Holdings delivers to the Collateral Agent an officers' certificate stating that such requirement has been satisfied and that such Note Debt constitutes "Note Obligations", and the holders of such Note Debt and Obligations in respect thereof will be entitled to rely conclusively thereon.

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      "Note Documents" means, collectively, the indenture, the notes (including any Additional Notes), the Note Guarantees, the security documents and all agreements governing, securing or relating to any Note Obligations (other than the Intercreditor Agreement).

      "Note Guarantee" means the Guarantee by each Guarantor of the Issuers' obligations under the indenture and on the notes, executed pursuant to the provisions of the indenture.

      "Note Lien" means a Lien granted pursuant to a security document by JII Holdings or any other Obligor to the Collateral Agent (or any other holder, or representative of holders, of Note Obligations) upon any property or assets of JII Holdings or such other Obligor to secure Note Obligations.

      "Note Obligations" means Note Debt and all other Obligations in respect thereof.

      "Obligations" means in respect of Priority Lien Documents or Note
Documents:

(1) any principal (including reimbursement obligations with respect to letters of credit whether or not drawings have been made thereon), interest (including any interest accruing at the then applicable rate provided in any applicable Secured Debt Document after the maturity of the Indebtedness thereunder or during the existence of an event of default and any reimbursement obligations therein and interest accruing at the then applicable rate provided in any applicable Secured Debt Document after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the Secured Debt Document;

(2) the obligation to pay an amount equal to all damages that a court shall determine any holder of the applicable Secured Debt has suffered by reason of a breach by the applicable obligor thereunder of any obligation, covenant or undertaking with respect to any applicable Secured Debt Document; and

(3) any net obligations of the obligor under any applicable Secured Debt Document to any holder of Secured Debt (or any representative on its behalf) or any Affiliate thereof under any Hedging Obligations in respect of interest rates or currency exchange rates.

      "Obligor" means Jordan, JII Holdings, JII Finance, and each Subsidiary of JII Holdings that at any time is directly obligated, guarantees and/or provides collateral security or credit support for any Note Obligations or Priority Lien Obligations, as the case may be.

      "Old JII Notes" means each of

(1) the 10 3/8% Series B Senior Notes due 2007 of Jordan (Cusip No. 480695AJ4); and

(2)   the 10 3/8% Series D Senior Notes due 2007 of Jordan (Cusip No.
      480695AN5).

      "Permitted Investments" means:

(1) any Investment in JII Holdings or in a Subsidiary Guarantor or an Immaterial Subsidiary;

(2)   any Investment in Cash Equivalents;

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(3)   any Investment by JII Holdings or any Restricted Subsidiary of JII
      Holdings in a Person, if as a result of such Investment:

      (a) such Person becomes a Subsidiary Guarantor or an Immaterial Subsidiary; or

      (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, JII Holdings or a Subsidiary Guarantor or an Immaterial Subsidiary;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption " -- Repurchase at the Option of Holders -- Asset Sales;"

(5) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of JII Holdings;

(6) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of JII Holdings or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(7)   Investments represented by Hedging Obligations;

(8) Investments in stock, obligations or securities in the ordinary course of business received in compromise of obligations owing to JII Holdings or any Restricted Subsidiary or in satisfaction of judgments;

(9) Investments in any Person to the extent that such Investments consist of lease, utility and workers' compensation, performance or other similar deposits made in the ordinary course of business;

(10) endorsements of instruments for collection or deposit in the ordinary course of business;

(11)  Investments outstanding on the date of the indenture;

(12) Investments in cash collateral pledged to the Credit Agreement Agent or deposited in a concentration account pursuant to the terms of the Credit Agreement;

(13) to the extent permitted by law, loans or advances to employees made in the ordinary course of business of JII Holdings or the Restricted Subsidiary of JII Holdings in an aggregate principal amount not to exceed $500,000 at any one time outstanding;

(14)  repurchases of the notes;

(15) other Investments in any Person other than an Affiliate of JII Holdings having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (15) that are at the time outstanding not to exceed $5.0 million;

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(16)  the acquisition by a Receivables Subsidiary in connection with a Qualified
      Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction, and any other Investment by JII Holdings or a Restricted Subsidiary of JII Holdings in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction; provided, that such other Investment is in the form of a note or other instrument that the Receivables Subsidiary or other Person is required to repay as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of JII Holdings entered into as part of a Qualified Receivables Transaction;

(17) Investments in Foreign Subsidiaries that conduct manufacturing, assembly, production or a similar business that is in the same line of business as any of JII Holdings' Domestic Restricted Subsidiaries as described in this prospectus, in an aggregate principal amount not to exceed $15.0 million at any one time outstanding;


(18) any Investment by the Issuers in the Old JII Notes as a result of their purchase of such Old JII Notes in the exchange offer that closed in February 2004; and


(19) to the extent permitted under the covenant " -- Certain Covenants -- Restricted Payments," Permitted Payments to Parent in the form of loans.

      "Permitted Junior Securities" means:

(1)   Equity Interests in a Guarantor; or

(2) debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Note Guarantees are subordinated to the Senior Debt of such Guarantor.

      "Permitted Liens" means:

(1)   Note Liens;

(2)   Priority Liens;

(3) Liens in favor of JII Holdings or the Subsidiary Guarantors or the Immaterial Subsidiaries;

(4) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with JII Holdings or any Subsidiary of JII Holdings; provided, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with JII Holdings or the Subsidiary;

(5) Liens on property (including Capital Stock) existing at the time of acquisition of the property by JII Holdings or any Subsidiary of JII Holdings; provided, that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

(6) Liens to secure (or obtain letters of credit that secure) the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

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(7)   Liens to secure Indebtedness (including Capital Lease Obligations)
      permitted by clause (4) of the second paragraph of the covenant entitled " -- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Equity" covering only the assets acquired with or financed by such Indebtedness and improvements thereon;

(8)   Liens existing on the date of the indenture;

(9) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(10) Liens imposed by law, such as carriers', warehousemen's, landlord's and mechanics' Liens, in each case, incurred in the ordinary course of business;

(11) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(12) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that:

      (a) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

      (b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Referencing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(13) Liens incurred in the ordinary course of business of JII Holdings or any Subsidiary of JII Holdings with respect to obligations that do not exceed $2.5 million at any one time outstanding;

(14) Liens on assets of JII Holdings or any Restricted Subsidiary incurred in connection with a Qualified Receivables Transaction;

(15) banker's liens, rights of set off, liens of securities intermediaries and custodians on deposit accounts and securities accounts maintained in the ordinary course of business;

(16) judgment Liens and Liens securing appeal bonds or letters of credit in lieu of appeal bonds in respect of judgments not otherwise giving rise to an Event of Default;

(17) any interest or title of a lessee or sublessee under any lease or sublease entered into by JII Holdings or any of its Subsidiaries, as lessor or sublessor, as the case may be, in the ordinary course of business;

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(18)  consignments of inventory or other goods by JII Holdings or any of its
      Subsidiaries entered into in the ordinary course of business; and

(19) Liens to secure (or obtain letters of credit that secure) the performance of bids, leases, purchase, construction or sales contracts and other similar obligations, in each case, not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property.

      "Permitted Payments to Parent" means, without duplication as to amounts:

(1) payments to Jordan to permit Jordan to pay franchise taxes and other fees required to maintain Jordan's existence;

(2) payments to Jordan to permit Jordan to pay reasonable operating, accounting, legal and administrative expenses of Jordan when due, all costs and expenses of Jordan with respect to filings with the SEC and all directors fees and expenses;

(3) payments to Jordan to permit Jordan to pay interest when due on up to $6.0 million aggregate principal amount of Senior Subordinated Debentures which are as of the date of the indenture held by Persons other than Affiliates of JII Holdings;


(4) payments to Jordan to permit Jordan to pay interest when due on the Old JII Notes not exchanged for notes in the exchange offer that closed in February 2004;


(5) for so long as JII Holdings is a member of a group filing a consolidated or combined tax return with Jordan, payments to Jordan in respect of an allocable portion of the tax liabilities of such group that is attributable to JII Holdings and its Subsidiaries ("Tax Payments"). The Tax Payments shall not exceed the lesser of (i) the amount of the relevant tax (including any penalties and interest) that JII Holdings would owe if JII Holdings were filing a separate tax return (or a separate consolidated or combined return with its Subsidiaries that are members of the consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of JII Holdings and such Subsidiaries from other taxable years and (ii) the net amount of the relevant tax that Jordan actually owes to the appropriate taxing authority. Any Tax Payments received from JII Holdings shall be paid over to the appropriate taxing authority within 30 days of Jordan's receipt of such Tax Payments or refunded to JII Holdings;

(6) amounts in respect of the repurchase or redemption of Jordan's common stock pursuant to the terms of the several restricted stock agreements, dated as of February 25, 1988, between Jordan and each of Thomas H. Quinn, Jonathan F. Boucher and John R. Lowden, the restricted stock agreement, dated as of January 1, 1992, between Jordan and each of Jonathan F. Boucher, Adam Max and Thomas Quinn, and the restricted stock agreement, dated as of May 16, 1997, between Jordan and Thomas Quinn, in each case as amended or supplemented, up to an aggregate amount not to exceed $7.5 million;

(7) Jordan directors' fees in an annual aggregate amount not to exceed $250,000; and

(8) advances to Jordan not to exceed $1.0 million at any time outstanding for the payment of expenses of TJC Management Corporation; provided that such advances are repaid in full within 60 days.

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provided, however, that no payments shall be made under clauses (1) through (8)
of the definition of "Permitted Payments to Parent" to pay Jordan or any of its Affiliates any investment banking or any other similar advisory fees.

      "Permitted Prior Liens" means:

(1) Liens described in clauses (2), (4), (5), (6) (but only to the extent such Liens secure security or appeal bonds), (8), (12) (but only to the extent the Indebtedness being refinanced thereunder is, at the time of such refinancing, secured by a Permitted Prior Lien), (14) and (16) (excluding judgment Liens) of the definition of "Permitted Liens;" provided, that, in the case of Liens described in such clauses (6) and (16) securing surety or appeal bonds or letters of credit in lieu of appeal bonds in respect of judgments not otherwise giving rise to an Event of Default, such Liens consist of cash collateralization for the benefit of the Person providing the surety or appeal bond or letter of credit, as the case may be, of an amount not to exceed the lower of (1) 108% of the aggregate amount of the underlying obligation or judgment, as the case may be, and (2) the percentage of the aggregate amount of the underling obligation or judgment, as the case may be, required to obtain the surety or appeal bond or letter of credit;

(2) Liens described in clause (15) of the definition of "Permitted Liens" to the extent entitled by law to priority over the security interests created by the security documents; and

(3) Permitted Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the security interests created by the security documents (including, without limitation, any such Liens satisfying the requirements of this clause (3) and arising under clauses (6), (10), or, in the case of judgment Liens, clause (16), of the definition of "Permitted Liens)."

      "Permitted Refinancing Indebtedness" means any Indebtedness of JII Holdings or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of JII Holdings or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided, that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

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(4)   such Indebtedness is incurred either by JII Holdings or by the Restricted
      Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

      "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

      "Pledged Collateral" shall mean (1) any tangible property in the possession of the Priority Lien Collateral Agent (or its agents or bailees) in which a security interest is perfected by such possession, including, without limitation, any investment property, cash collateral account, deposit account, electronic chattel paper or letter of credit rights or (2) any other Collateral as to which the Priority Lien Collateral Agent (or its agents or bailees) has control and in which a security interest is perfected by such control. For purposes hereof, the terms "investment property", "deposit account", "electronic chattel paper" and "letter of credit rights" shall have the meanings given such terms in the New York Uniform Commercial Code, as in effect on the date hereof.

      "Priority Lien" means a Lien granted pursuant to a Priority Lien Document by JII Holdings or any other Obligor to any holder, or representative of holders, of Priority Lien Obligations upon any property or assets of JII Holdings or such other Obligor to secure Priority Lien Obligations.

      "Priority Lien Collateral Agent" means the Credit Agreement Agent or, after all Priority Lien Obligations in respect of the Credit Agreement have been repaid in full, a single representative of all holders of Priority Liens most recently designated by JII Holdings in an officers' certificate delivered to the trustee and Collateral Agent or the successor of such representative in its capacity as such.

      "Priority Lien Debt" means:

(1) the principal of and interest on Indebtedness under the Credit Agreement which, when advanced (or, in the case of any reimbursement obligation for a letter of credit issued under the Credit Agreement, when such letter of credit was issued), either (a) was permitted to be incurred by clause (1) of the definition of "Permitted Debt" or (b) was advanced (or, in the case of any such reimbursement obligation, relates to a letter of credit that was issued) upon delivery to the trustee, the Collateral Agent and the Credit Agreement Agent of an officers' certificate to the effect that such Indebtedness was permitted to be incurred by clause (1) of the definition of "Permitted Debt," including without limitation any such Indebtedness incurred in any insolvency or liquidation proceeding to the extent permitted by clause (1) of the definition of "Permitted Debt;" and

(2) the principal of and interest on Indebtedness under any Credit Facility other than the Credit Agreement to the extent such Indebtedness was permitted to be incurred by clause (1) of the definition of "Permitted Debt" and by the Credit Agreement but only if on or before the day on which such Indebtedness was incurred by JII Holdings or any of its Restricted Subsidiaries such Indebtedness is designated by JII Holdings, in an officers' certificate delivered to the trustee, the Collateral Agent and the Credit Agreement Agent on or before such date, as Priority Lien Debt for the purposes of the indenture;

provided, that no Indebtedness under the Credit Agreement or any other Credit Facility that, pursuant to an agreement executed by or on behalf of the Lenders, is contractually subordinated in right of payment to any other Indebtedness incurred other than pursuant to the Credit Agreement or other Credit Facility by JII Holdings or any of its Subsidiaries shall constitute Priority Lien Debt.

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      "Priority Lien Documents" means the Credit Agreement, the Priority Lien
Security Documents and all other agreements governing, securing or relating to any Priority Lien Obligations (other than the Intercreditor Agreement).

      "Priority Lien Obligations" means the Priority Lien Debt and all other Obligations of JII, LLC or any other Obligor under the Priority Lien Documents.

      "Priority Lien Security Documents" means one or more security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust or other grants or transfers for security executed and delivered by any of JII Holdings or any other Obligor creating (or purporting to create) a Lien upon property owned or to be acquired by JII Holdings or any other Obligor in favor of any holder or holders of Priority Lien Debt, or any trustee, agent or representative acting for any such holders, as security for any Priority Lien Obligations, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

      "Qualified Receivables Transaction" means any transaction or series of transactions entered into by JII Holdings or any of its Restricted Subsidiaries pursuant to which JII Holdings or any of its Restricted Subsidiaries sells, conveys or otherwise transfers to (i) a Receivables Subsidiary (in the case of a transfer by JII Holdings or any of its Restricted Subsidiaries) and (ii) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of JII Holdings or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

      "Receivables Subsidiary" means a Subsidiary of JII Holdings which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of JII Holdings (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by JII Holdings or any Restricted Subsidiary of JII Holdings (excluding guarantees of Obligations (other than the principal of, and interest and premium on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (ii) is recourse (except as would not affect the treatment of such Qualified Receivables Transaction, in the opinion of counsel to such Receivables Subsidiary, a copy of which is promptly delivered to the trustee, as a "true sale" for accounting purposes) to or obligates JII Holdings or any Restricted Subsidiary of JII Holdings in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or (iii) subjects any property or asset of JII Holdings or any Restricted Subsidiary of JII Holdings (other than accounts receivable and related assets as provided in the definition of "Qualified Receivables Transaction"), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (b) with which neither JII Holdings nor any Restricted Subsidiary of JII Holdings has any material contract, agreement, arrangement or understanding that are not related to any Qualified Receivables Transactions, other than on terms no less favorable to JII Holdings or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of JII Holdings, and other than fees payable in the ordinary course of business in connection with servicing accounts receivable and (c) with which neither JII Holdings nor any Restricted Subsidiary of JII Holdings has any obligation to maintain or preserve such Subsidiary's financial condition or cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of JII Holdings will be evidenced to the

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Trustee by filing with the Trustee a certified copy of the resolution of the
Board of Directors of JII Holdings giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing conditions.

      "repayment in full" means termination of all commitments to extend credit that would constitute Priority Lien Debt, payment in full in cash of the principal of and interest and premium (if any) on all Priority Lien Debt (except undrawn letters of credit), discharge or cash collateralization (at the lower of
(1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Priority Lien Document) of all letters of credit outstanding under any Priority Lien Debt, and payment in full in cash of all other Priority Lien Obligations (except Unasserted Contingent Obligations) that are outstanding and unpaid at the time the Priority Lien Debt is paid in full in cash. "paid in full", "pay in full" and "repaid in full" shall have the correlative meaning.

      "Restricted Investment" means an Investment other than a Permitted Investment.

      "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

      "Sale of Collateral" means any Asset Sale involving a sale or other disposition of Collateral.

      "SEC" means the Securities and Exchange Commission.

      "Secured Debt" means Note Debt and Priority Lien Debt.

      "Secured Debt Document" means the Note Documents and the Priority Lien Documents.

      "Securities Act" means the Securities Act of 1933, as amended.

      "security documents" means one or more security agreements, pledge agreements, collateral assignments, mortgages, collateral agency agreements, control agreements, deeds of trust or other grants or transfers for security executed and delivered by JII Holdings or any other Obligor creating (or purporting to create) a Note Lien upon Collateral in favor of the Collateral Agent as security for any Note Obligations, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with their terms.

      "Senior Debt" means:

(1) all Indebtedness of a Guarantor outstanding under the Credit Facilities and all Hedging Obligations with respect thereto; and

(2)   all obligations with respect to the items listed in the preceding clause
      (1).

Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

(1) any liability for federal, state, local or other taxes owed or owing by such Guarantor;

(2) any intercompany Indebtedness of such Guarantor or any of its Subsidiaries to such Guarantor or any of its Affiliates;

(3)   any trade payables;

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(4)   the portion of any Indebtedness that is incurred in violation of the indenture; or

(5) Indebtedness which is classified as non-recourse in accordance with GAAP or any unsecured claim arising in respect thereof by reason of the application of section 1111(b)(1) of the Bankruptcy Code.

      "Senior Subordinated Debentures" means the 11-3/4% Senior Subordinated Discount Debentures due 2009 of Jordan Industries, Inc.

      "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.

      "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness (for Existing Indebtedness, as of the date of the indenture), and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

      "Subsidiary" means, with respect to any specified Person, any:

(1) corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

      "Subsidiary Guarantee" means the guarantee of the notes by a Subsidiary Guarantor executed pursuant to the provisions of the indenture.

      "Subsidiary Guarantors" means:

(1) JII Holdings' direct and indirect Domestic Restricted Subsidiaries existing on the Guarantee Date, other than the Immaterial Subsidiaries, Receivables Subsidiaries and JII Finance; and

(2) any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the indenture.

      "TIA" means the Trust Indenture Act of 1939, as amended.

      "UCC" means the Uniform Commercial Code as in effect in the State of New York or any other applicable jurisdiction.

      "Unasserted Contingent Obligations" means, at any time, Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time (except (i) the principal of and interest and premium (if any) on, and fees relating to, any Indebtedness, (ii) contingent obligations to reimburse the issuer of an outstanding letter of credit for amounts that may be drawn or paid thereunder and (iii) any such contingent claims or demands as to which the Priority Lien Collateral Agent or any holder of Priority Lien Obligations has then notified JII Holdings).

      "Unrestricted Subsidiary" means any Subsidiary of JII Holdings, other than JII Finance, that is designated by the Board of Directors of JII Holdings as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1)   has no Indebtedness other than Non-Recourse Debt;

(2) except as permitted by the covenant described above under the caption " -- Certain Covenants -- Transactions with Affiliates," is not party to any agreement, contract, arrangement or understanding with JII Holdings or any Restricted Subsidiary of JII Holdings unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to JII Holdings or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of JII Holdings;

(3) is a Person with respect to which neither JII Holdings nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of JII Holdings or any of its Restricted Subsidiaries.

      "Voting Equity Interests" means Equity Interest which at the time are entitled to vote in the election of, as applicable, directors, members or partners generally.

      "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)   the then outstanding principal amount of such Indebtedness.

      "Wholly-Owned Restricted Subsidiary" of any specified Person means a Subsidiary of such Person, all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person.

      DESCRIPTION OF CERTAIN INDEBTEDNESS AND OTHER CONTINGENT OBLIGATIONS

      The following is a summary of certain terms of our indebtedness and other contingent obligations.

CREDIT AGREEMENTS

      Revolving Credit Facility. JII, LLC, a wholly owned subsidiary of JII Holdings, is party to a credit agreement, referred to as the revolving credit facility, with Congress Financial Corporation (Central), or Congress, an affiliate of Wachovia Corporation, and the other lenders party thereto. The revolving credit facility currently provides for loans and other extensions of credit of up to $95.0 million (including the issuance of letters of credit of up to $20.0 million) based upon the value of certain assets pledged to secure the revolving credit facility. Proceeds of borrowings can be used for general operating, working capital and other proper corporate purposes. Loans made pursuant to the revolving credit facility are secured by a first priority security interest, subject to certain permitted liens, in substantially all of JII, LLC's restricted subsidiaries' assets. Loans are also secured by an unsecured guarantee of JII.

      The revolving credit facility contains certain covenants that limit the ability of JII, LLC and each of JII Holdings' restricted subsidiaries to, among other things:

      - merge, sell, assign, lease, transfer or otherwise dispose of any assets, capital stock or indebtedness, including by way of a sale/leaseback transaction;

      - create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien or other encumbrance on their respective assets and properties;

      - create, assume, become or be liable for in any manner, or permit to exist, any indebtedness;

      - make any loan to, investment in, guarantee or otherwise become responsible for the indebtedness or obligations of, any person;

      - enter into transactions with affiliates or pay management or consulting fees; and

      -     enter into new lines of business.


      During the existence of a "trigger event", which is defined in the revolving credit facility to mean any time (a) an event of default has occurred or (b) JII, LLC's available borrowings are less than $15.0 million or (c) JII, LLC fails to comply with the maximum loan commitments described below, additional covenants become effective under the revolving credit facility that limit the ability of JII, LLC and each of JII LLC's restricted subsidiaries to, among other things:


      - declare or pay any dividends, other than dividends from (i) a restricted subsidiary to JII, LLC, (ii) a restricted subsidiary to an operating company and (iii) an operating company to an intermediate holding company so long as such intermediate holding company immediately dividends such amounts to JII, LLC;

      - redeem, retire, defease, purchase or otherwise acquire any shares of capital stock for any consideration other than capital stock; and

      - modify or amend its charter documents or certain other material agreements.

      Also, during the existence of a "trigger event", JII, LLC must:

      - at the end of each month, achieve for the period commencing on January 1 of such year through the end of the month of determination, a minimum cumulative pre-tax net income; and

      - maintain at all times a fixed charge coverage ratio for the 12 month period then ended of not less than 1.0 to 1.0.


      On March 31, 2004, we had approximately $16.6 million of available borrowings under the revolving credit facility, including the required excess availability.


      In connection with the issuance of the restricted notes, the revolving credit facility was amended such that the maximum loan commitment under the revolving credit facility will not exceed the following levels during the following periods:

           PERIOD                                        MAXIMUM LOAN COMMITMENT
           ------                                        -----------------------
through August 31, 2004                                        $95,000,000
September 1, 2004 through May 31, 2005                         $75,000,000
June 1, 2005 through February 28, 2006                         $55,000,000
from and after March 1, 2006                                   $45,000,000


      The banks require a $15.0 million "cushion" of excess availability over the lesser of (1) the then available borrowing base (as defined in the revolving credit agreement) less $15.0 million, or (2) the Maximum Borrowings listed below (which are the amounts of indebtedness under the revolving credit facility that the indenture governing the new notes permits JII Holdings and its restricted subsidiaries to incur), which cushion could be used to borrow additional funds. We may make borrowings within this cushion only with the consent of the lenders. Using any part of this cushion would create a "trigger event" as described above. Given the various requirements we must comply with should a trigger event occur, we do not intend to ever use this $15.0 million cushion. Therefore, the effective maximum borrowings will not exceed the amounts shown below under the heading "Maximum Borrowings" for the periods set forth below.


             PERIOD                                          MAXIMUM BORROWINGS
             ------                                          ------------------
through August 31, 2004                                         $80,000,000
September 1, 2004 through May 31, 2005                          $60,000,000
June 1, 2005 through February 28, 2006                          $40,000,000
from and after March 1, 2006                                    $30,000,000

      In each case, the levels of Maximum Loan Commitment and Maximum Borrowings shall be reduced by repayments of the revolving credit facility following certain asset sales, provided that the Maximum Borrowings shall in no event be less than $30.0 million.

      In connection with the issuance of the restricted notes, the revolving credit facility was amended to, among other things, require us to use cash generated from non operating sources to reduce the Maximum Loan Commitment (and any outstanding borrowings) to the level set forth above at least 30 days prior to its scheduled step-down, beginning with the step down on September 1, 2004 (such requirement being referred to herein as the "Early Reduction Requirement"). If we do not satisfy the Early Reduction Requirement, we would create a "trigger event" as defined in the revolving credit facility. If we do not undertake the appropriate steps to generate non-operating cash flow in an amount sufficient to reduce the Maximum Loan Commitment (and the outstanding borrowings) to the level set forth above by the date of its scheduled step down, we would be in default of our revolving credit facility.

      Kinetek Agreement. On December 18, 2001, Kinetek entered into a new Loan and Security Agreement with Fleet Capital Corporation. The Kinetek credit facility provides for borrowings up to $35.0 million based on the value of certain assets, including inventory, accounts receivable, machinery and equipment, and real estate. At March 31, 2004, Kinetek had $15.3 million of net availability under its credit facility, not including the $5.0 million of required excess availability. Borrowings are secured by the stock and substantially all of the assets of Kinetek. The Kinetek credit facility expires on December 18, 2005.

TERM LOANS

      Pamco. Currently, Pamco has a $1.975 million 6.25% (subject to adjustment in certain circumstances) mortgage with First Bank of Highland Park. The loan matures in 2013. The mortgage is secured by the Pamco facility.

      Deflecto. As of December 31, 2003, Deflecto had an aggregate $2.4 million mortgage outstanding with LaSalle Bank National Association. Deflecto is currently negotiating an extension of no less than one year with LaSalle Bank National Association.

      Yearntree. As of December 31, 2003, Yearntree had a mortgage outstanding with the National Westminster Bank PLC.

      Other Bank Loans. JII also has various bank loans related to one of Kinetek's foreign subsidiaries. These loans are for real estate and working capital needs. These loans bear interest from 4.7% to 5.8% and mature in 2004.

CAPITAL LEASES

      Interest rates on capital leases range from 4.3% to 11%. The future minimum lease payments as of December 31, 2003 under capital leases, certain of which are capital leases of the nonrestricted group, consist of the following (in thousands):

2004...................................................           $ 3,530
2005...................................................             2,350
2006...................................................             2,201
2007...................................................             1,123
2008...................................................             3,080
Thereafter.............................................               278
                                                                  -------
Total..................................................            12,562
Less amount representing interest......................            (2,053)
                                                                  -------
Present value of future minimum lease payments.........           $10,509
                                                                  =======

      The present value of the future minimum lease payments approximates the book value of property, plant and equipment under capital leases at December 31, 2003.

SELLER PROMISSORY NOTES

      In connection with the acquisition of Deflecto, Deflecto issued to a certain seller a $5.0 million 8.5% promissory note. This note is a general unsecured obligation of Deflecto. Interest is payable annually in arrears. A payment of $1.8 million was made on this note in 2004, with the remaining balance of $0.7 million being subject to a cash flow test in 2005.

      In connection with the acquisition of Instachange Displays Limited, Instachange Displays Limited issued a $3.7 million (Canadian Dollars) 8.0% promissory note. This note is a general unsecured obligation of Instachange Displays Limited. Interest is payable annually in arrears. Instachange Displays Limited is scheduled to pay the principal on the note of $3.7 million (Canadian Dollars) in 2005, subject to extension to a date no later than 120 days following June 2, 2007.

      In connection with the acquisition of Pamco, Pamco issued a seller note, which was amended and restated in June 2002 by a $6.1 million, 8.0% promissory note. This note is a general unsecured obligation of Pamco. Interest is payable annually in arrears. Pamco paid principal installments of $1.0 million and $1.7 million in 2002 and 2003, respectively. The remaining principal is due in installments of $1.7 million in each of 2004 and 2005.

      In connection with the acquisition of Merkle-Korff, Merkle-Korff issued to the seller a $5.0 million 9% seller note due 2003. This note is a general unsecured obligation of Merkle-Korff. Interest under this note is payable annually in arrears. Merkle-Korff paid installments of principal on the note as follows: (i) $1.0 million in 2001; (ii) $1.25 million in 2002; and (iii) $1.25 million in 2003. This note was amended and restated in December 2003. Under the amended and restated terms, the remaining $1.5 million of principal on the note will be due on January 1, 2006.

OTHER SUBSIDIARY AGREEMENTS

      Deflecto Contingent Purchase Price. In connection with the acquisition of Deflecto, Deflecto entered into additional purchase price agreements with the sellers of Deflecto as participants. The additional purchase price agreement calls for payments to be made to the participants based upon a specific formula, the basis of which is the average EBIT (as defined) for the years ended December 31, 2006 and December 31, 2007. A different formula applies if any division or business line of Deflecto or all or substantially all assets or capital stock of Deflecto is sold to a third party prior to December 31, 2007.

      Instachange Displays Limited Contingent Purchase Price. In connection with the acquisition of Instachange Displays Limited, Instachange Displays Limited entered into an appreciation payment plan with the sellers of Instachange Displays Limited as participants. The additional purchase price agreement calls for payments to be made to the participants based upon a specific formula, the basis of which is the average Adjusted EBIT (as defined) for the years ended December 31, 2004 and December 31, 2005.

      Yearntree Contingent Purchase Price. In connection with the acquisition of Yearntree, Yearntree entered into an appreciation payment plan with the sellers of Yearntree as participants. The additional purchase price agreement calls for payments to be made to the participants based upon a specific formula, the basis of which is the average Adjusted EBIT (as defined) for the years 2006 and 2007.

      Yearntree Deferred Purchase Price. In connection with the acquisition of Yearntree, Yearntree entered into an agreement with the sellers of Yearntree as participants providing for deferred purchase price payments. Such agreement provided for payments to be made to the participants up to $400,000 based on cumulative EBIT (as defined) for the period from January 1, 2000 through December 31, 2001.

      Teleflow Deferred Purchase Price. In connection with the acquisition of Teleflow, Teleflow entered into an agreement with the sellers of Teleflow as participants providing for deferred purchase price payments. Such agreement provides for payments to be made to the participants up to an aggregate amount of $3.975 million, based on certain EBITDA (as defined) thresholds throughout the period from January, 1, 1999 through December 31, 2003. As of March 31, 2004, approximately $1.8 million has been paid under this agreement.

      Motion Control Contingent Purchase Price. In connection with the acquisition of Motion Control, Motion Control entered into an earnout rights plan with the sellers of Motion Control as participants. The earnout rights plan is exercisable at the sellers' option during a five-year period beginning in 2003. When exercised, the additional consideration will be based on Motion Control's Average Adjusted EBIT (as defined) over the two preceding calendar years.

      Welcome Home LLC Stock Appreciation Right Plan. We have a Stock Appreciation Right agreement with a member of management of Welcome Home LLC. The agreement provides for a payment based on 5% of the Imputed Value (as defined) of Welcome Home LLC at a future date. The stock appreciation right is exercisable any time after January 1, 2006 and is based on the average EBITDA (as defined) of Welcome Home LLC over the two fiscal years immediately preceding the exercise date.

JORDAN INDUSTRIES, INC. 11-3/4% SENIOR SUBORDINATED DISCOUNT DEBENTURES DUE 2009

      As part of our 1997 recapitalization and repositioning plan, we exchanged $133.1 million aggregate principal amount of our 11-3/4% senior subordinated discount debentures due 2005 for $214.0 million aggregate principal amount of our 11-3/4% senior subordinated discount debentures due 2009. Interest on the senior subordinated discount debentures is payable semi-annually in arrears on April 1 and October 1. The senior subordinated discount debentures were issued at a deep discount. The senior subordinated discount debentures are redeemable at our option, in whole or in part, at any time.

      The indenture relating to the senior subordinated discount debentures contain certain covenants which restrict (i) the payment of dividends, (ii) the repurchase of stock and the making of certain other restricted payments, (iii) certain mergers or consolidations and (iv) the assumption of certain levels of indebtedness.

      The senior subordinated discount debentures are not secured by the assets of either our restricted or nonrestricted groups.

      On January 31, 2004, JII and certain holders of JII's senior subordinated discount debentures entered into a Waiver Agreement which states that the participating note holders waive any rights to claim an event of default if the Company does not make the scheduled interest payments as required in the applicable indenture. Should JII elect not to make interest payments on these notes, the interest will continue to accrue at its original rate of 11.75% per year and will be due and payable to the holders at the maturity date of the notes. Pursuant to the Waiver Agreement, the maturity date of the participating notes is the earlier of (1) the date on which all of the outstanding principal and interest on the restricted notes and the senior secured discount debentures not participating in the Waiver Agreement have been paid in full, (2) the date six months after the original maturity of the participating notes, or (3) the date on which the Company enters into a bankruptcy proceeding.

      On February 18, 2004, certain of the JII's senior subordinated discount debenture note holders entered into a Modification Agreement which provides for a reduction in their stated maturity value and a reduction of their applicable interest rate. The aggregate maturity value of the notes held by the parties to the Modification Agreement is approximately $24.0 million which has been reduced to approximately $7.2 million. The interest rate on these notes has been reduced to a stated rate of 1.61% from 11.75%. The holders of these modified notes retain the right to collect the original maturity value and interest thereon at the original interest rate if JII meets certain financial tests and ratios. Under the Modification Agreement, these notes mature on the earlier of (1) the date that all other senior subordinated discount debenture note holders have been paid in full, (2) the date that is six months after the original maturity date, or (3) the date on which JII enters into a bankruptcy proceeding.

JORDAN INDUSTRIES, INC. 10-3/8% SENIOR NOTES DUE 2007

      In July 1997, JII issued $120.0 million aggregate principal amount of the old JII notes. In March 1999, JII issued $155.0 million aggregate principal amount of the old JII notes. The old JII notes are redeemable at our option, in whole or in part, at any time. In February 2004, the Issuers issued $173.3 million principal amount of restricted notes in exchange for $247.6 million principal amount of old JII notes.

      The indentures relating to the old JII notes contain certain covenants which restrict (i) the payment of dividends, (ii) the repurchase of stock and the making of certain other restricted payments, (iii) certain mergers or consolidations and (iv) the assumption of certain levels of indebtedness.

      The old JII notes are not secured by the assets of either our restricted or nonrestricted groups.

KINETEK 10-3/4% SENIOR NOTES DUE 2007

      Kinetek has outstanding $270.0 million in aggregate principal amount of 10-3/4% senior notes due 2006. Interest on the Kinetek notes is payable semi-annually in arrears on May 15 and November 15. The Kinetek notes are redeemable at the option of Kinetek, in whole or in part, at any time. The Kinetek notes are unsecured obligations of Kinetek.

      The indenture relating to the Kinetek notes contains covenants that restrict (i) the payment of dividends, (ii) the repurchase of stock and the making of certain other restricted payments, (iii) certain mergers or consolidations and (iv) the assumption of certain levels of indebtedness.

KINETEK SENIOR SECURED NOTES

      On April 12, 2002, Kinetek Industries, Inc. issued $15.0 million aggregate principal amount of 5% senior secured notes and $11.0 million aggregate principal amount of 10% senior secured notes. The notes are due on April 30, 2007 and are guaranteed by Kinetek, Inc. and substantially all of its domestic subsidiaries. The notes are also secured by a second priority lien on substantially all of the assets of Kinetek and its subsidiaries, which lien is subordinate to the existing lien securing Kinetek's credit facility. Interest on the notes is payable semi-annually in arrears on May 1 and November 1 of each year.

      The indentures governing these Kinetek notes contain certain covenants that, among other things, restrict the ability of Kinetek to incur additional indebtedness, pay dividends or make other restricted payments, engage in transactions with affiliates, complete certain mergers or consolidations, or enter into certain guarantees of indebtedness.

SUBORDINATED PROMISSORY NOTES

      Subordinated promissory notes payable are due to an employee and minority interest shareholders and former shareholders of certain subsidiaries in installments through 2005 and bear interest ranging from 8% to 9%. The loans are unsecured.

                          DESCRIPTION OF CAPITAL STOCK

         The following summarizes certain provisions of our Articles of Incorporation and those of our subsidiaries.

GENERAL

         As of August 1, 2004, our authorized capital stock consisted of 100,000 shares of common stock, par value $0.01 per share. As of August 1, 2004, 98,501.0004 shares were issued and outstanding.

         Common Stock. Each holder of shares of common stock is entitled to one vote per share on all matters to be voted on by stockholders. The holders of common stock are entitled to dividends and other distributions if, as and when declared by our Board of Directors out of assets legally available therefor, subject to the restrictions, if any, imposed by other indebtedness outstanding from time to time. Upon our liquidation, dissolution or winding up, the holders of shares of common stock would be entitled to share ratably in the distribution of all of our assets. The holders of common stock have certain preemptive and other subscription rights to purchase shares of our capital stock. See "Principal Stockholders--Stockholder Agreement." As of August 1, 2004, there were 19 beneficial owners of our common stock.

SUBSIDIARY SECURITIES

         We own all of the common stock of each of our subsidiaries except for Motors and Gears Holdings, Inc., Jordan Specialty Plastics, Inc., Jordan Auto Aftermarket, Inc., Gramtel USA, Inc., Pamco Printed Tape and Label Co, Inc. and SPL Holdings, Inc. A description of the terms of these subsidiaries' capital stock is set forth below.

         Motors and Gears Holdings Common Stock. Motors and Gears has authorized 20,000 shares of Class B common stock and 80,000 shares of Class A Common stock. We own 100% of the Class A Common Stock. This stock has a liquidation preference of $46.80 and is entitled to a cumulative preferential dividend of 6% per annum. After the preference has been satisfied, each share of Class A Common Stock participates on a pro rata basis with each share of Class B Common stock.

         Motors and Gears Holdings Senior Preferred Stock. Motors and Gears has issued to the Jordan Group and management of Kinetek non-voting preferred stock, which initially had a liquidation preference of $1.5 million. Dividends will accrue on this outstanding non-voting preferred stock at a rate of 8% per annum of the liquidation value.

         Jordan Specialty Plastics Junior Preferred Stock. Our investment in Jordan Specialty Plastics is in its junior preferred stock, which initially had a liquidation preference of $11.5 million plus or minus 97.5% of Specialty Plastics' net income or losses through March 31, 2003. Following March 31, 2003, dividends accrue on any outstanding junior preferred stock at a rate of 10% per annum of the initial junior preferred liquidation value. The junior preferred stock has voting rights equal to 97.5% of the total combined voting power of the junior preferred stock and the common stock. Upon redemption, the redemption price will be equal to the initial junior preferred liquidation value plus accrued and unpaid dividends through the redemption date. Certain of JII's affiliates and management own substantially all of the Jordan Specialty Plastics common stock. JII Holdings directly or indirectly owns all of the voting stock of Jordan Specialty Plastics.

         Jordan Auto Aftermarket Junior Preferred Stock. Our investment in Jordan Auto Aftermarket is in its junior preferred stock which initially had a liquidation preference of $73.0 million plus or minus 97.5% of JAAI's net income or losses through September 30, 2004. Following September 30, 2004, dividends accrue on any outstanding junior preferred stock at a rate of 10% per annum of the initial junior preferred liquidation value. The junior preferred stock has voting rights equal to 97.5% of the total combined voting power of the junior preferred stock and the common stock. Upon redemption, the redemption price will be equal to the initial junior preferred liquidation value plus accrued and unpaid dividends through the redemption date. Certain of JII's affiliates and management own substantially all of the Jordan Auto Aftermarket's common stock. JII Holdings directly or indirectly owns all of the voting stock of Jordan Auto Aftermarket.


         GramTel USA, Inc. Junior Preferred Stock. Our investment in GramTel is in the GramTel junior preferred stock, which initially had a liquidation preference of $0.5 million plus or minus 51% of GramTel's net income or losses through December 31, 2005. Following that date, dividends accrue on any outstanding GramTel junior preferred stock at a rate of 10% per annum of the initial GramTel junior preferred liquidation value. The GramTel junior preferred stock has voting rights equal to 80.0% of the total combined voting power of the GramTel junior preferred stock and the GramTel common stock. Upon redemption, the redemption price will be equal to the initial GramTel junior preferred liquidation value plus accrued and unpaid dividends through the Redemption Date. Certain of JII's affiliates and management own substantially all of the GramTel common stock. JII Holdings directly or indirectly owns all of the voting stock of GramTel.

         Pamco Printed Tape and Label Co., Inc. Common Stock. We own 80% of Pamco's common stock. The remaining 20% of the common stock is owned by Pamco management. JII Holdings directly or indirectly owns all of the voting stock of Pamco.

         SPL Holdings Stock. We own 83.3% of SPL Holdings' common stock. Certain of JII's affiliates and management owns the remaining 16.7%. We also own 2,350 shares of 6% cumulative preferred stock. JII Holdings directly or indirectly owns all of the voting stock of SPL Holdings.

                              PLAN OF DISTRIBUTION

      Each broker-dealer that receives new notes for its own account as a result of market-making activities or other trading activities in connection with the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for restricted notes where such restricted notes were acquired as a result of market-making activities or other trading activities.

      We will receive no proceeds in connection with the exchange offer. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

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

                         FEDERAL INCOME TAX CONSEQUENCES


     The following is a summary of the expected material U.S. federal income tax consequences to owners of old JII notes of the receipt of the restricted notes pursuant to the exchange offer that closed in February 2004 and the subsequent exchange of the restricted notes for new notes. The following does not address the U.S. federal income tax consequences of the exchange offer that closed in February 2004 or ownership of the restricted notes and new notes to subsequent purchasers of the restricted notes and new notes . The statements of law and legal conclusions contained in this summary are based upon the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as in effect and existing on the date hereof and all of which are subject to change at any time, possibly on a retroactive basis. Neither JII nor the Issuers have received, nor will they receive, any rulings from the Internal Revenue Service with respect to any of the matters summarized in this discussion. Therefore, there is no assurance that the Internal Revenue Service or a court would agree with the advice of the Issuers' counsel, upon which this summary is based. Moreover, there is no assurance that such counsel's advice will not be rendered invalid as a result of subsequent changes in the law, including changes to the Code or the interpretation thereof by the courts or the Internal Revenue Service.



     The following does not consider the tax consequences of the receipt of the restricted notes pursuant to the exchange offer that closed in February 2004 and the subsequent exchange of the restricted notes for new notes under state, local and foreign law. Moreover, except as otherwise explicitly noted, this discussion does not describe the special considerations that may apply to certain taxpayers, such as financial institutions, broker-dealers, life insurance companies, tax-exempt organizations, investment companies, foreign taxpayers and other special status taxpayers (e.g., persons holding the old JII notes or the restricted notes and new notes as part of a "straddle," "hedge" or "conversion transaction"). The discussion deals only with old JII notes, restricted notes and new notes held as "capital assets" within the meaning of section 1221 of the Code.



     NOTEHOLDERS ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE POSSIBLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE EXCHANGE OFFERS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.


EXCHANGE OF RESTRICTED NOTES FOR NEW NOTES.

      The exchange of the restricted notes for substantially identical notes registered under the Securities Act should not constitute a taxable exchange. As a result, (1) a noteholder should not recognize a taxable gain or loss as a result of exchanging such holder's restricted notes for the new notes; (2) the holding period of the new notes received should include the holding period of the restricted notes exchanged therefor; and (3) the adjusted tax basis of the new notes received should be the same as the adjusted tax basis of the restricted notes exchanged therefor immediately before such exchange. Noteholders should consult their tax advisors regarding the potential U.S. federal income tax consequences of the exchange of the restricted notes for new notes.

      In the discussion below concerning tax consequences with respect to ownership and disposition of restricted notes, references to restricted notes should be read as including new notes.


TAX CONSEQUENCES TO NOTEHOLDERS WHO PARTICIPATED IN THE EXCHANGE
OFFER THAT CLOSED IN FEBRUARY 2004


      The following discussion assumes, unless explicitly noted otherwise, that the restricted notes will be treated as indebtedness for U.S. federal income tax purposes. It is also assumed that JII Holdings was,

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

is, and will remain, a single member limited liability company which has not elected and will not elect to be treated as an association taxable as a corporation for U.S. federal income tax purposes.


      The Exchange in February 2004 Likely was a Taxable Transaction. The exchange by a noteholder of old JII notes for restricted notes pursuant to the exchange offer that closed in February 2004 likely constituted a taxable exchange under section 1001 of the Code. If the exchange offer that closed in February 2004 was a taxable transaction, each noteholder who participated in such exchange offer generally would realize capital gain or loss equal to the difference between (1) the aggregate amount realized attributable to the restricted notes received and (2) such holder's adjusted basis in the old JII notes surrendered.


      The amount realized attributable to the receipt of restricted notes should be the "issue price" of such restricted notes as determined under the OID provisions of the Code (see discussion below) plus the fair market value on the date of the exchange of old JII notes for restricted notes of the possible payment of Contingent Interest on the restricted notes, as defined and described more fully below. As discussed below, the Issuers believe it likely, and will take the position, that the issue price of the restricted notes should be the stated principal amount of such restricted notes. Consequently, the amount realized with respect to the receipt of restricted notes by a tendering noteholder was the stated principal amount of the restricted notes received plus the fair market value on the date of the exchange of the possible payment of Contingent Interest on the restricted notes, as defined and described more fully below. A noteholder who realized a gain upon the exchange of its old JII notes likely is required, unless such holder elects otherwise, to report the gain attributable to the receipt of the restricted notes under the installment method. Noteholders should consult their tax advisors regarding the possible application of the installment sale rules of the Code.

      The Restricted Notes as Contingent Payment Debt Instruments. The terms of the restricted notes provide that if JII Holdings does not provide certain subsidiary guarantees within one year from the date of the exchange, the interest rate on the restricted notes will increase by 1% and, if JII Holdings does not provide such subsidiary guarantees within 18 months from the date of the exchange, the interest rate on the restricted notes will increase by an additional 0.5%. The Issuers intend to take the position that, because the amount and duration, if any, of these possible interest rate increases is contingent on whether and when JII Holdings provides the subsidiary guarantees, the restricted notes are subject to special rules under Treasury Regulations sections 1.1274-2(g) and 1.1275-4(c) for "contingent payment debt instruments" issued in exchange for nonpublicly traded property (the "Contingent Debt Regulations"). The contingent interest payable on the restricted notes (i.e., the additional interest to be paid due to the step-up in interest rate) is referred to herein as "Contingent Interest."


      Under Treasury Regulations section 1.1001-1(g)(2), a holder's amount realized on the exchange was the stated principal amount of the restricted notes plus the fair market value on the date of the exchange of the possible payment of Contingent Interest. Assuming a holder had a loss on the exchange of old JII notes for restricted notes, or had a gain but does not report such gain under the installment method, the difference between the holder's basis in the old JII notes and the holder's amount realized is short term or long term capital gain or loss. This amount realized is the holder's tax basis in the restricted note, assuming such holder does not report gain using the installment method. Because of the possible payment of Contingent Interest it is not clear how a holder which realizes gain on the exchange and uses the installment method of reporting would recognize gain with respect to the exchange. Holders realizing gain on the exchange should consult their tax advisors concerning installment reporting of such gain.


      Even if a noteholder realizes gain or loss on the exchange, the gain or loss would not be recognized for U.S. federal income tax purposes if the exchange qualified with respect to such noteholder as a tax-free exchange in a recapitalization of JII under section 368(a)(1)(E) of the Code. In order for the

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

exchange to have qualified as a non-taxable recapitalization, both the old JII notes and the restricted notes must be treated as "securities" under the relevant provisions of the Code. Whether an instrument constitutes a "security" is determined based on all the facts and circumstances, but most authorities have held that the length of the term of a debt instrument is an important factor in determining whether such instrument is a security for U.S. federal income tax purposes. These authorities have indicated that a term of less than five years is evidence that the instrument is not a security, whereas a term of ten years or more is evidence that the instrument is a security. There are numerous other factors that could be taken into account in determining whether a debt instrument is a security, including the security for payment, the creditworthiness of the obligor, the subordination or lack thereof to other creditors, the right to vote or otherwise participate in the management of the obligor, convertibility of the instrument into an equity interest of the obligor, whether payments of interest are fixed, variable or contingent, and whether such payments are made on a current basis or accrued. Although the old JII notes had a term of approximately 10 years and thus, likely constituted securities for U.S. federal income tax purposes, the restricted notes have a stated maturity of less than five years and thus, likely do not constitute securities. As a result, the exchange likely did not constitute a non-taxable recapitalization under section 368(a)(1)(E) of the Code. The following discussion assumes that the exchange was a taxable transaction.


      Issue Price of the Restricted Notes. Under the OID provisions of the Code, the restricted notes constituted debt instruments issued for property (i.e., the old JII notes). The determination of the "issue price" of the restricted notes and the applicability of the Contingent Interest rules described (i) above with respect to the determination of amount realized and gain or loss on the exchange and (ii) below with respect to determination of interest and OID income on the restricted notes, will depend, in part, on whether the restricted notes or the old JII notes, for which the restricted notes were exchanged, were traded on an "established securities market" at any time during the 60-day period ending 30 days after the date of the completion of the exchange offer that closed in February 2004. In general, a debt instrument (or the property exchanged therefor) will be treated as traded on an established market if (a) it is listed on (i) the New York Stock Exchange or certain other qualifying foreign securities exchanges, (ii) certain qualifying interdealer quotation systems or
(iii) certain qualifying foreign securities exchanges; (b) it appears on a system of general circulation that provides a reasonable basis to determine fair market value; or (c) the price quotations are readily available from dealers, brokers or traders. The issue price of a debt instrument that is traded on an established market or that is issued for another debt instrument so traded would be the fair market value of such debt instrument or such other debt instrument, as the case may be, on the issue date as determined by such trading. The issue price of a debt instrument that is neither so traded nor issued for another debt instrument so traded generally would be its stated principal amount.



      Therefore, if the restricted notes are properly treated as "publicly traded" under relevant Treasury Regulations, the issue price of the restricted notes for purposes of the OID provisions of the Code would be their fair market value at the time of issuance. If the restricted notes are not publicly traded but the old JII notes were publicly traded, the issue price of a restricted note would be the fair market value of the old JII note exchanged for such restricted note as of the time of issuance of the restricted note. In either of such two cases, such issue price would also be the amount realized on the exchange of the old JII notes for restricted notes, and the Contingent Interest rules described below for determination of OID and interest would not apply. If neither the old JII notes nor the restricted notes are properly treated as publicly traded, the issue price of the restricted notes was the stated principal amount of the restricted notes. Although not free from doubt, the Issuers believe, and will take the position, that neither the old JII notes nor the restricted notes should be treated as publicly traded. The discussion below is based on the assumption that neither the old JII notes nor the restricted notes are properly treated as publicly traded for purposes of the OID provisions of the Code. If, on the contrary, the old JII notes or the restricted notes are properly treated as publicly traded, the consequences of holding the restricted notes might be materially different than described below. In particular, if the restricted notes are publicly traded and their respective fair market values were below their respective face values at the time of the completion of the February 2004 exchange offer, the


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

issue price of the restricted notes would be below face value. Also, if the restricted notes are not publicly traded but the old JII notes were and the fair market value of the old JII notes was less than the principal amount of the restricted notes for which the old JII notes were exchanged, the issue price of such notes will be below their face value. In either case, the excess of the stated principal amount of the restricted notes over their issue price would be treated as OID, which would be accrued as ordinary income by both cash and accrual method holders under the accrual rules for OID (see discussion below).

      If, consistent with the belief of, and position being taken by, the Issuers, neither the old JII notes nor the restricted notes are publicly traded for purposes of the OID provisions of the Code, and if the restricted notes are subject to the Contingent Interest rules described herein (which the Issuers believe to be the case), the issue price of the restricted notes is equal to the lesser of their stated principal amount and the present value of all noncontingent payments due under such debt instruments (calculated by using a discount rate equal to the applicable federal rate (the "AFR"), compounded semi-annually) as of the date of the exchange. The Issuers believe that the stated principal amount of the restricted notes is the lesser of these two amounts. Consequently, the Issuers intend to take the position that the issue price of the restricted notes is equal to their stated principal amount.

      Market Discount. If a noteholder had accrued and unrecognized market discount on its old JII notes (that is, a discount representing more than a de minimis difference between the noteholder's tax basis in its old JII notes and their stated redemption price at maturity (which generally is the stated principal amount)), a portion of the gain, if any, recognized on the exchange of old JII notes up to the amount of such accrued market discount constitute ordinary income and would not receive capital gains treatment. Accrued market discount generally equaled a ratable portion of the old JII note's market discount, based on the number of days the noteholder held the old JII note at the time of such disposition, as a percentage of the number of days from the date the noteholder acquired such old JII note to its date of maturity. Noteholders who acquired their old JII notes other than at original issuance should consult their tax advisors regarding the possible application of the market discount rules of the Code to a tender of the old JII notes for restricted notes.


      Accrued But Untaxed Interest. To the extent that any amount received by a noteholder of a restricted note was attributable to accrued but untaxed interest, such amount would be taxable to the noteholder as interest income, if such accrued interest had not been previously included in the noteholder's gross income for U.S. federal income tax purposes. However, the Issuers do not expect to report any portion of the restricted notes received by a noteholder as attributable to accrued but untaxed interest because holders of the restricted notes were paid cash in respect of such accrued interest on August 1, 2004, together with interest due at that time on the restricted notes.


TAX CONSEQUENCES OF HOLDING THE RESTRICTED NOTES


      Payments of Principal and Interest and OID. Under the terms of the restricted notes, fixed noncontingent interest on the restricted notes will be paid on February 1st and August 1st of each year during the term of the restricted notes and at maturity. The Contingent Debt Regulations provide that a holder of a restricted note, for purposes of recognizing interest and OID income, is to bifurcate the note into two instruments, one consisting of the noncontingent payments, i.e., the stated principal and the fixed interest payments (the "Noncontingent Portion") and the other consisting of the contingent payments (the "Contingent Portion"). The issue price of the restricted note, i.e., its stated principal amount, is allocated entirely to the Noncontingent Portion.


      As discussed above, a holder which recognizes loss on the exchange of old JII notes for restricted notes, and a holder which does not use the installment reporting method to recognize gain on the exchange, has an amount realized on the exchange equal to the stated principal amount of the restricted

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

notes plus the fair market value on the date of the exchange of the right to Contingent Interest. This amount realized should be such holder's tax basis in the restricted note. The Contingent Debt Regulations indicate that the portion of the tax basis equal to the stated principal amount of a restricted note is allocated to the Noncontingent Portion, and the tax basis equal to the fair market value of the right to Contingent Interest is allocated to the Contingent Portion, in the case of a holder not using the installment method to recognize gain on the exchange.


      The Contingent Debt Regulations provide that no stated interest on the Noncontingent Portion is treated as qualified stated interest for purposes of determining OID on the Noncontingent Portion. Therefore, for OID purposes, the stated redemption price at maturity on the Noncontingent Portion includes the fixed stated interest payable on the restricted notes and the stated principal amount of the restricted notes. The difference between the issue price of the Noncontingent Portion, i.e., its stated principal amount, and its stated redemption price at maturity constitutes OID. In effect, all of the fixed stated interest on the restricted notes will constitute OID. Such OID will be accrued into income on a daily basis during the period the restricted notes are outstanding by both cash method and accrual method holders on a constant yield to maturity basis. In general, the amount of OID accrued each year should not be significantly in excess of the fixed interest paid in such year, except for 2004 because only one interest payment date will occur in 2004.


      The Contingent Debt Regulations provide that, with respect to the Contingent Portion of a restricted note, if Contingent Interest becomes payable, on the date of payment this amount is treated in part as a payment of principal and in part as a payment of interest. The portion treated as a payment of interest is includable as interest income at that time by both cash method and accrual method holders. The portion treated as a payment of principal will equal the present value of the amount paid discounted to the date the restricted notes were issued, using a discount rate equal to the AFR on the date of issuance of the restricted notes applicable to obligations with a maturity equal to the period from the date of issuance of the restricted notes to the date of payment of the contingent interest. As discussed above, in the case of a holder not using the installment reporting method to recognize gain on the exchange, the holder's basis in the Contingent Portion should be the fair market value of the right to Contingent Interest on the date of the exchange. The Contingent Debt Regulations further indicate that contingent amounts received by the holder that are treated as principal payments reduce the holder's basis in the Contingent Portion of a restricted note. If the holder's basis in the Contingent Portion is reduced to zero, any additional amounts treated as principal payments on the Contingent Portion generally will be treated as short term or long term capital gain. Any basis remaining on the Contingent Portion of a restricted note on the date the final payment of Contingent Interest is made increases the holder's adjusted basis in the Noncontingent Portion of the restricted note.



      Alternative Treatment of the Restricted Notes. The Internal Revenue Service may, however, take the position that the restricted notes are instead subject to the rules under Treasury Regulations section 1.1272-1(c), which apply to debt instruments with alternative payment schedules. Such rules would apply, however, only if the Internal Revenue Service could determine that, as of the date the old JII notes were exchanged for restricted notes, a single payment schedule was significantly more likely to occur. The Internal Revenue Service may also take the position that the restricted notes are instead subject to the rules under Treasury Regulations section 1.1275-4(b), which apply to contingent payment debt instruments issued for money or publicly traded property. Such rules would apply, however, only if the old JII notes or the restricted notes were considered to be publicly traded. If such alternative rules applied, the tax treatment of the restricted notes could differ materially and adversely from that described above. Due to the degree of uncertainty concerning whether, and to what extent, Contingent Interest may be payable, the Issuers do not believe that the rules under Treasury Regulations section 1.1272-1(c) apply to the restricted notes. As stated above, because the Issuers intend to take the position that neither the old JII notes nor the restricted notes were or are publicly traded, the Issuers also do not believe that the rules


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under Treasury Regulations section 1.1275-4(b) apply to the restricted notes.
Therefore, the Issuers intend to treat payments with respect to the restricted notes in the manner described above.


      Inclusion of OID in Income. A restricted note will have a total amount of OID equal to the excess (if any) of the stated redemption price at maturity of the restricted note over the issue price of the restricted note. If, as the Issuers believe will be the case, neither the old JII notes nor the restricted notes were or are properly treated as publicly traded for purposes of the OID provisions of the Code, the issue price of the restricted notes should be their stated principal amount (see discussion above). In this case, the amount of OID on a restricted note should be determined as described above. If, contrary to the Issuers' belief, either the old JII notes or the restricted notes were or are properly treated as publicly traded for purposes of the OID provisions of the Code, with the result that the issue price of a restricted note is less than its stated principal amount by more than a de minimis amount, the excess of the stated principal amount of a restricted note over its issue price would represent OID that would be required to be accrued by a holder of a restricted note under the OID accrual rules described below.



      Because the Issuers believe that neither the old JII notes nor the restricted notes were or are publicly traded, OID with respect to the restricted notes is determined in accordance with the Contingent Debt Regulations. As discussed above, the excess of the stated redemption price at maturity of the Noncontingent Portion over the issue price of the Noncontingent Portion constitutes OID. Because the stated redemption price at maturity includes all fixed stated interest payable on the restricted notes under the Contingent Debt Regulations, all fixed stated interest on the restricted notes constitutes OID. A holder of restricted notes generally is required to include such OID in income periodically over the term of a restricted note before receipt of the cash or other payment attributable to such income. Under the OID accrual rules, a holder generally must include in gross income for U.S. federal income tax purposes the sum of the daily portions of OID with respect to the restricted notes for each day during the taxable year or portion of a taxable year on which such holder holds the restricted note ("Accrued OID"). The daily portion is determined by allocating to each day of any accrual period within a taxable year a pro rata portion of an amount equal to the adjusted issue price of the Noncontingent Portion at the beginning of the accrual period multiplied by the yield to maturity of the Noncontingent Portion. The adjusted issue price of the Noncontingent Portion at the beginning of any accrual period is the issue price of the Noncontingent Portion increased by the Accrued OID for all prior accrual periods (less any cash payments on the Noncontingent Portion). Under these rules, holders will have to include in gross income increasingly greater amounts of OID in each successive accrual period. Each payment made under the Noncontingent Portion will be treated first as a payment of OID to the extent of OID that has accrued as of the date of payment and has not been allocated to prior payments and second as a payment of principal.



      Disposition of Restricted Notes. The Contingent Debt Regulations provide special rules that apply to the disposition of contingent payment debt instruments such as the restricted notes. These rules generally provide that the amount of cash or other property received on the sale or other disposition of a restricted note must be allocated first to the Noncontingent Portion of the restricted note in an amount up to the adjusted issue price of the Noncontingent Portion and second to the Contingent Portion of the restricted note. The amount allocated to the Contingent Portion will be treated as a contingent payment that is made on the date of the sale or other disposition of the restricted note and will be characterized as interest and principal pursuant to the rules described above concerning payments of Contingent Interest under " -- Payments of Principal and Interest and OID."


      The amount allocated to the Noncontingent Portion will be treated as an amount realized from the sale, exchange or retirement of the Noncontingent Portion. Therefore, a holder will realize gain or loss equal to the difference between the amount received allocated to the Noncontingent Portion and the holder's adjusted basis in the Noncontingent Portion. If a holder does not use installment reporting to recognize gain, if any, on the exchange of the old JII notes for restricted notes, such holder's adjusted tax

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

basis for determining gain or loss will initially equal the stated principal amount of the Noncontingent Portion and will be increased by any Accrued OID with respect to the Noncontingent Portion includable in such holder's gross income and decreased by the amount of any cash payments received by such holder regardless of whether such payments are denominated as interest (other than payments of qualified stated interest). Any gain or loss upon a sale or other taxable disposition of a restricted note by an original holder allocable to the Noncontingent Portion generally will be long-term capital gain or loss; provided, the restricted note had been held for more than one year. Holders using the installment method to recognize gain, if any, on the exchange of old JII notes for restricted notes should consult their tax advisors concerning rules with respect to the disposition of such restricted notes.


INFORMATION REPORTING AND BACKUP WITHHOLDING

      The Issuers will be required to furnish certain information to the Internal Revenue Service with respect to interest paid, or Accrued OID, as the case may be, on the restricted notes during each calendar year. In addition, the Issuers intend to make available to holders of restricted notes certain information regarding OID on the restricted notes, to the extent and in the manner required under the OID provisions of the Code. Under certain circumstances, a holder may be subject to backup withholding at a current rate of 28% on payments of interest (including OID) on, and the proceeds of a sale, exchange or redemption of the restricted notes, as the case may be. Backup withholding generally will not apply with respect to payments made to certain "exempt recipients" such as corporations (within the meaning of section 7701(a) of the Code) or certain tax-exempt entities. In the case of a non-exempt recipient, backup withholding generally applies only if such recipient (i) fails to furnish his or her social security or other taxpayer identification number ("TIN"), (ii) furnishes an incorrect TIN, (iii) is notified by the Internal Revenue Service that he or she has failed to report payment of interest and dividends properly and the Internal Revenue Service has notified the Issuers that he or she is subject to backup withholding or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is his or her correct number and that he or she is not subject to backup withholding for failure to report interest or dividend payments. Backup withholding is not an additional tax. Rather, any amount withheld from a payment to a holder under the backup withholding rules is allowable as a credit against such holder's U.S. federal income tax liability, provided that the required information is furnished to the Internal Revenue Service in a timely manner.

NON U.S. HOLDERS

      As used herein, the term "Non U.S. Holder" means a holder of restricted notes other than a holder who or which is for U.S. federal income tax purposes
(i) a citizen or resident of the United States, (ii) a corporation or partnership (other than a partnership that is not treated as a "United States person" under the Code) created or organized in the United States or under the laws of the United States or of any State, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust for which (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. persons have the authority to control all substantial decisions of the trust.


      Tax Consequences to Non-U.S. Holders Who Participated in the Exchange Offer that closed in February 2004. As discussed above under "Tax Consequences to Noteholders Who Participated in the Exchange Offer that Closed in February 2004," the exchange by a noteholder of old JII notes for restricted notes pursuant to the exchange offer that closed in February 2004 constituted a taxable exchange. However, a Non-U.S. Holder will only be subject to U.S. federal income tax on any gain recognized to the extent described below under " -- Disposition of Restricted Notes," treating the reference therein to the restricted notes as a reference to the old JII notes.


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

      Interest and OID on the Restricted Notes. Payments of interest and amounts attributable to OID on the restricted notes by the Issuers or any paying agent to a Non U.S. Holder will not be subject to U.S. federal withholding tax, provided that (i) such Non U.S. Holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of JII or JII Finance entitled to vote; (ii) such Non U.S. Holder is not, for U.S. federal income tax purposes, a controlled foreign corporation related, directly or indirectly, to JII or JII Finance through stock ownership; (iii) such Non U.S. Holder is not a bank receiving interest described in section 881(c)(3)(A) of the Code; and (iv) certain certification requirements (summarized below) are met (the "Portfolio Interest Exemption"). If a Non U.S. Holder of a restricted note is engaged in a trade or business in the United States, and if interest or OID on such restricted note is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a U.S. permanent establishment maintained by the Non U.S. Holder) the Non U.S. Holder, although exempt from U.S. withholding tax, will generally be subject to regular U.S. income tax on such interest or OID in the manner described above with respect to holders generally. In addition, if such Non U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest or OID on a restricted note will be included in the earnings and profits of such Non U.S. Holder if such interest or OID is effectively connected with the conduct by the Non U.S. Holder of a trade or business in the United States.



       A payment of interest or OID on a restricted note made to a Non-U.S. Holder generally will qualify for the Portfolio Interest Exemption or, as the case may be, the exception from withholding for income effectively connected with the conduct of a trade or business in the United States if, at the time such payment is made, the withholding agent holds a valid Form W 8BEN or Form W-8ECI, respectively (or an acceptable substitute form), from the Non-U.S. Holder and can reliably associate such payment with such Form W 8BEN or W-8ECI. In addition, under certain circumstances, a withholding agent is allowed to rely on Form W 8BEN (or an acceptable substitute form) furnished by a financial institution or other intermediary on behalf of one or more Non-U.S. Holders (or other intermediaries) without having to obtain copies of the Non-U.S. Holder's Form W 8BEN (or substitute thereof), provided that the financial institution or intermediary has entered into a withholding agreement with the Internal Revenue Service and thus is a "qualified intermediary," and may not be required to withhold on payments made to certain other intermediaries if certain conditions are met.



      Disposition of Restricted Notes. Under current law, a Non U.S. Holder of restricted notes generally will not be subject to U.S. federal income tax on any gain recognized on the sale, exchange or other disposition of such restricted notes unless (i) the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder in the United States (and, if certain tax treaties apply, is attributable to a U.S. permanent establishment maintained by the Non U.S. Holder); (ii) the Non U.S. Holder is an individual who holds the restricted notes as a capital asset, is present in the United States for 183 days or more in the taxable year of the disposition and either (a) such individual has a U.S. "tax home" (as defined for U.S. federal income tax purposes) or (b) the gain is attributable to an office or other fixed place of business maintained in the United States by such individual; or (iii) the Non U.S. Holder is subject to tax pursuant to the Code provisions applicable to certain U.S. expatriates. In the case of a Non U.S. Holder that is described under clauses (i), (ii) and, in some cases, (iii) above, its gain will be subject to the U.S. federal income tax on net income and, in addition, if such Non U.S. Holder is a foreign corporation, it may be subject to the branch profits tax as described above. An individual Non U.S. Holder that is described under clause (ii) above will be subject to a flat 30% tax on gain derived from the sale, which may be offset by U.S. capital losses (notwithstanding the fact that he or she is not considered a U.S. resident). Thus, individual Non U.S. Holders who have spent 183 days or more in the United States in the taxable year in which they contemplate a sale of a restricted note are urged to consult their tax advisors as to the tax consequences of such sale.

      Estate Tax Consequences. Restricted notes beneficially owned by an individual who at the time of death is not a U.S. citizen or resident (as specially defined for U.S. federal estate tax purposes) will not be subject to U.S. federal estate tax as a result of such individual's death, provided that, at the time of such individual's death, the income from the restricted notes was not or would not have been effectively connected with the conduct by such individual of a trade or business within the United States and that such individual qualified for the exemption from U.S. federal withholding tax (without regard to the certification requirements) on interest that is described above under " -- Interest and OID on the Restricted Notes."


      Backup Withholding and Information Reporting. Information reporting on Form 1099 and backup withholding at a current rate of 28% will not apply to payments of principal and interest (including OID) made by the Issuers or a paying agent to a Non-U.S. Holder on restricted notes if the certification described above under "Information Reporting and Backup Withholding" is received, provided that the payor does not have actual knowledge that the Non-U.S. Holder is a U.S. person. However, interest (including OID) may be required to be reported annually on Form 1042S.


       Payments of the proceeds from the sale by a holder that is a Non-U.S. Holder of a restricted note made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes, the U.S. branch of a foreign bank or a foreign insurance company, a foreign partnership controlled by U.S. persons or engaged in a U.S. trade or business, or a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period, information reporting may apply to such payments. Payments of the proceeds from the sale of a restricted note through the U.S. office of a broker is subject to information reporting and backup withholding unless the Non-U.S. Holder certifies as to its non-U.S. status or otherwise establishes an exemption from information reporting and backup withholding.


                                  LEGAL MATTERS

      The validity of the notes and the guarantees will be passed upon for JII Holdings, LLC, JII Holdings Finance Corporation and the Guarantors by Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois.

                                     EXPERTS

      The consolidated financial statements of Jordan Industries, Inc. at December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION


      We have filed with the Commission the registration statement pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the new notes being offered hereby. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Issuers, JII and the new notes, reference is hereby made to the registration statement. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in the registration statement are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.



      JII files reports and other information with the SEC under the Exchange Act. You may read and copy that information at the SEC's Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 25049. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The SEC also maintains a world wide web site on the Internet that contains reports and other information about issuers, including JII, that file electronically with the SEC. The address of that site is http://www.sec.gov.



      JII Holdings and JII Finance do not file reports with the SEC. Instead, as permitted by SEC rules and regulations, JII includes a consolidating footnote in the financial statements it files with the SEC that includes certain financial information regarding JII Holdings and JII Finance.

                              FINANCIAL STATEMENTS

                                                                                                               Page No.
                                                                                                               -------
Report of Independent Registered Public Accounting Firm......................................................    F-2

Consolidated Balance Sheets as of December 31, 2003 and 2002.................................................    F-3

Consolidated Statements of Operations for the years ended December 31,
2003, 2002, and 2001.........................................................................................    F-4

Consolidated Statements of Changes in Shareholder's Equity (NetCapital Deficiency) for the years ended
December 31, 2003, 2002 and 2001.............................................................................    F-5

Consolidated Statements of Cash Flows for the years ended December 31, 2003, 2002, and 2001..................    F-6

Notes to Consolidated Financial Statements...................................................................    F-8

Condensed Consolidated Balance Sheet as of March 31, 2004 (unaudited)........................................   F-40

Condensed Consolidated Statements of Operations for the three months ended March 31, 2004 and 2003
(unaudited)..................................................................................................   F-41

Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2004 and 2003
(unaudited)..................................................................................................   F-42

Notes to Condensed Consolidated Financial Statements (unaudited).............................................   F-43

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
Jordan Industries, Inc.

      We have audited the accompanying consolidated balance sheets of Jordan Industries, Inc. as of December 31, 2003 and 2002 and the related consolidated statements of operations, shareholder's equity (net capital deficiency), and cash flows for each of the three years in the period ended December 31, 2003. Our audits also included the financial statement schedule listed in the Index at
Item 15(a). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Jordan Industries, Inc. at December 31, 2003 and 2002, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2003, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

      In 2002, as discussed in Note 3, the Company changed its method of accounting for goodwill to conform with Financial Accounting Standards Board Statement No. 142.

/s/ ERNST & YOUNG LLP

Chicago, Illinois
March 12, 2004
except for Notes 22 and 23
as to which the date
is June 14, 2004

                             JORDAN INDUSTRIES, INC.
                           CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                         DECEMBER 31,
                                                                     ----------------------
                                                                       2003         2002
                                                                     ---------    ---------
ASSETS

Current assets:
     Cash and cash equivalents ...................................   $  16,173    $  19,929
     Accounts receivable, net of allowance of
     $7,374 and $6,360 in 2003 and 2002, respectively ............     101,860       95,971
     Inventories .................................................     126,504      127,762
     Net assets of discontinued operations .......................       6,292       14,992
     Income tax receivable .......................................       5,637        3,745
     Prepaid expenses and other current assets ...................      27,327       24,188
                                                                     ---------    ---------
          Total current assets ...................................     283,793      286,587
Property, plant and equipment, net ...............................      89,956       97,547
Investments in and advances to affiliates ........................      46,664       42,353
Goodwill, net ....................................................     247,900      245,351
Other assets .....................................................      24,155       30,214
                                                                     ---------    ---------
     Total Assets ................................................   $ 692,468    $ 702,052
                                                                     =========    =========

LIABILITIES AND SHAREHOLDER'S EQUITY
(NET CAPITAL DEFICIENCY)

Current liabilities:
     Accounts payable ............................................   $  54,001    $  54,338
     Accrued liabilities .........................................      86,667       77,103
     Current portion of long-term debt ...........................      20,087       34,893
                                                                     ---------    ---------
          Total current liabilities ..............................     160,755      166,334
Long-term debt ...................................................     728,124      715,516
Other non-current liabilities ....................................      14,587       14,484
Deferred income taxes ............................................       8,198        2,904
Minority interest ................................................         472          278
Preferred stock of a subsidiary ..................................       2,535        2,342
Shareholder's equity (net capital deficiency):....................
Common stock $.01 par value: authorized - 100,000 shares;
issued and outstanding - 98,501 shares ...........................           1            1
Additional paid-in capital .......................................       2,116        2,116
Accumulated other comprehensive loss .............................      (1,012)     (11,877)
Accumulated deficit ..............................................    (223,308)    (190,046)
                                                                     ---------    ---------
Total shareholder's equity (net capital deficiency) ..............    (222,203)    (199,806)
                                                                     ---------    ---------
Total Liabilities and Shareholder's Equity
     (Net Capital Deficiency) ....................................   $ 692,468    $ 702,052
                                                                     =========    =========

                             See accompanying notes.

                             JORDAN INDUSTRIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

                                                                                       YEAR ENDED DECEMBER 31,
                                                                                 -----------------------------------
                                                                                   2003         2002         2001
                                                                                 ---------    ---------    ---------
Net sales                                                                        $ 668,096    $ 667,737    $ 667,785
Cost of sales, excluding depreciation                                              448,099      428,973      426,969
Selling, general, and administrative expense, excluding depreciation               154,891      158,946      154,808
Depreciation .................................................................      20,328       21,750       22,488
Amortization of goodwill and other intangibles ...............................         497        1,694       15,440
Impairment loss ..............................................................         696            -            -
Management fees and other ....................................................         419        9,296       17,637
                                                                                 ---------    ---------    ---------
Operating income .............................................................      43,166       47,078       30,443
                                                                                 ---------    ---------    ---------
Other (income) and expenses:
    Interest expense .........................................................      83,215       89,332       91,313
    Interest income ..........................................................      (1,353)      (1,249)        (791)
    Gain on extinguishment of long-term debt .................................           -      (88,882)           -
    Gain on deconsolidation of liquidated subsidiary .........................           -       (1,888)           -
    Loss on sale of subsidiaries .............................................         401          518            -
    Other, net ...............................................................      (9,234)      (3,950)       2,167
                                                                                 ---------    ---------    ---------
                                                                                    73,029       (6,119)      92,689
                                                                                 ---------    ---------    ---------
(Loss) income from continuing operations before income taxes, minority interest and cumulative effect of change in accounting
principle ....................................................................     (29,863)      53,197      (62,246)
Provision (benefit) for income taxes .........................................       8,473       29,976       (5,323)
                                                                                 ---------    ---------    ---------
(Loss) income from continuing operations before minority interest and
cumulative effect of change in accounting principle ..........................     (38,336)      23,221      (56,923)
Minority interest ............................................................         193          274         (406)
                                                                                 ---------    ---------    ---------
(Loss) income from continuing operations before cumulative effect of
change in accounting principle ...............................................     (38,529)      22,947      (56,517)
Loss from discontinued operations, net of tax ................................      (2,730)        (299)      (1,755)
Gain on sale of discontinued operations, net of tax ..........................       8,190           --           --
                                                                                 ---------    ---------    ---------
(Loss) income before cumulative effect of change in accounting
principle ....................................................................     (33,069)      22,648      (58,272)
Cumulative effect of change in accounting principle, net of tax ..............           -      (87,065)           -
                                                                                 ---------    ---------    ---------
Net loss .....................................................................   $ (33,069)   $ (64,417)   $ (58,272)
                                                                                 =========    =========    =========

                             See accompanying notes.

                             JORDAN INDUSTRIES, INC.
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY
                            (NET CAPITAL DEFICIENCY)
                             (DOLLARS IN THOUSANDS)

                                                COMMON STOCK
                                            -------------------
                                                                             ACCUMULATED
                                            NUMBER               ADDITIONAL    OTHER
                                              OF                   PAID-IN  COMPREHENSIVE ACCUMULATED
                                            SHARES      AMOUNT     CAPITAL  INCOME (LOSS)   DEFICIT       TOTAL
                                            ------    ---------  ---------- ------------- -----------   ---------
Balance at December 31, 2000                98,501    $       1   $   2,116   $ (16,641)   $ (67,486)   $ (82,010)
Non-cash dividends on
  preferred stock of subsidiary                  -            -           -           -         (166)        (166)
Comprehensive income(loss):
Translation                                      -            -           -       1,972            -        1,972
Minimum pension liability
  adjustment                                     -            -           -        (580)           -         (580)
Net loss                                         -            -           -           -      (58,272)     (58,272)
                                                                                                        ---------
Total comprehensive loss                                                                                  (56,880)
                                            ------    ---------   ---------   ---------    ---------    ---------
Balance at December 31, 2001                98,501    $       1   $   2,116   $ (15,249)   $(125,924)   $(139,056)
Non-cash dividends on
  preferred stock of subsidiary                  -            -           -           -         (178)        (178)
Gain on sale of subsidiary to
  an affiliate                                   -            -           -           -          473          473
Comprehensive income(loss):
Translation                                      -            -           -       6,107            -        6,107
Minimum pension liability
  adjustment                                     -            -           -      (2,735)           -       (2,735)
Net loss                                         -            -           -           -      (64,417)     (64,417)
                                                                                                        ---------
Total comprehensive loss                                                                                  (61,045)
                                            ------    ---------   ---------   ---------    ---------    ---------
Balance at December 31, 2002                98,501    $       1   $   2,116   $ (11,877)   $(190,046)   $(199,806)
Non-cash dividends on
  preferred stock of subsidiary                  -            -           -           -         (193)        (193)
Comprehensive income(loss):
Translation                                      -            -           -      10,437            -       10,437
Minimum pension liability
  adjustment                                     -            -           -         428            -          428
Net loss                                         -            -           -           -      (33,069)     (33,069)
                                                                                                        ---------
Total comprehensive loss                                                                                  (22,204)
                                            ------    ---------   ---------   ---------    ---------    ---------
Balance at December 31, 2003                98,501    $       1   $   2,116   $  (1,012)   $(223,308)   $(222,203)
                                            ======    =========   =========   =========    =========    =========

                             See accompanying notes.

                             JORDAN INDUSTRIES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                   YEAR ENDED DECEMBER 31,
                                                                               --------------------------------
                                                                                 2003        2002        2001
                                                                               --------    --------    --------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss ...................................................................   $(33,069)   $(64,417)   $(58,272)
Adjustments to reconcile net loss to net cash (used in)
     provided by operating activities:
     Cumulative effect of accounting change ................................          -      87,065           -
     Gain on early extinguishment of debt ..................................          -     (52,518)          -
     Gain on deconsolidation of liquidated subsidiary ......................          -      (1,888)          -
     Write-down of assets held for sale ....................................          -       1,800           -
     (Gain)/loss on sale of subsidiaries ...................................     (7,789)        518           -
     (Gain)/loss on disposal of fixed assets ...............................     (3,711)     (1,238)      1,652
     Impairment loss .......................................................        696           -           -
     Amortization of deferred financing costs ..............................      6,196       6,193       4,666
     Depreciation and amortization .........................................     20,825      23,444      37,928
     Deferred income taxes .................................................      5,294      11,004       3,752
     Minority interest .....................................................        193         274        (406)
     Non-cash interest expense .............................................         26       6,145      22,642
Changes in operating assets and liabilities (net of
acquisitions and dispositions):
     Accounts receivable ...................................................     (5,889)      2,533      11,160
     Inventories ...........................................................        502      (5,452)      3,899
     Prepaid expenses and other current assets .............................     (5,030)     23,390     (12,215)
     Non-current assets ....................................................     (3,321)     (1,988)        552
     Accounts payable and accrued liabilities ..............................      9,739     (10,404)         14
     Advance deposits ......................................................          -        (257)       (103)
     Non-current liabilities ...............................................        531       3,433      12,642
     Change in net assets of discontinued operations .......................      7,491      (1,766)        893
     Other .................................................................     (4,334)     (4,718)       (116)
                                                                               --------    --------    --------
Net cash (used in) provided by operating activities ........................    (11,650)     21,153      28,688

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of fixed assets .........................................      3,845       3,242       1,391
Capital expenditures .......................................................    (10,536)    (13,119)    (11,231)
Acquisitions of subsidiaries ...............................................          -      (9,503)    (12,384)
Additional purchase price payments .........................................       (750)     (1,002)       (260)
Cash acquired in purchase of subsidiaries ..................................          -         788          14
Proceeds from sale of subsidiaries .........................................     10,078           -      16,663
Investments in affiliates ..................................................          -           -        (161)
                                                                               --------    --------    --------
Net cash provided by (used in) investing activities ........................   $  2,637    $(19,594)   $ (5,968)

                         (CONTINUED ON FOLLOWING PAGE.)
                             SEE ACCOMPANYING NOTES.

                             JORDAN INDUSTRIES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)
                                   (CONTINUED)

                                                                          YEAR ENDED DECEMBER 31,
                                                                     --------------------------------
                                                                       2003        2002        2001
                                                                     --------    --------    --------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds of debt issuance - Kinetek ..............................          -    $ 20,456        $  -
Repurchase of 2009 Debentures ....................................          -     (31,360)          -
Proceeds from (payments on) revolving credit facilities, net .....     11,802       6,833      (1,265)
Payment of deferred financing costs ..............................       (150)     (1,891)     (6,047)
Payment of long-term debt ........................................    (15,441)     (8,134)    (10,261)
Proceeds from other borrowings ...................................      2,849       3,472           -
                                                                     --------    --------    --------
Net cash used in financing activities ............................       (940)    (10,624)    (17,573)
Effect of exchange rate changes on cash ..........................      6,197       3,261        (840)
                                                                     --------    --------    --------
Net (decrease) increase in cash and cash equivalents .............     (3,756)     (5,804)      4,307
Cash and cash equivalents at beginning of year ...................     19,929      25,733      21,426
                                                                     --------    --------    --------
Cash and cash equivalents at end of year .........................   $ 16,173    $ 19,929    $ 25,733
                                                                     ========    ========    ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
     Interest ....................................................   $ 75,831    $ 70,249    $ 63,596
     Income taxes, net ...........................................   $  5,883    $  3,699    $  4,555
Non-cash investing activities:
     Capital leases ..............................................   $    781    $    845    $  1,911

                             SEE ACCOMPANYING NOTES.

                             JORDAN INDUSTRIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

NOTE 1 - ORGANIZATION

      The Company's business is divided into five groups. The Specialty Printing and Labeling group consists of Valmark Industries, Inc. ("Valmark"), Pamco Printed Tape and Label Co., Inc. ("Pamco") and Seaboard Folding Box, Inc. ("Seaboard"). The Jordan Specialty Plastics group consists of Beemak Plastics, Inc. ("Beemak"), Sate-Lite Manufacturing Company ("Sate-Lite"), and Deflecto Corporation ("Deflecto"). The Jordan Auto Aftermarket group consists of Dacco Incorporated ("Dacco"), Alma Products Company ("Alma") and Atco Products ("Atco"). The Kinetek group consists of The Imperial Electric Company ("Imperial") and its subsidiary, Gear Research, Inc. ("Gear"), Merkle-Korff Industries, Inc. ("Merkle-Korff"), FIR Group Companies ("FIR"), Electrical Design & Control ("ED&C"), Motion Control Engineering ("Motion Control"), Advanced D.C. Motors ("Advanced DC") and Shunde De Sheng Electric Motor Co., Ltd. ("De Sheng"). The remaining businesses comprise the Company's Consumer and Industrial Products group. This group consists of Welcome Home LLC and its two divisions Cape Craftsmen, Inc. ("Cape") and Welcome Home, Inc. ("Welcome Home"), Cho-Pat, Inc. ("Cho-Pat"), and GramTel Communications, Inc. ("GramTel"). All of the foregoing corporations are collectively referred to herein as the "Subsidiaries", and individually as a "Subsidiary."

      All of the Subsidiaries, exclusive of the Kinetek subsidiaries, are classified as Restricted Subsidiaries ("Restricted Subsidiaries") for purposes of certain of the Company's debt instruments.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation

      The consolidated financial statements include the accounts of the Company and the Subsidiaries. All significant intercompany balances and transactions have been eliminated. Operations of certain subsidiaries outside the United States are included for the period ended two months prior to the Company's year-end and interim periods to ensure timely preparation of the consolidated financial statements.

Cash and cash equivalents

      The Company considers all highly liquid investments purchased with an initial maturity of three months or less to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

      The Company carries its accounts receivable at their face amounts less an allowance for doubtful accounts. Allowances for doubtful accounts are estimated at the individual operating companies based on estimates of losses on customer receivable balances. Estimates are developed by using standard quantitative measures based on historical losses, adjusting for current economic conditions and, in some cases, evaluating specific customer accounts for risk of loss.

Inventories

      Inventories are stated at lower of cost or market. Inventories are primarily valued at either average or first-in, first-out (FIFO) cost.

Goodwill and Other Long-Lived Assets

      Through 2001, goodwill was amortized using the straight-line method over a period of 3 to 40 years. On January 1, 2002, the Company adopted SFAS No. 142, Goodwill and Other Intangible Assets. Under the new rules, goodwill is no longer amortized but is subject to annual impairment tests. See Note 3 for additional details.

      Other long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the related asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to future undiscounted cash flows expected to be generated by the asset. If the asset is determined to be impaired, the impairment recognized is measured by the amount by which the carrying value of the asset exceeds its fair value.

Property, Plant and Equipment

      Property, plant and equipment are stated at cost, less accumulated depreciation. Depreciation and amortization of property, plant and equipment is calculated over the estimated useful lives, or over the lives of the underlying leases, if less, using the straight-line method. Amortization of leasehold improvements and assets under capital leases is included in depreciation expense.

      The useful lives of plant and equipment for the purpose of computing book depreciation are as follows:

Machinery and equipment       3-10 years
Buildings and improvements    5-35 years
Furniture and fixtures        3-10 years

Income taxes

      Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences reverse. The Company has not provided for U.S. Federal and State income taxes on undistributed earnings of foreign subsidiaries ($19,418 at December 31, 2003) to the extent the undistributed earnings are considered to be permanently reinvested.

Deferred Financing Fees

      Deferred financing costs amounting to $19,441 and $25,487 net of accumulated amortization of $39,885, and $33,689 at December 31, 2003 and 2002, respectively, are amortized using the straight-line method, over the terms of the loans or, if shorter, the period such loans are expected to be outstanding. Deferred financing costs are included in "other assets" on the balance sheet.

Revenue recognition

      The Company's revenue is derived primarily from product sales. Revenue is recognized in accordance with the terms of the sale, primarily upon shipment to customers, once the sales price is fixed or determinable, and collectibility is reasonably assured.

Shipping and Handling Costs

      Shipping and handling costs are classified in cost of goods sold in the statements of operations.

Derivative Financial Instruments

      The Company recognizes derivative instruments as either assets or liabilities in the balance sheet at fair value. The accounting for changes in fair value (i.e. gains or losses) of a derivative financial instrument depends on whether it has been designated and whether it qualifies as part of an effective hedging relationship and, further, on the type of hedging relationship. The fair value of derivative financial instruments was not significant as of December 31, 2003 and 2002.

Use of estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Concentration of credit risk

      Financial instruments which potentially subject the Company to a concentration of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company deposits cash and cash equivalents with high quality financial institutions, and is restricted by its revolving credit facilities as to its investment instruments. Concentration of credit risk relating to accounts receivable is limited due to the large number of customers from many different industries and locations. The Company believes that its allowance for doubtful accounts is adequate to cover potential credit risk.

         At December 31, 2003 and 2002 the Company had approximately $18,468 and $16,323, respectively, of investments in Russia related to unsecured advances made to two affiliates (see Note 7). The Company will continue to monitor the underlying economics of doing business in this region, but currently believes that such amounts are fully recoverable.

Foreign currency translation

      The functional currencies of the Company's foreign operations are the local currencies. Accordingly, assets and liabilities of the Company's foreign operations are translated from foreign currencies into U.S. dollars at the exchange rates in effect at the balance sheet date while income and expenses are translated at the weighted-average exchange rates for the year. Adjustments resulting from the translation of foreign currency financial statements are classified as a separate component of shareholder's equity. The accumulated balance in other comprehensive income pertaining to foreign currency translation was $1,876 as of December 31, 2003.

Reclassifications

      Certain amounts in the prior year financial statements have been reclassified to conform to the current year presentation.

New Accounting Pronouncements

      In January 2003, the FASB issued Interpretation No. 46 (FIN 46), "Consolidation of Variable Interest Entities - An Interpretation of Accounting Research Bulletin (ARB) No. 51." This interpretation provides guidance on how to identify variable interest entities and how to determine whether or not those entities should be consolidated. The Company is required to apply FIN 46 by March 31, 2005, for entities which were created before February 1, 2003. The adoption of FIN 46 was immediate for variable interest entities created after January 31, 2003. The Company has not created any significant variable interest entities since January 31, 2003. The Company is evaluating its interests in entities created before February 1, 2003, but does not expect adoption of FIN 46 to have a material effect on the financial statements.

NOTE 3 - GOODWILL

      The Company adopted SFAS No. 142, Goodwill and Other Intangible Assets, on January 1, 2002 and completed the transitional impairment review of its reporting units during the second quarter of 2002, resulting in a non-cash pretax charge of $108,595 ($87,065 after-tax). This charge was recorded as a cumulative effect of a change in accounting principle effective January 1, 2002. The impairment charge recorded in connection with the adoption related to the acquisitions of JII Promotions, Valmark, and Pamco in the Specialty Printing and Labeling group, Sate-Lite and Beemak in the Jordan Specialty Plastics group, Alma in the Jordan Auto Aftermarket group, FIR and the L'Europa product line in the Kinetek group and Online Environs in the Consumer and Industrial Products group. During the fourth quarter of 2002, the Company performed its annual impairment review which resulted in no impairment.

      The Company determines the fair value of each reporting unit using a discounted cash flow approach taking into consideration projections based on the individual characteristics of the reporting units, historical trends and market multiples for comparable businesses. The Company is required to complete impairment reviews of its subsidiaries on at least an annual basis. In the fourth quarter of 2003, the annual impairment review resulted in a non-cash pre-tax charge of $696 related to the acquisition of Cho-Pat, which is part of the Consumer and Industrial Products group. This charge is included in "impairment loss" in the Company's statement of operations. The resulting impairment is primarily attributable to a change in the evaluation criteria for goodwill utilized under previous accounting guidance, to the fair value approach stipulated in SFAS No. 142.

      Net loss adjusted to exclude goodwill amortization expense, would have been ($47,571) for the year ended December 31, 2001.

      The changes in the carrying amount of goodwill by operating segment for the year ended December 31, 2003 were as follows:

                                 SPECIALTY                                                  CONSUMER
                                 PRINTING       JORDAN                                          &
                                    &          SPECIALTY      JORDAN AUTO                   INDUSTRIAL
                                 LABELING       PLASTICS      AFTERMARKET      KINETEK       PRODUCTS        CONSOLIDATED
                                 --------       --------      -----------      -------       --------        ------------
Balance as of January 1, 2002    $ 43,389      $  41,253      $   64,737       $194,622      $ 14,969          $358,970
Acquisition of Subsidiary               -              -               -          2,142             -             2,142
Additional Purchase Price
    Payments and
    Adjustments                      (312)           674            (411)          (414)          739               276
Sale of Subsidiaries                    -              -               -              -        (9,892)           (9,892)
Impairment loss                   (31,653)        (6,694)        (43,464)       (21,992)       (4,792)         (108,595)
Foreign exchange                        -              -               -          2,450             -             2,450
                                 --------      ---------      ----------       --------      --------        ----------
Balance as of January 1, 2003      11,424         35,233          20,862        176,808         1,024           245,351
Additional Purchase Price
    Payments and
    Adjustments                        12            460               -             63             -               535
Impairment loss                         -              -               -              -          (696)             (696)
Foreign exchange                        -          1,481               -          1,229             -             2,710
                                 --------      ---------      ----------       --------      --------        ----------
Balance at
     December 31, 2003           $ 11,436      $  37,174      $   20,862       $178,100      $    328          $247,900
                                 ========      =========      ==========       ========      ========        ==========

      Goodwill at December 31, 2003 is net of accumulated amortization of $91,221.

NOTE 4 -INVESTMENTS IN JAAI, JSP, AND M&G HOLDINGS

JAAI

      During 1999, the Company completed the recapitalization of Jordan Auto Aftermarket, Inc. ("JAAI"). As a result of the recapitalization, certain of the Company's affiliates and JAAI management own substantially all of the JAAI common stock and the Company's investment in JAAI is represented solely by the Cumulative Preferred Stock of JAAI. The JAAI Cumulative Preferred Stock controls over 97.5% of the combined voting power of JAAI capital stock outstanding and accretes at plus or minus 97.5% of the cumulative JAAI net income or net loss, as the case may be, through the earlier of an Early Redemption Event (as defined) or the fifth anniversary of issuance (unless redemption is prohibited by a JAAI or Company debt covenant).

      The Company recapitalized JAAI in order to establish JAAI as a more independent, stand-alone, industry-focused company. The Company continues to consolidate JAAI and its subsidiaries, for financial reporting purposes, as subsidiaries of the Company. The Company's consolidation of the results of JAAI will be discontinued upon redemption of the JAAI Cumulative Preferred Stock, or at such time as the JAAI Cumulative Preferred Stock ceases to represent at least a majority of the voting power and a majority share in the earnings of JAAI and its subsidiaries. The JAAI Cumulative Preferred Stock is mandatorily redeemable upon certain events and is redeemable at the option of JAAI, in whole or in part, at any time.

JSP

      During 1998, the Company recapitalized Jordan Specialty Plastics, Inc. ("JSP"). As a result of the recapitalization, certain of the Company's affiliates and JSP management own substantially all of the

JSP common stock and the Company's investment in JSP is represented solely by the Cumulative Preferred Stock of JSP. The JSP Cumulative Preferred Stock controls over 97.5% of the combined voting power of JSP capital stock outstanding and accretes at plus or minus 97.5% of the cumulative JSP net income or net loss, as the case may be, through the earlier of an Early Redemption Event (as defined) or the fifth anniversary of issuance (unless redemption is prohibited by a JSP or Company debt covenant). After the fifth anniversary date, the JSP Cumulative Preferred Stock no longer shares in the net income or loss of JSP.

      The Company continues to consolidate JSP and its subsidiaries, for financial reporting purposes, as subsidiaries of the Company. The Company's consolidation of the results of JSP will be discontinued upon redemption of the JSP Cumulative Preferred Stock, or at such time as the JSP Cumulative Preferred Stock ceases to represent at least a majority of the voting power and a majority share in the earnings of JSP and its subsidiaries. The JSP Cumulative Preferred Stock is mandatorily redeemable upon certain events and is redeemable at the option of JSP, in whole or in part, at any time.

M&G Holdings

      Motors and Gears Holdings, Inc., ("M&G Holdings" or "M&G") along with its wholly-owned subsidiary, Kinetek, Inc. ("Kinetek") (formerly Motors and Gears, Inc.), was formed to combine a group of companies engaged in the manufacturing and sale of fractional and sub-fractional motors and gear motors primarily to customers located throughout the United States and Europe.

      On May 16, 1997, the Company participated in a recapitalization of M&G Holdings. In connection with the May 16, 1997 recapitalization, M&G Holdings issued 16,250 shares of M&G Holdings common stock (representing approximately 82.5% of the outstanding shares of M&G Holdings common stock) to certain stockholders and affiliates of the Company and M&G Holdings management for total consideration of $2,200 (of which $1,110 was paid in cash and $1,090 was paid through delivery of 8.0% zero coupon notes due 2007). The Company's investment in M&G Holdings was represented solely by the Cumulative Preferred Stock of M&G Holdings (the "M&G Holdings Junior Preferred Stock"). The M&G Holdings Junior Preferred Stock represented 82.5% of M&G Holdings' stockholder voting rights and 80% of M&G Holdings' net income or loss was accretable to the M&G Holdings Junior Preferred Stock. The Company obtained an independent opinion as to the fairness, from a financial point of view, of the recapitalization to the Company and its public bondholders. The M&G Holdings Junior Preferred Stock was scheduled to discontinue its participation in M&G Holdings' earnings on the fifth anniversary of issuance but was extended to the sixth anniversary.

      On December 12, 2002, the Company participated in another recapitalization of M&G Holdings. At that time, 20,000 shares of authorized M&G Holdings common stock were reclassified as 20,000 shares of Class B Common Stock and the M&G Holdings Junior Preferred Stock was reclassified as 80,000 shares of Class A Common Stock. The Class A Common Stock has a liquidation preference of $46,800, is entitled to a cumulative preferential dividend of 6% per annum, and after the preference is satisfied, each share of Class A Common Stock participates on a pro rata basis with each share of Class B Common Stock. Each share of Class A Common Stock and each share of Class B Common Stock are entitled to one vote. After the recapitalization, M&G Holdings will continue to remain a consolidated subsidiary of the Company.

NOTE 5 - INVENTORIES

      Inventories consist of:

                                                                    DEC. 31, 2003             DEC. 31, 2002
                                                                    -------------             -------------
Raw Materials..........................................             $      54,588             $      51,576
Work-in-process........................................                    17,652                    19,877
Finished goods.........................................                    54,264                    56,309
                                                                    -------------             -------------
                                                                    $     126,504             $     127,762
                                                                    =============             =============

NOTE 6- PROPERTY, PLANT AND EQUIPMENT

      Property, plant and equipment, at cost, consists of:

                                                                   DEC. 31, 2003              DEC. 31, 2002
                                                                   -------------              -------------
Land...................................................             $     13,333               $    12,472
Machinery and equipment................................                  152,018                   142,768
Buildings and improvements.............................                   36,774                    33,861
Furniture and fixtures.................................                   54,111                    60,699
                                                                    ------------               -----------
                                                                         256,236                   249,800

Accumulated depreciation and amortization...................            (166,280)                 (152,253)
                                                                    ------------               -----------
                                                                    $     89,956               $    97,547
                                                                    ============               ===========

NOTE 7 - INVESTMENTS IN AND ADVANCES TO AFFILIATES

      As of December 31, 2002 and 2003 the Company had $16,323 and $18,468, respectively, of unsecured advances due from JIR Broadcast, Inc. and JIR Paging, Inc. The Chief Executive Officer of each of these companies is Mr. Quinn and its stockholders include Messrs. Jordan, Quinn, Zalaznick and Boucher, who are directors and stockholders of the Company as well as other partners, principals and associates of The Jordan Company who are also stockholders of the Company. These companies are engaged in the development of businesses in Russia, including the broadcast and paging sectors.

      In November 1998, the Company, through Kinetek, invested $5,585 in Class A Preferred Units and $1,700 in Class B Preferred Units of JZ International, LLC. In April 2000, the Company, through Kinetek, invested an additional $5,059 in Class A Preferred Units of JZ International, LLC. This increased the Company's investment in JZ International to $12,344 at December 31, 2003. JZ International's Chief Executive Officer is David W. Zalaznick, and its members include Messrs. Jordan, Quinn, Zalaznick and Boucher, who are directors and stockholders of the Company, as well as other members. JZ International is focused on making European and other international investments.

      Through December 17, 2002, the Company had made unsecured advances of approximately $11,201 to ISMG, an Internet services provider with approximately 93,000 customers. ISMG stockholders were Messrs. Jordan, Quinn, Zalaznick and Boucher, who are directors and stockholders of the Company as well as other partners, principals, and associates of The Jordan Company who are stockholders of the Company. The Company also owned $1,000 of ISMG's 5% mandatorily redeemable cumulative preferred stock and 5% of the common stock of ISMG, with the remainder owned by the Company's stockholders and management of ISMG. On December 17, 2002, the Company sold its investments in ISMG for a nominal amount.

      Effective January 1, 2002, the Company sold its subsidiary, JI Flavor & Fragrance, Inc., to FFG Industries, Inc., or FFG, for a $10,100 note. FFG's Chief Executive Officer is Mr. Quinn and its stockholders include Messrs. Jordan, Quinn, Zalaznick and Boucher, who are directors and stockholders of the Company as well as other partners, principals, and associates of The Jordan Company who are stockholders of the Company. JI Flavor & Fragrance, Inc. is a developer and compounder of flavors for use in beverages of all kinds, including coffee, tea, juices and cordials, as well as bakery products, ice cream and dairy products. JI Flavor & Fragrance, Inc. was a part of the Consumer & Industrial Products segment prior to its disposal.

      As of December 31, 2001, 2002 and 2003, the Company had $0, $814 and $2,162, respectively, of net unsecured advances due from Healthcare Products Holdings, Inc. Healthcare Products Holdings' Chief Executive Officer is Mr. Quinn, and its stockholders include Messrs. Jordan, Quinn, Zalaznick and Boucher, who are the Company's directors and stockholders, as well as other partners, principals and associates of The Jordan Company who are also the Company's stockholders.

      The Company has a 20% limited partnership interest in a partnership that was formed during 2000 for the purpose of making equity investments primarily in datacom/telecom infrastructure and software, e-commerce products and services, and other Internet-related companies. The Company has a $10,000 capital commitment, of which $2,984 and $2,640 was contributed as of December 31, 2003 and 2002, respectively. In addition, the Company funded $1,015 in promissory notes to the partnership for working capital needs. The Company is accounting for this investment using the equity method of accounting. Certain stockholders of the Company are also stockholders in the general partner of the partnership. The Company has an agreement with the partnership to provide management services to the partnership for annual fees of 1.25% and 1.875% of total partnership committed capital of $50,000 for 2003 and 2002, respectively.

      See Note 14 for additional discussion of related party transactions.

NOTE 8 - ACCRUED LIABILITIES

      Accrued liabilities consist of:

                                                                            DEC. 31, 2003    DEC. 31, 2002
                                                                            -------------    -------------
Accrued vacation...................................................           $    2,646       $    2,362
Accrued income taxes...............................................                7,685            1,779
Accrued other taxes................................................                1,923            1,795
Accrued commissions................................................                2,802            2,839
Accrued interest payable...........................................               19,272           20,482
Accrued payroll and payroll taxes..................................                5,023            4,407
Accrued rebates....................................................                4,012            3,083
Accrued medical & worker's compensation............................               13,605           11,081
Accrued management fees............................................                9,605            8,429
Accrued other expenses.............................................               20,094           20,846
                                                                              ----------       ----------
                                                                              $   86,667       $   77,103
                                                                              ==========       ==========

NOTE 9 - OPERATING LEASES

      Certain subsidiaries lease land, buildings, and equipment under non-cancelable operating leases.

      Total minimum rental commitments under non-cancelable operating leases at December 31, 2003 are:

   2004                       14,591
   2005                       10,890
   2006                        8,771
   2007                        7,274
   2008                        6,017
Thereafter                    11,781
                             -------
                             $59,324
                             =======

      Rental expense amounted to $17,412, $18,275, and $18,229 for 2003, 2002, and 2001, respectively.

      Two subsidiaries of Kinetek, Merkle-Korff and Motion Control, as well as one of the Company's subsidiaries, Seaboard, lease certain production, office and warehouse space from related parties. Rent expense, including real estate taxes attributable to these leases, was $1,727, $1,848, and $1,588 for the years ended December 31, 2003, 2002, and 2001, respectively.

NOTE 10 - BENEFIT PLANS AND PENSION PLANS

      Substantially all of the Company's subsidiaries participate in the JII 401(k) Savings Plan (the "Plan"), a defined-contribution plan for salaried and hourly employees. In order to participate in the Plan, employees must be at least 21 years old and have worked at least 1,000 hours during the first 12 months of employment. Each eligible employee may contribute from 1% to 15% of his or her before-tax wages into the Plan. In addition to the JII 401(k) Plan, certain subsidiaries have additional defined contribution plans in which employees may participate. The Company made contributions to these plans totaling approximately $1,870, $2,014 and $2,023 for the years ended December 31, 2003, 2002 and 2001, respectively.

      FIR, a Kinetek subsidiary located in Italy, provides for a severance liability for all employees at 7.4% of each respective employee's annual salary. In addition, the amount accrued is adjusted each year according to an official index (equivalent to 0.75% of the retail price index). This obligation is payable to employees when they leave the company and approximated $3,380 and $2,843 at December 31, 2003 and 2002, respectively.

      The Company has two defined benefit pension plans at Alma and one defined benefit pension plan at JII Promotions that cover substantially all of the employees of those subsidiaries. The following table sets forth the change in benefit obligations, change in plan assets and net amount recognized as of December 31, 2003 and 2002.

      The Company has one retiree health care plan at Alma and one retiree health care plan at JII Promotions that cover substantially all of the employees of those subsidiaries. The plans provide for certain medical and prescription drug benefits for those individuals that choose to participate in the plans. The following table details funded status of the plans and the components of the costs recognized as of December 31, 2003 and 2002.

PENSION PLANS

      The funded status of the defined benefit plans were as follows:

                                                                           2003             2002
                                                                           ----             ----
CHANGE IN BENEFIT OBLIGATION:

Benefit obligation at beginning of period.......................         $  19,162        $  16,276

Service cost....................................................               780              676
Interest cost...................................................             1,238            1,195
Plan amendments.................................................                 -              364
Actuarial loss..................................................                92            1,721
Benefits paid...................................................            (1,031)          (1,070)
                                                                         ---------        ---------
Benefit obligations at end of period............................         $  20,241        $  19,162
                                                                         ---------        ---------

CHANGE IN PLAN ASSETS:

Fair value at beginning of year.................................         $  12,792        $  14,068

     Actual return on assets....................................             1,844             (854)
     Contributions received.....................................             1,251              648
     Benefits paid..............................................            (1,031)          (1,070)
                                                                         ---------        ---------
Fair value at end of year.......................................         $  14,856        $  12,792
                                                                         ---------        ---------
     Underfunded status of the Plan.............................            (5,385)          (6,370)
     Unrecognized net actuarial loss............................             3,415            4,213
     Unrecognized prior service cost............................               644              703
                                                                         ---------        ---------
     Accrued benefit cost.......................................         $  (1,326)       $  (1,454)
                                                                         =========        =========

      The following table provides amounts recognized in the balance sheet as of December 31:

                                                                                  YEAR ENDED
                                                                                 DECEMBER 31
                                                                                 -----------
                                                                              2003          2002
                                                                              ----          ----
Intangible asset...................................................         $    644       $   698
Accumulated other comprehensive income.............................            2,888         3,316
Accrued Benefit Liability..........................................           (4,858)       (5,468)
                                                                            --------       -------
Net amount recognized..............................................         $ (1,326)      $(1,454)
                                                                            ========       =======

      The total accumulated benefit obligation for the defined benefit pension plans was $19,714 and $18,245 at December 31, 2003 and 2002, respectively.

      The plans' expected long-term rates of return on plan assets range from 7.5% to 8.5% and is based on the aggregate historical returns of the investments that comprise the defined benefit plan portfolio.

      The components of net pension costs are as follows:

                                                                       YEAR ENDED DECEMBER 31,
                                                                       -----------------------
                                                                        2003              2002
                                                                        ----              ----
Service cost.........................................                 $    780         $    676
Interest cost........................................                    1,238            1,195
Expected return on plan assets.......................                   (1,080)          (1,176)
Prior service costs recognized.......................                       59               57
Recognized net actuarial loss (gain).................                      126               (7)
                                                                      --------         --------

Net periodic benefit cost............................                 $  1,123         $    745
                                                                      ========         ========

      Assumptions used to determine benefit obligations at the end of the year for the defined benefit plans are as follows:

                                                                      YEAR ENDED DECEMBER 31,
                                                                      -----------------------
                                                                          2003         2002
                                                                          ----         ----
Discount rates......................................                          6.50%    6.75%
Rates on increase in compensation levels............                  3.00% - 4.00%    4.00%

      Assumptions used to determine net costs for the defined benefit plans are as follows:

                                                                       YEAR ENDED DECEMBER 31,
                                                                       -----------------------
                                                                    2003              2002      2001
                                                                    ----              ----      ----
Discount rates.......................................                   6.50%         6.75%     7.50%
Long-term rates of return on plan assets.............           7.50% - 8.50%         8.50%     8.50%
Rates of increase in compensation levels.............           3.00% - 4.00%         4.00%     4.50%

      The Company's strategy is to fund its defined benefit plan obligations. The need for further contributions will be based on changes in the value of plan assets and the movements of interest rates during the year. During the year, management at the applicable subsidiaries periodically reviews with its actuaries its investment strategy and funding needs.

      The Company's pension plan asset allocation at December 31, 2003 and 2002 by asset category are as follows:

                                           PERCENTAGE OF PLAN ASSETS
                                           -------------------------
            ASSET CATEGORY                   2003              2002
            --------------                   ----              ----
Cash and equivalents................          1.1%              1.1%
Fixed income securities.............         38.1%             40.3%
Equity securities...................         60.8%             58.6%
                                            -----             -----
                                            100.0%            100.0%

OTHER POST-RETIREMENT BENEFIT PLANS

      The funded status of the Company's other post-retirement healthcare benefit plans were as follows:

                                                                           2003             2002
                                                                           ----             ----
CHANGE IN BENEFIT OBLIGATION:

     Benefit obligation at beginning of period.....................      $ 4,749          $ 3,803

     Service cost..................................................          184              153
     Interest cost.................................................          359              289
     Actuarial loss................................................          368              879
     Benefits paid.................................................         (348)            (375)
                                                                         -------          -------

     Benefit obligations at end of period..........................      $ 5,312          $ 4,749
                                                                         -------          -------
     CHANGE IN PLAN ASSETS:

     Fair value at beginning of year...............................      $     -          $     -

     Actual return on plan assets..................................            -                -
     Employer contributions........................................          348              375
     Benefits paid.................................................         (348)            (375)
                                                                         -------          -------
     Fair value at end of year.....................................      $     0          $     0
                                                                         -------          -------
     Underfunded status of the plan................................       (5,312)          (4,749)
     Unrecognized net actuarial loss...............................        1,622            1,445
                                                                         -------          -------
     Accrued benefit cost..........................................      $(3,690)         $(3,304)
                                                                         =======          =======

      The following table provides amounts recognized in the balance sheet as of December 31:

                                                                      2003             2002
                                                                      ----             ----
Prepaid benefit cost..........................................      $     -          $     -
Accrued benefit liability.....................................       (3,690)          (3,304)
                                                                    -------          -------
Net amount recognized.........................................      $(3,690)         $(3,304)
                                                                    =======          =======

         The components of net periodic post-retirement benefit costs are as follows:

                                                                      2003             2002
                                                                      ----             ----
Service cost..................................................      $   184          $    153
Interest cost.................................................          359               289
Recognized net actuarial loss.................................          192               125
                                                                    -------          --------
Net periodic benefit cost.....................................      $   735          $    567
                                                                    =======          ========

      Assumptions used to determine benefit obligations for the Company's post-retirement benefit plans are as follows:

                                                                      2003             2002
                                                                      ----             ----
Discount rate.................................................        6.50%            6.75%

      Assumptions used to determine net costs for the Company's post-retirement benefit plans are as follows:

                                                                      2003             2002
                                                                      ----             ----
Discount rate.................................................        6.50%            6.75%

      A 5.8% annual rate of increase for medical and a 7.4% annual rate of increase for prescription drugs in the per capita cost of covered post-retirement benefits was assumed for 2004. The rate was assumed to decrease gradually to 5% for 2006 and remain at that level thereafter.

         Increasing or decreasing the health care trend rates by one percentage point each year would have the following effect:

                                                                   1% INCREASE       1% DECREASE
                                                                   -----------       -----------
Effect on post-retirement benefit obligation..................           993              (837)
Effect on total of service and interest cost components.......            54               (38)

NOTE 11 - DEBT

      Long-term debt consists of:

                                                                      DECEMBER 31,       DECEMBER 31,
                                                                         2003                2002
                                                                         ----                ----
Revolving Credit Facilities (A)...............................        $  49,043          $  37,241
Bank Term Loans (B)...........................................           15,510             14,571
Capital lease obligations (C).................................           10,509             17,162
Senior Notes (D)..............................................          566,623            565,690
Senior Subordinated Discount Debentures (D)...................           94,886             94,886
Subordinated promissory notes (E).............................           10,008             19,086
Other.........................................................            1,632              1,773
                                                                      ---------          ---------
                                                                        748,211            750,409
Less current portion..........................................          (20,087)           (34,893)
                                                                      ---------          ---------
                                                                      $ 728,124          $ 715,516
                                                                      =========          =========

      Aggregate maturities of long-term debt at December 31, 2003, excluding unamortized premiums and discounts, are as follows:

   2004                        $   20,087
   2005                             7,157
   2006                           322,501
   2007                           302,001
   2008                             4,851
Thereafter                         95,991
                               ----------
                               $  752,588
                               ==========

A. On August 16, 2001, the Company entered into a new Loan and Security Agreement ("JII Agreement") with Congress Financial Corporation ("Congress") and First Union National Bank ("First Union"). The JII Agreement provides for borrowings of up to $110,000 based on the value of certain assets, including inventory, accounts receivable and fixed assets. Interest on borrowings is at the Prime Rate plus an applicable margin, or at the Company's option, the Eurodollar Rate plus an applicable margin (4.3% and 3.9%, respectively, at December 31, 2003). At December 31, 2003, the Company had outstanding borrowings of $49,043, outstanding letters of credit of $3,757, and excess availability of $17,761. The JII Agreement is secured by the assets of substantially all of the Company's domestic Subsidiaries, excluding Kinetek and its subsidiaries. The JII Agreement expires on August 16, 2006.

      On December 18, 2001, Kinetek, Inc. entered into a new Loan and Security Agreement ("Kinetek Agreement") with Fleet Bank ("Fleet"). The Kinetek Agreement provides for borrowings of up to $35,000 based on the value of certain assets, including inventory, accounts receivable, machinery and equipment, and real estate. Outstanding borrowings bear interest at a rate of prime plus 1.35% (5.6% at December 31, 2003). Kinetek had $0 of outstanding borrowings, $9,175 of outstanding letters of credit, and $16,638 of excess availability under the Kinetek Agreement at December 31, 2003. Borrowings are secured by the stock and substantially all of the assets of Kinetek. The Kinetek Agreement expires on December 18, 2005.

B. Bank term loans consist of a mortgage on the Pamco facility, which bears interest at 6.25% and is due in monthly installments through 2008. The mortgage is secured by the Pamco facility. There are also mortgages on two Deflecto facilities, which bear interest at .25% below the prime rate and are due in 2004 and 2015.

      The Company also has various bank loans related to one of Kinetek's foreign subsidiaries. These loans are for real estate and working capital needs. These loans bear interest from 4.8% to 5.6% and mature in 2004.

C. Interest rates on capital leases range from 4.3% to 11.0% and mature in installments through 2008 and beyond.

      The future minimum lease payments as of December 31, 2003 under capital leases consist of the following:

2004.......................................................          $  3,530
2005.......................................................             2,350
2006.......................................................             2,201
2007.......................................................             1,123
2008.......................................................             3,080
Thereafter.................................................               278
                                                                     --------
Total......................................................            12,562
Less amount representing interest..........................            (2,053)
                                                                     --------
Present value of future minimum lease payments.............          $ 10,509
                                                                     ========

      The present value of the future minimum lease payments approximates the book value of property, plant and equipment under capital leases at December 31, 2003.

D. In July 1997, the Company issued $120,000 of 10 3/8% Senior Notes due 2007 ("2007 Seniors"). These notes bear interest at a rate of 10 3/8% per annum, payable semi-annually in cash on February 1 and August 1 of each year. The 2007 Seniors are redeemable for 102.594% of the principal amount from August 1, 2003 to July 31, 2004 and 100% from August 1, 2004 and thereafter plus any accrued and unpaid interest to the date of redemption. The fair value of the 2007 Seniors was approximately $56,400 at December 31, 2003. The fair value was calculated using the 2007 Seniors' December 31, 2003 market price multiplied by the face amount. The 2007 Seniors are unsecured obligations of the Company.

      In March 1999, the Company issued $155,000 of 10 3/8% Senior Notes due 2007 ("New 2007 Seniors"). These notes have the identical interest and redemption terms as the 2007 Seniors. The fair value of the New 2007 Seniors was approximately $72,850 at December 31, 2003. The fair value was calculated using the New 2007 Seniors' December 31, 2003 market price multiplied by the face amount. The New 2007 Seniors are unsecured obligations of the Company.

      In February 2004, the Company concluded an Exchange Offer which replaced $247,619 of a combination of the 2007 Seniors and the New 2007 Seniors with a new issuance of Senior Notes ("Exchange Notes") with a value at maturity of $173,334 (see Note 24).

      Kinetek has outstanding $270,000 of 10 3/4% Senior Notes due November 2006 ("Kinetek Notes"). Interest on the Kinetek Notes is payable in arrears on May 15 and November 15. The notes are redeemable at the option of Kinetek, in whole or in part, at any time on or after November 15, 2001. The fair value of the Kinetek Notes at December 31, 2003 was $229,500. The fair value was calculated using the Kinetek Notes' December 31, 2003 market price multiplied by the face amount. The Kinetek Notes are unsecured obligations of Kinetek, Inc.

      On April 12, 2002, Kinetek issued $15,000 principal amount of 5% Senior Secured Notes and $11,000 principal amount of 10% Senior Secured Notes ("2007 Kinetek Notes") for net proceeds of $20,456. The notes are due on April 30, 2007 and are guaranteed by Kinetek, Inc. and substantially all of its domestic subsidiaries. The notes are also secured by a second priority lien on substantially all of the assets of Kinetek and its subsidiaries, which lien is subordinate to the existing lien securing Kinetek, Inc.'s credit facility. Interest on the notes is payable semi-annually on May 1 and November 1 of each year.

      In April 1997, the Company issued $213,636 aggregate principal amount of 11 3/4% Senior Subordinated Discount Debentures due 2009 ("2009 Debentures"). The 2009 Debentures were issued at a substantial discount from the principal amount. Interest on the 2009 Debentures is payable in cash semi-annually on April 1 and October 1 of each year beginning October 1, 2002. The 2009 Debentures are redeemable for 102.937% of the accreted value from April 1, 2003 to March 31, 2004 and 100% from April 1, 2004 and thereafter plus any accrued and unpaid interest. The 2009 Debentures are unsecured obligations of the Company.

      Between May 29, 2002 and June 5, 2002, the Company repurchased $119,000 principal amount of its 2009 Debentures, for total consideration of $31,360, including expenses. After the purchase, $94,636 principal amount of 2009 Debentures were outstanding. The Company reported a gain of $52,518, net of taxes of $36,364 in the 2002 statement of operations related to this purchase. The fair value of the remaining 2009 Debentures was approximately $19,164 at December 31, 2003. The fair value was calculated using the 2009 Debentures' December 31, 2003 market price multiplied by the face amount.

      In July 1993, the Company issued $133,075 of 11 3/4% Senior Subordinated Discount Debentures ("Discount Debentures") due 2005. In April 1997, the Company refinanced substantially all of the Discount Debentures and issued the 2009 Debentures. At December 31, 2003, $250 of the Discount Debentures were still outstanding. The interest on the Discount Debentures is payable in cash semi annually on February 1 and August 1.

      The Indentures relating to the 2009 Debentures, the Discount Debentures, the 2007 Seniors, and the New 2007 Seniors (collectively the "JII Notes") restrict the ability of the Company to incur additional indebtedness at its Restricted Subsidiaries. The Indentures also restrict: the payment of dividends, the repurchase of stock and the making of certain other restricted payments; certain dividend payments to the Company by its subsidiaries; significant acquisitions; and certain mergers or consolidations. The Indentures also require the Company to redeem the JII Notes upon a change of control and to offer to purchase a specified percentage of the JII Notes if the Company fails to maintain a minimum level of capital funds (as defined).

      The Indentures governing the Kinetek Notes and 2007 Kinetek Notes contain certain covenants which, among other things, restrict the ability of Kinetek to incur additional indebtedness, to pay dividends or make other restricted payments, engage in transactions with affiliates, to complete certain mergers or consolidations, or to enter into certain guarantees of indebtedness.

      The Company is, and expects to continue to be, in compliance with the provisions of these Indentures.

E. Subordinated promissory notes payable are due to minority interest shareholders and former shareholders of certain subsidiaries in installments through 2006, and bear interest ranging from 8% to 9%. The loans are unsecured.

      Interest expense includes $6,196, $6,193 and $4,666 of amortization of debt issuance costs for the years ended December 31, 2003, 2002, and 2001, respectively.

NOTE 12 - INCOME TAXES

(Loss) income from continuing operations before income taxes and minority interest is as follows:

                                                                    YEAR ENDED DECEMBER 31,
                                                                    -----------------------
                                                                 2003         2002      2001
                                                                 ----         ----      ----
Domestic...............................................        $(35,837)    $ 45,831  $ (69,703)
Foreign................................................           5,974        7,366      7,457
                                                               --------     --------  ---------
Total..................................................        $(29,863)    $ 53,197  $ (62,246)
                                                               ========     ========  =========

      The provision (benefit) for income taxes from continuing operations consists of the following:

                                                                     YEAR ENDED DECEMBER 31,
                                                                     -----------------------
                                                               2003            2002            2001
                                                               ----            ----            ----
Current:
Federal.................................................     $      -        $ (8,137)      $ (13,711)
Foreign.................................................        1,987          (1,531)          3,242
State and Local.........................................        1,192           6,843           1,394
                                                             --------        --------       ---------
                                                                3,179          (2,825)         (9,075)
Deferred:...............................................
Federal.................................................        3,893          30,096           4,219
Foreign.................................................          466              35             483
State and Local.........................................          935           2,670            (950)
                                                             --------        --------       ---------
                                                                5,294          32,801           3,752
                                                             --------        --------       ---------
Total...................................................     $  8,473        $ 29,976       $  (5,323)
                                                             ========        ========       =========

      Significant components of the Company's deferred tax liabilities and assets are as follows:

                                                                    DECEMBER 31,            DECEMBER 31,
                                                                        2003                    2002
                                                                        ----                    ----
DEFERRED TAX LIABILITIES:
     Goodwill................................................        $   5,681               $     854
     Property, plant and equipment...........................            3,737                   3,840
     Inter company tax gains.................................            4,039                   4,579
     Acquisition related liabilities.........................                -                   3,046
     Foreign deferred tax liabilities........................            2,517                   2,051
     Other...................................................              594                   2,257
                                                                     ---------               ---------
     Total deferred tax liabilities..........................        $  16,568               $  16,627
                                                                     =========               =========
     Deferred tax assets:
     NOL carryforwards.......................................        $   23,671              $   8,712
     Accrued interest on discount debentures.................             6,977                  6,977
     Pension obligation......................................             1,368                  1,454
     Vacation accrual........................................             1,386                  1,214
     Uniform capitalization of inventory.....................             2,673                  2,577
     Allowance for doubtful accounts.........................             4,879                  4,696
     Deferred financing fees.................................               389                    464
     Intangibles other than goodwill.........................             4,726                  5,151
     Medical claims reserve..................................             1,183                  1,905

                                                               DECEMBER 31,            DECEMBER 31,
                                                                   2003                    2002
                                                                   ----                    ----
Accrued commissions and bonuses.........................             2,131                  1,090
Warranty accrual........................................               544                    438
Inventory reserves......................................             1,665                  2,097
Restructuring reserve...................................               554                    743
Interest income.........................................             1,240                    930
Other accrued liabilities...............................             8,615                  7,688
Other...................................................             1,794                  1,450
                                                                ----------              ---------
Total deferred tax assets...............................        $   63,795              $  47,586
Valuation allowance for deferred tax assets.............        $  (55,425)             $ (33,863)
                                                                ----------              ---------
Total deferred tax assets...............................        $    8,370              $  13,723
                                                                ----------              ---------
Net deferred tax (liabilities) assets...................        $   (8,198)             $  (2,904)
                                                                ==========              =========

      In 2002, the Company adopted SFAS No. 142 which provides that goodwill no longer be amortized. For tax purposes, goodwill continues to be amortized over a fifteen-year life. As such, the tax amortization generates a temporary difference and a corresponding deferred tax liability arises for financial statement purposes. Because goodwill is no longer amortized for financial reporting purposes, the Company cannot determine when the resulting deferred tax liabilities will reverse. Therefore, the Company has not considered any future reversal of the deferred tax liability related to goodwill to support the realization of the deferred tax assets.

      The provision (benefit) for income taxes from continuing operations differs from the amount of income tax benefit computed by applying the United States federal income tax rate to loss before income taxes. A reconciliation of the differences is as follows:

                                                                              YEAR ENDED DECEMBER 31,
                                                                              -----------------------
                                                                        2003          2002            2001
                                                                        ----          ----            ----
Computed statutory tax (benefit) provision....................         $(8,542)      $18,514        $(22,400)
(Increase) decrease resulting from:
Non-taxable income............................................          (2,168)            -               -
Non-deductible expenses.......................................             612           279           1,854
State and local tax, net of federal benefit...................           1,383         8,957             289
Valuation allowance...........................................          21,562         5,804          11,410
Foreign tax rate differential.................................            (540)       (4,075)          1,116
Other items, net..............................................          (3,834)          497           2,408
                                                                       -------       -------        --------
Provision (benefit) for income taxes..........................         $ 8,473       $29,976        $ (5,323)
                                                                       =======       =======        ========

      As of December 31, 2003, total consolidated federal net operating loss carryforwards are approximately $63,460 for regular tax purposes, and expire in various years through 2018. Pursuant to Internal Revenue Service regulations, approximately $20,530 of the total federal loss carryforwards are subject to separate return limitation year rules regarding their usage. A full valuation allowance has been provided against the total federal loss carryforwards.

NOTE 13 - SALE OF SUBSIDIARIES

      On September 19, 2003, the Company sold the net assets of the School Annual division of JII Promotions to a third party for cash proceeds, net of fees of $9,400. The School Annual division manufactures and distributes color and black and white soft-cover yearbooks for kindergarten through eighth grade. The Company recognized a gain of $8,190 related to the sale of this division. JII Promotions is a part of the Specialty Printing and Labeling segment.

      On September 8, 2003, the Company sold the net assets of the Midwest Color division of Sate-Lite to a third party for cash proceeds, net of fees, of $678. The Midwest Color division manufactures colorants for the thermoplastics industry. The Company recognized a loss of $401 related to the sale of this division. Sate-Lite is a part of the Jordan Specialty Plastics segment.

      On December 17, 2002, the Company sold the assets of Internet Services of Michigan, Inc. ("ISMI") to a third party for a nominal amount. ISMI is an Internet service provider with approximately 6,000 customers located in Michigan. The Company recorded a loss of $518 related to the sale of ISMI. ISMI was a part of the Consumer & Industrial Products segment prior to its disposal.

      Effective January 1, 2002, the Company sold its subsidiary, Flavorsource, Inc., ("Flavorsource") to Flavor & Fragrance Group Holdings, Inc. ("FFG") for a $10,100 note. FFG's Chief Executive Officer is Mr. Quinn, and its stockholders include Messrs. Jordan, Quinn, Zalaznick, and Boucher, who are directors and stockholders of the Company, as well as other partners, principals, and associates of The Jordan Company, who are also stockholders of the Company. As the transaction was among entities under common control, the difference between the note received and the net assets of Flavorsource of $473 has been reflected in retained earnings. Flavorsource is a developer and compounder of flavors for use in beverages of all kinds, including coffee, tea, juices, and cordials, as well as bakery products and ice cream and dairy products. Flavorsource was a part of the Consumer & Industrial Products segment prior to its disposal.

      On February 2, 2001, the Company sold the assets of Riverside Book & Bible ("Riverside") to a third-party for cash proceeds of $16,663. Riverside is a publisher of Bibles and a distributor of Bibles, religious books and music recordings. The Company recognized a loss on the sale of $2,798, which was recorded in the fourth quarter of 2000. Riverside was a part of the Consumer & Industrial Products segment prior to its disposal.

NOTE 14 - RELATED PARTY TRANSACTIONS

      Transaction Advisory Agreement. Each of the Company's subsidiaries are parties to an advisory agreement with the Company, referred to as the Transaction Advisory Agreement, pursuant to which, such subsidiaries pay to the Company (i) investment banking and sponsorship fees of up to 2.0% of the aggregate consideration paid in connection with acquisitions, joint ventures, minority investments or sales by each such subsidiary of all or substantially all of its or its subsidiaries capital stock, businesses or properties; (ii) financial advisory fees of up to 1.0% of the amount obtained or made available pursuant to any debt, equity or other financing or refinancing involving such subsidiary, in each case, arranged with the assistance of the Company or its affiliates; and (iii) reimbursement for the Company's out-of-pocket costs in connection with providing such services. Each Transaction Advisory Agreement contains indemnities in favor of the Company and its affiliates, and The Jordan Company and certain of its affiliates, including TJC Management Corporation, in connection with the Transaction Advisory Agreement and such services. The Transaction Advisory Agreement will expire in December 2007, but is automatically renewed after such date for successive one-year terms, unless any party provides written notice of termination 60 days prior to the scheduled renewal date. The Company recorded fees pursuant to the Transaction Advisory Agreement of $1,833, $774 and $0 for the years 2001, 2002 and 2003, respectively.

      TJC Management Consulting Agreement. JII has entered into a consulting services agreement with TJC Management Corporation, an affiliate of The Jordan Company, referred to as the TJC Management Consulting Agreement, pursuant to which the Company will in turn pay to TJC Management Corporation (i) annual consulting fees of $3.0 million, payable quarterly; (ii) one-half of the investment banking, sponsorship and financing advisory fees paid to the Company pursuant to the Transaction Advisory Agreement, unless otherwise determined by our Board of Directors; (iii) (A) investment banking and sponsorship fees of up to 2.0% of the purchase price of acquisitions, joint ventures and minority investments or sales involving the Company or its other subsidiaries and (B) financial advisory fees of up to one-half of 1.0% of any debt, equity or other financing or refinancing involving the Company or such subsidiaries, in each case, arranged with the assistance of TJC Management Corporation or its affiliates, unless otherwise determined by the Company's Board of Directors; and
(iv) reimbursement for TJC Management Corporation's and The Jordan Company's out-of-pocket costs incurred in connection with such services. The TJC Management Consulting Agreement also contains indemnities in favor of TJC Management Corporation and its affiliates and The Jordan Company and its affiliates in connection with such services. In consideration for these fees, the services of Mr. Jordan and the investment banking, sponsorship and advisory services of TJC Management Corporation will be provided to the Company. The TJC Management Consulting Agreement will expire in December 2007, but is automatically renewed after such date for successive one-year terms, unless either party provides written notice of termination 60 days prior to the scheduled renewal date. The Company did not pay to TJC Management Corporation or The Jordan Company any fees or cost reimbursements for the years 2001, 2002 or 2003 under this agreement. Approximately, $9,605 of such fees and cost reimbursements are accrued and unpaid under this agreement as of December 31, 2003.

      Service and Fee Agreements. Nine companies that are not subsidiaries - Healthcare Products Holdings, Inc., SourceLink, Inc., Saldon Holdings, Inc. (until September 2003), Flavor and Fragrance Holdings, Inc., Staffing Consulting Holdings, Inc. Internet Services Management Group Holdings, Inc., (until December 2002), D-M-S Holdings, Inc., Mabis Healthcare Holdings, Inc. and Fleet Graphics Holdings, Inc. - are parties to service and fee agreements or arrangements with the Company and/or TJC Management Corporation, pursuant to which such companies will pay to the Company and/or TJC Management Corporation
(i) investment banking and sponsorship fees of up to 2.0% of the aggregate consideration paid in connection with acquisitions, joint ventures, minority investments or sales by such companies of all or substantially all of their or their subsidiaries' capital stock, businesses or properties; (ii) financial advisory fees of up to 1.0% of any amount obtained or made available pursuant to debt, equity or other financing or refinancing involving such company, in each case, arranged with the Company's assistance or that of its affiliates; (iii) fees based upon a percentage of net EBITDA (as defined) or net sales; and (iv) reimbursement for the Company's and/or TJC Management Corporation's out of pocket costs in connection with providing such services. These fee agreements or arrangements contain indemnities in favor of the Company and its affiliates, including TJC Management Corporation, in connection with such services. Pursuant to the TJC Management Consulting Agreement, the Company, in turn, will also pay to TJC Management Corporation one-half of such investment banking, sponsorship and financial advisory fees and its portion of such cost reimbursements, unless otherwise determined by the Company's Board of Directors. These fee agreements or arrangements will expire at various times from 2007 through 2009, but are automatically renewed after such date for successive one year terms, unless any party provides written notice of termination 60 days prior to the scheduled renewal date. The Company received approximately $643, $146, and $338 for the years ended December 31, 2001, 2002 and 2003 respectively, pursuant these services and fee arrangements.

      Legal Counsel. Mr. G. Robert Fisher, a director of, and secretary to, the Company, is a partner of Sonnenschein, Nath & Rosenthal LLP. Mr. Steven L. Rist, the general counsel and assistant secretary to the Company, is also a partner of Sonnenschein, Nath & Rosenthal LLP. Mr. Fisher, Mr. Rist and their law firm have represented the Company and The Jordan Company in the past, and expect to continue representing them in the future. In 2003, Sonnenschein, Nath & Rosenthal LLP was paid approximately $956 in fees and expenses by the Company. The Company believes that the fees paid were equivalent to what it would have paid to an unaffiliated third party law firm for similar services.

NOTE 15 - PREFERRED STOCK

      M&G Holdings has $1,500 of senior, non-voting 8.0% cumulative preferred stock outstanding to its minority shareholders. The liquidation value of the preferred stock was $2,535 and $2,342 as of December 31, 2003 and 2002, respectively.

NOTE 16 - BUSINESS SEGMENT INFORMATION

      The Company's business operations are classified into five business segments: Specialty Printing and Labeling, Jordan Specialty Plastics, Jordan Auto Aftermarket, Kinetek, and Consumer and Industrial Products.

      Specialty Printing and Labeling includes manufacture of pressure sensitive label products for the electronics OEM market by Valmark; manufacture of a wide variety of printed tape and labels by Pamco; and manufacture of printed folding cartons and boxes, insert packaging and blister pack cards at Seaboard.

      Jordan Specialty Plastics includes the manufacturing of point-of-purchase advertising displays by Beemak; manufacture and marketing of safety reflectors, lamp components, bicycle reflector kits, modular storage units, and emergency warning triangles by Sate-Lite; and design, manufacture, and marketing of plastic injection-molded products for mass merchandisers, major retailers, and large wholesalers and manufacture of extruded vinyl chairmats for the office products industry by Deflecto.

      Jordan Auto Aftermarket includes the remanufacturing of transmission sub-systems for the U.S. automotive aftermarket by Dacco; the remanufacturing and manufacturing of transmission sub-systems and the manufacturing of clutch and discs and air conditioning compressors for the U.S. automotive aftermarket at Alma; and manufacture of air-conditioning components for the US automotive aftermarket, heavy duty truck OE, and international markets at Atco.

      Kinetek includes the manufacture of specialty purpose electric motors for both industrial and commercial use by Imperial and De Sheng; precision gears and gearboxes by Gear; AC and DC gears and gear motors and sub-fractional AC and DC motors and gear motors for both industrial and commercial use by Merkle Korff and FIR; and electronic motion control systems for use in industrial and commercial processes such as conveyor systems, packaging systems, elevators and automated assembly operations by ED&C and Motion Control.

      Consumer and Industrial Products includes the manufacturing and importing of decorative home furnishing accessories and the specialty retailing of gifts and decorative home accessories by Welcome Home LLC; manufacture of orthopedic supports and pain reducing medical devices at Cho-Pat, and the storage of data and access to dedicated Internet connectivity at GramTel.

Measurement of Segment Operating Income and Segment Assets

      The Company evaluates performance and allocates resources based on operating income. The accounting policies of the reportable segments are the same as those described in Note 2 - Significant Accounting Policies.

      Intra-segment sales exist between Cape and Welcome Home and between Sate-Lite and Beemak and Deflecto. These sales were eliminated in consolidation and are not presented in segment disclosures. No single customer accounts for 10% or more of segment or consolidated net sales.

      Operating income by business segment is defined as net sales less operating costs and expenses, excluding interest and corporate expenses. Certain amounts in the prior year have been reclassified to conform with the current year presentation.

      Identifiable assets are those used by each segment in its operations. Corporate assets consist primarily of cash and cash equivalents, equipment, notes receivable from affiliates and deferred financing costs.

      The operating results and assets of entities acquired during the three year period are included in the segment information since their respective dates of acquisition.

Factors Used to Identify the Enterprise's Reportable Segments

      The Company's reportable segments are business units that offer different products. The reportable segments are each managed separately because they manufacture and distribute distinct products with different production processes.

      Summary financial information by business segment is as follows:

                                                                                  YEAR ENDED DECEMBER 31,
                                                                                  -----------------------
                                                                          2003             2002             2001
                                                                          ----             ----             ----
NET SALES:
     Specialty Printing and Labeling..............................      $ 48,647         $ 52,299           $ 57,085
     Jordan Specialty Plastics....................................       117,374          108,043             98,733
     Jordan Auto Aftermarket......................................       144,874          155,754            147,047
     Kinetek......................................................       288,075          282,666            287,362
     Consumer and Industrial Products.............................        69,126           68,975             77,558
                                                                        --------         --------           --------
          Total...................................................      $668,096         $667,737           $667,785
                                                                        ========         ========           ========
OPERATING INCOME (LOSS):
     Specialty Printing and Labeling..............................      $  3,663         $  3,966           $    741
     Jordan Specialty Plastics....................................         5,482            7,501              2,057
     Jordan Auto Aftermarket......................................         7,266           17,488             17,194
     Kinetek......................................................        30,418           38,444             37,272
     Consumer and Industrial Products.............................         2,296            1,037             (3,485)
                                                                        --------         --------           --------
          Total business segment operating income.................        49,125           68,436             53,779

     Corporate expense............................................        (5,959)         (21,358)           (23,336)
                                                                        --------         --------           --------
          Total consolidated operating income.....................      $ 43,166         $ 47,078           $ 30,443
                                                                        ========         ========           ========

                                                                                  YEAR ENDED DECEMBER 31,
                                                                                  -----------------------
                                                                          2003             2002              2001
                                                                          ----             ----              ----
DEPRECIATION AND AMORTIZATION:
     Specialty Printing and Labeling..............................      $  1,464         $  1,800           $  3,812
     Jordan Specialty Plastics....................................         5,021            5,391              6,677
     Jordan Auto Aftermarket......................................         2,289            2,420              4,595
     Kinetek......................................................         6,990            7,103             14,611
     Consumer and Industrial Products.............................         1,151            1,998              3,509
                                                                        --------         --------           --------
           Total business segment amortization and
           depreciation...........................................        16,915           18,712             33,204
     Corporate....................................................         3,910            4,732              4,724
                                                                        --------         --------           --------
           Total consolidated depreciation
           and amortization.......................................      $ 20,825         $ 23,444           $ 37,928
                                                                        ========         ========           ========
CAPITAL EXPENDITURES:
     Specialty Printing and Labeling..............................           $77         $    944           $    299
     Jordan Specialty Plastics....................................         2,563            4,319              2,623
     Jordan Auto Aftermarket......................................         2,511            1,381              1,209
     Kinetek......................................................         4,084            4,681              4,577
     Consumer and Industrial Products.............................           971              896              1,045
     Corporate....................................................           330              898              1,478
                                                                        --------         --------           --------
           Total capital expenditures.............................      $ 10,536         $ 13,119           $ 11,231
                                                                        ========         ========           ========

                                                                               DECEMBER 31,
                                                                               ------------
                                                                          2003             2002
                                                                          ----             ----
IDENTIFIABLE ASSETS (END OF YEAR):
     Specialty Printing and Labeling..............................      $ 36,267         $ 39,965
     Jordan Specialty Plastics....................................       110,044          110,071
     Jordan Auto Aftermarket......................................       105,719          106,130
     Kinetek......................................................       359,976          354,213
     Consumer and Industrial Products.............................        21,722           23,188
                                                                        --------         --------
           Total consolidated business segment assets of
           continuing operations..................................       633,728          633,567
     Corporate assets.............................................        52,448           53,493
      Net assets of discontinued operations                                6,292           14,992
                                                                        --------         --------
           Total consolidated identifiable assets.................      $692,468         $702,052
                                                                        ========         ========

SUMMARY FINANCIAL INFORMATION BY GEOGRAPHIC AREA IS AS FOLLOWS:

                                                                             YEAR ENDED DECEMBER 31,
                                                                             -----------------------
                                                                       2003              2002          2001
                                                                       ----              ----          ----
NET SALES TO UNAFFILIATED CUSTOMERS:
United States................................................        $583,349          $586,434      $593,917
Foreign......................................................          84,747            81,303        73,868
                                                                     --------          --------      --------
      Total..................................................        $668,096          $667,737      $667,785
                                                                     ========          ========      ========
IDENTIFIABLE ASSETS (END OF YEAR):
United States................................................        $576,104          $604,971
Foreign......................................................         116,364            97,081
                                                                     --------          --------
      Total..................................................        $692,468          $702,052
                                                                     ========          ========

NOTE 17 - ACQUISITION AND FORMATION OF SUBSIDIARIES

      On April 11, 2002, Kinetek, Inc. formed a cooperative joint venture with Shunde De Sheng Electric Motor Group Co., Ltd. ("De Sheng Group"), which is named Kinetek De Sheng (Shunde) Motor Co., Ltd. (the "JV"). Kinetek, Inc. initially contributed approximately $9,503, including costs associated with the transaction, for 80% ownership of the JV, with an option to purchase the remaining 20% in the future. The JV acquired all of the net assets of Shunde De Sheng Electric Motor Co., Ltd. ("De Sheng"), a subsidiary of De Sheng Group. This acquisition has been accounted for using the purchase method of accounting. The JV also assumed approximately $7,198 of outstanding debt.

      On July 23, 2001, the Company purchased the customer lists of The George Kreisler Corporation ("Kreisler") for $204 in cash. Kreisler has been fully integrated into Pamco.

      On July 3, 2001, the Company purchased the assets of Pioneer Paper Corp. ("Pioneer"). Pioneer is a manufacturer of printed folding paperboard boxes, insert packaging, and blister pack cards. The Company paid $3,134 in cash for the assets. The purchase price was preliminarily allocated to accounts receivable of $1,343, inventory of $298, property, plant and equipment of $1,000, net operating liabilities of $(303), and resulted in an excess purchase price over identifiable assets of $796. Pioneer has been fully integrated into Seaboard.

      On June 30, 2001, the Company purchased Atco Products ("Atco"). Atco is a manufacturer of air-conditioning components for the automotive aftermarket, heavy duty truck OE and international markets. The Company paid $7,344 in cash for the assets of Atco. The purchase price was allocated to working capital of $4,264 and property, plant and equipment of $3,080.

      On April 6, 2001, Kinetek, through its wholly-owned subsidiary Merkle-Korff, acquired substantially all of the assets, properties, and business of Koford Engineering, Inc. for $690. The purchase price was allocated to working capital of $121, property, plant and equipment of $130, and resulted in an excess purchase price over identifiable assets of $439.

      On March 7, 2001, the Company purchased the assets of J.A. Larson Company ("JA Larson"). JA Larson is a flexographic printer of pressure sensitive labels, tags and seals, which are manufactured in a wide variety of shapes and sizes. The Company paid $433 in cash for the assets. The purchase price was allocated to inventory of $100, property and equipment of $20 and resulted in an excess purchase price over identifiable assets of $313. JA Larson has been fully integrated into Pamco.

      The above acquisitions have been accounted for as purchases and their operating results have been consolidated with the Company's results since the respective dates of acquisition. Pro forma results of operations, assuming the acquisitions occurred as of the beginning of the prior year, would not differ materially from reported amounts.

NOTE 18 - ADDITIONAL PURCHASE PRICE AGREEMENTS/DEFERRED PURCHASE PRICE
AGREEMENTS

      The Company has a contingent purchase price agreement relating to its acquisition of Deflecto in 1998. The agreement is based on Deflecto achieving certain earnings before interest and taxes and is payable on April 30, 2008. If Deflecto is sold prior to April 30, 2008, the plan is payable 120 days after the transaction.

      The Company had an additional purchase price agreement relating to its acquisition of Yearntree in December 1999. The agreement was based on Yearntree achieving certain agreed upon cumulative net income before interest and taxes for the 24 months beginning January 1, 2000 and ending December 31, 2001. On March 8, 2002, the Company paid $574 related to the above agreement.

      The Company also has a deferred purchase price agreement relating to its acquisition of Teleflow in July 1999. This agreement is based upon Teleflow achieving certain agreed upon earnings before interest, taxes, depreciation, and amortization for each year through the year ended December 31, 2003. The Company paid $750, $328, and $260 in 2003, 2002 and 2001, respectively, related to this agreement.

      Kinetek has a contingent purchase price agreement relating to its acquisition of Motion Control on December 18, 1997. The terms of this agreement provide for additional consideration to be paid to the sellers. The agreement is exercisable at the sellers' option during a five year period beginning in 2003. As of December 31, 2003, the sellers had not exercised this option. When exercised, the additional consideration will be based on Motion Control's operating results over the two preceding fiscal years. Payments, if any, under the contingent agreement will be placed in a trust and paid out in cash over a four-year period, in annual installments according to a schedule, which is included in the agreement. Additional consideration, if any, will be recorded as an addition to goodwill.

NOTE 19 - SETTLEMENT OF LITIGATION

      In June 2003, the Company reached a settlement with the former shareholders of ED&C, a subsidiary of Kinetek, in which the Company received $1,150 in cash, and long-term debt of $3,850 plus accrued interest of $693, was extinguished. The Company recorded a gain of $5,693 which is included in other (income) expenses in the Company's condensed consolidated statements of operations.

NOTE 20 - CONTINGENCIES

      The Company is subject to legal proceedings and claims which arise in the ordinary course of its business. The Company believes that the final disposition of such matters will not have a material adverse effect on the financial position or results of operations of the Company.

NOTE 21 - QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                                          THREE MONTHS ENDED
                                                          ------------------
                                      DECEMBER 31    SEPTEMBER 30     JUNE 30 (2)      MARCH 31 (1)
                                      -----------    ------------     -----------      ------------
2003:
Net sales.....................        $   161,380    $    171,136    $    173,334      $    162,246
Cost of sales,
     excluding depreciation...            110,187         115,292         115,407           107,213
Net loss......................            (18,135)         (4,630)         (2,405)           (7,899)

2002:
Net sales.....................        $   158,003    $    174,534    $    176,496      $    158,704
Cost of sales,
     excluding depreciation...            101,921         112,286         113,824           100,942
Net (loss) income.............            (19,175)         (1,476)         52,439           (96,205)

(1) The net loss for the first quarter of 2002, as shown above, differs from the originally filed amounts by $87,065 due to the adoption of SFAS No. 142, as described in Note 3.

(2) The net income for the second quarter of 2002 includes a gain of $88,882 related to early extinguishment of debt, as described in Note 11.

NOTE 22 DISCONTINUED OPERATIONS

In January 2004, the Company sold certain assets and liabilities of JII Promotions' Ad Specialty and Calendar product lines to a third party for $6,155. Concurrent with the above transaction, the Company decided to wind down the remaining activities of JII Promotions, and to ultimately retain only the pension related liabilities and various capital leases. The consolidated financial statements have been restated to reflect JII Promotions as a discontinued operation for all periods presented. The assets and liabilities that were sold have been summarized as current on a gross basis and reclassified for presentation on the December 31, 2003 and 2002 balance sheets. JII Promotions was part of the Specialty Printing and Labeling segment.

Summarized selected financial information for the discontinued operation is as follows:

                                   2003       2002        2001
                                   ----       ----        ----
Revenues                         $ 51,933   $52,294    $  55,038

Pre-tax loss from                  (2,730)     (299)      (1,755)
discontinued operations
Income tax benefit                      -         -            -
                                 --------   -------    ---------

Net  loss  from   discontinued
operations                       $ (2,730)  $  (299)   $  (1,755)
                                 ========   =======    =========

The major classes of assets and liabilities of the discontinued operation is as follows:

                                                2003        2002
                                                ----        ----
Current assets                                $12,127     $17,670
Property, plant and equipment                   3,071       4,360
Other long term assets                            154         154
                                              -------     -------
Total assets                                   15,352      22,184
Current liabilities                            (9,060)     (7,192)
                                              -------     -------
Net assets of discontinued operations         $ 6,292     $14,992
                                              =======     =======

NOTE 23 CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

      Pursuant to the Exchange Offer described in Note 11, wholly owned subsidiaries of the company, JII Holdings LLC and JII Holdings Finance Corporation, issued senior secured notes which have been guaranteed by the Company and may, in the future, be guaranteed by certain of the Company's subsidiaries. The following condensed consolidating financial information is provided in lieu of separate financial statements for the issuers of these notes.

Year ended December 31, 2003

                                       Jordan Ind  JII Holdings  JII Finance  Operating Subs   Eliminations  Consolidated
                                       ----------  ------------  -----------  --------------   ------------  ------------
Net Sales                              $        -  $          -  $         -  $      668,096   $          -  $    668,096
Cost of sales, excluding depreciation           -             -            -         448,099              -       448,099
Selling, general and admin
  expenses, excl depr                       2,708             -            -         152,183              -       154,891
Depreciation                                1,503             -            -          18,825              -        20,328
Amortization  of  goodwill  and other
intangibles                                     5             -            -             492              -           497
Impairment loss                                 -             -            -             696              -           696
Management fees and other                      43             -            -             376              -           419
                                       ----------  ------------  -----------  --------------   ------------  ------------
Operating income                           (4,259)            -            -          47,425              -        43,166

Other (income) and expenses:
      Interest expense                     43,028             -            -          40,187              -        83,215
      Intercompany  interest  expense
      (income)                             (3,970)      (24,597)           -          28,566              1             -
      Interest income                      (1,209)            -            -            (262)           118        (1,353)
      Intercompany   management   fee
      expense (income)                     (2,917)       (4,074)           -           6,990              1             -
      Loss on sale of subsidiaries              -             -            -             401              -           401
      Equity    in     losses    of
      subsidiaries                          2,011        20,621            -               -        (22,632)            -
      Other, net                            1,102             -            -         (10,335)            (1)       (9,234)
                                       ----------  ------------  -----------  --------------   ------------  ------------
                                           38,045        (8,050)           -          65,547        (22,513)       73,029
(Loss) income from continuing
operations before taxes and minority
interest                                  (42,304)        8,050            -         (18,122)        22,513       (29,863)
Provision (benefit) for income taxes            -             -            -           8,473              -         8,473
                                       ----------  ------------  -----------  --------------   ------------  ------------
(Loss)    income   from    continuing
operations before minority interest       (42,304)        8,050            -         (26,595)        22,513       (38,336)
Minority interest                               -             -            -             193              -           193
                                       ----------  ------------  -----------  --------------   ------------  ------------
(Loss)    income   from    continuing
operations                                (42,304)        8,050            -         (26,788)        22,513       (38,529)
Loss  from  discontinued  operations,
net of tax                                      -             -            -          (2,730)             -        (2,730)
Gain   on   sale   of    discontinued
operations, net of tax                      9,235             -            -          (1,045)             -         8,190
                                       ----------  ------------  -----------  --------------   ------------  ------------
Net loss                               $  (33,069) $      8,050  $         -  $      (30,563)  $     22,513  $    (33,069)
                                       ==========  ============  ===========  ==============   ============  ============

Year ended December 31, 2002

                                       Jordan Ind  JII Holdings  JII Finance  Operating Subs   Eliminations  Consolidated
                                       ----------  ------------  -----------  --------------   ------------  ------------
Net Sales                              $        -  $          -  $         -  $      667,737   $          -  $    667,737
Cost of sales, excluding depreciation           -             -            -         428,973              -       428,973
Selling, general and admin
  expenses, excl depr                      10,544             -            -         147,988            414       158,946
Depreciation                                1,507             -            -          20,243              -        21,750
Amortization  of goodwill  and other
intangibles                                   114             -            -           1,580              -         1,694
Management fees and other                   7,398             -            -           1,898              -         9,296
                                       ----------  ------------  -----------  --------------   ------------  ------------
Operating income                          (19,563)            -            -          67,055           (414)       47,078

Other (income) and expenses:
      Interest expense                     48,555             -            -          40,777              -        89,332
      Intercompany  interest expense
      (income)                             (4,570)      (24,251)           -          28,821              -             -
      Interest income                        (840)            -            -            (584)           175        (1,249)
      Intercompany   management  fee
      expense (income)                     (2,858)       (4,088)           -           6,945              1             -
      Loss  on   deconsolidation  of
      liquidated sub                        6,812             -                       (8,700)             -        (1,888)
      Gain on extinguishment of debt      (88,882)            -                            -              -       (88,882)
      Loss on sale of subsidiaries          1,783             -            -          (1,265)             -           518
      Equity in losses  of
      subsidiaries                         59,315        47,278            -               -       (106,593)            -
      Other, net                                -             -            -          (3,949)            (1)       (3,950)
                                       ----------  ------------  -----------  --------------   ------------  ------------
                                           19,315        18,939            -          62,045       (106,418)       (6,119)
(Loss) income from continuing
operations before taxes, minority
interest and cumulative effect of
change in accounting principle            (38,878)      (18,939)           -           5,010        106,004        53,197
Provision (benefit) for income taxes       29,875             -            -             101              -        29,976
                                       ----------  ------------  -----------  --------------   ------------  ------------
(Loss) income from continuing
operations before minority interest
and cumulative effect of change in
accounting principle                      (68,753)      (18,939)           -           4,909        106,004        23,221
Minority interest                               -             -            -             274              -           274
                                       ----------  ------------  -----------  --------------   ------------  ------------
(Loss) income from continuing
operations before cumulative effect
of change in accounting principle         (68,753)      (18,939)           -           4,635        106,004        22,947
Loss from discontinued operations,
net of tax                                      -             -                         (299)             -          (299)
                                       ----------  ------------  -----------  --------------   ------------  ------------
(Loss) income before cumulative
effect of change in accounting
principle                                 (68,573)      (18,939)           -           4,336        106,004        22,648
Cumulative effect of change in
accounting principle                        4,336             -            -         (91,401)             -       (87,065)
                                       ----------  ------------  -----------  --------------   ------------  ------------
Net loss                               $  (64,417) $    (18,939) $         -  $      (87,065)  $    106,004  $    (64,417)
                                       ==========  ============  ===========  ==============   ============  ============

Year ended December 31, 2001

                                       Jordan Ind  JII Holdings  JII Finance  Operating Subs   Eliminations  Consolidated
                                       ----------  ------------  -----------  --------------   ------------  ------------
Net Sales                              $        -  $          -  $         -  $      667,785   $          -  $    667,785
Cost of sales, excluding depreciation           -             -            -         426,969              -       426,969
Selling, general and admin
  expenses, excl depr                       7,534             -            -         147,274              -       154,808
Depreciation                                1,487             -            -          21,001              -        22,488
Amortization of goodwill and other
intangibles                                   354             -            -          15,086              -        15,440
Management fees and other                  14,884             -            -           2,753              -        17,637
                                       ----------  ------------  -----------  --------------   ------------  ------------
Operating income                          (24,259)            -            -          54,702              -        30,443

Other (income) and expenses:
      Interest expense                     54,368             -            -          36,945              -        91,313
      Intercompany interest expense
      (income)                             (6,218)      (23,198)           -          29,419             (3)            -
      Interest income                        (255)            -            -            (536)             -          (791)
      Intercompany management fee
      expense (income)                     (3,036)       (3,981)           -           7,017              -             -
      Loss on sale of subsidiaries         51,707             -            -         (51,706)            (1)            -
      Equity in earnings of
      subsidiaries                        (58,447)      (40,663)           -               -         99,110             -
      Other, net                                -             -            -           2,163              4         2,167
                                       ----------  ------------  -----------  --------------   ------------  ------------
                                           38,119       (67,842)           -          23,302         99,110        92,689
(Loss) income from continuing
operations before taxes and minority
interest                                  (62,378)       67,842            -          31,400        (99,110)      (62,246)
Provision (benefit) for income taxes       (4,106)            -            -          (1,217)             -        (5,323)
                                       ----------  ------------  -----------  --------------   ------------  ------------
(Loss) income from continuing
operations before minority interest       (58,272)       67,842            -          32,617        (99,110)      (56,923)
Minority interest                               -             -            -            (406)             -          (406)
                                       ----------  ------------  -----------  --------------   ------------  ------------
(Loss) income from continuing
operations                                (58,272)       67,842            -          33,023        (99,110)      (56,517)
Loss from discontinued operations,
net of tax                                      -             -            -          (1,755)             -        (1,755)
                                       ----------  ------------  -----------  --------------   ------------  ------------
Net loss                               $  (58,272) $     67,842  $         -  $       31,268   $    (99,110)      (58,272)
                                       ==========  ============  ===========  ==============   ============  ============

Balance  Sheet  as of  December  31, 2003


                                       Jordan Ind  JII Holdings  JII Finance  Operating Subs   Eliminations  Consolidated
                                       ----------  ------------  -----------  --------------   ------------  ------------
Current Assets:
      Cash and equivalents             $    6,301  $          -  $         -  $        9,872   $          -  $     16,173
      Intercompany receivables             14,689       (13,313)           -             769         (2,145)            -
      Accounts receivable, net                  -             -            -         101,860              -       101,860
      Inventories                               -             -            -         126,504              -       126,504
      Net assets of discontinued
      operations                                -             -            -           6,292              -         6,292
      Income tax receivable                     -             -            -           5,637              -         5,637
      Prepaids and other current
      assets                               14,275             -            -          13,052              -        27,327
                                       ----------  ------------  -----------  --------------   ------------  ------------
      Total current assets                 35,265       (13,313)           -         263,986         (2,145)      283,793

Property, plant and equipment, net            924             -            -          89,032              -        89,956
Investments and advances to
affiliates                                 34,320             -            -          12,344              -        46,664
Investments in subsidiaries                49,129       172,847            -               -       (221,976)            -
Goodwill, net                                   -             -            -         263,624        (15,724)      247,900
Intercompany notes receivable                   -       226,501            -           1,000       (227,501)            -
Other assets                               10,603             -            -          13,552              -        24,155
                                       ----------  ------------  -----------  --------------   ------------  ------------
      Total assets                     $  130,241  $    386,035  $         -  $      643,538   $   (467,346) $    692,468
                                       ==========  ============  ===========  ==============   ============  ============
Current liabilities
      Accounts payable                          -             -            -          54,001              -        54,001
      Accrued liabilities                  43,820             -            -          43,140           (293)       86,667
      Intercompany payables                     -             -            -          (6,210)         6,210             -
      Current portion of long term
      debt                                      -             -            -          20,087              -        20,087
                                       ----------  ------------  -----------  --------------   ------------  ------------
      Total current liabilities            43,820             -            -         111,018          5,917       160,755
Long term debt                            367,661             -            -         360,463              -       728,124
Other non current liabilities                   -             -            -          14,587              -        14,587
Intercompany payables                     (44,291)            -            -         271,792       (227,501)            -
Deferred income taxes                      12,192             -            -          (3,994)             -         8,198
Minority interest                               -             -            -             472              -           472
Preferred stock of a subsidiary              (350)            -            -         122,699       (119,814)        2,535
Shareholders equity                      (248,791)      386,035            -        (233,499)      (125,948)     (222,203)
                                       ----------  ------------  -----------  --------------   ------------  ------------
      Total liabilities and
      shareholders equity              $  130,241  $    386,035  $         -  $      643,538   $   (467,346) $    692,468
                                       ==========  ============  ===========  ==============   ============  ============

Balance  Sheet  as of  December  31, 2002

                                       Jordan Ind  JII Holdings  JII Finance  Operating Subs   Eliminations  Consolidated
                                       ----------  ------------  -----------  --------------   ------------  ------------
Current Assets:
      Cash and equivalents             $    3,334  $          -  $         -  $       16,595   $          -  $     19,929
      Intercompany receivables             12,354       (36,485)           -             661         23,470             -
      Accounts receivable, net                  -             -            -          95,971              -        95,971
      Inventories                               -             -            -         127,762              -       127,762
      Net  assets of discontinued
      operations                                -             -            -          14,992              -        14,992
      Income tax receivable                     -             -            -               -          3,745         3,745
      Prepaids and other current
      assets                               11,949             -            -          12,239              -        24,188
                                       ----------  ------------  -----------  --------------   ------------  ------------
      Total current assets                 27,637       (36,485)           -         268,220         27,215       286,587

Property, plant and equipment, net          2,096             -            -          95,451              -        97,547
Investments and advances to
affiliates                                 30,009             -            -          12,344              -        42,353
Investments in subsidiaries                41,364       182,559            -               -       (223,923)            -
Goodwill, net                                   -             -            -         261,075        (15,724)      245,351
Intercompany notes receivable                   -       223,405            -           1,000       (224,405)            -
Other assets                               13,320             -            -          16,894              -        30,214
                                       ----------  ------------  -----------  --------------   ------------  ------------
      Total assets                     $  114,426  $    369,479  $         -  $      654,984   $   (436,837) $    702,052
                                       ==========  ============  ===========  ==============   ============  ============

Current liabilities
      Accounts payable                          -             -            -          54,471           (133)       54,338
      Accrued liabilities                  71,435             -            -          36,742        (31,074)       77,103
      Intercompany payables                     -             -            -         (29,232)        29,232             -
      Current portion of long term
      debt                                      -             -            -          34,893              -        34,893
                                       ----------  ------------  -----------  --------------   ------------  ------------
      Total current liabilities            71,435             -            -          96,874         (1,975)      166,334
Long term debt                            367,065             -            -         348,451              -       715,516
Other non current liabilities                   -             -            -          14,484              -        14,484
Intercompany payables                    (20,000)             -            -         244,406       (224,406)            -
Deferred income taxes                     (1,574)             -            -          24,073        (19,595)        2,904
Minority interest                               -             -            -             274              4           278
Preferred stock of a subsidiary             (350)             -            -         166,421       (163,729)        2,342
Shareholders equity                     (302,150)       369,479            -        (239,999)       (27,136)     (199,806)
                                       ----------  ------------  -----------  --------------   ------------  ------------
      Total liabilities and
      shareholders equity              $  114,426  $    369,479  $         -  $      654,984   $   (436,837) $    702,052
                                       ==========  ============  ===========  ==============   ============  ============

Year ended December 31, 2003

                                       Jordan Ind  JII Holdings  JII Finance  Operating Subs   Eliminations  Consolidated
                                       ----------  ------------  -----------  --------------   ------------  ------------
Net cash used in operating activities  $   (6,998) $          -  $         -  $       (4,652)  $          -  $    (11,650)

Cash flows from investing activities
      Proceeds from sales of fixed
      assets                                    -             -            -           3,845              -         3,845
      Capital expenditures                   (72)             -            -         (10,464)             -       (10,536)
      Additional purchase price
      payments                                  -             -            -            (750)             -          (750)
      Proceeds from sales of
      subsidiaries                         10,078             -            -               -              -        10,078
                                       ----------  ------------  -----------  --------------   ------------  ------------
Net cash provided by (used in)
investing activities                       10,006             -            -          (7,369)             -         2,637

Cash flows from financing activities
      Proceeds from revolving
      credit facility                           -             -            -          11,802              -        11,802
      Payment of deferred  financing
      costs                                    (8)            -            -            (142)             -          (150)
      Payment of long term debt               (33)            -            -         (15,408)             -       (15,441)
      Proceeds from other borrowings            -             -            -           2,849              -         2,849
                                       ----------  ------------  -----------  --------------   ------------  ------------
Net cash used in financing
activities                                    (41)            -            -            (899)             -          (940)

Effect of exchange rate changes on
cash                                            -             -            -           6,197              -         6,197
                                       ----------  ------------  -----------  --------------   ------------  ------------
Net increase (decrease) in cash and
equivalents                                 2,967             -            -          (6,723)             -        (3,756)
Cash and equivalents at beginning
of year                                     3,334             -            -          16,595              -        19,929
                                       ----------  ------------  -----------  --------------   ------------  ------------
Cash and equivalents at end of year    $   6,301   $          -  $         -  $        9,872   $          -  $     16,173
                                       ==========  ============  ===========  ==============   ============  ============

Year ended December 31, 2002

                                       Jordan Ind  JII Holdings  JII Finance  Operating Subs   Eliminations  Consolidated
                                       ----------  ------------  -----------  --------------   ------------  ------------
Net cash provided by (used in)
operating activities                   $   32,376  $          -  $         -  $      (11,223)  $          -  $     21,153

Cash flows from investing activities
      Proceeds from sales of fixed
      assets                                    -             -            -           3,242              -         3,242
      Capital expenditures                   (113)            -            -         (13,006)             -       (13,119)
      Acquisition of subsidiaries               -             -                       (9,503)             -        (9,503)
      Additional purchase price
      payments                                  -             -            -          (1,002)             -        (1,002)
      Cash acquired in purchase of
      subsidiaries                              -             -            -             788              -           788
                                       ----------  ------------  -----------  --------------   ------------  ------------
Net cash (used in) provided by
investing activities                         (113)            -            -         (19,481)             -       (19,594)

Cash flows from financing activities
      Proceeds of debt issuance                 -             -                       20,456              -        20,456
      Repurchase of 2009 Debentures       (31,360)            -                            -              -       (31,360)
      Proceeds from revolving
      credit facility                           -             -            -           6,833              -         6,833
      Payment of deferred financing
      costs                                     -             -            -          (1,891)             -        (1,891)
      Payment of long term debt               (30)            -            -          (8,104)             -        (8,134)
      Proceeds from other borrowings            -             -            -           3,472              -         3,472
                                       ----------  ------------  -----------  --------------   ------------  ------------
Net cash (used in) provided  by
financing activities                      (31,390)            -            -          20,766              -       (10,624)

Effect of exchange  rate  changes on
cash                                            -             -            -           3,261              -         3,261
                                       ----------  ------------  -----------  --------------   ------------  ------------
Net increase (decrease) in cash and
equivalents                                   873             -            -          (6,677)             -        (5,804)
Cash and equivalents at beginning
of year                                     2,461             -            -          23,272              -        25,733
                                       ----------  ------------  -----------  --------------   ------------  ------------
Cash and equivalents at end of year    $   3,334   $          -  $         -  $       16,595   $          -  $     19,929
                                       ==========  ============  ===========  ==============   ============  ============

Year ended December 31, 2001

                                       Jordan Ind  JII Holdings  JII Finance  Operating Subs   Eliminations  Consolidated
                                       ----------  ------------  -----------  --------------   ------------  ------------
Net cash (used in) provided by
operating activities                   $  (11,614) $          -  $         -  $       40,302   $          -  $     28,688

Cash flows from investing activities
      Proceeds from sales of fixed
      assets                                    -             -            -           1,391              -         1,391
      Capital expenditures                   (145)            -            -         (11,086)             -       (11,231)
      Acquisition of subsidiaries          (7,909)            -                       (4,475)             -       (12,384)
      Additional purchase price
      payments                                  -             -            -            (260)             -          (260)
      Cash acquired in purchase of
      subsidiaries                              -             -            -              14              -            14
      Investments in affiliates              (161)            -            -               -              -          (161)
      Proceeds from sale of
      subsidiaries                         16,663             -            -               -              -        16,663
                                       ----------  ------------  -----------  --------------   ------------  ------------
Net cash provided by (used in)
investing activities                        8,448             -            -         (14,416)             -        (5,968)

Cash flows from financing activities
      Payments on revolving credit
      facility                                  -             -            -          (1,265)             -        (1,265)
      Payment of deferred financing
      costs                                     -             -            -          (6,047)             -        (6,047)
      Payment of long term debt               (30)            -            -         (10,231)             -       (10,261)
                                       ----------  ------------  -----------  --------------   ------------  ------------
Net cash used in financing
activities                                    (30)            -            -         (17,543)             -       (17,573)

Effect of exchange rate changes on
cash                                            -             -            -            (840)             -          (840)
                                       ----------  ------------  -----------  --------------   ------------  ------------
Net (decrease) increase in cash and
equivalents                                (3,196)            -            -           7,503              -         4,307
Cash and equivalents at beginning
of year                                     5,658             -            -          15,768              -        21,426
                                       ----------  ------------  -----------  --------------   ------------  ------------
Cash and equivalents at end of year    $    2,462  $          -  $         -  $       23,271   $          -  $     25,733
                                       ==========  ============  ===========  ==============   ============  ============

NOTE 24 SUBSEQUENT EVENTS

      On February 18, 2004, the Company completed an Exchange Offer, whereby it exchanged $173,334 of new Senior Notes (the "Exchange Notes") for $247,619 of Old Senior Notes (the "2007 Seniors" and the "New 2007 Seniors"). The Exchange Notes were co-issued by JII Holdings LLC, a wholly owned subsidiary of the Company, and its wholly owned subsidiary, JII Holdings Finance Corporation. The Exchange Notes bear interest at 13% per annum which is payable semi annually on February 1st and August 1st of each year, and mature on April 1, 2007. The notes that were exchanged bore interest at 10 3/8% per annum, paid interest semi annually on February 1st and August 1st, and were scheduled to mature on August 1, 2007.

      The Exchange Offer will be accounted for as a troubled debt restructuring in conformity with Statement of Financial Accounting Standards No. 15 "Accounting by Debtors and Creditors for Troubled Debt Restructurings" (SFAS No.
15). SFAS No. 15 requires that, when there is a modification of terms such as this, if the total debt service of the new debt is greater than the carrying amount on the balance sheet of the old debt, no gain should be recognized by the debtor at the time of the exchange. Accordingly, the Exchange Notes will be carried on the balance sheet at the same carrying amount as the Old Senior Notes and the reduction in the principal of the Exchange Notes compared to the Old Senior Notes will be recognized over the period to maturity of the Exchange Notes as a reduction of interest expense.

                             JORDAN INDUSTRIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (ALL DOLLAR AMOUNTS IN THOUSANDS)

                                                                                  March 31,          December 31,
                                                                                     2004                2003
                                                                                 -----------         ------------
ASSETS                                                                           (unaudited)

Current Assets:
     Cash and cash equivalents                                                   $    21,176         $     16,173
     Accounts, receivable, net                                                       115,982              101,860
     Inventories                                                                     133,827              126,504
     Net assets of discontinued operations                                             3,666                6,292
     Income tax receivable                                                             5,198                5,637
     Prepaid expenses and other current assets                                        23,274               27,327
                                                                                 -----------         ------------
         Total Current Assets                                                        303,123              283,793

Property, plant and equipment, net                                                    87,193               89,956
Investments in and advances to affiliates                                             46,758               46,664
Goodwill, net                                                                        248,432              247,900
Other assets                                                                          22,482               24,155
                                                                                 -----------         ------------
     Total assets                                                                $   707,988         $    692,468
                                                                                 ===========         ============
LIABILITIES AND SHAREHOLDER'S EQUITY (NET CAPITAL DEFICIENCY)
Current Liabilities:
     Accounts payable                                                            $    61,797         $     54,001
     Accrued liabilities                                                              98,894               86,667
     Current portion of long-term debt                                                20,090               20,087
                                                                                 -----------         ------------
         Total Current Liabilities                                                   180,781              160,755

Long-term debt, less current portion                                                 736,444              728,124
Other non-current liabilities                                                         14,536               14,587
Deferred income taxes                                                                 10,511                8,198
Minority interest                                                                        571                  472
Preferred stock                                                                        2,586                2,535

Shareholder's Equity (net capital deficiency):
     Common stock $.01 par value:  100,000 shares authorized and 98,501
      shares issues and outstanding                                                        1                    1
     Additional paid-in capital                                                        2,116                2,116
     Accumulated other comprehensive income (loss)                                     1,980               (1,012)
     Accumulated deficit                                                            (241,538)            (223,308)
                                                                                 -----------         ------------
         Total Shareholder's Equity (net capital deficiency)                        (237,441)            (222,203)
                                                                                 -----------         ------------
         Total Liabilities and Shareholder's Equity (net capital
          deficiency)                                                            $   707,988         $    692,468
                                                                                 ===========         ============

See accompanying notes to condensed consolidated financial statements.

                             JORDAN INDUSTRIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                        (ALL DOLLAR AMOUNTS IN THOUSANDS)

                                                                           Three Months Ended
                                                                                March 31
                                                                                --------
                                                                     2004                       2003
                                                                     ----                       ----
Net sales                                                          $168,517                   $162,246
Cost of sales, excluding
 Depreciation                                                       114,101                    107,213
Selling, general and
 administrative expenses,
 excluding depreciation                                              38,272                     35,937
Depreciation                                                          4,951                      5,313
Amortization of other intangibles                                        46                         61
Management fees and other                                               (70)                        30
                                                                   --------                   --------
Operating income                                                     11,217                     13,692

Other (income) expenses:
  Interest expense                                                   23,659                     20,745
  Interest income                                                      (270)                      (267)
  Other                                                                 335                     (3,393)
                                                                   --------                   --------
                                                                     23,724                     17,085
                                                                   --------                   --------
Loss from continuing operations before
income taxes and minority interest                                  (12,507)                    (3,393)
Provision for income taxes                                            3,942                      3,016
                                                                   --------                   --------
Loss from continuing operations
before minority  interest                                           (16,449)                    (6,409)
Minority interest                                                        99                        (61)
                                                                   --------                   --------
Loss from continuing operations                                     (16,548)                    (6,348)
Loss from discontinued operations,
 net of tax                                                            (460)                    (1,551)
Loss on sale of discontinued
 operations, net of tax                                              (1,171)                        --
                                                                   --------                   --------
Net loss                                                           $(18,179)                  $ (7,899)
                                                                   ========                   ========

See accompanying notes to condensed consolidated financial statements.

                             JORDAN INDUSTRIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                        (ALL DOLLAR AMOUNTS IN THOUSANDS)

                                                                                               Three Months Ended
                                                                                                    March 31
                                                                                                    --------
                                                                                             2004                2003
                                                                                             ----                ----
Cash flows from operating activities:
 Net loss                                                                                 $(18,179)            $(7,899)
  Adjustments to reconcile net loss to net
   cash used in operating activities:
    Loss on sale of subsidiaries                                                             1,171                   -
    Depreciation and amortization                                                            4,997               5,374
    Amortization of deferred financing fees                                                  1,590               1,543
    Minority interest                                                                           99                 (61)
    Non-cash interest income                                                                   (24)                (35)
    Deferred income taxes                                                                    2,313               1,511
    Loss (gain) on disposal of fixed assets                                                     21              (3,725)
    Other                                                                                      441                  62
    Changes in operating assets and liabilities:
     Increase in current assets                                                            (16,953)            (28,977)
     Increase in current liabilities                                                        11,468              12,661
     Decrease (increase) in non-current assets                                                  64              (2,552)
     (Decrease) increase in non-current liabilities                                            (51)                334
     Decrease (increase) in net assets of
     discontinued operations                                                                (1,700)              5,226
                                                                                          --------             -------
       Net cash used in operating activities                                               (14,743)            (16,538)

Cash flows from investing activities:
 Proceeds from sale of fixed assets                                                            320               3,744
 Capital expenditures                                                                       (1,685)             (3,160)
 Net proceeds from sale of subsidiaries                                                      6,155                   -
                                                                                          --------             -------
       Net cash provided by investing activities                                             4,790                 584

Cash flows from financing activities:
 Proceeds from revolving credit facilities, net                                             15,958              23,423
 Repayment of long-term debt                                                                (1,046)             (7,245)
 Proceeds from other borrowings                                                                431                 602
 Payment of financing fees                                                                  (2,164)                (21)
                                                                                          --------             -------
       Net cash provided by financing activities                                            13,179              16,759

Effect of exchange rate changes on cash                                                      1,777               4,324
                                                                                          --------             -------
Net increase in cash and cash equivalents                                                    5,003               5,129
Cash and cash equivalents at beginning of period                                            16,173              19,929
                                                                                          --------             -------
Cash and cash equivalents at end of period                                                $ 21,176             $25,058
                                                                                          ========             =======

See accompanying notes to condensed consolidated financial statements.

                             JORDAN INDUSTRIES, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                        (ALL DOLLAR AMOUNTS IN THOUSANDS)

A. Organization

The unaudited condensed consolidated financial statements, which reflect all adjustments that management believes necessary to present fairly the results of interim operations and are of a normal recurring nature, should be read in conjunction with the Notes to the Consolidated Financial Statements (including the Summary of Significant Accounting Policies) included in the Company's audited consolidated financial statements for the year ended December 31, 2003, which are included in the Company's Annual Report filed on Form 10-K for such year (the "2003 10-K"). Results of operations for the interim periods are not necessarily indicative of annual results of operations.

B. Summary of Significant Accounting Policies

The condensed consolidated financial statements include the accounts of Jordan Industries, Inc. and its subsidiaries. Material intercompany transactions and balances are eliminated in consolidation. Operations of certain subsidiaries outside the United States are included for periods ending two months prior to the Company's year-end and interim periods to ensure timely preparation of the condensed consolidated financial statements.

The Company has recorded an income tax provision on its loss before taxes due to its foreign and state tax expense, but its domestic losses have not been benefited for federal tax purposes.

C. Inventories

Inventories are summarized as follows:

                                                    March 31,           December 31,
                                                      2004                2003
                                                      ----                ----
Raw materials                                       $ 59,931              $ 54,588
Work-in-process                                       18,677                17,652
Finished goods                                        55,219                54,264
                                                    --------              --------
                                                    $133,827              $126,504
                                                    ========              ========

D. Comprehensive Loss

Total comprehensive loss for the three months ended March 31, 2004 and 2003 is as follows:

                                                         Three Months Ended
                                                              March 31
                                                              --------
                                                       2004              2003
                                                       ----              ----
Net loss                                             $(18,179)         $ (7,899)
Foreign currency translation                            2,992             5,672
                                                     --------          --------
Comprehensive loss                                   $(15,187)         $ (2,227)
                                                     ========          ========

                             JORDAN INDUSTRIES, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                        (ALL DOLLAR AMOUNTS IN THOUSANDS)

E. Discontinued Operations

On January 20, 2004, the Company sold certain assets and liabilities of JII Promotions' Ad Specialty and Calendar product lines to a third party for $6,155. Concurrent with the above transaction, the Company agreed to wind down the remaining activities of JII Promotions, and to ultimately retain only the pension-related liabilities and various immaterial capital leases. The consolidated financial statements reflect JII Promotions as a discontinued operation for all periods presented. Net assets of discontinued operations in the condensed consolidated balance sheets reflect net assets of JII Promotions, excluding the retained liabilities discussed above. The Company recorded a loss on the sale of $1,171. There was no tax benefit on the loss on sale or on the loss from discontinued operations.

Net sales of JII Promotions for the three month period ending March 31, 2004 and 2003 were $1,083 and $7,461, respectively. JII Promotions is a part of the Specialty Printing and Labeling segment.

F. Additional Purchase Price Agreements

The Company has a contingent purchase price agreement relating to its acquisition of Deflecto in 1998. The agreement is based on Deflecto achieving certain earnings before interest and taxes and is payable on April 30, 2008. If Deflecto is sold prior to April 30, 2008, the agreement is payable 120 days after the transaction. Additional consideration, if any, will be recorded as an addition to goodwill.

Kinetek has a contingent purchase price agreement relating to its acquisition of Motion Control on December 18, 1997. The terms of this agreement provide for additional consideration to be paid to the sellers. The agreement is exercisable at the sellers' option during a five year period that began in 2003. When exercised, the additional consideration will be based on Motion Control's operating results over the two preceding fiscal years. Payments, if any, under the contingent agreement will be placed in a trust and paid out in cash over a three or four-year period, in annual installments according to a schedule, which is included in the agreement. Additional consideration, if any, will be recorded as an addition to goodwill.

G. Pension Plans and Other Post-Retirement Benefit Plans

The components of net periodic benefit cost for the Company's pension plans for the three months ended March 31, 2004 and 2003 are as follows:

                                                            Three Months Ended
                                                                  March 31,
                                                                  ---------
                                                             2004         2003
                                                             ----         ----
Service cost                                                $ 195         $ 169
Interest cost                                                 310           299
Expected return on plan assets                               (270)         (294)
Prior service costs recognized                                 15            14
Recognized net actuarial loss (gain)                           31            (2)
                                                            -----         -----
Net periodic benefit cost                                   $ 281         $ 186
                                                            =====         =====

                             JORDAN INDUSTRIES, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                        (ALL DOLLAR AMOUNTS IN THOUSANDS)

The components of net periodic benefit cost for the Company's post-retirement healthcare benefit plans for the three months ended March 31, 2004 and 2003 are as follows:

                                                            Three Months Ended
                                                                 March 31,
                                                                 ---------
                                                             2004           2003
                                                             ----           ----
Service cost                                                 $ 46           $ 38
Interest cost                                                  90             72
Recognized net actuarial loss                                  48             31
                                                             ----           ----
    Net periodic benefit cost                                $184           $141
                                                             ====           ====

H. Business Segment Information

See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for the Company's business segment disclosures. There have been no changes from the Company's December 31, 2003 consolidated financial statements with respect to segmentation or the measurement of segment profit or loss, except for the reclassification of JII Promotions to discontinued operations in all periods (See Note E).

I. Exchange Offer

On February 18, 2004, the Company completed an Exchange Offer, whereby it exchanged $173,334 of new Senior Notes (the "Exchange Notes") for $247,619 of Old Senior Notes. The Exchange Notes were co-issued by JII Holdings LLC, a wholly owned subsidiary of the Company, and its wholly owned subsidiary, JII Holdings Finance Corporation. The Exchange Notes bear interest at 13% per annum which is payable semi annually on February 1st and August 1st of each year, and mature on April 1, 2007. The notes that were exchanged bore interest at 10 3/8% per annum, paid interest semi annually on February 1st and August 1st, and were scheduled to mature on August 1, 2007.

The Exchange Offer has been accounted for as a troubled debt restructuring in conformity with Statement of Financial Accounting Standards No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructurings" (SFAS No. 15). SFAS No. 15 requires that, when there is a modification of terms such as this, if the total debt service of the new debt is less than the carrying amount on the balance sheet of the old debt, the carrying amount should be reduced to the total debt service amount. This reduction resulted in a gain of $2,149, which was required by SFAS No. 15 to be offset by fees incurred on the transaction. Fees of $6,315, which were in excess of the gain, were recorded as interest expense during the first quarter of 2004. The remaining reduction in the principal of the Exchange Notes compared to the Old Senior Notes will be recognized over the period to maturity of the Exchange Notes as a reduction of interest expense.

                             JORDAN INDUSTRIES, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                        (ALL DOLLAR AMOUNTS IN THOUSANDS)

J. Waiver Agreement

On January 31, 2004, the Company and certain holders of the Company's Senior Subordinated Discount Debentures entered into a Waiver Agreement which states that the participating note holders waive any rights to claim an event of default if the Company does not make the scheduled interest payments as required in the applicable indenture. Should the Company elect not to make interest payments on these notes, the interest will continue to accrue at its original rate of 11.75% per year and will be due and payable to the holders at the maturity date of the notes. Pursuant to the Waiver

Agreement, the maturity date of the participating notes is the earlier of (1) the date on which all of the outstanding principal and interest on the Exchange Notes and the Senior Secured Discount Debentures not participating in the Waiver Agreement have been paid in full, (2) the date six months after the original maturity of the participating notes, or (3) the date on which the Company enters into a bankruptcy proceeding.

K. Modification Agreement

On February 18, 2004, certain of the Company's Senior Subordinated Discount Debenture note holders entered into a Modification Agreement which provides for a reduction in their stated maturity value and a reduction of their applicable interest rate. The aggregate maturity value of the notes held by the parties to the Modification Agreement is $24,007 which has been reduced to $7,202. The interest rate on these notes has been reduced to a stated rate of 1.61% from 11.75%. The holders of these modified notes retain the right to collect the original maturity value and interest thereon at the original interest rate if the Company meets certain financial tests and ratios. Under the Modification Agreement, these notes mature on the earlier of (1) the date that all other Senior Subordinated Discount Debenture note holders have been paid in full, (2) the date that is six months after the original maturity date, or (3) the date on which the Company enters into a bankruptcy proceeding.

The Company has determined that this modification will be accounted for as a troubled debt restructuring as required by SFAS No. 15. The effect of this accounting treatment will not reduce the carrying value of the modified notes; however, the interest expense associated with the modified notes will be calculated using the modified stated interest rate of 1.61% per annum and the reduced maturity amount.

The remaining Senior Subordinated Discount Debentures that are not party to the Modification Agreement will continue to accrue interest at 11.75% and represent $70,879 of the total outstanding principal amount of $94,886.

                             JORDAN INDUSTRIES, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                        (ALL DOLLAR AMOUNTS IN THOUSANDS)

L. Condensed Consolidating Financial Statements Unaudited

Pursuant to the Exchange Offer described in Note I, wholly owned subsidiaries of the Company, JII Holding LLC and JII Holdings Finance Corporation, issued senior secured notes which have been guaranteed by the Company and may, in the future, be guaranteed by certain of the Company's subsidiaries. The following condensed consolidating financial information is provided in lieu of separate financial statements for the issuers of these notes.

Three months ended March 31, 2004

                                                                                Operating
                                       Jordan Ind  JII Holdings  JII Finance       Subs        Eliminations  Consolidated
                                       ----------  ------------  -----------       ----        ------------  ------------
Net Sales                              $        -  $          -  $         -  $      168,517   $          -  $    168,517
Cost of sales, excl depr                        -             -            -         114,101              -       114,101
Selling, general and admin
  expenses, excl depr                        (438)            -            -          38,710              -        38,272
Depreciation                                  381             -            -           4,570              -         4,951
Amortization of goodwill and other
intangibles                                     1             -            -              45              -            46
Management fees and other                    (441)            -            -             371              -           (70)
                                       ----------  ------------  -----------  --------------   ------------  ------------
Operating income                              497             -            -          10,720              -        11,217

Other (income) and expenses:
      Interest expense                      7,078         6,551            -          10,030              -        23,659
      Intercompany interest expense
      (income)                             (5,009)       (2,029)           -           7,038              -             -
      Interest income                        (239)            -            -             (65)            34          (270)
      Intercompany management fee
      expense (income)                     (1,328)         (351)           -           1,682             (3)            -
      Equity in losses of subsidiaries     21,329         8,715            -               -        (30,044)            -
      Other, net                                -             -            -             333              2           335
                                       ----------  ------------  -----------  --------------   ------------  ------------
                                           21,831        12,886            -          19,018        (30,011)       23,724
(Loss) income from continuing
operations before taxes and minority
interest                                  (21,334)      (12,886)           -          (8,298)        30,011       (12,507)
Provision (benefit) for income taxes            -             -            -           2,438          1,504         3,942
                                       ----------  ------------  -----------  --------------   ------------  ------------
(Loss) income from continuing
operations before minority interest       (21,334)      (12,886)           -         (10,736)        28,507       (16,449)
Minority interest                               -             -            -              99              -            99
                                       ----------  ------------  -----------  --------------   ------------  ------------
(Loss) income  from continuing
operations                                (21,334)      (12,886)           -         (10,835)        28,507       (16,548)
Loss from discontinued operations, net
of tax                                          -             -            -            (460)             -          (460)
Loss on sale of discontinued
operations, net of tax                      3,155             -            -          (4,326)             -        (1,171)
                                       ----------  ------------  -----------  --------------   ------------  ------------
Net loss                               $  (18,179) $    (12,886) $         -  $      (15,621)  $     28,507  $    (18,179)
                                       ==========  ============  ===========  ==============   ============  ============

                             JORDAN INDUSTRIES, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                        (ALL DOLLAR AMOUNTS IN THOUSANDS)

Three months ended March 31, 2003

                                                                                Operating
                                         Jordan Ind  JII Holdings  JII Finance     Subs        Eliminations  Consolidated
                                         ----------  ------------  -----------     ----        ------------  ------------
Net Sales                                $        -  $          -  $         -    $ 162,246      $      -      $162,246
Cost of sales, excl depr                          -             -            -      107,213             -       107,213
Selling, general and admin
  expenses, excl depr                          (196)            -            -       36,133             -        35,937
Depreciation                                    374             -            -        4,939             -         5,313
Amortization of goodwill and other
intangibles                                       1             -            -           60             -            61
Management fees and other                        30             -            -            -             -            30
                                         ----------  ------------  -----------  -----------      --------      --------
Operating income                               (209)            -            -       13,901             -        13,692

Other (income) and expenses:
      Interest expense                       10,753             -            -        9,992             -        20,745
      Intercompany interest expense
      (income)                                 (992)       (5,926)           -        6,918             -             -
      Interest income                          (218)            -            -          (79)           30          (267)
      Intercompany management fee
      expense (income)                         (735)         (958)           -        1,693             -             -
      Equity in (earnings) losses of
      subsidiaries                           (3,590)        4,130            -            -          (540)            -
      Other, net                              2,472             -            -       (5,865)            -        (3,393)
                                         ----------  ------------  -----------  -----------      --------      --------
                                              7,690        (2,754)           -       12,659          (510)       17,085
(Loss) income from continuing
 operations before taxes and minority
interest                                     (7,899)        2,754            -        1,242           510        (3,393)
Provision (benefit) for income taxes              -             -            -        2,189           827         3,016
                                         ----------  ------------  -----------  -----------      --------      --------
(Loss) income from continuing
operations before minority interest          (7,899)        2,754            -         (947)         (317)       (6,409)
Minority interest                                 -             -            -          (61)            -           (61)
                                         ----------  ------------  -----------  -----------      --------      --------
(Loss) income from continuing
operations                                   (7,899)        2,754            -         (886)         (317)       (6,348)
Loss from discontinued operations, net
of tax                                            -             -            -       (1,551)             -       (1,551)
                                         ----------  ------------  -----------  -----------      --------      --------
Net loss                                 $   (7,899) $      2,754  $         -  $    (2,437)     $   (317)     $ (7,899)
                                         ==========  ============  ===========  ===========      ========      ========

Balance Sheet as of March 31, 2004

                                                                                Operating
                                         Jordan Ind  JII Holdings  JII Finance     Subs        Eliminations  Consolidated
                                         ----------  ------------  -----------     ----        ------------  ------------
Current Assets:
      Cash and equivalents               $    5,143  $          -  $         -  $    16,033    $        -      $ 21,176
      Intercompany receivables               21,992       (15,658)           -          797        (7,131)            -
      Accounts receivable, net                    -             -            -      115,982             -       115,982
      Inventories                                 -             -            -      133,827             -       133,827
      Net assets of discontinued
      operations                                  -             -            -        3,666             -         3,666
      Income tax receivable                       -             -            -        5,198             -         5,198
      Prepaids and other current assets      13,033             -            -       10,241             -        23,274
                                         ----------  ------------  -----------  -----------    ----------      --------
      Total current assets                   40,168       (15,658)           -      285,744        (7,131)      303,123

Property, plant and equipment, net              562             -            -       86,631             -        87,193
Investments and advances to affiliates       34,414             -            -       12,344             -        46,758
Investments in subsidiaries                (182,587)      170,628            -            -        11,959             -
Goodwill, net                                     -             -            -      264,156       (15,724)      248,432
Intercompany notes receivable                     -       228,156            -        1,000      (229,156)            -
Other assets                                  1,398         8,515            -       12,569             -        22,482
                                         ----------  ------------  -----------  -----------    ----------      --------
      Total assets                       $ (106,045) $    391,641            -  $   662,444    $ (240,052)     $707,988
                                         ==========  ============  ===========  ===========    ==========      ========

                             JORDAN INDUSTRIES, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                        (ALL DOLLAR AMOUNTS IN THOUSANDS)

Current liabilities
      Accounts payable                            -             -            -       61,797            -         61,797
      Accrued liabilities                    37,161         8,856            -       51,875         1,002        98,894
      Intercompany payables                       -             -            -       (1,232)        1,232             -
      Current portion of long term debt           -             -            -       20,090             -        20,090
                                         ----------  ------------  -----------  -----------    ----------     ---------
      Total current liabilities              37,161         8,856            -      132,530         2,234       180,781

Long term debt                              122,125       240,933            -      373,386             -       736,444
Other non current liabilities                     -             -            -       14,536             -        14,536
Intercompany payables                       (44,291)            -            -      273,447      (229,156)            -
Deferred income taxes                        12,192             -            -       (1,883)          202        10,511
Minority interest                                 -             -            -          571             -           571
Preferred stock of a subsidiary                (350)            -            -      120,531      (117,595)        2,586
Shareholders equity                        (232,882)      141,852            -     (250,674)      104,263      (237,441)
                                         ----------  ------------  -----------  -----------    ----------     ---------
      Total liabilities and
      shareholders equity                $ (106,045) $    391,641  $         -  $   662,444    $ (240,052)    $ 707,988
                                         ==========  ============  ===========  ===========    ==========     =========

Balance Sheet as of December 31, 2003

                                                                                Operating
                                         Jordan Ind  JII Holdings  JII Finance     Subs        Eliminations  Consolidated
                                         ----------  ------------  -----------     ----        ------------  ------------
Current Assets:
      Cash and equivalents               $    6,301  $          -  $         -        9,872    $        -     $  16,173
      Intercompany receivables               14,689       (13,313)           -          769        (2,145)            -
      Accounts receivable, net                    -             -            -      101,860             -       101,860
      Inventories                                 -             -            -      126,504             -       126,504
      Net assets of discontinued
      operations                                  -             -            -        6,292             -         6,292
      Income tax receivable                       -             -            -        5,637             -         5,637
      Prepaids and other current assets      14,275             -            -       13,052             -        27,327
                                         ----------  ------------  -----------  -----------    ----------     ---------
      Total current assets                   35,265       (13,313)           -      263,986        (2,145)      283,793

Property, plant and equipment, net              924             -            -       89,032             -        89,956
Investments and advances to affiliates       34,320             -            -       12,344             -        46,664
Investments in subsidiaries                  49,129       172,847            -            -      (221,976)            -
Goodwill, net                                     -             -            -      263,624       (15,724)      247,900
Intercompany notes receivable                     -       226,501            -        1,000      (227,501)            -
Other assets                                 10,603             -            -       13,552             -        24,155
                                         ----------  ------------  -----------  -----------    ----------     ---------
      Total assets                       $  130,241  $    386,035  $         -  $   643,538    $ (467,346)    $ 692,468
                                         ==========  ============  ===========  ===========    ==========     =========

Current liabilities
      Accounts payable                            -             -            -       54,001             -        54,001
      Accrued liabilities                    43,820             -            -       43,140          (293)       86,667
      Intercompany payables                       -             -            -       (6,210)        6,210             -
      Current portion of long term debt           -             -            -       20,087             -        20,087
                                         ----------  ------------  -----------  -----------    ----------     ---------
      Total current liabilities              43,820             -            -      111,018         5,917       160,755
Long term debt                              367,661             -            -      360,463             -       728,124
Other non current liabilities                     -             -            -       14,587             -        14,587
Intercompany payables                       (44,291)            -            -      271,792      (227,501)            -
Deferred income taxes                        12,192             -            -       (3,994)            -         8,198
Minority interest                                 -             -            -          472             -           472
Preferred stock of a subsidiary                (350)            -            -      122,699      (119,814)        2,535
Shareholders equity                        (248,791)      386,035            -     (233,499)     (125,948)     (222,203)
                                         ----------  ------------  -----------  -----------    ----------     ---------
      Total liabilities and
      shareholders equity                $  130,241  $    386,035  $         -  $   643,538    $ (467,346)    $ 692,468
                                         ==========  ============  ===========  ===========    ==========     =========

                             JORDAN INDUSTRIES, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                        (ALL DOLLAR AMOUNTS IN THOUSANDS)

Three months ended March 31, 2004

                                                                                Operating
                                         Jordan Ind  JII Holdings  JII Finance     Subs        Eliminations  Consolidated
                                         ----------  ------------  -----------     ----        ------------  ------------
Net cash (used in) provided by
operating activities                     $   (7,289) $      2,164  $         -  $    (9,618)   $        -      $(14,743)

Cash flows from investing activities
      Proceeds from sales of fixed
      assets                                      -             -            -          320             -           320
      Capital expenditures                      (19)            -            -       (1,666)            -        (1,685)
      Proceeds from sales of
      subsidiaries                            6,155             -            -            -             -         6,155
                                         ----------  ------------  -----------  -----------    ----------      --------
Net cash provided by (used in)
investing activities                          6,136             -            -       (1,346)            -         4,790

Cash flows from financing activities
      Proceeds from revolving credit
      facility                                    -             -            -       15,958             -        15,958
      Payment of deferred financing
      costs                                       -        (2,164)           -            -             -        (2,164)
      Payment of long term debt                  (5)            -            -       (1,041)            -        (1,046)
      Proceeds from other borrowings              -             -            -          431             -           431
                                         ----------  ------------  -----------  -----------    ----------      --------
Net cash (used in) provided by
financing activities                             (5)       (2,164)           -       15,348             -        13,179

Effect of exchange rate changes on cash           -             -            -        1,777             -         1,777
                                         ----------  ------------  -----------  -----------    ----------      --------
Net (decrease) increase in cash and
equivalents                                  (1,158)            -            -        6,161             -         5,003
Cash and equivalents at beginning of
year                                          6,301             -            -        9,872             -        16,173
                                         ----------  ------------  -----------  -----------    ----------      --------
Cash and equivalents at end of year      $    5,143  $          -  $         -  $    16,033    $        -      $ 21,176
                                         ==========  ============  ===========  ===========    ==========      ========

Three months ended March 31, 2003

                                                                                Operating
                                         Jordan Ind  JII Holdings  JII Finance     Subs        Eliminations  Consolidated
                                         ----------  ------------  -----------     ----        ------------  ------------
Net cash provided by (used in)
operating activities                     $    1,450  $          -  $         -  $   (17,988)   $        -      $(16,538)

Cash flows from investing activities
      Proceeds from sales of fixed
      assets                                      -             -            -        3,744             -         3,744
      Capital expenditures                      (26)            -            -       (3,134)            -        (3,160)
                                         ----------  ------------  -----------  -----------    ----------      --------
Net cash (used in) provided by
investing activities                            (26)            -            -          610             -           584

Cash flows from financing activities
      Proceeds from revolving credit
      facility                                    -             -            -       23,423             -        23,423
      Payment of deferred financing
      costs                                       -             -            -          (21)            -           (21)
      Payment of long term debt                 (10)            -            -       (7,235)            -        (7,245)
      Proceeds from other borrowings              -             -            -          602             -           602
                                         ----------  ------------  -----------  -----------    ----------      --------
Net cash used in financing activities           (10)            -            -       16,769             -        16,759

Effect of exchange rate changes on cash           -             -            -        4,324             -         4,324
                                         ----------  ------------  -----------  -----------    ----------      --------
Net increase in cash and equivalents          1,414             -            -        3,715             -         5,129
Cash and equivalents at beginning of
year                                          3,334             -            -       16,595             -        19,929
                                         ----------  ------------  -----------  -----------    ----------      --------
Cash and equivalents at end of year      $    4,748  $          -  $         -  $    20,310    $        -      $ 25,058
                                         ==========  ============  ===========  ===========    ==========      ========

                             JORDAN INDUSTRIES, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                        (ALL DOLLAR AMOUNTS IN THOUSANDS)

M. Subsequent Events

On April 1, 2004, certain holders of an additional $1,847 of the Company's Senior Subordinated Discount Debentures elected to participate in the Modification Agreement as discussed in Note K. Under the terms of the Modification Agreement, the maturity value of these notes has been reduced to $554 with an applicable stated interest rate of 1.61% per annum. These notes have the same terms and conditions as the notes modified as of February 18, 2004.

On May 4, 2004, two of the Company's affiliates, DMS Holdings, Inc. and Mabis Healthcare Holdings, Inc., ("DMS/Mabis") were sold to a third party. A portion of the proceeds from the sale was used to repay the Company for operating expenses which the Company paid on behalf of DMS/Mabis in prior periods, as well as accrued and unpaid management fees due the Company. These repayments totaled $806 and $1,069, respectively. Also as a result of the sale, the Company was paid a fee of $1,725 for the termination of their management fee arrangement with DMS/Mabis, and a fee of $1,600 pursuant to certain advisory agreements. The Company anticipates recording income of approximately $4,309 in the second quarter as a result of this transaction.

On May 13, 2004, one of the Company's affiliates, Flavor and Fragrance Holdings, Inc., ("FFG") was sold to a third party. A portion of the proceeds was used to repay the principal and accrued interest on the note the Company received when the net assets of Flavorsource were sold to FFG on January 1, 2002. This principal and accrued interest totaled $12,181. In addition, a portion of the proceeds from the sale was used to repay the Company for operating expenses which the Company paid on behalf of FFG in prior periods, as well as accrued and unpaid management fees due the Company. These repayments totaled $4,509 and $1,672, respectively. Also as a result of the sale, the Company was paid a fee of $1,705 for the termination of their management fee arrangement with FFG, and a fee of $1,940 pursuant to certain advisory agreements. The Company anticipates recording income of approximately $3,645 in the second quarter as a result of this transaction.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      JII Finance

      (a) The Delaware General Corporation Law (Section 145) gives Delaware corporations broad powers to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, so long as such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. For actions or suits by or in the right of the registrant, no indemnification is permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the registrant, unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court deems proper.

      Section 145 also authorizes the registrant to buy directors' and officers' liability insurance and gives a director, officer, employee or agent of the registrant who has been successful on the merits or otherwise in defense of any action, suit or proceeding of a type referred to in the preceding paragraph the right to be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. Any indemnification (unless ordered by a court) will be made by the registrant only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth above. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
(2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of stockholders or otherwise.

      (b) The Certificate of Incorporation of JII Finance requires, and the By- Laws of JII Finance provides for, indemnification of directors, officers, employees and agents to the full extent permitted by law.

      JII

      (a) The Illinois Business Corporation Act (Section 8.75) empowers Illinois corporations to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, so long as such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. For actions or suits by or in the right of the registrant, no indemnification is permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the registrant, unless, and only to the extent that, the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the court deems proper. Any indemnification (unless ordered by a court) will be made by the registrant only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth above. Such determination shall be made with respect to a person who is a director or officer at the time of determination: (1) by the board of directors by a majority vote of the directors who are not parties to such action, suit or proceeding, (2) by a committee of the directors designated by a majority vote of the directors, even though less than a quorum, (3) if such a quorum is not obtainable or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of stockholders or otherwise.

      Section 8.75 also authorizes the registrant to buy directors' and officers' liability insurance and gives a director, officer, employee or agent of the registrant, or a person who is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any capacity, or arising out of the person's status as such, whether or not the registrant has the power to indemnify the person against such liability.

      (b) The Articles of Incorporation of JII require, and the By-Laws of JII provide for, indemnification of directors, officers, employees and agents to the full extent permitted by law.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

      (a)   EXHIBITS.

      A list of the exhibits filed with, or incorporated by reference into, this registration statement is in the Exhibit Index that immediately precedes such exhibits and is incorporated herein by reference.

      (b)   FINANCIAL STATEMENT SCHEDULES.

      All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission have been omitted because they are not required, are inapplicable or the required information has already been provided elsewhere in this registration statement.

ITEM 22. UNDERTAKINGS

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, JII Holdings, LLC has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                                        JII HOLDINGS, LLC


                                        By  /s/ Norman R. Bates
                                            ---------------------------------
                                              Norman R. Bates
                                  Chief Financial Officer, Vice President and
                                  Assistant Secretary







      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                     SIGNATURES                                             TITLE
                     ----------                                             -----
                         *                            Chairman of the Board and Chief Executive Officer
---------------------------------------------------   (principal executive officer)
                    John W. Jordan II

                         *                            Manager, President, Chief Operating Officer and
---------------------------------------------------   Secretary
                     Thomas H. Quinn

                       *
---------------------------------------------------   Manager, Vice President and Assistant Secretary
                   Jonathon F. Boucher

/s/ Norman R. Bates                                   Chief Financial Officer, Vice President and
---------------------------------------------------   Assistant Secretary (principal financial and
                     Norman R. Bates                  accounting officer)


                       *                              Manager and Assistant Secretary
---------------------------------------------------
                     G. Robert Fisher

                       *
---------------------------------------------------   Manager
                   Joseph S. Steinberg

                       *
---------------------------------------------------   Manager
                    David W. Zalaznick


*By: /s/ Norman R. Bates
     ----------------------------------------------
        Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, JII Holdings Finance Corporation has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                             JII HOLDINGS FINANCE CORPORATION


                             By /s/ Norman R. Bates
                                ------------------------------------------------
                                                Norman R. Bates
                                Chief Financial Officer, Vice President and
                                Assistant Secretary







      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                        SIGNATURES                                                    TITLE
                        ----------                                                    -----
                         *                                      Chairman of the Board and Chief Executive Officer
------------------------------------------------------          (principal executive officer)
                    John W. Jordan II

                         *                                      President, Chief Operating Officer, Secretary and
------------------------------------------------------          Director
                     Thomas H. Quinn

                                                                Chief Financial Officer, Vice President and
/s/ Norman R. Bates                                             Assistant Secretary (principal financial and
------------------------------------------------------          accounting officer)
                     Norman R. Bates

                         *                                      Vice President, Assistant Secretary and Director
------------------------------------------------------
                   Jonathan F. Boucher

                         *                                      Director
------------------------------------------------------
                   Joseph S. Steinberg

                         *                                      Assistant Secretary and Director
------------------------------------------------------
                   G. Robert Fisher

                         *                                      Director
------------------------------------------------------
                  David W. Zalaznick


*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, Jordan Industries, Inc. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                             JORDAN INDUSTRIES, INC.


                             By /s/ Norman R. Bates
                                ------------------------------------------------
                                           Norman R. Bates
                                  Chief Financial Officer, Vice President and
                                  Assistant Secretary







      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                        SIGNATURES                                                    TITLE
                        ----------                                                    -----
                         *                                      Chairman and Chief Executive Officer (principal
------------------------------------------------------          executive officer)
                    John W. Jordan II

                         *                                      Director, President and Chief Operating Officer
------------------------------------------------------
                     Thomas H. Quinn

                         *                                      Director, Vice President and Assistant Secretary
------------------------------------------------------
                   Jonathan F. Boucher

/s/ Norman R. Bates                                             Chief Financial Officer, Vice President and
------------------------------------------------------          Assistant Secretary (principal financial and
                     Norman R. Bates                            accounting officer)

                         *                                      Director
------------------------------------------------------
                    David W. Zalaznick

                         *                                      Director
------------------------------------------------------
                 Joseph S. Steinberg

                         *                                      Director and Secretary
------------------------------------------------------
                   G. Robert Fisher


*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, ABC Transmission Parts Warehouse, Inc. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                             ABC TRANSMISSION PARTS WAREHOUSE, INC.


                             By /s/ Norman R. Bates
                                ------------------------------------------------
                                                Norman R. Bates
                                 Vice President, Assistant Secretary and Chief
                                 Financial Officer







      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                        SIGNATURES                                                  TITLE
                        ----------                                                  -----
                         *                                      Chairman of the Board and Assistant Secretary
------------------------------------------------------          (principal executive officer)
                     Thomas H. Quinn

                         *                                      Chief Executive Officer, President and Director
------------------------------------------------------
                      David F. Peace

/s/ Norman R. Bates                                             Vice President, Assistant Secretary and Chief
------------------------------------------------------          Financial Officer (principal financial and
                     Norman R. Bates                            accounting officer)

                         *                                      Director
------------------------------------------------------
                    John W. Jordan II


*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, Alma Products I, Inc. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                              ALMA PRODUCTS I, INC.


                              By /s/ Gordon L. Nelson
                                 -----------------------------------------------
                                                 Gordon L. Nelson
                                               Secretary and Director






      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                        SIGNATURES                                                   TITLE
                        ----------                                                   -----
                             *                                  Vice President (principal executive officer)
------------------------------------------------------
                    Douglas D. Olander

                             *                                  Treasurer (principal financial and accounting
------------------------------------------------------          officer)
                   Robert L. Carpenter

/s/ Gordon L. Nelson                                            Secretary and Director
------------------------------------------------------
                     Gordon L. Nelson

                             *                                  Vice President, Assistant Secretary and Director
------------------------------------------------------
                     G. Robert Fisher


*By: /s/ Gordon L. Nelson
     -------------------------------------------------
     Gordon L. Nelson, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, ATCO Products, Inc. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                               ATCO PRODUCTS, INC.


                               By /s/ Norman R. Bates
                                  ----------------------------------------------
                                           Norman R. Bates
                                  Vice President, Assistant Secretary and Chief Financial Officer







      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                        SIGNATURES                                                TITLE
                        ----------                                                -----
                            *                                   Chairman of the Board and Secretary
------------------------------------------------------
                     Thomas H. Quinn

                            *                                   Chief Executive Officer, President and Director
------------------------------------------------------          (principal executive officer)
                      David F. Peace


/s/ Norman R. Bates                                             Vice President, Assistant Secretary and Chief
------------------------------------------------------          Financial Officer (principal financial and
                     Norman R. Bates                            accounting officer)

                            *                                   Director
------------------------------------------------------
                    John W. Jordan II


*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, Beemak Plastics, Inc. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                             BEEMAK PLASTICS, INC.


                             By /s/ Norman R. Bates
                                ------------------------------------------------
                                             Norman R. Bates
                                  Vice President and Assistant Secretary







      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                        SIGNATURES                                                TITLE
                        ----------                                                -----
                       *                                        Chairman of the Board and Secretary
------------------------------------------------------
                     Thomas H. Quinn

                       *                                        Chief Executive Officer and Director (principal
------------------------------------------------------          executive officer)
                     Henry J. Janzen

/s/ Norman R. Bates                                             Vice President and Assistant Secretary (principal
------------------------------------------------------          financial and accounting officer)
                     Norman R. Bates

                       *                                        Director
------------------------------------------------------
                    John W. Jordan II


*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, Cho-Pat, Inc. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                             CHO-PAT, INC.


                             By /s/ Norman R. Bates
                                ------------------------------------------------
                                               Norman R. Bates
                                  Vice President and Assistant Secretary







      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                        SIGNATURES                                                   TITLE
                        ----------                                                   -----
                             *                                  Chairman of the Board, President and Secretary
------------------------------------------------------          (principal executive officer)
                     Thomas H. Quinn

/s/ Norman R. Bates                                             Vice President and Assistant Secretary (principal
------------------------------------------------------          financial and accounting officer)
                     Norman R. Bates

                             *                                  Director
------------------------------------------------------
                    John W. Jordan II


*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, DACCO Incorporated has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                               DACCO INCORPORATED


                               By /s/ Norman R. Bates
                                  ----------------------------------------------
                                            Norman R. Bates
                                  Chief Financial Officer, Vice President and
                                  Assistant Secretary







      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                        SIGNATURES                                             TITLE
                        ----------                                             -----
                       *                                        Chairman of the Board and Secretary
------------------------------------------------------
                     Thomas H. Quinn

                       *                                        Chief Executive Officer, President and Director
------------------------------------------------------          (principal executive officer)
                      David F. Peace

/s/ Norman R. Bates                                             Chief Financial Officer, Vice President and
------------------------------------------------------          Assistant Secretary (principal financial and
                     Norman R. Bates                            accounting officer)

                       *                                        Director
------------------------------------------------------
                    John W. Jordan II


*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, DACCO/Detroit of Alabama, Inc. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                            DACCO/DETROIT OF ALABAMA, INC.


                            By /s/ Norman R. Bates
                               -------------------------------------------------
                                              Norman R. Bates
                               Vice President, Assistant Secretary and Chief Financial Officer







      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                        SIGNATURES                                                   TITLE
                        ----------                                                   -----
                       *                                        Chairman of the Board and Assistant Secretary
------------------------------------------------------
                     Thomas H. Quinn

                       *                                        Chief Executive Officer, President and Director
------------------------------------------------------          (principal executive officer)
                      David F. Peace

/s/ Norman R. Bates                                             Vice President, Assistant Secretary and Chief
------------------------------------------------------          Financial Officer (principal financial and
                     Norman R. Bates                            accounting officer)

                       *                                        Director
------------------------------------------------------
                    John W. Jordan II


*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, DACCO/Detroit of Arizona, Inc. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                            DACCO/DETROIT OF ARIZONA, INC.


                            By /s/ Norman R. Bates
                               -------------------------------------------------
                                            Norman R. Bates
                               Vice President, Assistant Secretary and Chief Financial Officer







      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                        SIGNATURES                                                   TITLE
                        ----------                                                   -----
                       *                                        Chairman of the Board and Assistant Secretary
------------------------------------------------------
                     Thomas H. Quinn

                       *                                        Chief Executive Officer, President and Director
------------------------------------------------------          (principal executive officer)
                      David F. Peace

/s/ Norman R. Bates                                             Vice President, Assistant Secretary and Chief
------------------------------------------------------          Financial Officer (principal financial and
                     Norman R. Bates                            accounting officer)

                       *                                        Director
------------------------------------------------------
                    John W. Jordan II


*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, DACCO/Detroit of Chattanooga, Inc. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                            DACCO/DETROIT OF CHATTANOOGA, INC.


                            By /s/ Norman R. Bates
                               -------------------------------------------------
                                              Norman R. Bates
                               Vice President, Assistant Secretary and Chief Financial Officer







      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                        SIGNATURES                                                   TITLE
                        ----------                                                   -----
                       *                                        Chairman of the Board and Assistant Secretary
------------------------------------------------------
                     Thomas H. Quinn

                       *                                        Chief Executive Officer, President and Director
------------------------------------------------------          (principal executive officer)
                      David F. Peace

/s/ Norman R. Bates                                             Vice President, Assistant Secretary and Chief
------------------------------------------------------          Financial Officer (principal financial and
                     Norman R. Bates                            accounting officer)

                       *                                        Director
------------------------------------------------------
                    John W. Jordan II


*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, DACCO/Detroit of Colorado, Inc. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                             DACCO/DETROIT OF COLORADO, INC.


                             By /s/ Norman R. Bates
                                ------------------------------------------------
                                              Norman R. Bates
                                Vice President, Assistant Secretary and Chief Financial Officer







      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.




                        SIGNATURES                                                   TITLE
                        ----------                                                   -----
                       *                                        Chairman of the Board and Assistant Secretary
------------------------------------------------------
                     Thomas H. Quinn

                       *                                        Chief Executive Officer, President and Director
------------------------------------------------------          (principal executive officer)
                      David F. Peace

/s/ Norman R. Bates                                             Vice President, Assistant Secretary and Chief
------------------------------------------------------          Financial Officer (principal financial and
                     Norman R. Bates                            accounting officer)

                       *                                        Director
------------------------------------------------------
                    John W. Jordan II


*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, DACCO/Detroit of Florida, Inc. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                             DACCO/DETROIT OF FLORIDA, INC.


                             By /s/ Norman R. Bates
                                ------------------------------------------------
                                               Norman R. Bates
                                Vice President, Assistant Secretary and Chief Financial Officer







      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                        SIGNATURES                                                   TITLE
                        ----------                                                   -----
                       *                                        Chairman of the Board and Assistant Secretary
------------------------------------------------------
                     Thomas H. Quinn

                       *                                        Chief Executive Officer, President and Director
------------------------------------------------------          (principal executive officer)
                      David F. Peace

/s/ Norman R. Bates                                             Vice President, Assistant Secretary and Chief
------------------------------------------------------          Financial Officer (principal financial and
                     Norman R. Bates                            accounting officer)

                       *                                        Director
------------------------------------------------------
                    John W. Jordan II


*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, DACCO/Detroit of Georgia, Inc. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                             DACCO/DETROIT OF GEORGIA, INC.


                             By /s/ Norman R. Bates
                                ------------------------------------------------
                                              Norman R. Bates
                                Vice President, Assistant Secretary and Chief Financial Officer







      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                        SIGNATURES                                                   TITLE
                        ----------                                                   -----
                       *                                        Chairman of the Board and Assistant Secretary
------------------------------------------------------
                     Thomas H. Quinn

                       *                                        Chief Executive Officer, President and Director
------------------------------------------------------          (principal executive officer)
                      David F. Peace

/s/ Norman R. Bates                                             Vice President, Assistant Secretary, Chief Financial
------------------------------------------------------          Officer (principal financial and accounting officer)
                     Norman R. Bates

                       *                                        Director
------------------------------------------------------
                    John W. Jordan II


*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, DACCO/Detroit of Indiana, Inc. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                             DACCO/DETROIT OF INDIANA, INC.


                             By /s/ Norman R. Bates
                                ------------------------------------------------
                                               Norman R. Bates
                                Vice President, Assistant Secretary and Chief Financial Officer







      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                        SIGNATURES                                                   TITLE
                        ----------                                                   -----
                       *                                        Chairman of the Board and Assistant Secretary
------------------------------------------------------
                     Thomas H. Quinn

                       *                                        Chief Executive Officer, President and Director
------------------------------------------------------          (principal executive officer)
                      David F. Peace

/s/ Norman R. Bates                                             Vice President, Assistant Secretary and Chief
------------------------------------------------------          Financial Officer (principal financial and
                     Norman R. Bates                            accounting officer)

                       *                                        Director
------------------------------------------------------
                    John W. Jordan II


*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, DACCO/Detroit of Kentucky, Inc. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                             DACCO/DETROIT OF KENTUCKY, INC.


                             By /s/ Norman R. Bates
                                ------------------------------------------------
                                                Norman R. Bates
                                Vice President, Assistant Secretary and Chief
                                Financial Officer







      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                        SIGNATURES                                                   TITLE
                        ----------                                                   -----
                       *                                        Chairman of the Board and Assistant Secretary
------------------------------------------------------
                     Thomas H. Quinn

                       *                                        Chief Executive Officer, President and Director
------------------------------------------------------          (principal executive officer)
                      David F. Peace

/s/ Norman R. Bates                                             Vice President, Assistant Secretary and Chief
------------------------------------------------------          Financial Officer (principal financial and
                     Norman R. Bates                            accounting officer)

                       *                                        Director
------------------------------------------------------
                    John W. Jordan II


*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, DACCO/Detroit of Maryland, Inc. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                             DACCO/DETROIT OF MARYLAND, INC.


                             By /s/ Norman R. Bates
                                ------------------------------------------------
                                               Norman R. Bates
                                Vice President, Assistant Secretary and Chief Financial Officer








      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                        SIGNATURES                                                   TITLE
                        ----------                                                   -----
                       *                                        Chairman of the Board and Assistant Secretary
------------------------------------------------------
                     Thomas H. Quinn

                       *                                        Chief Executive Officer, President and Director
------------------------------------------------------          (principal executive officer)
                      David F. Peace

/s/ Norman R. Bates                                             Vice President, Assistant Secretary and Chief
------------------------------------------------------          Financial Officer (principal financial and
                     Norman R. Bates                            accounting officer)

                       *                                        Director
------------------------------------------------------
                    John W. Jordan II


*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, DACCO/Detroit of Memphis, Inc. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                             DACCO/DETROIT OF MEMPHIS, INC.


                             By /s/ Norman R. Bates
                                ------------------------------------------------
                                               Norman R. Bates
                                Vice President, Assistant Secretary and Chief Financial Officer







      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                        SIGNATURES                                                   TITLE
                        ----------                                                   -----
                       *                                        Chairman of the Board and Assistant Secretary
------------------------------------------------------
                     Thomas H. Quinn

                       *                                        Chief Executive Officer, President and Director
------------------------------------------------------          (principal executive officer)
                      David F. Peace

/s/ Norman R. Bates                                             Vice President, Assistant Secretary and Chief
------------------------------------------------------          Financial Officer (principal financial and
                     Norman R. Bates                            accounting officer)

                       *                                        Director
------------------------------------------------------
                    John W. Jordan II


*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, DACCO/Detroit of Michigan, Inc. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                             DACCO/DETROIT OF MICHIGAN, INC.


                             By /s/ Norman R. Bates
                                ------------------------------------------------
                                               Norman R. Bates
                                Vice President, Assistant Secretary and Chief Financial Officer







      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                        SIGNATURES                                                   TITLE
                        ----------                                                   -----
                       *                                        Chairman of the Board and Assistant Secretary
------------------------------------------------------
                     Thomas H. Quinn

                       *                                        Chief Executive Officer, President and Director
------------------------------------------------------          (principal executive officer)
                      David F. Peace

/s/ Norman R. Bates                                             Vice President, Assistant Secretary and Chief
------------------------------------------------------          Financial Officer (principal financial and
                     Norman R. Bates                            accounting officer)

                       *                                        Director
------------------------------------------------------
                    John W. Jordan II


*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, DACCO/Detroit of Minnesota Inc. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                             DACCO/DETROIT OF MINNESOTA, INC.

                             By /s/ Norman R. Bates
                                ------------------------------------------------
                                               Norman R. Bates
                                Vice President, Assistant Secretary and Chief Financial Officer






      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                        SIGNATURES                                                   TITLE
                        ----------                                                   -----
                       *                                        Chairman of the Board and Assistant Secretary
------------------------------------------------------
                     Thomas H. Quinn

                       *                                        Chief Executive Officer, President and Director
------------------------------------------------------          (principal executive officer)
                      David F. Peace

/s/ Norman R. Bates                                             Vice President, Assistant Secretary and Chief
------------------------------------------------------          Financial Officer (principal financial and
                     Norman R. Bates                            accounting officer)

                       *                                        Director
------------------------------------------------------
                    John W. Jordan II


*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, DACCO/Detroit of Missouri, Inc. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                             DACCO/DETROIT OF MISSOURI, INC.


                             By /s/ Norman R. Bates
                                ------------------------------------------------
                                               Norman R. Bates
                                Vice President, Assistant Secretary and Chief Financial Officer







      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                        SIGNATURES                                                   TITLE
                        ----------                                                   -----
                       *                                        Chairman of the Board and Assistant Secretary
------------------------------------------------------
                     Thomas H. Quinn

                       *                                        Chief Executive Officer, President and Director
------------------------------------------------------          (principal executive officer)
                      David F. Peace

/s/ Norman R. Bates                                             Vice President, Assistant Secretary and Chief
------------------------------------------------------          Financial Officer (principal financial and
                     Norman R. Bates                            accounting officer)

                       *                                        Director
------------------------------------------------------
                    John W. Jordan II


*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, DACCO/Detroit of Nebraska, Inc. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                             DACCO/DETROIT OF NEBRASKA, INC.


                             By /s/ Norman R. Bates
                                ------------------------------------------------
                                             Norman R. Bates
                                Vice President, Assistant Secretary and Chief Financial Officer







      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.


                        SIGNATURES                                                   TITLE
                        ----------                                                   -----
                       *                                        Chairman of the Board and Assistant Secretary
------------------------------------------------------
                     Thomas H. Quinn

                      *                                        Chief Executive Officer, President and Director
------------------------------------------------------          (principal executive officer)
                      David F. Peace

/s/ Norman R. Bates                                             Vice President, Assistant Secretary and Chief
------------------------------------------------------          Financial Officer,  (principal financial and
                     Norman R. Bates                            accounting officer)

                       *                                        Director
------------------------------------------------------
                    John W. Jordan II


*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, DACCO/Detroit of Nevada, Inc. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                             DACCO/DETROIT OF NEVADA, INC.


                             By /s/ Norman R. Bates
                                ------------------------------------------------
                                                Norman R. Bates
                                Vice President, Assistant Secretary and Chief
                                Financial Officer







      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                        SIGNATURES                                                   TITLE
                        ----------                                                   -----
                       *                                        Chairman of the Board and Assistant Secretary
------------------------------------------------------
                     Thomas H. Quinn

                       *                                        Chief Executive Officer, President and Director
------------------------------------------------------          (principal executive officer)
                      David F. Peace

/s/ Norman R. Bates                                             Vice President, Assistant Secretary and Chief
------------------------------------------------------          Financial Officer, (principal financial and
                     Norman R. Bates                            accounting officer)

                       *                                        Director
------------------------------------------------------
                    John W. Jordan II


*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, DACCO/Detroit of New Jersey, Inc. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                             DACCO/DETROIT OF NEW JERSEY, INC.


                             By /s/ Norman R. Bates
                                ------------------------------------------------
                                              Norman R. Bates
                                Vice President, Assistant Secretary and Chief Financial Officer







      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                        SIGNATURES                                                   TITLE
                        ----------                                                   -----
                       *                                        Chairman of the Board and Assistant Secretary
------------------------------------------------------
                     Thomas H. Quinn

                       *                                        Chief Executive Officer, President and Director
------------------------------------------------------          (principal executive officer)
                      David F. Peace

/s/ Norman R. Bates                                             Vice President, Assistant Secretary and Chief
------------------------------------------------------          Financial Officer (principal financial and
                     Norman R. Bates                            accounting officer)

                       *                                        Director
------------------------------------------------------
                    John W. Jordan II


*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, DACCO/Detroit of North Carolina, Inc. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                             DACCO/DETROIT OF NORTH CAROLINA, INC.


                             By /s/ Norman R. Bates
                                ------------------------------------------------
                                             Norman R. Bates
                                Vice President, Assistant Secretary and Chief Financial Officer







      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                        SIGNATURES                                                   TITLE
                        ----------                                                   -----
                       *                                        Chairman of the Board and Assistant Secretary
------------------------------------------------------
                     Thomas H. Quinn

                       *                                        Chief Executive Officer, President and Director
------------------------------------------------------          (principal executive officer)
                      David F. Peace

/s/ Norman R. Bates                                             Vice President, Assistant Secretary and Chief
------------------------------------------------------          Financial Officer (principal financial and
                     Norman R. Bates                            accounting officer)

                       *                                        Director
------------------------------------------------------
                    John W. Jordan II


*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, DACCO/Detroit of Ohio, Inc. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                             DACCO/DETROIT OF OHIO, INC.


                             By /s/ Norman R. Bates
                                ------------------------------------------------
                                              Norman R. Bates
                                Vice President, Assistant Secretary and Chief Financial Officer








      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                        SIGNATURES                                                   TITLE
                        ----------                                                   -----
                       *                                        Chairman of the Board and Assistant Secretary
------------------------------------------------------
                     Thomas H. Quinn

                       *                                       Chief Executive Officer, President and Director
------------------------------------------------------         (principal executive officer)
                      David F. Peace

/s/ Norman R. Bates                                            Vice President, Assistant Secretary and Chief
------------------------------------------------------         Financial Officer (principal financial and accounting
                     Norman R. Bates                           officer)

                       *                                       Director
------------------------------------------------------
                    John W. Jordan II


*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, DACCO/Detroit of Oklahoma, Inc. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                             DACCO/DETROIT OF OKLAHOMA, INC.


                             By /s/ Norman R. Bates
                                ------------------------------------------------
                                              Norman R. Bates
                                Vice President, Assistant Secretary and Chief Financial Officer







      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                        SIGNATURES                                                   TITLE
                        ----------                                                   -----
                       *                                        Chairman of the Board and Assistant Secretary
------------------------------------------------------
                     Thomas H. Quinn

                       *                                        Chief Executive Officer, President and Director
------------------------------------------------------          (principal executive officer)
                      David F. Peace

/s/ Norman R. Bates                                             Vice President, Assistant Secretary and Chief
------------------------------------------------------          Financial Officer (principal financial and
                     Norman R. Bates                            accounting officer)

                       *                                        Director
------------------------------------------------------
                    John W. Jordan II


*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, DACCO/Detroit of Pennsylvania, Inc. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                             DACCO/DETROIT OF PENNSYLVANIA, INC.


                             By /s/ Norman R. Bates
                                ------------------------------------------------
                                            Norman R. Bates
                                Vice President, Assistant Secretary and Chief Financial Officer








      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                        SIGNATURES                                                   TITLE
                        ----------                                                   -----

                       *                                        Chairman of the Board and Assistant Secretary
------------------------------------------------------
                     Thomas H. Quinn

                       *                                        Chief Executive Officer, President and Director
------------------------------------------------------          (principal executive officer)
                      David F. Peace

/s/ Norman R. Bates                                             Vice President, Assistant Secretary and Chief
------------------------------------------------------          Financial Officer (principal financial and
                     Norman R. Bates                            accounting officer)

                       *                                        Director
------------------------------------------------------
                    John W. Jordan II


*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, DACCO/Detroit of South Carolina, Inc. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                             DACCO/DETROIT OF SOUTH CAROLINA, INC.


                             By /s/ Norman R. Bates
                                ------------------------------------------------
                                              Norman R. Bates
                                Vice President, Assistant Secretary and Chief Financial Officer








      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                        SIGNATURES                                                   TITLE
                        ----------                                                   -----
                       *                                        Chairman of the Board and Assistant Secretary
------------------------------------------------------
                     Thomas H. Quinn

                       *                                        Chief Executive Officer, President and Director
------------------------------------------------------          (principal executive officer)
                      David F. Peace

/s/ Norman R. Bates                                             Vice President, Assistant Secretary and Chief
------------------------------------------------------          Financial Officer (principal financial and
                     Norman R. Bates                            accounting officer)

                       *                                        Director
------------------------------------------------------
                    John W. Jordan II


*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, DACCO/Detroit of Texas, Inc. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                             DACCO/DETROIT OF TEXAS, INC.


                             By /s/ Norman R. Bates
                                ------------------------------------------------
                                            Norman R. Bates
                                Vice President, Assistant Secretary and Chief Financial Officer







      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                        SIGNATURES                                                   TITLE
                        ----------                                                   -----
                       *                                        Chairman of the Board and Assistant Secretary
------------------------------------------------------
                     Thomas H. Quinn

                       *                                        Chief Executive Officer, President and Director
------------------------------------------------------          (principal executive officer)
                      David F. Peace

/s/ Norman R. Bates                                             Vice President and Assistant Secretary and Chief
------------------------------------------------------          Financial Officer (principal financial and
                     Norman R. Bates                            accounting officer)

                       *                                        Director
------------------------------------------------------
                    John W. Jordan II


*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, DACCO/Detroit of Virginia, Inc. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                             DACCO/DETROIT OF VIRGINIA, INC.


                             By /s/ Norman R. Bates
                                ------------------------------------------------
                                             Norman R. Bates
                                Vice President, Assistant Secretary and Chief Financial Officer








      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                        SIGNATURES                                                   TITLE
                        ----------                                                   -----
                       *                                        Chairman of the Board and Assistant Secretary
------------------------------------------------------
                     Thomas H. Quinn

                       *                                        Chief Executive Officer, President and Director
------------------------------------------------------          (principal executive officer)
                      David F. Peace

/s/ Norman R. Bates                                             Vice President, Assistant Secretary and Chief
------------------------------------------------------          Financial Officer (principal financial and
                     Norman R. Bates                            accounting officer)

                       *                                        Director
------------------------------------------------------
                    John W. Jordan II


*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, DACCO/Detroit of West Virginia, Inc. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                             DACCO/DETROIT OF WEST VIRGINIA, INC.


                             By /s/ Norman R. Bates
                                ------------------------------------------------
                                             Norman R. Bates
                                Vice President, Assistant Secretary and Chief Financial Officer








      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                        SIGNATURES                                                   TITLE
                        ----------                                                   -----
                       *                                        Chairman of the Board and Assistant Secretary
------------------------------------------------------
                     Thomas H. Quinn

                       *                                        Chief Executive Officer, President and Director
------------------------------------------------------          (principal executive officer)
                      David F. Peace

/s/ Norman R. Bates                                             Vice President, Assistant Secretary and Chief
------------------------------------------------------          Financial Officer (principal financial and
                     Norman R. Bates                            accounting officer)

                       *                                        Director
------------------------------------------------------
                    John W. Jordan II


*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, DACCO/Detroit of Wisconsin, Inc. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                             DACCO/DETROIT OF WISCONSIN, INC.


                             By /s/ Norman R. Bates
                                ------------------------------------------------
                                             Norman R. Bates
                                Vice President, Assistant Secretary and Chief Financial Officer







      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                        SIGNATURES                                                   TITLE
                        ----------                                                   -----
                       *                                        Chairman of the Board and Assistant Secretary
------------------------------------------------------
                     Thomas H. Quinn

                       *                                        Chief Executive Officer, President and Director
------------------------------------------------------          (principal executive officer)
                      David F. Peace

/s/ Norman R. Bates                                             Vice President, Assistant Secretary and Chief
------------------------------------------------------          Financial Officer (principal financial and
                     Norman R. Bates                            accounting officer)

                       *                                        Director
------------------------------------------------------
                    John W. Jordan II


*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, DACCO Transmission Parts (NY), Inc. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                             DACCO TRANSMISSION PARTS (NY), INC.


                             By /s/ Norman R. Bates
                                ------------------------------------------------
                                             Norman R. Bates
                                Vice President, Assistant Secretary and Chief Financial Officer







      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                        SIGNATURES                                                   TITLE
                        ----------                                                   -----
                       *                                        Chairman of the Board and Assistant Secretary
------------------------------------------------------
                     Thomas H. Quinn

                       *                                        Chief Executive Officer, President and Director
------------------------------------------------------          (principal executive officer)
                      David F. Peace

/s/ Norman R. Bates                                             Vice President, Assistant Secretary and Chief
------------------------------------------------------          Financial Officer (principal financial and
                     Norman R. Bates                            accounting officer)

                       *                                        Director
------------------------------------------------------
                    John W. Jordan II


*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, Deflecto Canada Ltd. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                             DEFLECTO CANADA LTD.


                             By /s/ Norman R. Bates
                                ------------------------------------------------
                                             Norman R. Bates
                                Vice President and Assistant Secretary







      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                        SIGNATURES                                                   TITLE
                        ----------                                                   -----
                       *                                        Chairman of the Board and Secretary
------------------------------------------------------
                     Thomas H. Quinn

                       *                                        Chief Executive Officer and Director (principal
------------------------------------------------------          executive officer)
                     Henry J. Janzen

------------------------------------------------------          President and Director
                     John R. Williams

                       *                                        Vice President and Assistant Secretary (principal
------------------------------------------------------          financial and accounting officer)
                     Norman R. Bates


*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, Deflecto Corporation has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                             DEFLECTO CORPORATION


                             By /s/ Norman R. Bates
                                ------------------------------------------------
                                            Norman R. Bates
                                Vice President and Assistant Secretary







      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                        SIGNATURES                                                   TITLE
                        ----------                                                   -----
                       *                                        Chairman of the Board and Secretary
------------------------------------------------------
                     Thomas H. Quinn

                       *                                        Chief Executive Officer, President and Director
------------------------------------------------------          (principal executive officer)
                     Henry J. Janzen

/s/ Norman R. Bates                                             Vice President and Assistant Secretary (principal
------------------------------------------------------          financial and accounting officer)
                     Norman R. Bates

                       *                                        Director
------------------------------------------------------
                    John W. Jordan II

                                                                Director
------------------------------------------------------
                     Stephen T. Meyer


*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, Detroit Transmission Products, Co. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                             DETROIT TRANSMISSION PRODUCTS CO.


                             By /s/ Norman R. Bates
                                ------------------------------------------------
                                             Norman R. Bates
                                Vice President, Assistant Secretary and Chief Financial Officer








      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                        SIGNATURES                                                   TITLE
                        ----------                                                   -----
                       *                                        Chairman of the Board and Assistant Secretary
------------------------------------------------------
                     Thomas H. Quinn

                       *                                        Chief Executive Officer, President and Director
------------------------------------------------------          (principal executive officer)
                      David F. Peace

/s/ Norman R. Bates                                             Vice President, Assistant Secretary and Chief
------------------------------------------------------          Financial Officer (principal financial and
                     Norman R. Bates                            accounting officer)

                       *                                        Director
------------------------------------------------------
                    John W. Jordan II


*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, GramTel - Illinois, Inc. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                             GRAMTEL - ILLINOIS, INC.


                             By /s/ Norman R. Bates
                                ------------------------------------------------
                                             Norman R. Bates
                                 Chief Financial Officer, Vice President and
                                            Assistant Secretary








      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                        SIGNATURES                                                   TITLE
                        ----------                                                   -----
                       *                                        Chairman of the Board, Chief Executive Officer and
------------------------------------------------------          Secretary (principal executive officer)
                     Thomas H. Quinn

                       *                                        President and Director
------------------------------------------------------
                     Tracy D. Graham


/s/ Norman R. Bates                                             Chief Financial Officer, Vice President and
------------------------------------------------------          Assistant Secretary (principal financial and
                     Norman R. Bates                            accounting officer)

                       *                                        Director
------------------------------------------------------
                    John W. Jordan II


*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, GramTel Midwest, Inc. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                             GRAMTEL-MIDWEST, INC.


                             By /s/ Norman R. Bates
                                ------------------------------------------------
                                              Norman R. Bates
                                     Vice President, Assistant Secretary and
                                                 Controller








      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                        SIGNATURES                                                   TITLE
                        ----------                                                   -----
                       *                                        Chairman of the Board and Secretary (principal
------------------------------------------------------          executive officer)
                     Thomas H. Quinn

                       *                                        Chief Executive Officer and Director
------------------------------------------------------
                     Tracy D. Graham


/s/ Norman R. Bates                                             Vice President, Assistant Secretary and
------------------------------------------------------          Controller (principal financial and
                     Norman R. Bates                            accounting officer)

                       *                                        Director
------------------------------------------------------
                    John W. Jordan II


*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, GramTel USA, Inc. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                             GRAMTEL USA, INC.


                             By /s/ Norman R. Bates
                                ------------------------------------------------
                                                Norman R. Bates
                                  Chief Financial Officer, Vice President and
                                              Assistant Secretary










      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                        SIGNATURES                                                   TITLE
                        ----------                                                   -----
                       *                                        Chairman of the Board, Chief Executive Officer and
------------------------------------------------------          Secretary (principal executive officer)
                     Thomas H. Quinn

                       *                                        President and Director
------------------------------------------------------
                      Tracy D. Graham

/s/ Norman R. Bates                                             Chief Financial Officer, Vice President and
------------------------------------------------------          Assistant Secretary, (principal financial and
                     Norman R. Bates                            accounting officer)

                       *                                        Director
------------------------------------------------------
                    John W. Jordan II


*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, Instachange Displays Limited has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                             INSTACHANGE DISPLAYS LIMITED


                             By /s/ Norman R. Bates
                                ------------------------------------------------
                                             Norman R. Bates
                                    Vice President and Assistant Secretary








      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                        SIGNATURES                                                   TITLE
                        ----------                                                   -----
                       *                                        Chairman of the Board and Assistant Secretary
------------------------------------------------------
                     Thomas H. Quinn

                       *                                        Chief Executive Officer and Director (principal
------------------------------------------------------          executive officer)
                     Henry J. Janzen

/s/ Norman R. Bates                                             Vice President and Assistant Secretary (principal
------------------------------------------------------          financial and accounting officer)
                    Norman R. Bates

                       *                                        Director
------------------------------------------------------
                    John W. Jordan II


*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, JI Ventures, Inc. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                           JI VENTURES, INC.


                           By /s/ Norman R. Bates
                              --------------------------------------------------
                                          Norman R. Bates
                              Chief Financial Officer, Vice President and
                              Assistant Secretary







      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                        SIGNATURES                                                   TITLE
                        ----------                                                   -----
                       *                                        Chairman of the Board and Chief Executive Officer
------------------------------------------------------          (principal executive officer)
                     Frank W. Blount

                       *                                        President and Director
------------------------------------------------------
                      Andrew W. Rice

                       *                                        Vice President, Assistant Secretary and Director
------------------------------------------------------
                     Thomas H. Quinn

/s/ Norman R. Bates                                             Chief Financial Officer, Vice President and
------------------------------------------------------          Assistant Secretary (principal financial and
                     Norman R. Bates                            accounting officer)

                       *                                        Director
------------------------------------------------------
                    John W. Jordan II

                       *                                        Director
------------------------------------------------------
                    David W. Zalaznick

                                                                Director
------------------------------------------------------
                      Sushil K. Garg



*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, JII LLC has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                            JII LLC


                            By /s/ Norman R. Bates
                               -------------------------------------------------
                                          Norman R. Bates
                               Chief Financial Officer, Vice President and
                               Assistant Secretary







      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                        SIGNATURES                                                   TITLE
                        ----------                                                   -----
                       *                                        Chairman of the Board and Chief Executive Officer
------------------------------------------------------          (principal executive officer)
                    John W. Jordan II


                       *                                        President, Chief Operating Officer, Secretary and
------------------------------------------------------          Manager
                     Thomas H. Quinn


                       *                                        Vice President, Assistant Secretary and Manager
------------------------------------------------------
                   Jonathan F. Boucher

/s/ Norman R. Bates                                             Chief Financial Officer, Vice President and
------------------------------------------------------          Assistant Secretary (principal financial and
                     Norman R. Bates                            accounting officer)

                       *                                        Manager
------------------------------------------------------
                   Joseph S. Steinberg

                       *                                        Assistant Secretary and Manager
------------------------------------------------------
                     G. Robert Fisher


                       *                                        Manager
------------------------------------------------------
                    David W. Zalaznick



*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, JII Promotions, Inc. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                             JII PROMOTIONS, INC.


                             By /s/ Norman R. Bates
                                ------------------------------------------------
                                         Norman R. Bates
                                Chief Financial Officer, Vice President and
                                Assistant Secretary







      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                        SIGNATURES                                                   TITLE
                        ----------                                                   -----
                       *                                        Chairman, President and Secretary (principal
------------------------------------------------------          executive officer)
                     Thomas H. Quinn

/s/ Norman R. Bates                                             Chief Financial Officer, Vice President and
------------------------------------------------------          Assistant Secretary (principal financial and
                     Norman R. Bates                            accounting officer)

                       *                                        Director
------------------------------------------------------
                    John W. Jordan II


*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, Jordan Auto Aftermarket, Inc. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                             JORDAN AUTO AFTERMARKET, INC.


                             By /s/ Norman R. Bates
                                ------------------------------------------------
                                             Norman R. Bates
                                 Chief Financial Officer, Vice President and
                                 Assistant Secretary







      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                        SIGNATURES                                                   TITLE
                        ----------                                                   -----
                       *                                        Chairman of the Board and Secretary
------------------------------------------------------
                     Thomas H. Quinn

                       *                                        Chief Executive Officer, President and Director
------------------------------------------------------          (principal executive officer)
                      David F. Peace

/s/ Norman R. Bates                                             Chief Financial Officer, Vice President and
------------------------------------------------------          Assistant Secretary (principal financial and
                     Norman R. Bates                            accounting officer)

                       *                                        Director
------------------------------------------------------
                    John W. Jordan II

                       *                                        Director
------------------------------------------------------
                    David W. Zalaznick

                       *                                        Director
------------------------------------------------------
                   Jonathan F. Boucher

                                                                Director
------------------------------------------------------
                    Wm. Thomas Caffery

                                                                Director
------------------------------------------------------
                     Joseph C. Linnen

                                                                Director
------------------------------------------------------
                     Richard A. Lerch



*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, Jordan Specialty Plastics, Inc. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                             JORDAN SPECIALTY PLASTICS, INC.


                             By /s/ Norman R. Bates
                                ------------------------------------------------
                                             Norman R. Bates
                                Vice President and Assistant Secretary







      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.




                        SIGNATURES                                                   TITLE
                        ----------                                                   -----
                       *                                        Chairman of the Board, Chief Executive Officer and
------------------------------------------------------          Secretary (principal executive officer)
                     Thomas H. Quinn



                       *                                        President, Chief Operating Officer and Director
------------------------------------------------------
                     Henry J. Janzen



                       *                                        Vice President, Assistant Secretary and Director
------------------------------------------------------
                  Gordon L. Nelson, Jr.


/s/ Norman R. Bates                                             Vice President and Assistant Secretary (principal
------------------------------------------------------          financial and accounting officer)
                     Norman R. Bates

                       *                                        Director
------------------------------------------------------
                    John W. Jordan II


                                                                Director
------------------------------------------------------
                     Joseph C. Linnen



                       *                                        Director
------------------------------------------------------
                    David W. Zalaznick



                       *                                        Director
------------------------------------------------------
                   Jonathan F. Boucher




*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, Nashville Transmission Parts, Inc. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                             NASHVILLE TRANSMISSION PARTS, INC.


                             By /s/ Norman R. Bates
                                ------------------------------------------------
                                               Norman R. Bates
                                Vice President, Assistant Secretary and Chief
                                              Financial Officer








      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                        SIGNATURES                                                   TITLE
                        ----------                                                   -----
                       *                                        Chairman of the Board and Assistant Secretary
------------------------------------------------------
                     Thomas H. Quinn

                       *                                        Chief Executive Officer, President and Director
------------------------------------------------------          (principal executive officer)
                      David F. Peace

                                                                Vice President, Assistant Secretary and Chief
/s/ Norman R. Bates                                             Financial Officer (principal financial and
------------------------------------------------------          accounting officer)
                     Norman R. Bates

                       *                                        Director
------------------------------------------------------
                    John W. Jordan II


*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, Pamco Printed Tape & Label Co., Inc. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                             PAMCO PRINTED TAPE & LABEL CO., INC.


                             By /s/ Norman R. Bates
                                ------------------------------------------------
                                           Norman R. Bates
                                Chief Financial Officer, Vice President and
                                Assistant Secretary






      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                        SIGNATURES                                                   TITLE
                        ----------                                                   -----
                       *                                        Chairman of the Board, Chief Executive Officer and
------------------------------------------------------          Secretary (principal executive officer)
                     Thomas H. Quinn

                       *                                        President and Director
------------------------------------------------------
                   Michael S. Blechman

                                                                Chief Financial Officer, Vice President and
/s/ Norman R. Bates                                             Assistant Secretary (principal financial and
------------------------------------------------------          accounting officer)
                     Norman R. Bates

                       *                                        Director
------------------------------------------------------
                    John W. Jordan II


*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, Pioneer Paper Corporation has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                             PIONEER PAPER CORPORATION


                             By /s/ Norman R. Bates
                                ------------------------------------------------
                                          Norman R. Bates
                                Chief Financial Officer, Vice President and
                                Assistant Secretary







      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                        SIGNATURES                                                   TITLE
                        ----------                                                   -----
                       *                                        Chairman of the Board, Chief Executive Officer and
------------------------------------------------------          Secretary (principal executive officer)
                     Thomas H. Quinn

/s/ Norman R. Bates                                             Chief Financial Officer, Vice President and
------------------------------------------------------          Assistant Secretary (principal financial and
                     Norman R. Bates                            accounting officer)

                       *                                        Director
------------------------------------------------------
                    John W. Jordan II


*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, Rolite Plastics, Inc. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                             ROLITE PLASTICS, INC.


                             By /s/ Norman R. Bates
                                ------------------------------------------------
                                          Norman R. Bates
                                Vice President and Assistant Secretary








      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                        SIGNATURES                                                   TITLE
                        ----------                                                   -----
                       *                                        Chairman of the Board and Secretary (principal
------------------------------------------------------          executive officer)
                     Thomas H. Quinn

                       *                                        Chief Executive Officer and Director
------------------------------------------------------
                     Henry J. Janzen

/s/ Norman R. Bates                                             Vice President and Assistant Secretary (principal
------------------------------------------------------          financial and accounting officer)
                     Norman R. Bates

                       *                                        Director
------------------------------------------------------
                    John W. Jordan II


*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, Sate-Lite HK, Inc. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                             SATE-LITE HK, INC.


                             By /s/ Norman R. Bates
                                ------------------------------------------------
                                           Norman R. Bates
                                Vice President and Assistant Secretary







      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                        SIGNATURES                                                   TITLE
                        ----------                                                   -----
                       *                                        Chairman of the Board and Secretary
------------------------------------------------------
                     Thomas H. Quinn

                       *                                        Chief Executive Officer and Director (principal
------------------------------------------------------          executive officer)
                     Henry J. Janzen

/s/ Norman R. Bates                                             Vice President and Assistant Secretary (principal
------------------------------------------------------          financial and accounting officer)
                     Norman R. Bates

                       *                                        Director
------------------------------------------------------
                    John W. Jordan II


*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, Sate-Lite Manufacturing Company has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                             SATE-LITE MANUFACTURING COMPANY


                             By /s/ Norman R. Bates
                                ------------------------------------------------
                                           Norman R. Bates
                                Vice President and Assistant Secretary







      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                        SIGNATURES                                                   TITLE
                        ----------                                                   -----
                       *                                        Chairman of the Board and Secretary
------------------------------------------------------
                     Thomas H. Quinn

                       *                                        Chief Executive Officer and Director (principal
------------------------------------------------------          executive officer)
                     Henry J. Janzen

/s/ Norman R. Bates                                             Vice President and Assistant Secretary (principal
------------------------------------------------------          financial and accounting officer)
                     Norman R. Bates

                       *                                        Director
------------------------------------------------------
                    John W. Jordan II


*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, Seaboard Folding Box Corporation has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                             SEABOARD FOLDING BOX CORPORATION


                             By /s/ Norman R. Bates
                                ------------------------------------------------
                                           Norman R. Bates
                                Chief Financial Officer, Vice President and
                                Assistant Secretary







      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                        SIGNATURES                                                   TITLE
                        ----------                                                   -----
                       *                                        Chairman of the Board, Chief Executive Officer and
------------------------------------------------------          Secretary (principal executive officer)
                     Thomas H. Quinn

                                                                Chief Financial Officer, Vice President and
/s/ Norman R. Bates                                             Assistant Secretary (principal financial and
------------------------------------------------------          accounting officer)
                     Norman R. Bates

                       *                                        Director
------------------------------------------------------
                    John W. Jordan II


*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, SPL Holdings, Inc. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                             SPL HOLDINGS, INC.


                             By /s/ Norman R. Bates
                                ------------------------------------------------
                                           Norman R. Bates
                                Chief Financial Officer, Vice President and
                                Assistant Secretary








      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                        SIGNATURES                                                   TITLE
                        ----------                                                   -----
                       *                                        Chairman of the Board, President and Secretary
------------------------------------------------------          (principal executive officer)
                     Thomas H. Quinn

/s/ Norman R. Bates                                             Chief Financial Officer, Vice President and
------------------------------------------------------          Assistant Secretary (principal financial and
                     Norman R. Bates                            accounting officer)

                       *                                        Director
------------------------------------------------------
                    John W. Jordan II

                       *                                        Director
------------------------------------------------------
                    David W. Zalaznick

                       *                                        Director
------------------------------------------------------
                   Jonathan F. Boucher


*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, Tele-Flow, Inc. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                             TELE-FLOW, INC.


                             By /s/ Norman R. Bates
                                ------------------------------------------------
                                          Norman R. Bates
                                Vice President and Assistant Secretary







      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                        SIGNATURES                                                   TITLE
                        ----------                                                   -----
                       *                                        Chairman of the Board and Secretary (principal
------------------------------------------------------          executive officer)
                     Thomas H. Quinn

                       *                                        Vice President, Assistant Secretary and Director
------------------------------------------------------
                     Henry J. Janzen

/s/ Norman R. Bates                                             Vice President and Assistant Secretary (principal
------------------------------------------------------          financial and accounting officer)
                     Norman R. Bates

                       *                                        Director
------------------------------------------------------
                    John W. Jordan II


*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, Valmark Industries, Inc. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                             VALMARK INDUSTRIES, INC.


                             By /s/ Norman R. Bates
                                ------------------------------------------------
                                           Norman R. Bates
                                Chief Financial Officer, Vice President and
                                Assistant Secretary








      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                        SIGNATURES                                                   TITLE
                        ----------                                                   -----
                       *                                        Chairman of the Board, Chief Executive Officer and
------------------------------------------------------          Secretary (principal executive officer)
                     Thomas H. Quinn

/s/ Norman R. Bates                                             Chief Financial Officer, Vice President and
------------------------------------------------------          Assistant Secretary (principal financial and
                     Norman R. Bates                            accounting officer)

                       *                                        Director
------------------------------------------------------
                    John W. Jordan II


*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, Welcome Home LLC has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                             WELCOME HOME LLC


                             By /s/ Norman R. Bates
                                ------------------------------------------------
                                           Norman R. Bates
                                Chief Financial Officer, Vice President and
                                Assistant Secretary







      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                        SIGNATURES                                                   TITLE
                        ----------                                                   -----
                       *                                        Chairman of the Board, Chief Executive Officer and
------------------------------------------------------          Secretary (principal executive officer)
                     Thomas H. Quinn

                       *                                        President and Manager
------------------------------------------------------
                     John J. Hillmann

                                                                Chief Financial Officer, Vice President and
/s/ Norman R. Bates                                             Assistant Secretary (principal financial and
------------------------------------------------------          accounting officer)
                     Norman R. Bates

                       *                                        Manager
------------------------------------------------------
                    John W. Jordan II


*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, YT Holdings, Inc. has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on August 3, 2004.


                             YT HOLDINGS, INC.


                             By /s/ Norman R. Bates
                                ------------------------------------------------
                                            Norman R. Bates
                                Vice President and Assistant Secretary







      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 3, 2004.



                        SIGNATURES                                                   TITLE
                        ----------                                                   -----
                       *                                        Chairman of the Board, Chief Executive Officer and
------------------------------------------------------          Secretary (principal executive officer)
                     Thomas H. Quinn

                       *                                        President and Director
------------------------------------------------------
                     Henry J. Janzen

/s/ Norman R. Bates                                             Vice President and Assistant Secretary (principal
------------------------------------------------------          financial and accounting officer)
                     Norman R. Bates

                       *                                        Director
------------------------------------------------------
                    John W. Jordan II


*By: /s/ Norman R. Bates
     -------------------------------------------------
     Norman R. Bates, attorney-in-fact

                                                                     SCHEDULE II

                             JORDAN INDUSTRIES, INC.
                        VALUATION AND QUALIFYING ACCOUNTS
                             (DOLLARS IN THOUSANDS)

                                  Balance at         Additions          Uncollectible                     Balance at
                                 beginning of     charged to cost   balances written off                    end of
                                    period         and expenses       net of recoveries        Other        period
                                    ------         ------------       -----------------        -----        ------
December 31, 2001

Allowance for doubtful              $4,184           $  2,532             $  (2,231)           $(188)      $  4,297
accounts

December 31, 2002

Allowance for doubtful
accounts                             4,297              4,383                (2,249)             (71)         6,360

December 31, 2003

Allowance for doubtful               6,360              2,947                (2,366)             433          7,374
accounts

December 31, 2001

Reserve for obsolescence

                                     4,533             10,793                  (694)            (360)        14,272

December 31, 2002

Reserve for obsolescence            14,272             (1,649)               (1,890)              14         10,747

December 31, 2003

Reserve for obsolescence            10,747              1,098                (5,255)             (86)         6,504

                                  EXHIBIT INDEX


EXHIBIT
 NUMBER                                  DESCRIPTION
-------          ---------------------------------------------------------------
2(a)(4)          Agreement and Plan of Merger between Thos. D. Murphy Company and Shaw-Barton, Inc.

2(b)(5)          Asset Purchase Agreement between Alma Piston Company and Alma
                 Products Holdings, Inc. dated as of February 26, 1999.

3(a)*            Certificate of Formation of JII Holdings, LLC.

3(b)*            Limited Liability Company Agreement of JII Holdings, LLC.

3(c)*            Certificate of Incorporation of JII Holdings Finance
                 Corporation.

3(d)*            Bylaws of JII Holdings Finance Corporation.

3(e)(1)          Articles of Incorporation of Jordan Industries, Inc.

3(f)(1)          By-Laws of Jordan Industries, Inc.

4(a)(8)          Series C and Series D 10 3/8% Senior Notes Indenture, dated
                 March 22, 1999, between Jordan Industries, Inc. and U.S. Bank
                 Trust National Association.

4(b)*            First Supplemental Indenture, dated February 18, 2004, between
                 Jordan Industries, Inc. and U.S. Bank National Association f/k/a First Trust National Association, as Trustee, to the 10
                 3/8% Senior Notes Indenture, dated March 22, 1999.

4(c)(7)          Series A and Series B 10 3/8% Senior Notes Indenture, dated
                 July 25, 1997, between Jordan Industries, Inc. and First Trust
                 National Association, as Trustee.

4(d)(8)          First Supplemental Indenture, dated March 9, 1999, between
                 Jordan Industries, Inc. and U.S. Bank & Trust Company f/k/a
                 First Trust National Association, as Trustee, to the 10 3/8%
                 Senior Notes Indenture, dated July 25, 1997.

4(e)*            Second Supplemental Indenture, dated February 18, 2004, between
                 Jordan Industries, Inc. and U.S. Bank National Association f/k/a First Trust National Association, as Trustee, to the 10
                 3/8% Senior Notes Indenture, dated July 25, 1997.

4(f)(7)          Series A and Series B 11 3/4% Senior Subordinated Discount
                 Debentures Indenture, dated April 2, 1997, between Jordan
                 Industries, Inc. and First Trust National Association, as
                 Trustee.

4(g)(7) First Supplemental Indenture, dated as of July 25, 1997, between Jordan Industries, Inc. and First Trust National
                 Association, as Trustee, to the 11 3/4% Senior Subordinated
                 Discount Debentures Indenture, dated as of April 2, 1997.

4(h)8 Second Supplemental Indenture, dated as of March 9, 1999, between Jordan Industries, Inc. and First Trust National
                 Association, as Trustee, to the 11 3/4% Senior Subordinated
                 Discount Debentures Indenture, dated as of April 2, 1997.

4(i)* Third Supplemental Indenture, dated as of February 18, 2004, between Jordan Industries, Inc. and U.S. Bank National
                 Association f/k/a First Trust National Association, as Trustee, to the 11 3/4% Senior Subordinated Discount Debentures
                 Indenture, dated as of April 2, 1997.

4(j)(8)          Global Series D Senior Note.

EXHIBIT
 NUMBER                                  DESCRIPTION
-------          ---------------------------------------------------------------
4(k)(7)          Global Series B Senior Note.

4(l)(7)          Global Series B Senior Subordinated Discount Debenture.

4(m)(11)         Indenture, dated November 7, 1996, between Kinetek, Inc. and
                 Fleet National Bank.

4(n)(12)         First Supplemental Indenture, dated December 17, 1997, between
                 Kinetek, Inc. and State Street Bank and Trust Company, as
                 Trustee.

4(o)(12)         Indenture, dated December 17, 1997, between Kinetek, Inc. and
                 State Street Bank and Trust Company, as Trustee.

4(p)(13)         5% Indenture, dated as of April 12, 2002, among Kinetek
                 Industries, Inc., U.S. Bank National Association, as Trustee and the Guarantors listed therein.

4(q)(17) 13% Senior Secured Notes Indenture, dated February 18, 2004, by and among JII Holdings, LLC, JII Holdings Finance Corporation,
                 Jordan Industries, Inc. and U.S. Bank National Association, as
                 Trustee.

4(r)             13% Senior Secured Note issued by JII Holdings, LLC and JII
                 Holdings Finance Corporation (included in Exhibit 4(q)).

4(s)*            Agreement between Jeffries & Company, Inc., Jordan Industries,
                 Inc., JII Holdings, LLC, JII Holdings Finance Corporation and the guarantors named therein, dated January 15, 2004.

5.1              Opinion of Mayer, Brown, Rowe & Maw LLP.

10(a)(1) Stockholders Agreement, dated as of June 1, 1988, by and among Jordan Industries, Inc.'s holders of Common Stock.

10(b)(1)         Employment Agreement, dated as of February 25, 1988, between
                 Jordan Industries, Inc. and Thomas H. Quinn.

10(c)(1)         Restricted Stock Agreement, dated February 25, 1988, between
                 Jordan Industries, Inc. and Jonathan F. Boucher.

10(d)(1)         Restricted Stock Agreement, dated February 25, 1988, between
                 Jordan Industries, Inc. and Jack R. Lowden.

10(e)(1)         Restricted Stock Agreement, dated February 25, 1988, between
                 Jordan Industries, Inc. and Thomas H. Quinn.

10(f)(1)         Stock Purchase Agreement, dated June 1, 1988, between Leucadia
                 Investors, Inc. and John W. Jordan II.

10(g)(1)         Zero Coupon Note, dated June 1, 1988, issued by John W. Jordan
                 II to Leucadia Investors, Inc.

10(h)(1) Pledge, Security and Assignment Agreement, dated June 1, 1988 by John W. Jordan II.

10(i)(16)        Amended and Restated Non-Negotiable Subordinated Note, dated as of June 30, 2002, issued by Pamco Printed Tape and Label (f/k/a
                 Pamco Holdings, Inc.) in the initial principal amount of
                 $6,112,501.

10(j)(2,14)      Tax Sharing Agreement, dated as of June 29, 1994, among Jordan
                 Industries, Inc. and the subsidiaries signatory thereto.

EXHIBIT
 NUMBER                                  DESCRIPTION
-------          ---------------------------------------------------------------
10(k)(7,2)       Properties Services Agreement, dated as of July 25, 1997,
                 between Jordan Industries, Inc. and its subsidiaries.

10(l)(7,2)       Transition Agreement, dated as of July 25, 1997, between Jordan
                 Industries, Inc. and Motors & Gears, Inc.

10(m)(7)         New TJC Management Consulting Agreement, dated as of July 25,
                 1997, between TJC Management Corp. and Jordan Industries, Inc.

10(n)(7)         Termination Agreement, dated as of July 25, 1997, between
                 Jordan Industries, Inc. and its subsidiaries.

10(o)(7,15)      Form of Indemnification Agreement between Jordan Industries,
                 Inc. and its subsidiaries and their directors.

10(p)(14)        Non-Negotiable Subordinated Note, dated as of February 11,
                 1998, issued by Deflecto (f/k/a Deflecto Holdings, Inc.) in the initial principal amount of $5,000,000.

10(q)(14)        Non-Negotiable Subordinated Note, dated as of February 27,
                 1998, issued by Rolite (f/k/a Rolite Holdings, Inc.) in the initial principal amount of $900,000.

10(r)(14)        Non-Negotiable Subordinated Note, dated as of June 2, 2000, issued by Instachange (f/k/a IDL Holdings Limited) in the
                 initial principal amount of $3,714,285 (Canadian Dollars).

10(s)(2,14)      Management Consulting Agreement, dated as of August 10, 2001, among JII, Inc. and the subsidiaries signatory thereto.

10(t)(2,14)      Transaction Advisory Agreement, dated as of August 10, 2001, among JII, Inc. and the subsidiaries signatory thereto.

10(u)(9)         Loan and Security Agreement, dated as of August 16, 2001, among
                 JII, Inc. as borrower, Jordan Industries, Inc., as parent guarantor, the subsidiaries signatory thereto as subsidiary guarantors, Congress Financial Corporation (Central) as agent and First Union Bank as lender.

10(v)*           Amendment No. 5 to Loan and Security Agreement, dated as of
                 February 18, 2004 by and among the financial institutions listed on the signature pages thereto, Congress Financial
                 Corporation (Central), as agent for the lenders, and JII LLC.

10(w)* Intercreditor Agreement, dated as of February 18, 2004, by and between U.S. Bank National Association, as Collateral Agent, and Congress Financial Corporation (Central), as Administrative
                 Agent.

10(x)(2,14)      Intercompany Loan Agreement, dated as of August 16, 2001, among
                 JII, Inc. and the subsidiaries signatory thereto, and
                 accompanying Demand Notes.

10(y)(10)        Loan and Security Agreement, dated as of December 18, 2001, among Kinetek Industries, Inc. as borrower, Kinetek, Inc. as parent guarantor, the subsidiaries signatory thereto as
                 borrowers or subsidiary guarantors and Fleet Capital
                 Corporation as agent.

10(z)(10)        Management Consulting Agreement, dated as of December 14, 2001, among Jordan Industries, Inc., Motors and Gears Holdings, Inc.
                 and the subsidiaries signatory thereto.

10(aa)(10)       Transaction Advisory Agreement, dated as of December 14, 2001, among Jordan Industries, Inc., Motors and Gears Holdings, Inc.
                 and the subsidiaries signatory thereto.

EXHIBIT
 NUMBER                                  DESCRIPTION
-------          ---------------------------------------------------------------
10(bb)(10)       Properties Services Agreement, dated as of December 14, 2001, among JI Properties, Inc., Motors and Gears Holdings, Inc. and
                 the subsidiaries signatory thereto.

10(cc)(10)       Agreement to Join in the Filing of Consolidated Income Tax
                 Returns, dated as of December 14, 2001, among Jordan
                 Industries, Inc., Motors and Gears Holdings, Inc. and the
                 subsidiaries signatory thereto.

10(dd)(11)       Merkle-Korff Industries, Inc. Non-Negotiable Subordinated Note
                 in the principal aggregate amount of $5,000,000 payable to John
                 D. Simms Revocable Trust Under Agreement.

10(ee)(12)       Electrical Design and Control Company, Inc. Non-Negotiable
                 Subordinated Note in the principal aggregate amount of
                 $1,333,333 payable to Tina Levire.

10(ff)(12)       Electrical Design and Control Company, Inc. Non-Negotiable
                 Subordinated Note in the principal aggregate amount of
                 $1,333,333 payable to Marta Monson.

10(gg)(12)       Electrical Design and Control Company, Inc. Non-Negotiable
                 Subordinated Note in the principal aggregate amount of
                 $1,333,334 payable to Eric Monson.

10(hh)(17)       Waiver Agreement, dated as of January 31, 2004, by and between
                 Jordan Industries, Inc. and the other persons signatory
                 thereto.

10(ii)(17)       Modification Agreement, dated as of February 18, 2004, by and among Jordan Industries, Inc. and those holders of Jordan
                 Industries' 11 3/4% Senior Subordinated Discount Debentures due
                 2009 identified on Schedule A attached thereto, including
                 Addendum thereto dated April 1, 2004.

12*              Statements re:  Computation of Ratios.

21(16)           Subsidiaries of the Registrant.

23(a)            Consent of Ernst & Young LLP.

23(b) Consent of Mayer, Brown, Rowe & Maw LLP (included in the legal opinion filed as Exhibit 5).

24(a)*           Powers of Attorney.

24(b)*           Power of Attorney for John W. Jordan II.

24(c)*           Power of Attorney for David W. Zalaznick.

24(d)*           Power of Attorney for Jonathan F. Boucher.

24(e)*           Power of Attorney for Joseph S. Steinberg.

24(f)*           Power of Attorney for G. Robert Fisher.

25* Statement of Eligibility and Qualification of the Trustee on Form T-1.

99(a)            Letter of Transmittal.

99(b)            Notice of Guaranteed Delivery.


1 Incorporated by reference to Jordan Industries, Inc.'s Registration Statement on Form S-1 (no. 33-24317)

2 Jordan Industries, Inc. entered into Inter-company Demand Notes, Inter-company Management Consulting Agreements, Inter-company Transaction Advisory Agreements, Inter-company Properties Services Agreements and Inter-company Tax Sharing Agreements with each subsidiary not a signatory to the agreements incorporated by reference in this registration statement, which are identical in all material respects with the notes and agreements incorporated by reference in this registration statement. Copies of such additional notes and agreements have therefore not been included as exhibits to this registration statement, in accordance with Instruction 2 to Item 601 of Regulation S-K.

3     Incorporated by reference to Jordan Industries, Inc.'s 1988 Form 10-K.

4 Incorporated by reference to Jordan Industries, Inc.'s 1989 First Quarter Form 10-Q.

5 Incorporated by reference to Jordan Industries, Inc.'s Form 8-K filed April 1, 1999.

6 Incorporated by reference to Jordan Industries, Inc.'s 1990 Third Quarter Form 10-Q.

7 Incorporated by reference to Jordan Industries, Inc.'s Registration Statement on Form S-4 (No. 333-34529) filed September 9, 1997.

8 Incorporated by reference to Jordan Industries, Inc.'s Registration Statement on Form S-4 (No. 333-77667) filed May 4, 1999.

9 Incorporated by reference to Jordan Industries, Inc.'s Form 8-K filed August 31, 2001.

10 Incorporated by reference to the 2001 Form 10-K of Kinetek, Inc. filed March 28, 2002.

11 Incorporated by reference to the 1996 Form S-4 Registration Statement of Kinetek, Inc.

12 Incorporated by reference to the 1998 Form S-4 Registration Statement of Kinetek, Inc.

13    Incorporated by reference to the 8-K of Kinetek, Inc., dated May 8, 2002.

14    Incorporated by reference to Jordan Industries, Inc.'s 2001 Form 10-K.

15 The form of indemnification agreement was entered into with all of Jordan Industries, Inc.'s directors and is identical in all material respects with the form included. Copies of the additional indemnification agreements have therefore not been included as exhibits to this filing, in accordance with Instruction 2 to Item 601 of Regulation S-K.

16    Incorporated by reference to Jordan Industries, Inc's 2003 Form 10-K.

17 Incorporated by reference to Jordan Industries, Inc's 2004 First Quarter Form 10-Q.


* previously filed